   As filed with the Securities and Exchange Commission on July 24, 1998.

                                                Registration No. 333-52731


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-1

                          PRE-EFFECTIVE AMENDMENT NO. 2
                                       TO

               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ROCKY MOUNTAIN INTERNET, INC.
                    ----------------------------------------------
                  (Exact name of registrant as specified in charter)


        DELAWARE                               7375                     84-1322326
------------------------------      ----------------------------     ------------------
(State or other jurisdiction of     (Primary Standard Industrial     (I.R.S. Employer
incorporation or organization)      Classification Code Number)      Identification No.)

        1099 18TH STREET, SUITE 3000, DENVER, COLORADO 80202 (303) 672-0700
        -------------------------------------------------------------------
           (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

           THE PRENTICE HALL CORPORATION SYSTEM, INC., 1013 CENTRE ROAD,
                     WILMINGTON, DELAWARE 19805 (800) 927-9800
----------------------------------------------------------------------------------------
                   (Name, address, including zip code, and telephone
                    number, including area code, of agent for service)

                     ----------------------------------------------
                                        Copies to:


                Peter J. Kushar                      Jeffrey Bartholomew
                Rocky Mountain Internet, Inc.        Hall & Evans LLC
                1099 Eighteenth Street               1200 Seventeenth Street
                30th Floor                           Suite 1700
                Denver, CO 80202                     Denver, CO 80202


Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act,
check the following box.                                                   __X__

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.                     ----

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration
statement for the same offering.                                            ----

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration
statement for the same offering.                                            ----

If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.                                             ----



--------------------------------------------------------------------------------------------------------------
CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------
                                                         Proposed Maximum  Proposed Maximum     Amount of
Title of Each Class of Securities to be   Amount to be   Offering Price    Aggregate Offering   Registration
Registered                                Registered(1)  per Unit(2)       Price(2)             Fee(1)
----------------------------------------- -------------- ----------------- -------------------- --------------

Common Stock $0.001 par value (3)             2,000,000            $9.9375          $19,875,000      $5,863.13
----------------------------------------- -------------- ----------------- -------------------- --------------
----------------------------------------- -------------- ----------------- -------------------- --------------
Common Stock $0.001 par value (4)              1,365,000            9.9375        13,564,687.50       4,001.58
----------------------------------------- -------------- ----------------- -------------------- --------------
----------------------------------------- -------------- ----------------- -------------------- --------------
Common Stock $0.001 par value (5)                111,500            9.9375         1,108,031.25         326.87
----------------------------------------- -------------- ----------------- -------------------- --------------
----------------------------------------- -------------- ----------------- -------------------- --------------
Common Stock Purchase Warrants (6)               111,500         --                 --                   -0-
----------------------------------------- -------------- ----------------- -------------------- --------------
----------------------------------------- -------------- ----------------- -------------------- --------------
Common Stock $0.001 par value (7)                111,500            9.9375         1,285,465.31         379.21
----------------------------------------- -------------- ----------------- -------------------- --------------
----------------------------------------- -------------- ----------------- -------------------- --------------
Common Stock $0.001 par value (8)                621,000            9.9375         6,171,187.50       1,820.50
----------------------------------------- -------------- ----------------- -------------------- --------------
----------------------------------------- -------------- ----------------- -------------------- --------------
Common Stock $0.001 par value (9)                310,500            9.9375         3,085,593.75         910.25
----------------------------------------- -------------- ----------------- -------------------- --------------
(Continued on following page




Common Stock $0.001 par value (10)                62,100            9.9375           617,118.75         182.05
----------------------------------------- -------------- ----------------- -------------------- --------------
----------------------------------------- -------------- ----------------- -------------------- --------------
Common Stock $0.001 par value (11)                31,050            9.9375           308,559.38          91.03
----------------------------------------- -------------- ----------------- -------------------- --------------
----------------------------------------- -------------- ----------------- -------------------- --------------
Common Stock $0.001 par value (12)             2,162,289            9.9375        21,487,746.94       6,338.89
----------------------------------------- -------------- ----------------- -------------------- --------------
----------------------------------------- -------------- ----------------- -------------------- --------------
Common Stock Purchase Warrants (13)            3,950,000         --                 --                   -0-
----------------------------------------- -------------- ----------------- -------------------- --------------
----------------------------------------- -------------- ----------------- -------------------- --------------
Common Stock $0.001 par value (14)            3,950,000             9.9375        39,253,125.00      11,579.67
----------------------------------------- -------------- ----------------- -------------------- --------------
Common Stock, $0.001 par value(15)              189,548             14.219         2,695,183.01         795.08
----------------------------------------- -------------- ----------------- -------------------- --------------
Total Registration Fee:(16)                                                      109,451,698.40      32,288.26
----------------------------------------- -------------- ----------------- -------------------- --------------

         (1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers such additional indeterminate number of shares of Common Stock as may be issued by reason of adjustments in the number of shares of Common Stock pursuant to anti-dilution provisions contained in various Common Stock Purchase Warrants. Because such additional shares of Common Stock will, if issued, be issued for no additional consideration, no registration fee is required.

         (2) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices reported on the Nasdaq on May 13, 1998 or, with respect to the shares of Common Stock described in note 15 below, on July 14, 1998.

         (3) May be offered and issued by the issuer from time to time in connection with one or more mergers with or acquisitions by the Company of other businesses or assets.

         (4) To be offered and sold by certain of the Selling Securityholders. Shares of Common Stock underlying the Common Stock Purchase Warrants that were the subject of a registration statement filed by the registrant, Registration Number 333-05040C, which was declared effective on September 5, 1996.

         (5) To be offered and sold by certain of the Selling
Securityholders.

         (6) To be offered and sold by certain of the Selling
Securityholders. Pursuant to Rule 457(g), no separate registration fee for such securities is required because such securities are being registered for distribution in the same registration as the securities being offered pursuant thereto.

         (7) To be offered and sold by certain of the Selling Securityholders. Shares of Common Stock underlying the Common Stock Purchase Warrants identified in footnote 6, above. These securities were previously the subject of a registration statement filed by the registrant, Registration Number 333-05040C, which was declared effective on September 5, 1996. Pursuant to Rule 429, such securities are being carried forward and included in this registration statement, and the registration fee associated with such securities was previously paid.

         (8) To be offered and sold by certain of the Selling Securityholders.

         (9) To be offered and sold by certain of the Selling Securityholders.

         (10) To be offered and sold by certain of the Selling Securityholders.

         (11) To be offered and sold by certain of the Selling Securityholders.

         (12) To be offered and sold by certain of the Selling Securityholders.

         (13) To be offered and sold by one of the Selling Securityholders. Pursuant to Rule 457(g), no separate registration fee for such securities is required because such securities are being registered for distribution in the same registration as the securities being offered pursuant thereto.

         (14) To be offered and sold by one of the Selling Securityholders.

         (15) To be offered and sold by certain of the Selling Securityholders.

         (16) An aggregate of $31,493.18 of the filing fee was paid at the time of the filing of this Registration Statement on May 15, 1998. The remaining $795.08 of the filing fee is included herewith.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH DATE.


                               SUBJECT TO COMPLETION
                    PRELIMINARY PROSPECTUS DATED July __, 1998

                        ROCKY MOUNTAIN INTERNET, INC.

                   4,061,500 COMMON STOCK PURCHASE WARRANTS
                        10,907,900 SHARES OF COMMON STOCK


    This Prospectus relates to up to 2,000,000 shares (the "Acquisition Shares") of common stock, $0.001 par value (the "Common Stock"), that may be offered and issued by Rocky Mountain Internet, Inc., a Delaware corporation (the "Company"), from time to time in connection with the merger with or acquisition by the Company of other businesses or assets. The Company anticipates that the terms of mergers, acquisitions, or business combinations, if any, involving the issuance of securities covered by this Prospectus will be determined by direct negotiations with the owners or controlling persons of the businesses or assets to be merged with or acquired by the Company, and that the shares of Common Stock issued will be valued at prices reasonably related to market prices current either at the time that a merger or acquisition are agreed upon or at or about the time of delivery of shares. No underwriting discounts or commissions will be paid, although finder's fees may be paid from time to time with respect to specific mergers or acquisitions. Any person receiving any such fees may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). There can be no assurance that the Company will, in fact, consummate a business combination or asset acquisition on terms that are favorable to the Company.

         This Prospectus also relates to 8,907,900 shares of Common Stock
(the "Selling Securityholder Shares"), of which approximately 2,966,250 shares are currently issued and outstanding and of which approximately 5,941,650 shares may be issued upon the exercise of currently outstanding warrants to purchase shares of Common Stock. This Prospectus also relates to such additional shares of Common Stock that may be issued pursuant the anti-dilution provisions of such outstanding warrants. See "DESCRIPTION OF CAPITAL STOCK." The Selling Securityholder Shares will be offered and sold from time to time by certain persons identified below under the caption "SELLING SECURITYHOLDERS" (the "Selling Securityholders"), and the Company will receive none of the proceeds of any such sales.

   This Prospectus also relates to 4,061,500 outstanding warrants to purchase shares of Common Stock (the "Warrants"). The Warrants may be offered and sold from time to time by certain of the Selling Securityholders, and the Company will receive none of the proceeds of any such sales. However, the Company will receive proceeds from the exercise of Warrants if any Warrants are exercised. The shares of Common Stock that may be issued upon the exercise of the Warrants are included in the 8,907,900 shares identified above as being offered by the Selling Securityholders. This Prospectus also relates to the sale and issuance by the Company of shares of Common Stock to holders of the Warrants (other than the Selling Securityholders) upon the exercise of those Warrants.

         The Company will pay substantially all of the expenses with respect to the offering and the sale of the Acquisition Shares, the Selling Securityholder Shares, and the Warrants (sometimes referred to herein collectively as the "Securities") to the public, including the costs associated with registering the Securities under the Securities Act and preparing and printing this Prospectus. Normal underwriting commissions and broker fees, however, as well as any applicable transfer taxes, are payable individually by the Selling Securityholders. See "USE OF PROCEEDS," "RECENT DEVELOPMENTS--CHANGE IN CONTROL," "SELLING SECURITYHOLDERS," and "DESCRIPTION OF CAPITAL STOCK."

         On July 14, 1998 the closing sale price of the Common Stock on the NASDAQ SmallCap-TM- Market ("Nasdaq") was $14.219 per share.

         SEE "RISK FACTORS," BEGINNING ON PAGE 17, FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS IN THE SECURITIES.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              THE DATE OF THIS PROSPECTUS IS _______________, 1998.

        So long as the Registration Statement of which this Prospectus forms a part is effective and the disclosure set forth herein is current, the Selling Securityholders may sell the Selling Securityholder Shares and the Warrants publicly and the Company may issue and sell shares of Common Stock upon exercise of the Warrants. The Selling Securityholder Shares and the Warrants offered by this Prospectus may be sold from time to time by the Selling Securityholders. The distribution of the Selling Securityholder Shares and the Warrants by the Selling Securityholders may be effected in one or more transactions that may take place on the Nasdaq, including ordinary broker's transactions, privately negotiated transactions, or through sales to one or more dealers for resale of such securities as principals at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specially negotiated brokerage fees or commissions may be paid by the Selling Securityholders in connection with sales of such Selling Securityholder Shares.

        The Selling Securityholders and intermediaries through whom the Securities are sold may be deemed to be "underwriters" within the meaning of the Securities Act with respect to the Securities offered, and any profits realized or commission received may be deemed underwriting compensation. The Company has agreed to indemnify certain of the Selling Securityholders against certain liabilities, including liabilities under the Securities Act.

                          FORWARD-LOOKING STATEMENTS

         CERTAIN STATEMENTS CONTAINED IN THIS PROSPECTUS UNDER "PROSPECTUS SUMMARY", "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," AND "BUSINESS" IN ADDITION TO CERTAIN STATEMENTS CONTAINED ELSEWHERE IN THIS PROSPECTUS, ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND ARE THUS PROSPECTIVE. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM FUTURE RESULTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. THE MOST SIGNIFICANT OF SUCH RISKS, UNCERTAINTIES AND OTHER FACTORS ARE DISCUSSED UNDER THE HEADING "RISK FACTORS," BEGINNING ON PAGE 17 OF THIS PROSPECTUS AND PROSPECTIVE INVESTORS ARE URGED TO CAREFULLY CONSIDER SUCH FACTORS.

                          AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, and other information (the "1934 Act Filings") with the Securities and Exchange Commission (the "SEC" or the "Commission"). The Company has filed with the Commission a Registration Statement on Form S-1 of which this Prospectus forms a part (together with any amendments thereto, the "Registration Statement") under the Securities Act with respect to the Securities offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information, exhibits, and undertakings contained in the Registration Statement. Statements contained in this Prospectus concerning the provisions of documents are necessarily summaries of such documents and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission. For further information regarding the Company and the Securities offered hereby, reference is hereby made to the Registration Statement and the exhibits and schedules thereto. Copies of the Registration Statement, including the exhibits thereto and the 1934 Act Filings, can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 500 West Madison Street, Room 1400, Chicago, Illinois 60606, and at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, Washington, D.C. 20549, at prescribed rates. The Commission also maintains a web site on the World Wide Web that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Commission, including the Company, and the address is http://www.sec.gov.

                         PROSPECTUS SUMMARY

           THE MORE DETAILED INFORMATION AND CONSOLIDATED FINANCIAL STATEMENTS AND NOTES THERETO APPEARING ELSEWHERE IN THIS PROSPECTUS QUALIFY THE FOLLOWING SUMMARY IN ITS ENTIRETY, AND PROSPECTIVE PURCHASERS OF ANY OF THE SECURITIES OFFERED HEREBY SHOULD READ SUCH MORE DETAILED INFORMATION IN CONJUNCTION WITH THE FOLLOWING SUMMARY. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THE ISSUER'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED
HEREIN. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED IN THE SECTION OF THIS PROSPECTUS UNDER THE CAPTION "RISK FACTORS." THE ISSUER OBTAINED CERTAIN INDUSTRY
DATA USED IN THIS PROSPECTUS FROM INDUSTRY AND GOVERNMENT SOURCES, AND THE ISSUER HAS NOT INDEPENDENTLY VERIFIED SUCH DATA. CERTAIN TERMS USED
HEREIN ARE DEFINED IN THE GLOSSARY ATTACHED HERETO AS ANNEX A. THIS PROSPECTUS MAKES REFERENCE TO TRADEMARKS OF OTHER COMPANIES, WHICH MARKS ARE THE PROPERTY OF SUCH COMPANIES.


           ON JUNE 5, 1998, THE ISSUER ENTERED INTO A DEFINITIVE AGREEMENT AND PLAN OF MERGER (THE "ICC MERGER AGREEMENT") WITH INTERNET COMMUNICATIONS CORPORATION, A COLORADO CORPORATION HEADQUARTERED IN GREENWOOD VILLAGE, COLORADO ("ICC"), AND INTERNET ACQUISITION CORPORATION, A COLORADO CORPORATION WHOLLY-OWNED BY THE ISSUER, PROVIDING FOR THE MERGER OF INTERNET ACQUISITION CORPORATION WITH AND INTO ICC (THE "ICC ACQUISITION"). UPON CONSUMMATION OF THE ICC ACQUISITION, ICC WOULD BECOME A WHOLLY-OWNED SUBSIDIARY OF THE ISSUER. SEE "--RECENT DEVELOPMENTS" and "RECENT DEVELOPMENTS." UNLESS THE CONTEXT OTHERWISE INDICATES, THE DISCUSSION HEREIN ASSUMES THE CONSUMMATION OF THE ICC ACQUISITION AND THE PRIVATE PLACEMENT OFFERING (AS DEFINED BELOW) AND REFERENCES TO (i) THE "REGISTRANT" OR "ISSUER" SHALL MEAN ROCKY MOUNTAIN INTERNET, INC., A DELAWARE CORPORATION AND THE ISSUER OF THE SECURITIES, (ii) THE "COMPANY" SHALL MEAN ROCKY MOUNTAIN INTERNET, INC., A DELAWARE CORPORATION (WHICH WILL CONDUCT BUSINESS FOLLOWING THE ICC ACQUISITION AS INTERNET COMMUNICATIONS COMPANY) AND ITS CONSOLIDATED SUBSIDIARIES ON A PRO FORMA COMBINED BASIS AND GIVING EFFECT TO THE ACQUISITIONS OF INFOHIWAY, INC., A COLORADO CORPORATION ("INFOHIWAY"), AND APPLICATION METHODS, INCORPORATED, A WASHINGTON CORPORATION (TOGETHER WITH ITS AFFILIATED ENTITY, E-SELL, INC., "APPLICATION METHODS"), AND THE CONSUMMATION OF THE ICC ACQUISITION, (iii) "RMI" SHALL MEAN ROCKY MOUNTAIN INTERNET, INC., A DELAWARE CORPORATION AND ITS CONSOLIDATED SUBSIDIARIES PRIOR TO THE CONSUMMATION OF THE ACQUISITIONS OF INFOHIWAY AND APPLICATION METHODS AND THE ICC ACQUISITION, AND (iv) "ICC" SHALL MEAN INTERNET COMMUNICATIONS CORPORATION, A COLORADO CORPORATION, AND ITS CONSOLIDATED SUBSIDIARIES PRIOR TO THE ICC ACQUISITION. THE ISSUER CURRENTLY INTENDS, SUBJECT TO MARKET AND OTHER CONDITIONS, INCLUDING THE PRIOR CONSUMMATION OF THE ICC ACQUISITION, TO RAISE APPROXIMATELY $175 MILLION IN A PRIVATE PLACEMENT OF HIGH YIELD SECURITIES PURSUANT TO RULE 144A (THE "PRIVATE PLACEMENT OFFERING"). THE SECURITIES TO BE OFFERED IN THE PRIVATE PLACEMENT OFFERING WILL CONSIST OF SENIOR NOTES (AND MAY INCLUDE OTHER SECURITIES) AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS. THE PRIVATE PLACEMENT OFFERING WILL BE MADE ONLY BY MEANS OF AN OFFERING MEMORANDUM.


                                THE COMPANY


           The Company is a full service communications solutions provider of switched and Internet Protocol ("IP")-based communications products and services for small- and medium-sized business enterprises, as well as dial-up residential customers. The Company operates 9 Internet points of presence ("POPs") in Colorado and, through agreements with third-party providers, the Company can provide Internet access in 90 of the 100 largest metropolitan statistical areas in the United States. In addition, the Company operates a 22,000 mile network with access points in 26 cities nationwide for the provision of private line, ATM and frame relay circuits to its business customers. The Company monitors and controls its network through its Network Operations Center ("NOC") located in Denver, Colorado. The Company intends to provide to its customers on a nationwide basis comprehensive communications services, including dedicated Internet access, dial-up Internet access, IP telephony ("IP Telephony"), point-to-point private line, frame relay and local and long distance telephone service. In addition, the Company offers its customers value-added web services, including web site hosting, web site production and marketing, electronic commerce ("e-commerce") and web training. The Company believes it is essential to offer to its customers one point-of-contact for maintaining mission-critical communications networks and accomplishes this by also providing network integration services, including the design, installation, management and maintenance of business communications systems and enterprise data networks. The Company had combined pro forma revenues for the year ended December 31, 1997 of $40,255,000 and provided communications services to over 2,000 business customers and over 13,000 dial-up customers as of June 30, 1998.


           INDUSTRY BACKGROUND. The Company enables its customers to take advantage of emerging Internet technology. The emergence of the Internet, IP Telephony and the widespread adoption of IP as a data transmission standard in the 1990's are rapidly accelerating the standardization of networking protocols. This standardization has revolutionized business-to-business transactions and e-commerce for consumer shopping. Moreover, business enterprise networks are rapidly adopting data communications network plans incorporating IP-based technologies and migration paths to utilize the Internet as much as possible.


           Internet access and IP-based services represent two of the fastest growing segments of the over $200 billion telecommunications services marketplace according to International Data Corporation ("IDC"). IDC estimates that the number of Internet users in the United States who access the World Wide Web reached approximately 29.2 million in 1997 and is forecasted to grow to approximately 72.1 million by the year 2000. In addition, total Internet Service Provider ("ISP") revenues in the United States are projected to grow from $4.6 billion in 1997 to over $18 billion in 2000. In the past, much of the growth in ISP revenues has been driven by the dial-up or retail sector of the Internet. However, today businesses represent the largest and fastest growing segment of the Internet market. IDC predicts that U.S. corporate Internet access revenues will grow from approximately $1.9 billion in 1996 to over $6.6 billion in 2000 and that revenues from enhanced Internet services, such as web site hosting, security, e-commerce, virtual private networks and advanced Internet applications, will grow from approximately $352 million in 1997 to over $7 billion in 2000.

           The rapidly growing need for Internet access and technology has resulted in a highly fragmented industry with the proliferation of over 4,000 ISPs operating within the United States, according to industry estimates. These ISPs are primarily made up of a few large national providers focused on high bandwidth access and a large number of smaller providers with limited resources focused on serving local or regional markets. The Company believes that the solutions offered by these companies often fail to address certain elements required to ensure that customers' mission-critical Internet operations are reliable, scalable and high-performing and that these companies fail to provide a broad array of efficient and low-cost communications products and services.


           POSITIONING OF THE COMPANY. With the acquisition of ICC by RMI, the Company is positioned to become a leading national communications solutions provider. The Company offers a broad array of communications products and services tailored to meet customer needs and provides high quality customer support. The Company delivers its products and services through three interconnected divisions: Communications Services, Web Services and Integration Services. The Company believes that, based upon its experience, a growing number of businesses will demand one point-of-contact for communications solutions for the following reasons: (i) to ensure proper system/network integration; (ii) to obtain a single point of responsibility for products and services that might have numerous providers; and (iii) to continue to take advantage of evolving communications technologies. The Company intends to increase the breadth of its products and services delivered to its customers by adopting new technology, acquiring complementary businesses and capitalizing on strategic relationships.


                             DIVISIONS AND SERVICES


Divisions                                Services                                      Description
---------                                --------                                      -----------
COMMUNICATION SERVICES                   Internet Access
                                                    CO-LOCATION                        T-1 or greater Internet access provided to
                                                                                       customer's server located at the
                                                                                       Company's POP

                                                    DEDICATED ACCESS                   Fractional T-1, T-1 or greater Internet
                                                                                       access provided to a customer's office

                                                    DIAL-UP SERVICE                    Nationwide Internet access for consumer
                                                                                       and small business customers using
                                                                                       modems to dial into the Company's
                                                                                       network

                                                    WIRELESS ACCESS                    Evolving technology allowing up to
                                                                                       750 kbps wireless Internet access
                                                                                       currently available in the Denver
                                                                                       metro area

                                         Telephony Services
                                                    e-PHONE                            Long distance calling using IP Telephony
                                                                                       technology

                                                    LONG DISTANCE                      Traditional long distance services

                                                    LOCAL (C-LEC)                      Traditional local exchange telephone
                                                                                       service on a resale or facilities-owned
                                                                                       basis throughout Colorado

                                                    DEDICATED                          Dedicated and frame relay networks to carry
                                                    LINE SERVICES                      voice and data for business customers


Divisions                                Services                                      Description
---------                                --------                                      -----------
WEB SERVICES                             Web Site Hosting
                                                                                       A customer's web site is "hosted" on the
                                                                                       Company's servers and connected to the
                                                                                       Internet via a high-speed connection

                                         Web Site Production
                                                                                       Design, development and
                                                                                       implementation of customer web sites
                                         Web Site Marketing
                                                    TRAFFIC BUILDER PLUS               Unique web site marketing program
                                                                                       whereby customer web sites are
                                                                                       marketed exclusively to Internet users

                                                    INFOHIWAY                          Search engine that contains a large and
                                                                                       rapidly growing database of reference
                                                                                       information on the World Wide Web

                                         Electronic Commerce
                                                    e-SELL                             Turnkey solution for setting up an
                                                                                       Internet store

                                         Web Training
                                                                                       Various levels of Internet training for
                                                                                       customers from basic access training to
                                                                                       HTML programming

INTEGRATION SERVICES                     Enterprise Networks
                                                                                       Plan, design, implement and maintain
                                                                                       business communication systems and
                                                                                       networks

                                         Network Management Services
                                                    INTERALERT                         24 hour network monitoring and problem
                                                                                       resolution

                                                    INTERCEDE                          Maximizes network up-time

                                                    INTERCHANGE                        Optimizes network performance

                                         Network Maintenance
                                                    INTERCARE                          Standard maintenance service plan

                                                    INTERCARE GOLD                     Premium maintenance service plan

                                         Network Consulting
                                                                                       Network system engineering,
                                                                                       performance analysis, design and
                                                                                       engineering

                                         Network Security
                                                                                       Analysis of security needs,
                                                                                       implementation of firewalls and secure
                                                                                       Internet connections


                              Business Strategy

            The Company's objective is to become a leading national provider of a broad array of communications services, distinguished by a state-of-the-art network and high quality customer service and support. Key elements to the Company's business strategy include the following.


               PROVIDE A BROAD ARRAY OF COMMUNICATIONS SOLUTIONS TO ITS CUSTOMERS. The Company has built a portfolio of products, services and skill sets to develop and deliver comprehensive internetworking communications solutions to both business and residential customers. These products and services are organized under three interconnected divisions including Communication Services, Web Services and

Integration Services. The Company plans to continue to add products and services to its portfolio and believes that a growing number of businesses and consumers will demand that one company provide all of their communications needs. The Company believes that this one point-of-contact service delivery model ensures: (i) high-performance, cost-effective network planning, design and implementation; (ii) maintenance of a single point of responsibility; and (iii) an ongoing customer relationship as a technology partner for communications applications.


               PROVIDE SUPERIOR CUSTOMER SERVICE AND TECHNICAL SUPPORT. The Company believes that highly differentiated customer service and technical support is a key competitive asset in the communications industry, and the ISP sector in particular. Because the Internet is an evolving and complex medium, customers require significant technical support. Consequently, the Company has developed a comprehensive strategy to attain maximum customer satisfaction. This strategy consists of the following elements: (i) maintaining a sufficient number of qualified service and technical support personnel through proactive recruitment, retention and training programs;
(ii) utilizing the Company's extranet to provide real-time, interactive customer service; (iii) developing an on-line billing system enabling customer-controlled account customization and analysis; and (iv) further deploying and maintaining the Company's service delivery standards and guarantees. The Company believes that, due to its high quality customer service, it experiences low turnover rates and achieves a significant percentage of its subscriber growth from customer referrals.


               CAPITALIZE ON BRAND RECOGNITION AND COMPANY REPUTATION. The Company believes that as a result of the ICC Acquisition, the Company will possess two strong and distinctive brand names in the Mountain States region. ICC has a long-standing reputation in the business community as a voice and data communications provider and RMI has established itself as a leading-edge Internet access provider for residences and small- to medium-sized businesses. To capitalize on these assets, the Company will adopt a dual nationwide branding strategy. Products and services targeted to the business segment will be branded as "Internet Communications Company," and products and services targeted to the consumer segment will be branded as "Rocky Mountain Internet." This dual branding strategy will enable the Company to implement marketing efforts that have distinctive customer focus, as well as themes and messages that speak to the different audiences while maintaining the ability to cross sell and build national brands.


               MAXIMIZE NETWORK UTILIZATION. Through its network and agreements with third-party providers, the Company provides Internet access in 90 of the 100 largest metropolitan statistical areas in the United States. The Company plans to continue to selectively add POPs where it can add value to its customers. The Company believes that the ISP industry has historically been divided between ISPs focused on business customers and ISPs focused on residential dial-up customers. The Company's business strategy is to maximize network utilization 24 hours a day by targeting both daytime business and evening-intensive consumer users.


               SELECTIVELY TARGET KEY CITIES TO EXPAND NATIONWIDE. The Company plans to expand its sales efforts nationally by focusing on targeted areas where there is a large concentration of businesses and favorable demographics. The Company will initially target markets where it has existing facilities. In these locations the Company will actively pursue both business and residential customers. In markets where the Company is using third-party provider networks, the Company will initially target dial-up customers through advertising, promotions, public relations, telemarketing and customer referrals. Once the Company attains critical mass in these locations, it will establish its own POPs and begin targeting business and residential customers with its broad array of communications products and services.


               TAKE ADVANTAGE OF SIGNIFICANT CONSOLIDATION OPPORTUNITIES. The Company believes that the Internet industry is undergoing structural changes with an increasing use of the Internet for mission-critical applications, which is creating demand for high quality network operations, customer service and technical support. The Company also believes that there is a market opportunity to consolidate ISPs, Internet-based service companies and Internet technologies. Evidence of this strategy includes the Company's recent acquisitions of Infohiway and Application Methods. Infohiway is a company that has developed a search engine that gives the Company on-line advertising opportunities for its customers. Application Methods' e-commerce solution, e-SELL, enables the Company to provide business customers with browser-based software to conduct business over the Internet. The Company believes these acquisitions enhance the Company's position as a full service provider of communications solutions. The Company will continue to evaluate opportunities to acquire companies that it believes will enhance its product and service offerings. In addition, the Company intends to supplement its organic national growth efforts by acquiring local ISPs in strategic locations to maximize economies of scale.

                               RECENT DEVELOPMENTS

           As mentioned above, RMI entered into an Agreement and Plan of Merger dated as of June 5, 1998 by and among RMI, ICC and Internet Acquisition Corporation, a Colorado corporation and a wholly-owned subsidiary of RMI (the "ICC Merger Agreement") pursuant to which RMI will, subject to the conditions set forth therein, acquire ICC. ICC is a Denver-based telecommunications company that designs, implements, maintains and manages communications systems and networks. Consummation of the ICC Acquisition is subject to the satisfaction of various closing conditions, including approval of the merger by ICC's shareholders at the shareholders' meeting scheduled for August 10, 1998, and is expected to close shortly thereafter. The Issuer currently intends, subject to market and other conditions, including the prior consummation of the ICC Acquisition, to complete the Private Placement Offering to raise approximately $175.0 million in a private placement of high yield securities pursuant to Rule 144A adopted under the Securities Act. The securities to be offered in the Private Placement Offering will consist of senior notes (and may include other securities) and will not be registered under the Securities Act or applicable state securities laws. The Private Placement Offering will be made only by means of an offering memorandum. The Issuer has obtained a bridge loan commitment from lenders to fund the ICC Acquisition if the Private Placement Offering is not completed. See "RECENT DEVELOPMENTS -- ICC ACQUISITION," and "--OTHER ACQUISITIONS," "RISK FACTORS," "BUSINESS" and "MANAGEMENT'S
DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

           On June 5, 1998, RMI acquired Infohiway, a Colorado-based company that developed a search engine that the Company believes has unique data searching features. RMI also acquired Seattle-based Application Methods on June 30, 1998. Application Methods has developed a proprietary e-commerce software package, e-SELL. Additionally, RMI recently entered into a non-binding memorandum of understanding regarding the possible acquisition of Internet Now, Inc. ("Internet Now"), an ISP located in Phoenix, Arizona for approximately $1.5 million. While the Company believes these current and proposed acquisitions will accelerate its existing growth plans, there can be no assurance that the Company will be able to integrate these companies successfully. See "RECENT DEVELOPMENTS -- ICC ACQUISITION," and "--OTHER ACQUISITIONS," "RISK FACTORS," "BUSINESS" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

           At the 1998 Annual Meeting of Stockholders held on March 12, 1998 (the "RMI Annual Meeting"), RMI's stockholders approved an amendment to RMI's Certificate of Incorporation that authorized (i) an increase in the number of shares of Common Stock that may be issued by RMI from 10,000,000 to 25,000,000 and (ii) a decrease in the number of votes required for stockholder actions from a majority of the shares of Common Stock outstanding to a majority of the shares present in person or represented by proxy at a meeting and entitled to vote thereon. Also at the RMI Annual Meeting, the stockholders of RMI authorized RMI's board of directors to declare, at any time or from time to time, in its discretion until March 12, 1999, reverse stock splits of Common Stock, with the exact size of the stock splits to be determined by the board of directors up to a maximum ratio of one-for-ten.

           RMI is a Delaware corporation incorporated in October 1995. It acquired the assets of Rocky Mountain Internet, Inc., a Colorado corporation incorporated in 1994 that began doing business in 1993 as an unincorporated enterprise. RMI completed an initial public offering (the "IPO") of 1,365,000 units of securities (the "IPO Units") on September 5, 1996. Each IPO Unit consisted of one share of Common Stock and one IPO Warrant (as defined below) to purchase a share of Common Stock at a price of $4.375. On September 14, 1997, RMI completed a private placement of units consisting of two shares of Common Stock and a warrant to purchase a share of Common Stock. The per unit price was $4.00 and was allocated $1.90 to each share of Common Stock and $0.20 to the warrant to purchase a share of Common Stock. The warrants entitled the holder thereof to purchase a share of Common Stock for $3.00 and expire on June 13, 2000. Effective October 1, 1997, RMI issued and sold to Mr. Douglas H. Hanson 1,225,000 shares of Common Stock for a purchase price of $2,450,000, or $2.00 per share, as more fully described in "CERTAIN TRANSACTIONS -- CHANGE IN
CONTROL." Mr. Hanson also became RMI's President, Chief Executive Officer and Chairman of the board of directors of the Company. As a result of these related transactions, Mr. Hanson obtained effective control of RMI and, as of July 8, 1998, had the authority to vote 53.9% of RMI's Common Stock. The Common Stock and the IPO Warrants are quoted on Nasdaq under the symbols "RMII" and "RMIIW," respectively.



           RMI's principal executive offices are located at: 1099 18th Street, Suite 3000, Denver, Colorado 80202, telephone (303) 672-0700. RMI's web site is www.rmi.net.


                                  THE OFFERING

Common Stock offered by:

         The Company                                           2,000,000 shares (1)
         Selling Securityholders                               8,907,900 shares (2)

Common Stock Purchase Warrants
         ("Warrants") offered by
         Selling Securityholders                               4,061,500 Warrants (3)

Common Stock Outstanding Prior to this Private
   Placement Offering                                          7,805,636 shares

Common Stock Outstanding After this Private
   Placement Offering                                         15,747,286 shares (4)

Nasdaq Trading Symbols                                        Common Stock:                      RMII
                                                              Common Stock Purchase Warrants:    RMIIW

         (1) Such shares may be offered and issued from time to time in connection with future acquisitions by the Company.

         (2) Approximately 2,966,250 of such shares are currently issued and outstanding and may be offered and sold from time to time by the Selling Securityholders. The remaining approximately 5,941,650 shares may be purchased upon the exercise of the Warrants and thereafter offered and sold by the holders thereof pursuant to this Prospectus. Does not include shares of Common Stock that may be issued pursuant to anti-dilution provisions of various outstanding warrants, including the Warrants to be offered and sold by certain Selling Securityholders. See "SELLING SECURITYHOLDERS" and "DESCRIPTION OF CAPITAL STOCK."

         (3) Includes 111,500 Warrants issued to the representative of the underwriters of the Company's IPO in 1996 and 3,950,000 Warrants owned by Douglas H. Hanson, President, Chairman, and Chief Executive Officer of the Company (the "Hanson Warrants"). The Warrants owned by Mr. Hanson may be exercised until September 22, 1999 for a purchase price of $1.90 per share of Common Stock purchased. The shares of Common Stock issuable upon exercise of these Warrants are included in the 8,907,900 shares of Common Stock offered by the Selling Securityholders. See "CERTAIN TRANSACTIONS--CHANGE IN CONTROL" and "DESCRIPTION OF CAPITAL STOCK."

         (4) Assumes: (i) the issuance of all 2,000,000 of the Acquisition Shares in one or more mergers with or acquisitions by the Company of other businesses or assets; and (ii) the exercise of all of the Warrants, including all of the Hanson Warrants. Does not give effect to the exercise of outstanding options granted to employees or non-employee directors of the Company pursuant to various stock option plans or shares of Common Stock that can be issued pursuant to anti-dilution provisions of the Warrants and other derivative securities. See "RISK FACTORS--SHARES ELIGIBLE FOR RESALE," "SELLING SECURITYHOLDERS," "CERTAIN TRANSACTIONS--CHANGE IN CONTROL," and "DESCRIPTION OF CAPITAL STOCK."

                                 RISK FACTORS

     The Company and its business are subject to varying risks, and the securities offered hereby are speculative, involve a high degree of risk, and should not be purchased by persons who cannot afford the loss of their investment. See "RISK FACTORS."

                 SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED
                         FINANCIAL DATA OF THE COMPANY


    The following summary unaudited pro forma condensed combined financial information presented below has been derived from the unaudited and audited historical financial statements of RMI, ICC, Infohiway and Application Methods, included elsewhere in this Prospectus, and reflect management's present estimate of pro forma adjustments, including a preliminary estimate of purchase price allocations, which ultimately may be different. The pro forma financial data gives effect to the ICC Acquisition, and the acquisitions of Infohiway and Application Methods, as well as the financing (from the Private Placement Offering or the Bridge Loan Commitment (as defined below) if the Private Placement Offering is not completed) necessary to complete the ICC Acquisition (the "Acquisition Financing").

    The acquisitions are being accounted for using the purchase method of accounting. Accordingly, assets acquired and liabilities assumed are recorded at their estimated fair values, which are subject to further adjustment based upon appraisals and other analyses, with appropriate recognition given to the effect of RMI's borrowing rates and income tax rates.

    The unaudited pro forma condensed combined statement of operations for the year ended December 31, 1997 gives effect to the acquisitions as if they had been consummated at the beginning of such year. This pro forma statement of operations combines the historical consolidated statement of operations for the year ended December 31, 1997 for RMI, the historical consolidated statement of operations for the eleven months ended December 31, 1997 for ICC, the historical combined statement of operations for the year ended December 31, 1997 for Application Methods and the historical statement of operations for the year ended December 31, 1997 for Infohiway.


    The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 1998 gives effect to the acquisitions as if they had been consummated January 1, 1997. This pro forma statement of operations combines the historical operations for RMI, ICC, Application Methods and Infohiway for the three month period ended March 31, 1998.


    The unaudited pro forma condensed combined balance sheet as of March 31, 1998 gives effect to the acquisitions as if they had been consummated on that date. This pro forma balance sheet combines the historical consolidated balance sheet at that date for RMI and the historical balance sheets at such date for ICC, Application Methods and Infohiway.

    RMI has contractual rights under the ICC Merger Agreement to effect the ICC Acquisition and expects to complete the transaction as soon as possible after the August 10, 1998 ICC shareholders' meeting. However, there can be no assurance that RMI will be able to complete the ICC Acquisition at the time or in accordance with the terms and conditions that it currently contemplates.

    The unaudited pro forma condensed combined financial statements may not be indicative of the results that actually would have occurred if the transactions described above had been completed and in effect for the periods indicated or the results that may be obtained in the future. The actual purchase accounting adjustments may be revised upon completion of the ICC Acquisition. The unaudited pro forma condensed combined financial data presented below should be read in conjunction with the audited and unaudited historical financial statements and related notes thereto of RMI, ICC, Application Methods and Infohiway and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" of RMI and ICC, included elsewhere in this Prospectus.

          SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                    THREE MONTHS
                                                                                       YEAR ENDED       ENDED
                                                                                      DECEMBER 31,    MARCH 31,
                                                                                          1997          1998
                                                                                      ------------  -------------
Statement of Operations Data(1):
  Revenue...........................................................................   $   40,255     $  10,350
  Cost of sales.....................................................................       25,766         6,649
                                                                                      ------------  -------------
  Gross Margin......................................................................       14,489         3,701
  Operating Expenses................................................................       26,213         9,138
  Other Expenses....................................................................        5,621         1,409
                                                                                      ------------  -------------
  Loss from continuing operations...................................................   $  (17,345)    $  (6,846)
                                                                                      ------------  -------------
                                                                                      ------------  -------------
  Basic and Diluted loss per share from continuing operations.......................   $    (3.04)    $   (0.95)
                                                                                      ------------  -------------
                                                                                      ------------  -------------
  Average number of common shares outstanding.......................................        5,704         7,219
                                                                                      ------------  -------------
                                                                                      ------------  -------------


                                                                                                          AS OF
                                                                                                        MARCH 31,
                                                                                                           1998
                                                                                                        ----------
Balance Sheet Data(1):
  Cash and cash equivalents...........................................................................  $    1,167
  Working capital (deficit)...........................................................................  $   (6,166)
  Goodwill............................................................................................  $   46,246
  Total Assets........................................................................................  $   69,300
  Acquisition Financing, Long Term Debt and Capital Lease Obligations, net of current portion.........  $   43,213
  Total Stockholders' Equity..........................................................................  $    6,199


(1) This summary information should be read in conjunction with the Selected Unaudited Pro Forma Condensed Combined Financial Data and the related Balance Sheet, Statements of Operations and Notes included elsewhere herein.

                     SUMMARY HISTORICAL FINANCIAL DATA--RMI


    The following table sets forth selected historical financial and other data of RMI. RMI was formed in October 1993 and has generated operating losses since inception as well as negative cash flow in 1996 and 1997. The selected data set forth below as of December 31, 1994 (not included elsewhere herein) and 1995 and for the periods then ended have been derived from the financial statements of RMI which have been audited by McGladrey & Pullen, LLP, independent auditors. The selected consolidated statements of operations and the balance sheet data set forth below as of December 31, 1996 and 1997 and for the periods then ended have been derived from the financial statements of RMI which have been audited by Baird, Kurtz & Dobson, independent auditors. The selected financial data for the three-month periods ended March 31, 1998 and 1997 are derived from unaudited financial statements. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which RMI considers necessary for a fair presentation of the financial position and results of operations for these periods. The operating results for the three months ended March 31, 1998 are not necessarily indicative of the results to be expected for any future period.


    The summary historical financial data should be read in conjunction with the Consolidated Financial Statements of RMI and related Notes thereto and the information included under "SELECTED HISTORICAL FINANCIAL DATA--RMI" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--RMI" included elsewhere in this Prospectus.


                                                                                                         THREE MONTHS ENDED
                                                                    YEAR ENDED DECEMBER 31,                   MARCH 31
                                                          --------------------------------------------  --------------------
                                                            1994(1)      1995       1996       1997       1997       1998
                                                          -----------  ---------  ---------  ---------  ---------  ---------
                                                                     (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)
                                                                                                             (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Revenues................................................   $     254   $   1,179  $   3,282  $   6,127  $   1,397  $   1,779
Cost of revenues earned.................................          84         320      1,104      2,060        501        652
Gross profit............................................         170         859      2,178      4,067        896      1,127
General, selling and administrative expenses............         211         968      4,459      7,868      1,708      2,379
Operating (loss) income.................................         (41)       (109)    (2,281)    (3,801)      (812)    (1,252)
Net (loss) income.......................................         (44)       (129)    (2,343)    (4,153)      (890)    (1,314)
Net (loss) income per share (2).........................   $   (0.02)  $   (0.07) $   (1.03) $   (0.79) $   (0.20) $   (0.19)
OTHER DATA:
EBITDA (3)..............................................          (7)         (9)    (1,956)    (2,918)      (642)    (1,012)
Deficiency of earnings to cover fixed charges (4).......         (44)       (129)    (2,343)    (4,153)      (890)    (1,314)
Net cash provided-(used) by: operating activities.......         155         165     (1,512)    (3,297)      (815)      (107)
                             investing activities.......        (114)       (238)    (2,344)       921        473       (132)
                             financing activities.......          (7)        311      3,930      3,080        519        338
BALANCE SHEET DATA:
Cash and Cash Equivalents...............................   $      36   $     275  $     349  $   1,053  $     526  $   1,152
Investments.............................................           0           0      1,357          0        577          0
Working Capital (Deficit)...............................        (184)       (187)       371       (209)      (804)      (722)
Total Assets............................................         250         925      5,540      5,082      5,474      5,152
Long Term Debt and Capital Lease Obligations, net of
  current portion.......................................          52         524      1,134        905      1,077        784
Total Stockholders' (deficit) equity....................         (43)       (169)     2,317      2,083      1,709      1,656

--------------------------


(1) The inception of RMI was in October 1993. No financial statement information is presented for the period from inception to December 31, 1993.

(2) Loss per share is computed based on 1,868,000 shares outstanding for 1994 and 1995, 2,295,000 shares outstanding for 1996 and 5,268,000 shares outstanding for 1997, and 4,634,000 and 6,783,000 shares outstanding for the three months ended March 31, 1997 and 1998, respectively. This represents the weighted average of common shares outstanding for both basic and diluted earnings per share for each period. See Note 1 to the RMI's financial statements included elsewhere in this Prospectus.

(3) EBITDA is earnings from operations before interest, taxes, depreciation and amortization. EBITDA is included herein because management believes that certain investors find it to be a useful tool for measuring a company's ability to service its debt. However, EBITDA does not represent cash flow from operations, as defined by generally accepted accounting principles ("GAAP"). EBITDA should not be considered as a substitute for net income or net loss as an indicator of RMI's operating performance or for cash flow as a measure of liquidity and should be examined in conjunction with the Consolidated Financial Statements of RMI and the related Notes thereto included elsewhere in this Prospectus. EBITDA as defined by RMI may be different from EBITDA as defined by other companies.

(4) Ratio of earnings to fixed charges is defined as earnings divided by fixed charges. Earnings (loss) represent pre-tax loss from continuing operations plus fixed charges. Fixed charges represent interest paid or accrued on indebtedness of RMI and amortization of deferred loan charges. In all applicable periods, RMI had a deficiency in earnings to fixed charges.

                     SUMMARY HISTORICAL FINANCIAL DATA--ICC

    The following table sets forth selected historical financial and other data of ICC. The related financial data for the eleven months ended December 31, 1997 have been derived from the financial statements of ICC which have been audited by KPMG Peat Marwick LLP, independent accountants. The selected financial data for the fiscal years ended January 31, 1997 and 1996 have been derived from the financial statements of ICC which have been audited by Hein + Associates LLP, independent accountants. The selected financial data for the three month period ended March 31, 1998 and three month period ended April 30, 1997 are derived from unaudited financial statements. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which ICC considers necessary for a fair presentation of the financial position and results of operations for these periods. The operating results for the three months ended March 31, 1998 are not necessarily indicative of the results to be expected for any future period.


    The summary historical financial data should be read in conjunction with the Consolidated Financial Statements of ICC and related Notes thereto, and the information included under "SELECTED HISTORICAL FINANCIAL DATA--ICC" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--ICC" included elsewhere in this Prospectus.


                                                                                                        THREE        THREE
                                                                                     ELEVEN MONTHS     MONTHS       MONTHS
                                                                                    ENDED DECEMBER   ENDED APRIL  ENDED MARCH
                                                  YEAR ENDED JANUARY 31,                  31,            30,          31,
                                        ------------------------------------------  ---------------  -----------  -----------
                                          1994       1995       1996       1997          1997(1)        1997         1998
                                        ---------  ---------  ---------  ---------  ---------------  -----------  -----------
                                                            (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)
STATEMENT OF OPERATIONS DATA:
Revenues..............................  $  15,890  $  16,350  $  18,528  $  26,505     $  33,113      $   8,689    $   8,234
Cost of Sales.........................     11,273     11,996     13,502     18,815        23,693          6,022        5,993
Gross margin..........................      4,617      4,354      5,026      7,690         9,420          2,667        2,241
Selling, general and administrative
  expenses............................      4,147      6,321      6,131      8,624        12,770          3,120        5,351(5)
Operating (loss) income...............        470     (1,967)    (1,105)      (934)       (3,350)          (453)      (3,110)
Net (loss) income.....................        300     (1,830)      (977)    (1,125)       (4,575)          (643)      (3,553)
Net (loss) income per share(2)........  $    0.14  $   (0.78) $   (0.41) $   (0.33)    $   (0.88)     $   (0.14)   $   (0.66)
OTHER DATA:
EBITDA(3).............................        991     (1,371)      (404)       313        (1,481)            48       (2,636)
Deficiency of earnings to cover fixed
  charges.............................         --     (1,967)    (1,105)      (934)       (3,350)          (453)      (3,110)
Net cash provided-(used) by:
  operating activities................        150        295        (66)    (3,143)          732          1,183       (2,372)
  investing activities................     (1,487)    (1,563)      (724)      (604)         (995)          (166)         (53)
  financing activities................      1,270      1,125        691      2,590         1,873           (108)       2,184
BALANCE SHEET DATA:
Cash and Cash Equivalents.............  $     715  $     572  $     473  $     643     $       0      $     978    $       0
Investments...........................        189        157          0          0             0              0            0
Working Capital (Deficit).............      2,732      2,052        892      5,990        (1,488)         5,977       (3,697)
Total Assets..........................      6,582      7,064      7,450     18,372        18,113         19,045       18,078
Long Term Debt and Capital Lease
  Obligations, net of current
  portion.............................          0          0          0      5,587           209          2,714          429
Total Stockholders' equity............      4,873      3,853      2,917      7,405         5,984          9,612        2,431

------------------------------

(1) ICC elected to change its fiscal year from January 31 to December 31 effective February 1, 1997.


(2) Loss per share is computed based on 2,183,000; 2,352,000; 2,397,000;
    3,371,000; 5,216,000; 4,756,000 and 5,398,000 shares outstanding for 1994,
    1995, 1996, 1997, the eleven months ended December 31, 1997, and the three months ended April 30, 1997 and March 31, 1998, respectively. This represents the weighted average common shares outstanding for both basic and diluted earnings per share for each period.


(3) EBITDA is earnings from continuing operations before interest, taxes, depreciation and amortization. EBITDA is included herein because management believes that certain investors find it to be a useful tool for measuring a company's ability to service its debt. However, EBITDA does not represent cash flow from operations, as defined by GAAP. EBITDA should not be considered as a substitute for net income or net loss as an indicator of ICC's operating performance or for cash flow as a measure of liquidity and should be examined in conjunction with the Consolidated Financial Statements of ICC and the related Notes thereto included elsewhere in this Prospectus. EBITDA, as defined by ICC may be different from EBITDA as defined other companies.


(4) Ratio of earnings to fixed charges is defined as earnings divided by fixed charges. Earnings (loss) represent pre-tax loss from continuing operations plus fixed charges. Fixed charges represent interest paid or accrued on indebtedness of the ICC and amortization of deferred loan charges. In all applicable periods, ICC had a deficiency in earnings to fixed charges.


(5) Selling, general and administrative expenses for the three months ended March 31, 1998 includes $1,608,000 of restructuring costs (see "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
    OPERATIONS--ICC").

                                RECENT DEVELOPMENTS

ICC ACQUISITION

           On June 5, 1998, RMI entered into the ICC Merger Agreement providing for the merger of Internet Acquisition Corporation, a wholly-owned subsidiary of RMI with and into ICC. Upon consummation of the ICC Acquisition, ICC will become a wholly-owned subsidiary of RMI and the shareholders of ICC will receive $6.764 per share of common stock of ICC, for a total consideration of approximately $39.4 million. Additionally, in connection with the merger, RMI will repay certain of ICC indebtedness. The acquisition is subject to the approval of ICC's shareholders and other customary conditions. Interwest Group Inc. ("Interwest Group"), an affiliate of Anschutz Company, holds approximately 52% of the outstanding shares of common stock of ICC and has agreed to vote in favor of the transaction pursuant to a Voting Agreement dated June 5, 1998 between Interwest Group and RMI. The ICC shareholders' meeting will be held on August 10, 1998 and the ICC Acquisition is expected to be completed shortly thereafter.

           RMI has received a bridge loan commitment (the "Bridge Loan Commitment") from lenders in the aggregate amount of $42 million to fund the ICC Acquisition if the Private Placement Offering is not completed. The Bridge Loan Commitment would be secured by all of the tangible and intangible assets of RMI and contains certain conditions precedent to the lenders' obligation to fund, including the obligation of Mr. Hanson to exercise the remaining Hanson Warrants which would provide RMI proceeds of approximately $7.5 million. The Bridge Loan Commitment also requires RMI to pay certain commitment fees of approximately $1,050,000 plus costs and expenses, and to issue warrants to acquire shares of RMI's Common Stock if RMI draws on the Bridge Loan Commitment. Additionally, upon acceptance of the Bridge Loan Commitment, RMI agreed to issue warrants to the lenders (and the arranger) to acquire 560,000 shares of Common Stock.

           ICC is a multi-faceted telecommunications and data networking company specializing in the design, implementation, maintenance and management of communications systems and networks. ICC's gross revenues for the eleven months ended December 31, 1997 were $33.1 million. ICC is capable of providing a broad communications package addressed to its customers' total communications needs for enterprise-wide data and voice networks.

           To provide enterprise-wide voice and data communications networks, ICC maintains distribution arrangements with manufacturers and suppliers, including 3Com, Cisco, NEC America, Northern Telecom, ADC/Kentrox and Adtran. To provide circuits, ICC has agreements with a number of carriers, including Worldcom, ICG and U S WEST and operates, itself, as an interexchange carrier ("IXC") approved by the Federal Communications Commission (the "FCC"). To provide value-added services, ICC employs a highly trained technical staff and operates an advanced network control center which is located at ICC's corporate headquarters in Greenwood Village, Colorado. The network control center is capable of managing, monitoring and remotely diagnosing most data communications devices as well as the circuits connecting customer locations. ICC network and field engineers have a broad experience with data and voice communications equipment and networks.

           ICC also operates as an ISP, offering comprehensive Internet access for business enterprises, including circuits, data communications equipment, firewalls (hardware and software to enhance network security), high-speed connection to the Internet, and services, like network management, maintenance, hosting of the customer's web site and/or computers at ICC's facilities and Internet consulting.

           ICC has a network consulting division that offers analysis and recommendations on a wide range of networking requirements, issues, problems and concerns. ICC's network consultants perform network system engineering, network performance analysis and Internet design and engineering. They recommend and implement new network and system designs, migrations, upgrades, optimization and multi-platform/application integration.

           In March 1998, ICC divested non-core businesses and sales channels, Omega Business Communications Services, Inc. ("Sound") and Interwest Cable Network Systems, Inc. ("Cable"). In addition, ICC re-sized its operations to concentrate on areas that it believes generate recurring revenues and profits. As a result, 50 positions, or 21% of ICC's then-existing workforce (not including Sound and Cable) were eliminated. The personnel reductions were largely in the sales and administration departments. On June 30, 1998, ICC employed 170 full-time employees including 4 executive officers, 43 in sales and marketing, 96 in network operations and technical services and 27 in accounting, administration and other support areas. In addition, during the fourth quarter of the fiscal year ended December 31, 1997, ICC had launched an entirely separate wholesale engineering services business, which ICC discontinued as part of the restructuring. In conjunction with the restructuring, John M.
Couzens replaced Thomas C. Galley as President and Chief Executive Officer.

           The restructuring actions described above resulted in ICC recognizing a restructuring charge for the three months ended March 31, 1998 in the amount of $1,608,000. This charge is comprised of several items, including employee severance, reduction in manufacturers' product lines, closure of the wholesale engineering services company and the consolidation of facilities. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--ICC."

           Also in March 1998, ICC received $1.6 million from Anschutz Company, a related party, in exchange for a convertible promissory note which, pursuant to its amended terms, will be paid in full from proceeds of the Private Placement Offering.

           ICC's headquarters and principal offices are located at 7100 East Belleview Avenue, Suite 201, Greenwood Village, Colorado 80111. Its telephone number is (303) 770-7600. ICC conducts business throughout Colorado and in Minneapolis, Minnesota. ICC leases under multi-year agreements approximately 73,000 square feet of office and/or office/warehouse space at lease rates ranging from $6.00 to $12.50 per square foot at locations in Greenwood Village, Colorado Springs, Pueblo and Fort Collins, Colorado and Minneapolis, Minnesota.

OTHER ACQUISITIONS

           On June 5, 1998, RMI acquired all of the outstanding common stock of Infohiway pursuant to the terms of a Merger Agreement dated June 5, 1998 by and among RMI, RMI Subsidiary, Inc., Infohiway and Kenneth Covell, John-Michael Keyes and Jeremy J. Black, the shareholders of Infohiway (the "Infohiway Merger Agreement"). Infohiway has developed a search engine which the Company believes has unique data searching features. For the year ended December 31, 1997, Infohiway had gross revenues of $31,000. The acquisition was effectuated by the merger of RMI Subsidiary, Inc., a wholly-owned subsidiary of RMI, with and into Infohiway. As a result of the merger, Infohiway became a wholly-owned subsidiary of RMI. Pursuant to the Infohiway Merger Agreement, the shareholders of Infohiway received an aggregate of 150,000 shares of RMI Common Stock.

           On June 30, 1998, RMI acquired all of the outstanding common stock of Application Methods. Based in Seattle, Washington, Application Methods develops software and has recently developed an e-commerce product. For the year ended December 31, 1997, Application Methods had gross revenues of $984,000. Pursuant to the terms of a Merger Agreement by and among RMI, RMI Acquisition Subsidiary, Inc. ("RMI Acquisition"), a Washington corporation and a wholly-owned subsidiary of RMI, Application Methods and Ronald M. Stevenson, Gregory A. Brown and Ronald Nicholl, the shareholders of Application Methods, Application Methods' shareholders received an aggregate of 286,369 shares of RMI Common Stock as a result of the merger of RMI Acquisition with and into Application Methods. The Application Methods shareholders may receive additional shares of Common Stock, not to exceed $2.5 million in value, based on the satisfaction of certain post-merger performance targets over a three-year period.

           Additionally, RMI recently entered into a non-binding memorandum of understanding regarding the possible acquisition of Internet Now, an ISP located in Phoenix, Arizona for approximately $1.5 million.

CHANGE IN CONTROL

           Effective October 1, 1997, RMI issued and sold to Mr. Hanson 1,225,000 shares of Common Stock for a purchase price of $2,450,000, or $2.00 per share, as more fully described in "CERTAIN TRANSACTIONS -- CHANGE IN CONTROL." Mr. Hanson also became RMI's President, Chief Executive Officer and Chairman of the board of directors of the Company.

           RMI also entered into a warrant agreement with Mr. Hanson, dated as of October 1, 1997, pursuant to which it agreed, subject to obtaining approval of RMI's stockholders of an increase in the authorized capital stock of RMI, to issue to Mr. Hanson warrants to purchase up to 4,000,000 shares of Common Stock (the "Hanson Warrants")for an exercise price of $1.90 per share, for a period of 18 months from the date of issuance of such warrants. As of the date of the warrant agreement, RMI did not have a sufficient number of shares of its Common Stock authorized or reserved for issuance upon the exercise of the Hanson Warrants. At the RMI Annual Meeting, the stockholders of RMI approved an amendment to RMI's Certificate of Incorporation to increase the number of shares of Common Stock that RMI is authorized to issue from 10,000,000 to 25,000,000. As a result of the approval, RMI issued all of the Hanson Warrants to Mr. Hanson. On March 23, 1998, Mr. Hanson exercised 50,000 of these warrants for an aggregate exercise price of $95,000. On May 15, 1998, Mr. Hanson exercised a portion of the Hanson Warrants to purchase 421,053 shares of Common Stock for an aggregate exercise price of $800,000. It was believed at that time that RMI needed such infusion of capital to remain in compliance with the listing requirements of Nasdaq. RMI subsequently determined that such investment by Mr. Hanson was not necessary for the continued qualification of its Common Stock for trading on Nasdaq.
Accordingly, RMI and Mr. Hanson rescinded his exercise of these warrants. As a result of the transactions described above, Mr. Hanson obtained effective control of RMI and, as of July 8, 1998, had the authority to vote 53.9% of RMI's Common Stock after giving effect to the exercise of the Hanson Warrants and the Hanson Options. Some or all of the Hanson Warrants and shares of Common Stock issuable upon the exercise thereof may be offered and sold by means of this Prospectus.

           RMI also granted Mr. Hanson incentive stock options to purchase 222,220 shares of Common Stock at an exercise price of $2.25 per share and 377,780 shares of Common Stock for an exercise price of $1.00 per share (the "Hanson Options") pursuant to RMI's 1997 Stock Option Plan (the "1997 Plan"), which plan was approved by RMI's stockholders at the RMI Annual Meeting. These Hanson Options vest one year from the date of grant (subject to acceleration of the vesting date by the board of directors or a committee thereof that administers the 1997 Plan). On March 12, 1998 a committee of the board of directors amended the 1997 Plan, retroactively to October 1, 1997, in accordance with the requirements of the Internal Revenue Code of 1986, as amended (the "Code"), to provide that the number of incentive stock options was 191,385, the exercise price of those options was $2.6125 and the number of non-qualified stock options was 408,615 at an exercise price of $1.00. On March 12, 1998, Mr. Hanson exercised all of the non-qualified stock options and purchased 408,615 shares of Common Stock pursuant to such exercise.

           It is possible that prior to the completion of the Private Placement Offering, RMI will need additional cash resources to meet its obligations. Mr. Hanson has agreed to loan RMI up to $1.0 million if such need arises. This agreement is not in writing and the terms have not been negotiated. Consequently, there can be no assurance that, if such financing need arises, a loan from Mr. Hanson will be available or that, if available, such loan will be on terms acceptable to RMI.

                                  RISK FACTORS

           AN INVESTMENT IN THE SECURITIES BEING OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, BEFORE PURCHASING THE SECURITIES OFFERED HEREBY. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED IN THESE FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED BELOW.


           SUBSTANTIAL INDEBTEDNESS; ABILITY TO SERVICE DEBT. Following the completion of the Private Placement Offering (or the Bridge Loan Commitment in the absence of completing the Private Placement Offering), the Company will be highly leveraged. At March 31, 1998, on a pro forma, consolidated basis after giving effect to the Private Placement Offering, the ICC Acquisition and the acquisitions of Infohiway and Application Methods, the Company would have had approximately $176.6 million of Indebtedness outstanding. The degree to which the Company is leveraged could have important consequences to prospective purchasers of the Securities offered hereby, including the following: (i) a substantial portion of the Company's cash flow from operations will be dedicated to payment of the interest on its indebtedness, thereby reducing funds available for other purposes; (ii) the Company's significant degree of leverage could increase its vulnerability to changes in general economic conditions or in the event of a downturn in its business; (iii) the Company's flexibility in planning for or reacting to changes in market conditions may be limited; (iv) the Company's ability to obtain additional financing for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes could be impaired; and (v) the Company may be more leveraged than certain of its competitors, which may be a competitive disadvantage.

           The ability of the Company to meet its debt service obligations and satisfy its other liquidity needs will depend on the future operating performance and financial results of the Company, which will be subject in part to factors beyond the control of the Company. There can be no assurance that the Company will generate sufficient cash flow to meet its debt service requirements or otherwise satisfy its other liquidity needs. If the Company is unable to generate cash flow in the future sufficient to cover its fixed charges and is unable to borrow sufficient funds from other sources, it may be required to refinance all or a portion of its existing debt or to sell all or a portion of its assets. There can be no assurance that a refinancing would be possible, nor can there be any assurance as to the practicality or timing of any assets sales or the proceeds which the Company could realize therefrom. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- LIQUIDITY AND CAPITAL RESOURCES."

           FUTURE CAPITAL NEEDS; UNCERTAINTY OF ADDITIONAL FINANCING. The Company believes that its available cash resources combined with the net proceeds from the Private Placement Offering will be sufficient to meet its anticipated working capital needs for the next twelve months. The Company also believes that, if the Private Placement Offering is not completed, its available cash resources, when combined with the net proceeds from the Bridge Loan Commitment and the proceeds from the exercise of certain warrants to acquire shares of Common Stock subject to certain "call" provisions, will be sufficient to meet its anticipated working capital needs for the next twelve months. However, there can be no assurance the such warrants, if called, would be exercised or that such resources will be sufficient for the Company's anticipated working capital requirements. The Company may need to raise additional funds through public or private debt or equity financings. There can be no assurance that additional financing will be available on terms favorable to the Company, or at all. If adequate funds are not available or are not available on acceptable terms, such unavailability would have a material adverse effect on the Company's business, results of operations and financial condition. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- LIQUIDITY AND CAPITAL RESOURCES."

           HISTORY OF LOSSES; NEGATIVE CASH FLOW FROM OPERATIONS; NO ASSURANCE OF PROFITABILITY. RMI has incurred net losses since its inception and management expects that the Company will incur significant additional losses. Prospective investors have limited operating and financial data about the Company upon which to base an evaluation of the Company's performance and an investment in the Securities offered hereby. For the years ended December 31, 1995, 1996 and 1997, RMI had net losses of $129,000, $2,344,000 and
$4,153,000, respectively. At December 31, 1997, RMI had negative operating cash flow of $3,297,000. In addition, ICC has incurred losses since its fiscal year 1995 and had negative operating cash flow in the eleven months ended December 31, 1997 before the effect of the elimination of net cash used in operating activities of discontinued operations. There can be no assurance that the Company will achieve or sustain positive operating cash flow or generate net income in the future. To achieve profitability, the Company must, among other things, increase its customer base and develop and market products and services that are broadly accepted. There can be no assurance that the Company will ever achieve broad commercial acceptance or profitability. See "-- INCREASING COMPETITION," "-- DEPENDENCE ON THE INTERNET; UNCERTAIN ADOPTION OF INTERNET AS A MEDIUM OF COMMERCE AND COMMUNICATIONS" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- LIQUIDITY AND CAPITAL RESOURCES."

           The Company believes that as a result of the expansion to be undertaken after the completion of the Private Placement Offering, it will incur further losses during the 1998 fiscal year due to the interest payments due pursuant to the terms of the Private Placement Offering and the fact that certain expenses (e.g., marketing) are incurred and recognized prior to the earning and recognition of the revenue to which such expenses would relate. However, there can be no assurance that after incurring such expenses, there will be an increase in revenues or that the Company will attain profitability in future operating periods or that it will have sufficient cash available to meet continuing losses, necessary capital expenditures and/or the repayment of the debt incurred in connection with the Private Placement Offering. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

           POTENTIAL FLUCTUATIONS IN OPERATING RESULTS. The Company's operating results may in the future vary, depending upon factors such as the timing and installation of circuits ordered by the Company, which in the past have been and in the future are expected to be, delayed from time to time by delays in the installation of lines and equipment by the Company's telecommunications suppliers. Additional factors contributing to variability of operating results may include the pricing and mix of services and products sold by the Company, terminations of service by subscribers, introductions of new products and services by the Company and its competitors, market acceptance of new and enhanced versions of the Company's services, changes in pricing policies by its competitors, the timing of the expansion of the Company's network infrastructure and entry into new businesses. In response to competitive pressures, the Company may take certain pricing or marketing actions that could have a material adverse effect on the Company's business, financial condition, results of operations and cash flow. Variations in the timing and amounts of revenues could have a material adverse effect on the Company's operating results.

           INTEGRATION OF ICC ACQUISITION; AMORTIZATION OF GOODWILL. RMI and ICC have entered into the ICC Merger Agreement with the expectation that the ICC Acquisition will result in certain benefits of the combined company. See "RECENT DEVELOPMENTS -- ICC ACQUISITION." Achieving the anticipated benefits of the ICC Acquisition will depend in part upon whether the integration of the two companies' businesses is achieved in an efficient and effective manner and there can be no assurance that the companies' operations can be successfully integrated or that any of the perceived benefits of the ICC Acquisition will be realized. In addition, the ICC Acquisition may have certain negative effects upon the business of the Company, such as the potential loss of customers due to perceived conflicts, duplication of work force and incompatibility of accounting and other systems. The integration of ICC's business following the ICC Acquisition will pose unique challenges to management of the Company and the Company intends to rely, to a large extent, on ICC's management to effect such integration. The combination of the two companies will require, among other things, coordination of the companies' sales and marketing and information technology and development activities. There can be no assurance that integration will be accomplished on a timely basis, or at all. The integration of certain operations following the ICC Acquisition will require the dedication of management resources which may divert attention from the day-to-day business of the combined company. Failure to effectively accomplish the integration of the two companies' operations could have a material adverse effect on the Company's results of operations and financial condition. The ICC Acquisition will be accounted for under purchase accounting and it is expected that the Company will incur an approximately $4.2 million annual expense as a result of the related amortization of goodwill and other intangible assets.

           RISKS RELATED TO THE COMPANY'S ACQUISITION STRATEGY. In addition, as part of its long-term business strategy, the Company may pursue other acquisitions of other companies. There can be no assurance that the Company will be able to identify, acquire, or profitably manage additional businesses or successfully integrate acquired businesses, if any, into the Company without substantial costs, delays, or other operational or financial problems. Further, acquisitions may involve a number of special risks, including potentially dilutive issuances of equity securities, the incurrence of additional debt, diversion of management's attention, failure to retain key acquired personnel, risks associated with unanticipated events or circumstances or legal liabilities and amortization of expenses related to goodwill and other intangible assets, some or all of which could have a material adverse effect on the Company's business, financial condition, results of operations and cash flow. In addition, there can be no assurance that acquired businesses, if any, will achieve anticipated revenues and earnings. The potential inability of the Company to implement and manage its acquisition strategy successfully may have an adverse effect on the future prospects of the Company. See "BUSINESS -- BUSINESS STRATEGY." Finally, certain agreements to which the Company is subject contain certain restrictions on the ability of the Company to make acquisitions.

           MANAGEMENT OF GROWTH; NEED FOR ADDITIONAL CAPITAL. The Company's rapid growth has placed and in the future may continue to place, a significant strain on the Company's administrative, operational and financial resources and increased demands on its systems and controls. The Company intends to expand its Internet network and telecommunications services nationwide. The Company anticipates that its continued growth will require it to recruit and hire new managerial, technical, sales, administrative and marketing personnel. This problem may be exacerbated to the extent the Company is able to acquire additional businesses, as each such business must then be integrated into the Company's operations and systems. See "-- RISKS RELATED TO THE COMPANY'S ACQUISITION STRATEGY." The inability to continue to upgrade the networking systems or the operating and financial control systems, the inability to recruit and hire necessary personnel, or the emergence of unexpected expansion difficulties would adversely affect the Company's business, results of operations, financial condition and cash flow.

           Developments in the Company's business and possible expansion into other markets could indicate that the Company should expand its business at a faster rate than that currently planned for. Moreover, there can be no assurance that the Company will not encounter unforeseen difficulties that may deplete its capital resources more rapidly than anticipated, which would require that the Company seek additional funds through equity, debt, or other external financing. There can be no assurance that any additional capital resources that the Company may need will be available to the Company if and when required, or on terms that will be acceptable to the Company. If additional financing is required, or desired, the Company may be required to forego a substantial interest in its future revenues or dilute the equity interests of existing security holders and a change in control of the Company may result.

           DEPENDENCE UPON NETWORK INFRASTRUCTURE. The Company's success will partially depend upon its ability to develop a reputation for reliability over the long term and the security of its current and future network connections. The Company must continue to expand and adapt its network infrastructure as the number of users and the amount of information they wish to transfer increases and as the requirements of its customers change. The expansion of the Company's Internet network infrastructure will require substantial financial, operational and management resources. There can be no assurance that the Company will be able to expand or adapt its network infrastructure to meet additional demand or its customers' changing requirements on a timely basis, at a commercially reasonable cost, or at all. In addition, if demand for usage of the Company's network were to increase faster than projected, the network could experience capacity constraints, which would adversely affect the performance of the system. Any failure of the Company to expand its network infrastructure on a timely basis or adapt it to either changing customer requirements or evolving industry standards, or capacity constraints experienced by the Company's network for any reason, could have a material adverse effect on the Company's business, financial condition and results of operations.

           DEPENDENCE ON THE INTERNET; UNCERTAIN ADOPTION OF INTERNET AS A MEDIUM OF COMMERCE AND COMMUNICATIONS. Many of the Company's existing and proposed products and services are targeted toward users of the Internet. As is typical in the case of a new and rapidly evolving industry characterized by rapidly changing technology, evolving industry standards and frequent new product and service introductions, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty. In addition, critical issues concerning the commercial use of the Internet remain unresolved and may impact the growth of Internet use, especially in the business market targeted by the Company. Despite growing interest in the many commercial uses of the Internet, many businesses have been deterred from purchasing Internet access services for a number of reasons, including, among others, inconsistent quality of service, lack of availability of cost-effective, high-speed options, a limited number of POPs for corporate users, inability to integrate business applications on the Internet, the need to deal with multiple and frequently incompatible vendors, inadequate protection of the confidentiality of stored data and information moving across the Internet and a lack of tools to simplify Internet access and use. Published reports have indicated that a perceived lack of security of commercial data, such as credit card numbers, has significantly impeded commercial exploitation of the Internet to date and there can be no assurance that encryption or other technologies will be developed that satisfactorily address these security concerns. Published reports have also indicated that capacity constraints caused by growth in the use of the Internet may, unless resolved, impede further development of the Internet to the extent that users experience delays, transmission errors and other difficulties. Further, the adoption of the Internet for commerce and communications, particularly by those individuals and enterprises that have historically relied upon alternative means of commerce and communication, generally requires the understanding and acceptance of a new way of conducting business and exchanging information. In particular, enterprises that have already invested substantial resources in other means of conducting commerce and exchanging information may be particularly reluctant or slow to adopt a new strategy that may make their existing personnel and infrastructure obsolete.

           The Company is also at risk as a result of fundamental technological changes in the way Internet solutions may be marketed and delivered. Integrating technological advances may require substantial time and expense and there can be no assurance that the Company will succeed in adapting its network infrastructure. While the Company believes that its plan of combining the scale and scope of a national operation with the local presence of its ISP operations offers significant advantages for commerce and communication over the Internet, there can be no assurance that commerce and communication over the Internet will become widespread, or that the Company's offered Internet access and communications services will become widely adopted for these purposes. The failure of the market for business-related Internet solutions to continue to develop would adversely impact the Company's business, financial condition, results of operations and cash flow.

           In addition, new technologies or industry standards have the potential to replace or provide lower cost alternatives to the Company's existing products and services. The adoption of such new technologies or industry standards could render the Company's existing products and services obsolete and unmarketable. For example, the Company's Internet connectivity services rely on the continued widespread commercial use of Transmission Control Protocol/Internet Protocol ("TCP/IP"). Alternative open and proprietary protocol standards that compete with TCP/IP, including proprietary protocols developed by IBM and Novell, Inc., have been or are being developed. If the market for Internet access services fails to develop, develops more slowly than expected, or becomes saturated with competitors, or if the Internet access and services offered by the Company are not broadly accepted, the Company's business, operating results, financial condition and cash flow will be materially adversely affected. Although the Company intends to support emerging standards in the market for Internet connectivity, there can be no assurance that industry standards will emerge or if they become established, that the Company will be able to conform to these new standards in a timely fashion and maintain a competitive position in the market.

           RISK OF TECHNOLOGICAL CHANGE AND EVOLVING INDUSTRY STANDARDS. To date the Company has not been adversely affected by product or service obsolescence because changes in the Internet service industry have been largely a matter of improvements in hardware which have been readily available to the Company and its competitors. The Company's future success depends, however, upon its ability to develop new services that meet changing customer requirements. The market for the Company's service is characterized by rapidly changing technology, evolving industry standards, emerging competition and frequent new service introductions. There can be no assurance that the Company can successfully identify new opportunities and develop and bring new services to market in a timely manner or that services or technologies developed by others will not render the Company's services noncompetitive or obsolete. Also, there can be no assurance that the Company will have the necessary resources to obtain advances in technology necessary to remain competitive. The Company also faces the risk that fundamental changes may occur in the delivery of Internet access services. Currently, Internet services are accessed primarily by computers and are delivered by telephone lines. If the Internet becomes accessible by screen-based telephones, television, or other consumer electronic devices or becomes deliverable through other means such as coaxial cable or wireless transmission, the Company will have to develop new technology or modify its existing technology to accommodate these developments. Required technological advances by the Company as the industry evolves could include compression, full-motion video and integration of video, voice, data and graphics. The Company's pursuit of these technological advances, whether directly through internal development or by third party license, may require substantial time and expense and there can be no assurance that the Company will succeed in adapting its Internet service business to alternate access devices and conduits or that new technologies will be available to the Company at all.


           The Company believes that its ability to compete successfully is also dependent upon the continued compatibility and interoperability of its services with products and architectures offered by various vendors. Although the Company intends to support emerging standards in the market for Internet access, there can be no assurance that any industry standards will be established or, if they become established, that the Company will be able to conform to these new standards in a timely fashion or maintain a competitive position in the market. There can be no assurance that the announcement or introduction of new products or services by the Company or its competitors or any change in industry standards will not cause customers to defer or cancel purchases of existing products or services, which could have a material adverse effect on the Company's business, financial condition and results of operations. The failure of the Company to anticipate the prevailing standards, or the failure of common standards to emerge could have a material adverse effect on the Company's business and results of operations. In addition, there can be assurance that services or technologies developed by others will render the Company's services or technology uncompetitive or obsolete.

           POTENTIAL LIABILITY FOR INFORMATION DISSEMINATED THROUGH NETWORK. The law relating to the liability of ISPs and on-line service companies for information carried on or disseminated through their networks has not yet been definitively established. Internet access and content providers face potential liability of uncertain scope for the actions of subscribers and others using their systems, including liability for infringement of intellectual property rights, rights of publicity, defamation, libel and criminal activity under the laws of the United States and foreign jurisdictions.

           The Company does not maintain errors and omissions insurance. Any imposition of liability on the Company for alleged negligence, intentional torts, or other liability could have a material adverse effect on the Company. In addition, recent legislative enactments and pending legislative proposals aimed at limiting the use of the Internet to transmit indecent or pornographic materials could, depending upon their interpretation and application, result in significant potential liability to Internet access and service providers including the Company, as well as additional costs and technological challenges in complying with any statutory or regulatory requirements imposed by such legislation. For example, the Communications Decency Act of 1996 (amending 47 U.S.C. Section 223), which is part of the Telecommunications Act of 1996 (the "1996 Telecommunications Act"), became effective on February 8, 1996. The 1996 Telecommunications Act would impose criminal liability on persons sending or displaying in a manner available to minors indecent material on an interactive computer service such as the Internet and on an entity knowingly permitting facilities under its control to be used for such activities. While the constitutionality of these provisions has been successfully challenged in federal appellate court, the U.S. Department of Justice has appealed to the U.S. Supreme Court and there can be no assurance as to the final result regarding the constitutionality of the 1996 Telecommunications Act, or as to the scope and content of any substitute legislation or other legislation in the United States or foreign jurisdictions restricting the type of content being provided over the Internet. If these provisions or related legislation are upheld, the effect on the Internet industry could have a material adverse effect on the Company's business, financial condition, results of operation, or cash flow. In addition, CompuServe, Corp. ("CompuServe") faced action by German authorities in response to which CompuServe temporarily restricted the scope of the Internet access it provides to all subscribers, both in the United States and internationally. A number of countries are considering content restrictions based on such factors as political or religious views expressed and pornography or indecency.

           INCREASING COMPETITION. The markets in which the Company operates and intends to operate are extremely competitive and can be significantly influenced by the marketing and pricing decisions of the larger industry participants.

                    INTERNET ACCESS. The Company expects competition in these markets to intensify in the future. There are no substantial barriers to entry in the Internet access markets in which the Company competes. The Company's current and prospective competitors in the Internet access market include many large companies that have substantially greater market presence and financial, technical, operational, marketing and other resources and experience than the Company. The Company's Internet access business competes or expects to compete directly or indirectly with the following categories of companies: (i) other national and regional commercial ISPs, such as Verio
Inc. or one or more of its affiliates and PSINet, Inc. ("PSINet"); (ii) established on-line services companies that currently offer Internet access, such as America Online, Inc. ("AOL"), CompuServe and Prodigy Services
Company; (iii) computer hardware and software and other technology companies, such as Microsoft Corporation ("Microsoft"); (iv) national long-distance telecommunications carriers, such as AT&T (AT&T WorldNet), MCI (MCI Internet), Sprint (SprintNet) and Qwest Communications International, Inc.; (v) regional Bell operating companies ("RBOCs" or "I-LECs"); (vi) cable television system operators, such as Comcast Corporation, Tele-Communications, Inc. ("TCI") and Time Warner Inc.; (vii) nonprofit or educational ISPs; and (viii) newly-licensed providers of spectrum-based wireless data services. Modems offered by cable television companies can transmit information at speeds of up to 10 megabits per second, as opposed to the Company's K56 Flex (enhanced speed modem) service, which can transmit information at speed of up to only 56 kilobits per second. In addition, TCI recently announced it had reached separate agreements with Sun Microsystems, Inc. and Microsoft to produce the software necessary to permit persons to access the Internet through television set-top boxes beginning in 1999.

                    TELECOMMUNICATION SERVICES. The Company's intention to provide traditional long distance service will place it directly in competition with IXCs, which engage in the provision of long-distance access and other long-distance resellers and providers, including large carriers such as AT&T, MCI, Sprint and WorldCom and new entrants to the long distance market such as the RBOCs who have entered or have announced plans to enter the U.S. intrastate and interstate long-distance market pursuant to recent legislation authorizing such entry. See "REGULATION." On April 22, 1998, the Public Utilities Commission of Colorado granted the request of Rocky Mountain Broadband, Inc. ("RMB"), a wholly-owned subsidiary of RMI, to become a competitive local exchange carrier ("C-LEC"). Likewise, the Company's intention to provide IP Telephony services and C-LEC services will place it directly in competition with other providers (either resellers or facilities-based carriers) that provide the same services. Most of the Company's competitors are significantly larger and have substantially greater market presence as well as financial, technical, operational, marketing and other resources and experience than the Company.

           PRICING PRESSURES. The Company reduced the prices it charges its Internet customers during 1995, 1997 and 1998 partly as a result of competitive pricing pressures in the market for Internet services. The
Company expects that continued price pressures may cause the Company to reduce prices further in order to remain competitive and the Company expects that such further price reductions would adversely effect the Company's results of operations and its ability to attain profitability, unless it can lower its costs commensurate with such price decreases. The Company may also face price pressures from its competitors in the telecommunications services markets in which the Company intends to compete. There is no assurance that the Company can attain profitability while pricing its services competitively.


           SECURITY RISKS. A risk faced by all ISPs, including the Company, is the risk that, despite the implementation of network security measures by the Company, its infrastructure remains vulnerable to computer viruses, sabotage, break-ins and similar disruptive problems caused by its subscribers or other Internet users. Computer viruses, break-ins, or other problems caused by third parties could lead to interruptions, delays, or a cessation in service to the Company's subscribers. Furthermore, inappropriate use of the Internet by third parties could potentially jeopardize the security of confidential information stored in the computer systems of the Company's customers, which may deter potential subscribers and may inhibit the growth of the Internet service industry in general. Security problems continue to plague public and private data networks. Recent break-ins reported in the press and otherwise have reached computers connected to the Internet at major corporations and Internet access providers and have involved the theft of information, including incidents in which hackers bypassed fire walls by posing as trusted computers. Alleviating or attempting to avoid problems caused by computer viruses, break-ins, or other problems caused by third parties may require significant expenditures of capital and resources by the Company, which could have a material adverse effect on the Company's business, results of operations, financial condition and cash flow. Until more comprehensive security technologies are developed, the security and privacy concerns of existing and potential customers may inhibit the growth of the Internet service industry in general and the Company's customer base and revenues in particular. Moreover, if the Company experiences a breach of network security or privacy, there can be no assurance that the Company's customers will not assert or threaten claims against the Company based on or arising out of such breach, or that any such claims will not be upheld, which could have a material adverse effect on the Company's business, financial condition, results of operations, or cash flow.


           RISKS OF SYSTEM FAILURE. The Company's Internet operations are dependent upon its ability to protect its network infrastructure against damage from acts of nature, power failures, telecommunications failures and similar events. Physical protection of the Company's network infrastructure is a primary responsibility of the Company. However, because it leases its lines from long-distance telecommunications companies, RBOCs and C-LECs, the Company is dependent upon these companies for physical repair and maintenance of the leased lines. Despite precautions taken by the Company, the occurrence of a natural disaster or other unanticipated problems at the Company's NOC or any of its POPs may cause interruptions in the services provided by the Company. In addition, failure of the Company's telecommunications providers to provide the data communications capacity required by the Company as a result of a natural disaster, operational disruption or for any other reason could cause interruptions in the services provided by the Company. Any damage or failure that causes interruptions in the Company's operations could have a material adverse effect on the Company's business, financial condition and results of operations. The Company has, from time to time, experienced failures relating to individual POPs.

           DEPENDENCE ON TELECOMMUNICATIONS ACCESS. All Internet and most telecommunications service providers, including the Company, depend on other companies to provide communications capacity via leased facilities. If one or more of these companies is unable or unwilling to provide or expand its current levels of service to the Company in the future, the Company's operations could be materially and adversely affected. Although leased facilities are available from several alternative suppliers, including AT&T, MCI, Sprint and WorldCom, there can be no assurance that the Company could obtain substitute services from other providers at reasonable or comparable prices or in a timely fashion. In addition, the Company is dependent on local telephone companies to provide local dial-up and leased, high-speed dedicated access phone lines for access to each of the Company's POPs. The Company is presently dependent on US West (an RBOC), ICG Communications, Inc. and Teleport Communications Group, all of which are competitors of the Company, to provide timely installation of new circuits and to maintain existing circuits. The Company has experienced delays in the installation of circuits and inconsistencies in maintenance service which have adversely affected the Company's rate of growth.

           DEPENDENCE UPON SUPPLIERS. In order to provide Internet access and other on-line services to its customers, the Company leases long distance fiber optic telecommunications lines from multiple national telecommunications services provider. The Company is dependent upon these providers of data communications facilities. In addition, the Company has a wholesale usage agreement with PSINet, which allows the Company to provide dial-up and "switched" network access to its customers through PSINet's 235 POPs throughout the United States and has other agreements with service providers which the Company relies on to deliver its product and service offerings. Certain of the Company's suppliers, including RBOCs and C-LECs, currently are subject to various price constraints, including tariff controls, which in the future may change. In addition, regulatory proposals are pending that may affect the prices charged by the RBOCs and C-LECs to the Company. Such regulatory changes could result in increased prices of products and services, which could have a material adverse effect on the Company's business, financial condition and results of operations.

           The Company relies on other companies to supply certain components of its computer inventory as well as its network infrastructure (including telecommunications services and networking equipment) which, in the quantities and quality required by the Company, is available only from sole or limited sources. The Company has in the past and may from time to time, experience delays in receiving telecommunications services and shipments of merchandise purchased for resale. There can be no assurance that the Company will be able to obtain such telecommunication services and shipments of merchandise on the scale and at the times required by the Company at an affordable cost, or at all. There also can be no assurance that the Company's suppliers will not enter into exclusive arrangements with the Company's competitors to stop selling their products or components to the Company at commercially reasonable prices, or at all, or that such agreements will be terminated for other reasons. Any failure of the Company's sole or limited-source suppliers to provide products or components that comply with its standards could have a material adverse effect on the Company's business, financial condition and results of operations.

           DEPENDENCE ON KEY PERSONNEL. The Company's success depends to a significant degree upon the continued contributions of its senior operating management, the loss of which services could have a detrimental effect on the Company. The Company's employment agreements with senior operating management, if any, do not significantly limit their ability to compete with the Company following termination. The Company does not maintain key person life insurance on any of its personnel. The Company's success will also depend on its ability to attract and retain other qualified management, marketing, technical and sales executives and personnel.


           DIFFICULTIES IN IMPLEMENTING LOCAL EXCHANGE AND LONG DISTANCE TELEPHONY SERVICES. The Company is a recent entrant into the newly created competitive local telephony services industry. The local exchange telephony services market in most states was only recently opened to competition due to the passage of the 1996 Telecommunications Act and related regulatory rulings. There are numerous operating complexities associated with providing these services. The Company will be required to develop new products, services and systems and will need to develop new marketing initiatives to sell these services. The inability to overcome any of these operating complexities could have a material adverse effect on the Company's results of operations and financial condition. In addition, the Company's local exchange telephony services may not be profitable due to, among other factors, attempts by local governments to impose franchise fees on C-LECs, attempts by property owners to obtain unreasonable access payments, lack of customer demand, difficulties initiating service and competition and pricing pressure from the I-LECs and other C-LECs. There can be no assurance that the Company will be able to successfully implement its services strategy.

           The Company intends to resell local telephony services provided by I-LECs. Although the 1996 Telecommunications Act requires all I-LECs to permit resale of their telephony services without unreasonable restrictions or conditions and requires I-LECs to offer their retail telecommunications services to other telecommunications carriers for resale at discounted rates, based on the costs avoided by the I-LEC in such offering, there can be no assurance that the Company will be able to initiate or provide service in a timely manner or at competitive prices. The Company's ability to expand its services to new markets will require the negotiation of additional resale agreements with the I-LECs, which can require considerable time, effort and expenses and are subject to federal, state and local regulation.

           The Company also offers long distance services to its customers. The long distance business is highly competitive and prices have declined substantially in recent years and are expected to continue to decline. In addition, the long distance industry has historically had a high average churn rate and customers continue to change local distance providers frequently in response to the offering of lower rate or promotional incentives by competitors. The Company relies on other carriers to provide transmission and termination services for all of its long distance traffic pursuant to resale agreements. Such agreements typically provide for the resale of long distance services on a per-minute basis. Negotiation of these agreements involves estimates of future supply and demand for transmission capacity as well as estimates of the calling pattern and traffic levels of the Company's future customers. In the event the Company underestimates its need for transmission capacity, it may be required to obtain capacity through more expensive means.

           GOVERNMENT REGULATORY POLICY RISKS; POTENTIAL TAXES. The telecommunications businesses in which the Company engages are subject to extensive federal and state regulation. The provision of long distance telephone service is subject to the provisions of the Communications Act of 1934, as amended, including amendments effected by the 1996 Telecommunications Act and the FCC regulations thereunder, as well as the applicable laws and regulations of the various states, including regulation by Public Utility Commissions ("PUCs") and other state agencies. Federal laws and FCC regulations apply to interstate telecommunications (including international telecommunications that originate or terminate in the United States), while state regulatory authorities have jurisdiction over telecommunications both originating and terminating within a state.

           Regulation of the telecommunications industry is changing rapidly and the regulatory environment varies substantially from state to state. Moreover, as deregulation at the federal level occurs, some states are reassessing the level and scope of regulation that may be applicable to the Company. There can be no assurance that future regulatory, judicial, or legislative activities will not have a material adverse effect on the Company, or that domestic or international regulators or third parties will not raise material issues with regard to the Company's compliance or noncompliance with applicable regulations.

           A recent federal legislative change, the 1996 Telecommunications Act, may have potentially significant effects on the operations of the Company. The 1996 Telecommunications Act, among other things, allows the RBOCs and other companies to enter the long distance business and enables other entities, including entities affiliated with power utilities and ventures between local exchange carriers ("LECs") and cable television companies, to provide an expanded range of telecommunications services. Entry of such companies into the long distance business would result in substantial additional competition in one of the markets into which the Company intends to expand and may have a material adverse effect on the Company and its efforts to expand in this market.

           On April 10, 1998, the FCC submitted a report to Congress in which it stated that telephone-to-telephone IP Telephony bears the characteristics of "telecommunications services" and that the providers of those services may be "telecommunications carriers," as those terms are defined in the 1996 Telecommunications Act. The FCC deferred a more definitive resolution of this issue until a more "fully-developed" record is available. However, the April 10, 1998 report states that, to the extent the FCC concludes that certain forms of telephone-to-telephone IP Telephony service are "telecommunications services," and to the extent the providers of those services obtain the same circuit-switched access as obtained by other IXCs and therefore impose the same burdens on the local exchange as do other IXCs, the FCC "may find it reasonable that they" become subject to the same regulations, including the requirement to pay access fees to LECs and to contribute to "universal service" subsidies. See "BUSINESS -- BUSINESS STRATEGY" and "REGULATION." In addition, a number of state and local government officials have asserted the right or indicated a willingness to impose taxes on Internet-related services and commerce, including sales, use and access taxes. Certain proposed federal legislation is being considered that would, if enacted as currently proposed, place a moratorium on the imposition by state and local governments of new taxes on ISPs or other businesses involved in Internet-related commerce. However, there can be no assurance that such legislation will be enacted or, if enacted, that such legislation will embody the features referred to herein. Furthermore, there can be no assurance that federal taxes will not be imposed upon such services. The Company cannot predict whether the imposition of any such additional taxes would have a material adverse effect on the Company's business, financial condition or results of operations.

           YEAR 2000 RISKS. Currently, many computer systems, hardware and software products are coded to accept only two digit entries in the date code field and, consequently, cannot distinguish 21st century dates from 20th century dates. As a result, many companies' software and computer systems may need to be upgraded or replaced in order to comply with such "Year 2000" requirements. RMI, ICC and third parties with which RMI and ICC do business rely on numerous computer programs in their day to day operations.
RMI's board of directors has appointed a committee which has begun the process of identifying computer systems that could be affected by the Year 2000 issue, but RMI and ICC have not yet estimated the costs of addressing the Year 2000 issue as it relates to RMI's and ICC's internal hardware and software, as well as third party computer systems with which RMI and ICC interact. ICC has a year 2000 readiness plan and has begun the process of identifying computer systems of ICC and third party vendors and business partners with which ICC interacts which could be affected by the year 2000 issue. In the event that RMI acquires other assets or businesses, the software and hardware acquired by RMI in connection with those business combinations may also be Year 2000 non-compliant. There can be no assurance that the Year 2000 issues will be resolved in 1998 or 1999. RMI may incur significant costs in resolving its Year 2000 issues. If not resolved, this issue would have a material adverse impact on RMI's business, operating results, financial condition and cash flow.

           VOLATILITY OF STOCK PRICES AND PENNY STOCK RULES. The Issuer's Common Stock is qualified for trading on Nasdaq. The prices at which the Issuer's Common Stock has been traded have varied considerably since the Common Stock was qualified for trading on Nasdaq. There can be no assurance that the Issuer will continue to be able to satisfy certain specified financial tests and market related criteria required for continued listing on the Nasdaq. If the Issuer's Common Stock were no longer qualified for trading on Nasdaq, trading, if any, would thereafter be conducted in the over-the-counter market, so called "pink sheets" or the "Electronic Bulletin Board" of the National Association of Securities Dealers, Inc. and consequently, an investor could find it more difficult to dispose of, or to obtain, accurate quotations as to the price of, the Issuer's Common
Stock. In addition, the Issuer could become subject to rules adopted by the Commission regulating broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on Nasdaq, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or Nasdaq system). Unless an exemption from the definition of a "penny stock" were available, any broker engaging in a transaction in the Issuer's Common Stock would be required to provide any customer with a risk disclosure document, disclosure of market conditions, if any, disclosure of the compensation of the broker-dealer and its salesperson in the transaction and monthly accounts showing the market values of the Issuer's Common Stock held in the customer's account. The bid and offer quotation and compensation information must be provided prior to effecting the transaction and must be contained on the customer's confirmation. It may be anticipated that many brokers will be unwilling to engage in transactions in the Issuer's Common Stock because of the need to comply with the "penny stock" rules, thereby making it more difficult for purchasers of Common Stock to dispose of their shares or for the Company to raise additional capital through equity financings.

           LACK OF ESTABLISHED TRADING MARKET FOR COMMON STOCK AND IPO WARRANTS. Trading in the Issuer's Common Stock and IPO Warrants had been inactive until March 1998. There can be no assurance that an active market can or will be maintained for the trading of the Issuer's Common Stock. Purchasers of the Issuer's Common Stock may, therefore, find it difficult to dispose of these securities.

           CONTROL BY MANAGEMENT. As the result of a recent investment in RMI by Mr. Hanson, RMI issued and sold to Mr. Hanson 1,225,000 shares of Common Stock for a purchase price of $2,450,000, or $2.00 per share, as more fully described in "CERTAIN TRANSACTIONS -- CHANGE IN CONTROL." Mr. Hanson also became RMI's President, Chief Executive Officer and Chairman of the board of directors of the Company. As a result of these related transactions, Mr. Hanson obtained effective control of RMI and, as of July 8, 1998, had the authority to vote 53.9% of RMI's Common Stock after giving effect to the exercise of the Hanson Warrants and the Hanson Options. The officers and directors of the Company as a group beneficially own as of July 8, 1998 approximately 59.3% of the Company's Common Stock after giving effect to the exercise of the Hanson Warrants and Hanson Options. As a result, these stockholders will be able to exercise significant influence over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Such concentration of capital stock may also have the effect of delaying or preventing a change of control of the Company.

           POSSIBLE ADVERSE EFFECTS OF ISSUANCE OF PREFERRED STOCK OR COMMON STOCK. The Issuer has 25,000,000 shares of Common Stock and 750,000 shares of Preferred Stock authorized, of which 7,805,636 shares of Common Stock and no shares of Preferred Stock were outstanding as of July 8, 1998. Another 855,364 shares of Common Stock were reserved for issuance pursuant to the Issuer's stock option plans and other stock options granted and 7,180,758 shares of Common Stock have been reserved for issuance upon exercise of various warrants, including the IPO Warrants, the Hanson Warrants, warrants issued to lenders in connection with the Bridge Loan Commitment and shares issuable pursuant to various anti-dilution provisions contained in the warrants and options described above. In addition, there are approximately 151,515 (assuming a $16.50 per share price at the date of calculation) additional shares of Common Stock that may be issued in connection with the acquisition of Application Methods. Accordingly, after giving effect to the shares of Common Stock issuable pursuant to the options and warrants described above, there are approximately 9,006,727 shares of Common Stock and 750,000 shares of Preferred Stock that may be issued in the future at the discretion of the Issuer's board of directors. The Preferred Stock may be directed to be issued by the board of directors in its discretion without stockholder approval, with such designations, preferences, dividend rates, conversion and other features as the board of directors may determine. The rights of the holders of Common Stock will be subject to and may be adversely affected by the terms of any additional classes of Preferred Stock that the Issuer may issue in the future. The issuance of such shares of undesignated Preferred Stock, while potentially providing desirable flexibility in connection with possible acquisitions and serving other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or may discourage a third party from attempting to acquire, a majority of the outstanding voting stock of the Issuer. The issuance of Preferred Stock also could decrease the amount of earnings and assets available for distribution to the holders of Common Stock. In addition, future issuances of shares of Common Stock could materially and adversely affect the market price of the Common Stock, and could materially impair the Issuer's future ability to raise capital through an offering of equity securities. No predictions can be made as to the effect, if any, that market sales of such shares or the availability of such shares for future sale will have on the market price of the Common Stock prevailing from time to time.

           In addition, the stockholders of RMI approved, at the RMI Annual Meeting, an amendment to RMI's Certificate of Incorporation to effect a reverse exchange (a "Reverse Stock Split") of RMI's Common Stock. The Reverse Stock Split would be in a ratio of up to one-for-ten and would be effected in the event that the board of directors determines that such a Reverse Stock Split is desirable at any time within one year from the date of the RMI Annual Meeting, with the exact ratio of the Reverse Stock Split to be determined by the board of directors in its discretion. Although the board of directors has no present intention of doing so, the additional shares of authorized but unissued Common Stock that may result from the proposed Reverse Stock Split could also be used by the board of directors to defeat or delay a hostile takeover. Faced with an actual or proposed hostile takeover, the directors could issue shares of Common Stock, in a private transaction, to a friendly party that might align itself with the board of directors in opposing a hostile takeover. Accordingly, the Reverse Stock Split could be considered to have the effect of discouraging a takeover of the Company. The directors are not aware, however, of any current proposals by any party to acquire control of the Company and the Reverse Stock Split is not intended to be an anti-takeover device.

           SHARES ELIGIBLE FOR RESALE. As of July 8, 1998, there were outstanding 2,149,646 shares of Common Stock that were issued in connection with various transactions, all of which are deemed to be "restricted securities," as defined in Rule 144 under the Securities Act. All but 246,821 of these restricted securities are currently eligible for resale by the holders thereof in the public market pursuant to Rule 144. In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including an affiliate, who has beneficially owned restricted securities for at least one year is entitled to sell, within any three-month period, a number of such shares that does not exceed the greater of (i) one percent of the then outstanding shares of Common Stock or (ii) the average weekly trading volume in the Common Stock during the four calendar weeks preceding the date on which notice of such sale is filed, provided certain requirements concerning availability of public information, manner of sale and notice of sale are satisfied. In addition, affiliates of the Company must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, in order to sell shares of Common Stock that are not restricted securities. Also, under Rule 144(k), a person who is not an affiliate and has not been an affiliate for at least three months prior to the sale and who has beneficially owned restricted securities for at least two years may resell such securities without compliance with the foregoing requirements. Sales of substantial amounts of the Common Stock in the public market following the Private Placement Offering, or the perception that such sales might occur, could adversely affect the then prevailing market price for the Common Stock and could materially impair the Company's future ability to raise capital through an offering of equity securities. No predictions can be made as to the effect, if any, that market sales of such shares or the availability of such shares for future sale will have on the market price of the Common Stock prevailing from time to time.

           NO DIVIDENDS. The Company has not paid any dividends and does not intend to pay dividends on the Common Stock in the foreseeable future. Additionally, the Company is restricted from declaring dividends under certain agreements to which the Company is subject.

           STATE LAW LIMITATIONS ON DIRECTOR LIABILITY FOR MONETARY DAMAGES. The Issuer's Certificate of Incorporation, as amended, substantially limits the liability of the Issuer's directors to its stockholders for breach of fiduciary or other duties to the Issuer. See "MANAGEMENT -- LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS."

           DELAWARE ANTI-TAKEOVER PROVISIONS. Section 203 of the Delaware General Corporation Law (the "DGCL") prohibits certain transactions between a Delaware corporation and an "interested stockholder," which is defined as a person who, together with any affiliate and/or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting shares of a Delaware corporation. This provision prohibits certain "business combinations" (defined broadly to include mergers, consolidations, sales or other dispositions of assets having an aggregate value in excess of 10% of the consolidated assets of the corporation or the aggregate value of all of the outstanding capital stock of the corporation and certain transactions that would increase the interested stockholder's proportionate share ownership in the corporation) between an interested stockholder and a corporation for a period of three years after the date the interested stockholder acquired its stock, unless (i) the business combination is approved by the corporation's board of directors prior to the date the interested stockholder acquired shares, (ii) the interested stockholder acquired at least 85% of the voting stock of the corporation in the transaction in which it became an interested stockholder or (iii) the business combination is approved by a majority of the board of directors and by the affirmative vote of two-thirds of the outstanding voting stock not owned by the interested stockholder. The application of Section 203 of the DGCL could have the effect of delaying or preventing a change of control of the Issuer. See "DESCRIPTION OF CAPITAL STOCK -- CERTAIN ANTI-TAKEOVER EFFECTS OF PROVISIONS OF DELAWARE LAW."

           RISKS ASSOCIATED WITH FORWARD-LOOKING STATEMENTS. This Prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the

Exchange Act and the Company intends that such forward-looking statements be subject to the safe harbors for such statements under such sections. The statements contained in this Prospectus that are not historical fact are "forward-looking statements" (as such term is defined in the statutory sections cited above), which can be identified by the use of forward-looking terminology such as "believes," "expects," "intends," "may," "will," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. The Company's forward-looking statements include the plans and objectives of management for future operations, including plans and objectives relating to its Internet connection services, plans and objectives for other businesses that the Company may enter and future economic performance of the Company. The forward-looking statements and associated risks set forth in this Prospectus include or relate to: (i) ability of the Company to attract and retain qualified technical, sales, marketing and administrative personnel relating to the services it currently provides and intends to provide, (ii) ability of the Company to market its services at competitive prices, (iii) development of brand-name recognition and loyalty for the Company's services, (iv) development of an effective sales staff, (v) market acceptance of the Company's services, (vi) success of the Company's market initiatives, (vii) expansion of sales in the industries to which the Company provides its current and intended services, (viii) success of the Company in forecasting demand for its current and intended services, (ix) success of the Company in diversifying the Company's market to provide services to large and small businesses, professionals and individuals, (x) success of the Company in diversifying the types of services it offers to customers, (xi) achievement of forecast operating margins dependent upon price and efficient provision of services, (xii) availability of suitable licenses or other intellectual property access and protection for the Company's services, (xiii) the ability of the Company to implement its acquisition strategy and the success of that strategy, if and to the extent it is implemented and (xiv) success of the Company in achieving increases in net sales to reduce the cost of services sold and decrease general, administrative and development costs as a percentage of net sales.

           The forward-looking statements are based on assumptions and judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company's control. Accordingly, although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore, there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in the "Risk Factors" section of this Prospectus, there are a number of other risks presented by the Company's business and operations that could cause the Company's net revenues or net loss, or growth in net revenues or net loss to vary markedly from prior results or the results contemplated by the forward-looking statements. Management decisions, including budgeting, are subjective in many respects and periodic revisions must be made to reflect actual conditions and business developments, the impact of which may cause the Company to alter its marketing, capital investment and other expenditures, which may adversely affect the Company's results of operations and cash flows. In light of significant uncertainties inherent in the forward-looking information included in this Prospectus, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company's objectives or plans will be achieved.

               PRICE RANGE FOR COMMON STOCK AND DIVIDEND POLICY

     The Issuer's Common Stock and the IPO Warrants are traded on Nasdaq under the symbols RMII and RMIIW, respectively. The table below sets forth for the periods indicated the high and low closing sales prices for the Issuer's Common Stock, as reported by the Nasdaq Stock Market, Inc.

     Quarter Ended                            High              Low
     -------------                           ------            ------
     September 30, 1996                      $3.060            $2.690
     December 31, 1996                        2.750             1.375

     March 31, 1997                           2.750             1.125
     June 30, 1997                            3.750             1.875
     September 30, 1997                       2.625             2.000
     December 31, 1997                        3.125             2.375

     March 31, 1998                           5.188             1.875
     June 30, 1998                           11.750             5.313


     The Issuer has never paid a cash dividend to Common Stock stockholders, and the current policy of the Issuer's board of directors is to retain the earnings of the Issuer, if any, for use in the operation and development of its business. Additionally, certain agreements to which the Issuer is a party restrict the Issuer's ability to declare and pay dividends. Therefore, the payment of cash dividends on the Common Stock is unlikely in the foreseeable future. Any future determination concerning the payment of dividends will depend upon the Issuer's financial condition, the Issuer's results of operations, and any other factors deemed relevant by the board of directors.

                                 CAPITALIZATION

    The following table sets forth as of March 31, 1998 (i) the actual capitalization of RMI, (ii) the pro forma capitalization of RMI adjusted for the ICC Acquisition and the acquisitions of Infohiway and Application Methods and (iii) the pro forma as adjusted capitalization of RMI which also gives effect to the Private Placement Offering and the application of the net proceeds therefrom. This information is qualified by the more detailed information included elsewhere in this Prospectus.

                                                                   AS OF MARCH 31, 1998
                                                           -------------------------------------
                                                                                      PRO FORMA
                                                           HISTORICAL    PRO FORMA   AS ADJUSTED
                                                           -----------  -----------  -----------
                                                                      (IN THOUSANDS)
Cash and cash equivalents................................   $   1,152    $   1,167    $  62,092
Restricted cash(1).......................................      --           --           57,750
                                                           -----------  -----------  -----------
                                                           -----------  -----------  -----------
Current portion of debt and capital lease obligations....         646        7,434          584
                                                           -----------  -----------  -----------
                                                           -----------  -----------  -----------
Debt (excluding current maturities)
  Capital Lease Obligations..............................         728        1,063        1,063
  Notes Payable..........................................          56          150       --
  Notes (from Private Placement Offering)................      --           42,000      175,000
                                                           -----------  -----------  -----------
                                                                  784       43,213      176,063
                                                           -----------  -----------  -----------
Stockholders' equity (deficit):
Preferred stock, $.001 par value, authorized
  750,000 shares, no shares outstanding..................
Common stock, $.001 par value, authorized
  25,000,000 shares, issued 7,286,275 shares, outstanding
  7,218,281(2)...........................................           7            8            8
Additional paid-in capital(3)............................       9,799       14,341       17,141
Treasury stock...........................................         (89)         (89)         (89)
Accumulated deficit(3)...................................      (8,061)      (8,061)     (11,911)
                                                           -----------  -----------  -----------
  Total Stockholders' Equity.............................       1,656        6,199        5,149
                                                           -----------  -----------  -----------
    Total Capitalization.................................   $   2,440    $  49,412    $ 181,212
                                                           -----------  -----------  -----------
                                                           -----------  -----------  -----------

------------------------

(1) The pro forma as adjusted data includes estimated restricted cash of $57.8 million to be invested in U.S. Government Securities to be held in the Interest Reserve Account.

(2) Does not include options and warrants to purchase approximately 6,846,638 shares of RMI Common Stock outstanding at March 31, 1998.

(3) In connection with the Bridge Loan Commitment, RMI agreed to pay the lenders and the arranger of such facility an aggregate amount of approximately $1,050,000 and agreed to issue warrants to the lenders and the arranger to acquire a total of 560,000 shares of RMI Common Stock. Warrants to acquire 220,833 shares have an exercise price of approximately $9.01 per share and warrants to acquire the remaining 339,167 shares have an exercise price of $.01. Upon completion of the Private Placement Offering, RMI will record an aggregate expense related to these warrants of at least $2,800,000. Prior to recording this expense, an independent valuation of these warrants will be obtained. To the extent it is determined that the value of the warrants differ from these amounts, further adjustments in such expense may be made. Additionally, upon completion of the Private Placement Offering, RMI will record an expense of approximately $1,050,000 in connection with the loan facility's origination fee.

              SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

    The following selected unaudited pro forma combined financial information presented below has been derived from the unaudited and audited historical financial statements of RMI, ICC, Infohiway and Application Methods included elsewhere in this Prospectus and reflect management's present estimate of pro forma adjustments, including a preliminary estimate of purchase price allocations, which ultimately may be different. The pro forma financial data gives effect to the ICC Acquisition and the acquisitions of Infohiway and Application Methods, as well as, the Acquisition Financing.

    The acquisitions are being accounted for using the purchase method of accounting. Accordingly, assets acquired and liabilities assumed are recorded at their estimated fair values, which are subject to further adjustment based upon appraisals and other analyses, with appropriate recognition given to the effect of RMI's borrowing rates and income tax rates.

    The unaudited pro forma combined statement of operations for the year ended December 31, 1997 gives effect to the acquisitions as if they had been consummated at the beginning of such year. This pro forma statement of operations combines the historical consolidated statement of operations for the year ended December 31, 1997 for RMI, the historical consolidated statement of operations for the eleven months ended December 31, 1997 for ICC, the historical combined statement of operations for the year ended December 31, 1997 for Application Methods and the historical statement of operations for the year ended December 31, 1997 for Infohiway.


    The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 1998 gives effect to the acquisitions as if they had been consummated at January 1, 1997. This pro forma statement of operations combines the historical operations for RMI, ICC, Application Methods and Infohiway for the three month period ended March 31, 1998.

    The unaudited pro forma condensed combined balance sheet as of March 31, 1998 gives effect to the acquisitions as if they had been consummated on that date. This pro forma balance sheet combines the historical consolidated balance sheet at that date for RMI and the historical balance sheets at such date for ICC, Application Methods and Infohiway.

    RMI has contractual rights under the ICC Merger Agreement to effect the ICC Acquisition and expects to complete the transaction as soon as possible after the August 10, 1998 ICC shareholders' meeting. However, there can be no assurance that RMI will be able to complete the ICC Acquisition at the time or in accordance with the terms and conditions that it currently contemplates.

    The unaudited pro forma condensed combined financial statements may not be indicative of the results that actually would have occurred if the transactions described above had been completed and in effect for the periods indicated or the results that may be obtained in the future. The actual purchase accounting adjustments may be revised upon completion of the ICC Acquisition. The unaudited pro forma condensed combined financial data presented below should be read in conjunction with the audited and unaudited historical financial statements and related notes thereto of RMI, ICC, Application Methods and Infohiway and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" of RMI and ICC, included elsewhere in this Prospectus.

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET

                              AS OF MARCH 31, 1998

                                  (UNAUDITED)

                                                                HISTORICAL
                             ---------------------------------------------------------------------------------
                                 ROCKY                                                                            PRO FORMA
                               MOUNTAIN         INTERNET                           APPLICATION                  -------------
                               INTERNET,     COMMUNICATIONS      INFOHIWAY,          METHODS,                     PRO FORMA
                                 INC.          CORPORATION          INC.           INCORPORATED     SUBTOTAL    ADJUSTMENTS(B)
                             -------------  -----------------  ---------------  -----------------  -----------  --------------
                                                          (DOLLARS IN THOUSANDS)
                                                           ASSETS
Current Assets:
  Cash and cash
    equivalents............    $   1,152           --                     1                14           1,167        42,000(1)
                                                                                                                    (42,000)(3)
  Trade receivables........          617            6,320            --                   134           7,071
  Inventory................           67            3,301            --                --               3,368        --
  Costs and estimated
    earnings in excess of
    billings...............       --                1,291            --                --               1,291        --
  Other....................          154              425            --                    62             641        --
                             -------------        -------                --               ---      -----------  -------------
    TOTAL CURRENT ASSETS...        1,990           11,337                 1               210          13,538        --
                             -------------        -------                --               ---      -----------  -------------
Property and equipment,
  net......................        2,641            1,805                 9                 7           4,462        --
Goodwill, net..............       --                2,162            --                --               2,162        44,084(3)
Customer lists, net........          442           --                --                --                 442        --
Net assets of discontinued
  operations...............       --                1,394            --                --               1,394        --
Other assets, net..........           79            1,380                 1            --               1,460         1,758(1)
                             -------------        -------                --               ---      -----------  -------------
    TOTAL ASSETS...........    $   5,152           18,078                11               217          23,458        45,842
                             -------------        -------                --               ---      -----------  -------------
                             -------------        -------                --               ---      -----------  -------------
                                            LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Notes payable............    $  --                6,639                 9               140           6,788        --
  Current maturities of
    long-term debt and
    capital lease
    obligations............          646           --                --                --                 646        --
  Accounts payable and
    accrued expenses.......        1,726            6,253                 2                49           8,030         1,758(1)
  Billings in excess of
    costs and estimated
    billings...............          340            1,150            --                --               1,490        --
  Unearned income and
    deposits...............       --                  992            --                --                 992        --
                             -------------        -------                --               ---      -----------  -------------
    TOTAL CURRENT
      LIABILITIES..........        2,712           15,034                11               189          17,946         1,758
                             -------------        -------                --               ---      -----------  -------------
Long-term debt and capital
  lease obligations........          784              429            --                --               1,213        --
Notes......................       --               --                --                --              --            42,000(1)
Other long-term
  obligations..............       --                  184            --                --                 184        --

Stockholders' Equity
  Preferred stock..........       --               --                --                --              --            --
  Common Stock and
    additional paid in
    capital................        9,717           13,965                13                 0          23,695       (13,978)(4)
                                                                                                                      4,574(3)
  Accumulated deficit......       (8,061)         (11,503)              (13)               28         (19,549)       11,488(4)
  Stockholders' notes......       --                  (31)           --                --                 (31)       --
                             -------------        -------                --               ---      -----------  -------------
    TOTAL STOCKHOLDERS'
      EQUITY...............        1,656            2,431            --                    28           4,115         2,084
                             -------------        -------                --               ---      -----------  -------------
Total Liabilities and
  Stockholders' Equity.....    $   5,152           18,078                11               217          23,458        45,842
                             -------------        -------                --               ---      -----------  -------------
                             -------------        -------                --               ---      -----------  -------------


                              PRO FORMA
                              COMBINED
                             -----------

Current assets:
  Cash and cash
    equivalents............       1,167

  Trade receivables........       7,071
  Inventory................       3,368
  Costs and estimated
    earnings in excess of
    billings...............       1,291
  Other....................         641
                             -----------
    TOTAL CURRENT ASSETS...      13,538
                             -----------
Property and equipment,
  net......................       4,462
Goodwill, net..............      46,246
Customer lists, net........         442
Net assets of discontinued
  operations...............       1,394
Other assets, net..........       3,218

                             -----------
    TOTAL ASSETS...........      69,300
                             -----------
                             -----------

Current Liabilities:
  Notes payable............       6,788
  Current maturities of
    long-term debt and
    capital lease
    obligations............         646
  Accounts payable and
    accrued expenses.......       9,788
  Billings in excess of
    costs and estimated
    billings...............       1,490
  Unearned income and
    deposits...............         992

                             -----------
    TOTAL CURRENT
      LIABILITIES..........      19,704
                             -----------
Long-term debt and capital
  lease obligations........       1,213
Notes......................      42,000
Other long-term
  obligations..............         184
Stockholders' Equity
  Preferred stock..........      --
  Common Stock and
    additional paid in
    capital................      14,291

  Accumulated deficit......      (8,061)
  Stockholders' notes......         (31)
                             -----------
    TOTAL STOCKHOLDERS'
      EQUITY...............       6,199
                             -----------
Total Liabilities and
  Stockholders' Equity.....      69,300
                             -----------
                             -----------

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                   FOR THE THREE MONTHS ENDED MARCH 31, 1998

                                  (UNAUDITED)

                                                                               HISTORICAL
                                             -------------------------------------------------------------------------------
                                                 ROCKY
                                               MOUNTAIN         INTERNET                         APPLICATION
                                               INTERNET,     COMMUNICATIONS                        METHODS,
                                                 INC.          CORPORATION     INFOHIWAY, INC.   INCORPORATED     SUBTOTAL
                                             -------------  -----------------  ---------------  ---------------  -----------
                                                              (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue:
  Internet access and services.............    $   1,713              100                 4              333          2,150
  Network services.........................       --                3,622            --               --              3,622
  Network integration......................           66            4,512            --               --              4,578
                                             -------------         ------                --              ---     -----------
    Total sales............................        1,779            8,234                 4              333         10,350
Cost of sales..............................          652            5,993                 4           --              6,649
                                             -------------         ------                --              ---     -----------
      Gross Margin.........................        1,127            2,241            --                  333          3,701
                                             -------------         ------                --              ---     -----------
Operating expenses:
  Selling, general and administrative......        2,139            4,877            --                  313          7,329
  Depreciation and amortization............          240              352                 1           --                593
                                                                                         --
                                             -------------         ------                                ---     -----------
      Total operating expenses.............        2,379            5,229                 1              313          7,922
                                             -------------         ------                --              ---     -----------
Other income (expense):
  Interest expense, net....................          (62)            (122)           --                   (4)          (188)
  Other income (expense), net..............       --               --                --                   (3)            (3)
                                             -------------         ------                --              ---     -----------
                                                     (62)            (122)           --                   (7)          (191)
                                             -------------         ------                --              ---     -----------
Income (loss) from continuing operations...       (1,314)          (3,110)               (1)              13         (4,412)
                                             -------------         ------                --              ---     -----------
                                             -------------         ------                --              ---     -----------
Basic and Diluted loss per share from
  continuing operations....................    $   (0.19)
                                             -------------
                                             -------------
Average number of common shares
  outstanding..............................        6,783
                                             -------------
                                             -------------


                                                     PRO FORMA
                                            ---------------------------
                                              PRO FORMA     PRO FORMA
                                            ADJUSTMENTS(B)    COMBINED
                                            --------------  -----------

Revenue:
  Internet access and services.............       --             2,150
  Network services.........................       --             3,622
  Network integration......................       --             4,578

                                                  ------    -----------
    Total sales............................       --            10,350
Cost of sales..............................       --             6,649

                                                  ------    -----------
      Gross Margin.........................       --             3,701

                                                  ------    -----------
Operating expenses:
  Selling, general and administrative......       --             7,329
  Depreciation and amortization............        1,216(5)      1,809

                                                  ------    -----------
      Total operating expenses.............        1,216         9,138

                                                  ------    -----------
Other income (expense):
  Interest expense, net....................       (1,218)(2)    (1,406)
  Other income (expense), net..............       --                (3)

                                                  ------    -----------
                                                  (1,218)       (1,409)

                                                  ------    -----------
Income (loss) from continuing operations...       (2,434)       (6,846)

                                                  ------    -----------
                                                  ------    -----------
Basic and Diluted loss per share from
  continuing operations....................                  $   (0.95)
                                                            -----------
                                                            -----------
Average number of common shares
  outstanding..............................                      7,219
                                                            -----------
                                                            -----------

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                    FOR THE PERIODS ENDED DECEMBER 31, 1997

                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                  (UNAUDITED)

                                                                      HISTORICAL
                                      ---------------------------------------------------------------------------
                                          ROCKY                                                                      PRO FORMA
                                        MOUNTAIN         INTERNET                      APPLICATION                 --------------
                                        INTERNET,     COMMUNICATIONS    INFOHIWAY,       METHODS,                    PRO FORMA
                                          INC.          CORPORATION        INC.       INCORPORATED     SUBTOTAL    ADJUSTMENTS(B)
                                      -------------  -----------------  -----------  ---------------  -----------  --------------
                                                     (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue:
  Internet access and services......    $   5,740              305              31            984          7,060        --
  Network services..................       --               12,064          --             --             12,064        --
  Network integration...............          387           20,744          --             --             21,131        --
                                      -------------         ------           -----          -----     -----------       ------
    Total sales.....................        6,127           33,113              31            984         40,255        --
Cost of sales.......................        2,060           23,693              13         --             25,766        --
                                      -------------         ------           -----          -----     -----------       ------

    Gross Margin....................        4,067            9,420              18            984         14,489        --
                                      -------------         ------           -----          -----     -----------       ------
Operating expenses:
  Selling, general and
    administrative..................        6,981           10,901              16          1,084         18,982        --
  Depreciation and amortization.....          887            1,469               6              5          2,367         4,864(5)
                                      -------------         ------           -----          -----     -----------       ------
    Total operating expenses........        7,868           12,370              22          1,089         21,349         4,864
                                      -------------         ------           -----          -----     -----------       ------
Other income (expense):
  Interest expense, net.............         (347)            (400)         --                (12)          (759)       (4,872)(2)
  Other income (expense), net.......           (5)          --              --                 15             10        --
                                      -------------         ------           -----          -----     -----------       ------
                                             (352)            (400)         --                  3           (749)       (4,872)
                                      -------------         ------           -----          -----     -----------       ------
Income (loss) from continuing
  operations........................       (4,153)          (3,350)             (4)          (102)        (7,609)       (9,736)
                                      -------------         ------           -----          -----     -----------       ------
                                      -------------         ------           -----          -----     -----------       ------
Basic and Diluted loss per share
  from continuing operations........    $   (0.79)
                                      -------------
                                      -------------
Average number of common shares
  outstanding.......................        5,268
                                      -------------
                                      -------------
                                       PRO FORMA
                                       COMBINED
                                      -----------

Revenue:
  Internet access and services......       7,060
  Network services..................      12,064
  Network integration...............      21,131
                                      -----------
    Total sales.....................      40,255
Cost of sales.......................      25,766
                                      -----------
    Gross Margin....................      14,489
                                      -----------
Operating expenses:
  Selling, general and
    administrative..................      18,982
  Depreciation and amortization.....       7,231
                                      -----------
    Total operating expenses........      26,213
                                      -----------
Other income (expense):
  Interest expense, net.............      (5,631)
  Other income (expense), net.......          10
                                      -----------
                                          (5,621)
                                      -----------
Income (loss) from continuing
  operations........................     (17,345)
                                      -----------
                                      -----------
Basic and Diluted loss per share
  from continuing operations........   $   (3.04)
                                      -----------
                                      -----------
Average number of common shares
  outstanding.......................       5,704
                                      -----------
                                      -----------

                        NOTES TO THE PRO FORMA CONDENSED
                            COMBINED FINANCIAL DATA
                                  (UNAUDITED)

(A) BASIS OF PRESENTATION

    The accompanying unaudited pro forma condensed combined balance sheet is presented as of March 31, 1998. The accompanying unaudited pro forma condensed combined statements of operations are presented for the three month period ended March 31, 1998 and for the year ended December 31, 1997, except for ICC for which the eleven-month period ended December 31, 1997 is presented.

(B) PRO FORMA ADJUSTMENTS

    The following pro forma adjustments have been made to the unaudited condensed combined balance sheet as of March 31, 1998 and the unaudited condensed combined statements of operations for the period ended March 31, 1998 and December 31, 1997:

(1) To adjust for the effects of the issuance of the $42,000,000 of Acquisition Financing, assuming a pro forma interest rate of 11%. The final interest rate has not been determined at this date. The proforma effects are as follows (in thousands):

CASH AND CASH EQUIVALENTS
-------------------------------------------------------------------
Proceeds from interim acquisition financing........................  $  42,000
                                                                     ---------
                                                                     ---------
OTHER ASSETS:
-------------------------------------------------------------------
Deferred financing costs...........................................  $   1,758
                                                                     ---------
                                                                     ---------
DEBT:
-------------------------------------------------------------------
Principal amount of acquisition financing..........................  $  42,000
                                                                     ---------
                                                                     ---------

(2) To increase interest expense to reflect the issuance of $42,000,000 of the Acquisition Financing and the amortization of the net debt issuance costs estimated at $1,758,000 as if the transaction had been in effect for the entire period, presented as follows (in thousands):

                                                                             12-31-97     3-31-98
                                                                            -----------  ---------
Record estimated interest expense on the Acquisition Financing............   $   4,620   $   1,155
Record amortization expense of new debt issuance costs....................         252          63
                                                                            -----------  ---------
                                                                             $   4,872   $   1,218
                                                                            -----------  ---------
                                                                            -----------  ---------

     For each 1/8 percent change (or 0.125%) in the interest rate, interest expense and pro forma income from continuing operations would change $52,500.

(3) To reflect the $42,000,000 in cash to be paid as the $39,400,000 purchase price plus $2,600,000 of estimated transaction costs for the ICC Acquisition and 436,369 shares of RMI Common Stock valued at $4,574,000 which is the approximate number of shares issued in connection with the acquisitions of Application Methods and Infohiway. The excess purchase prices over the fair value of the net assets acquired has been allocated to goodwill. The pro forma adjustment reflects the incremental goodwill, in excess of existing goodwill, in the amount of $44,084,000. Shares of Common Stock issued for acquisitions were recorded at fair value as determined by RMI's board of directors and based on the then current market price of RMI's

                                       -38-A

                        NOTES TO THE PRO FORMA CONDENSED
                            COMBINED FINANCIAL DATA
                                   (UNAUDITED)

(B) PRO FORMA ADJUSTMENTS (CONTINUED)

    publicly traded stock. The final allocation of the purchase price will be made after the appropriate appraisals or other analyses are performed.
    Upon completion of the appraisals and in accordance with the terms thereof, the excess purchase price currently allocated to goodwill will be allocated to the appropriate asset classifications, including customer lists and goodwill. While the goodwill is being amortized over periods ranging from 5-10 years, customer list or other identified intangibles may be amortized over shorter periods, which would therefore increase amortization expense.

    Summary information regarding the acquisitions is as follows (in thousands):

ENTITY                                          DATE CLOSED      CASH       STOCK      TOTAL
--------------------------------------------  ---------------  ---------  ---------  ---------
COMPLETED ACQUISITIONS:
  Infohiway.................................  June 5, 1998     $       0  $   1,335  $   1,335
  Application Methods.......................  June 30, 1998    $       0  $   3,239  $   3,239

ANTICIPATED ACQUISITION:
  ICC.......................................        **         $  42,000  $       0  $  42,000
                                                               ---------  ---------  ---------
    Total Consideration.....................                   $  42,000  $   4,574  $  46,574
                                                               ---------  ---------  ---------
                                                               ---------  ---------  ---------

------------------------

    **This transaction is anticipated to close in the third quarter of 1998, however no assurances can be given that it will close at that time, if at all.


(4) To eliminate the equity accounts of the acquisitions.

(5) To adjust amortization expense due to the increase in carrying value of goodwill, using lives ranging from five to ten years, as if such acquisitions had been completed as of January 1, 1997.

(C) OTHER CONSIDERATIONS

(1) Income tax expense or benefit has not been reflected in the pro forma condensed combined financial statements due to consolidated net operating losses for the periods ended March 31, 1998 and December 31, 1997.

(2) In connection with the Bridge Loan Commitment, RMI agreed to pay the lenders and the arranger of such facility an aggregate approximate amount of $1,050,000 and agreed to issue warrants to the lenders and the arranger to acquire a total of 560,000 shares of RMI Common Stock. Warrants to acquire 220,833 shares have an exercise price of approximately $9.01 per share and warrants to acquire the remaining 339,167 shares have an exercise price of $.01. Upon completion of the Private Placement Offering, RMI will record an aggregate expense related to these warrants of at least $2,800,000. Prior to recording this expense, an independent valuation of these warrants will be obtained. To the extent it is determined that the value of the warrants differ from these amounts, further adjustments in such expense may be made. Additionally, upon completion of the Offering, RMI will record an expense of approximately $1,050,000 in connection with the loan facility's origination fee.

(3) In addition to the purchase consideration described in Note B above, RMI has a commitment to pay additional purchase consideration to the former shareholders of Application Methods in the form of shares of Common Stock not to exceed a market value of $2,500,000. This contingent consideration will be computed by determining the number of shares of RMI common stock whose fair value equals 30% of the net income before taxes of Application Methods as a stand alone subsidiary of RMI. Any RMI common stock to be issued as contingent consideration will be valued based on the average closing price for the twenty consecutive trading days preceding the end of the six month performance interval. The performance intervals are each of the 6 month periods (6 periods) in the three year period following the acquisition. In the event the contingent consideration is payable in future periods, it will result in an increase to goodwill which will be amortized over the remaining amortization period of the initial goodwill. It is anticipated the goodwill related to Application Methods will be amortized over a five year period.

                                       -38-B

                    SELECTED HISTORICAL FINANCIAL DATA--RMI

    The following table sets forth selected historical financial and other data of RMI. RMI was formed in October 1993 and has generated operating losses since inception as well as negative cash flow in 1996 and 1997. The selected data set forth below as of December 31, 1994 (not included herein) and 1995 and for the periods then ended have been derived from the financial statements of RMI which have been audited by McGladrey & Pullen, LLP, independent auditors. The selected consolidated statements of operations and the balance sheet data set forth below as of December 31, 1996 and 1997, for the periods then ended have been derived from the financial statements of RMI which have been audited by Baird, Kurtz & Dobson, independent auditors. The selected financial data for the three month periods ended March 31, 1998 and 1997 are derived from unaudited financial statements. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which RMI considers necessary for a fair presentation of the financial position and results of operations for these periods. The operating results for the three months ended March 31, 1998 are not necessarily indicative of the results to be expected for any future period.

    The selected historical financial data should be read in conjunction with the Consolidated Financial Statements of RMI and related Notes thereto, and the information included under "SUMMARY HISTORICAL FINANCIAL DATA--RMI" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--RMI" included elsewhere in this Prospectus.

                                                                                                   THREE MONTHS ENDED
                                                               YEAR ENDED DECEMBER 31,                  MARCH 31
                                                      ------------------------------------------  --------------------
                                                       1994(1)     1995       1996       1997       1997       1998
                                                      ---------  ---------  ---------  ---------  ---------  ---------
                                                            (IN THOUSANDS, EXCEPT PER SHARE)            (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Revenues............................................  $     254  $   1,179  $   3,282  $   6,127  $   1,397  $   1,779
Cost of revenues earned.............................         84        320      1,104      2,060        501        652
Gross profit........................................        170        859      2,178      4,067        896      1,127
General, selling and administrative expense.........        211        968      4,459      7,868      1,708      2,379
Operating (loss) income.............................        (41)      (109)    (2,281)    (3,801)      (812)    (1,252)
Net (loss) income...................................        (44)      (129)    (2,343)    (4,153)      (890)    (1,314)
Net (loss) income per share(2)......................  $   (0.02) $   (0.07) $   (1.03) $   (0.79) $   (0.20) $   (0.19)

OTHER DATA:
EBITDA(3)...........................................         (7)        (9)    (1,956)    (2,918)      (642)    (1,012)
Deficiency of earnings to cover fixed charges(4)....        (44)      (129)    (2,343)    (4,153)      (890)    (1,314)
Net cash provided-(used) by:
  operating activities..............................        155         165     (1,512)    (3,297)      (815)      (107)
  investing activities..............................       (114)       (238)    (2,344)       921        473       (132)
  financing activities..............................         (7)        311      3,930      3,080        519        338
BALANCE SHEET DATA:
Cash and Cash Equivalents...........................  $      36  $     275  $     349  $   1,053  $     526  $   1,152
Investments.........................................          0          0      1,357          0        577          0
Working Capital (Deficit)...........................       (184)      (187)       371       (209)      (804)      (722)
Total Assets........................................        250        925      5,540      5,082      5,474      5,152
Long Term Debt and Capital Lease Obligations, net of
  current portion...................................         52        524      1,134        905      1,077        784
Total Stockholders' (deficit) equity................        (43)      (169)     2,317      2,083      1,709      1,656

------------------------

(1) The inception of RMI was in October 1993. No financial statement information is presented for the period from inception to December 31, 1993.

(2) Loss per share is computed based on 1,868,000 Shares outstanding for 1994 and 1995, 2,295,000 shares outstanding for 1996 and 5,268,000 shares outstanding for 1997 and 4,634,000 and 6,783,000 shares outstanding for the three months ended March 31, 1997 and 1998, respectively. This represents the weighted average common shares outstanding for both basic and diluted earnings per share for each period. See Note 1 to RMI's financial statements included elsewhere in this Prospectus.

(3) EBITDA is earnings from operations before interest, taxes, depreciation and amortization. EBITDA is included herein because management believes that certain investors find it to be a useful tool for measuring a company's ability to service its debt. However, EBITDA does not represent cash flow from operations, as defined by GAAP. EBITDA should not be considered as a substitute for net income or net loss as an indicator of RMI's operating performance or for cash flow as a measure of liquidity and should be examined in conjunction with the Consolidated Financial Statements of RMI and the related Notes thereto included elsewhere in this Prospectus. EBITDA as defined by RMI may be different from EBITDA as defined by other companies.

(4) Ratio of earnings to fixed charges is defined as earnings divided by fixed charges. Earnings (loss) represent pre-tax loss from continuing operations plus fixed charges. Fixed charges represent interest paid or accrued on indebtedness of RMI and amortization of deferred loan charges. In all applicable periods, RMI had a deficiency in earnings to fixed charges.

                    SELECTED HISTORICAL FINANCIAL DATA--ICC

    The following table sets forth selected historical financial and other data of ICC. The related financial data for the eleven months ended December 31, 1997 have been derived from the financial statements of ICC which have been audited by KPMG Peat Marwick LLP, independent accountants. The selected financial data for the fiscal years ended January 31, 1997 and 1996 have been derived from the financial statements of ICC which have been audited by Hein + Associates LLP, independent accountants. The selected financial data for the three month period ended March 31, 1998 and three month period ended April 30, 1997 are derived from unaudited financial statements. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which ICC considers necessary for a fair presentation of the financial position and results of operations for these periods. The operating results for the three months ended March 31, 1998 are not necessarily indicative of the results to be expected for any future period.

    The selected historical financial data should be read in conjunction with the Consolidated Financial Statements of ICC and related Notes thereto and the information included under "SUMMARY HISTORICAL FINANCIAL DATA--ICC" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--ICC" included elsewhere in this Prospectus.

                                                                                                        THREE        THREE
                                                                                     ELEVEN MONTHS     MONTHS       MONTHS
                                                                                    ENDED DECEMBER   ENDED APRIL  ENDED MARCH
                                                  YEAR ENDED JANUARY 31,                  31,            30,          31,
                                        ------------------------------------------  ---------------  -----------  -----------
                                          1994       1995       1996       1997          1997(1)           1997         1998
                                        ---------  ---------  ---------  ---------  ---------------  -----------  -----------
                                                            (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)
STATEMENT OF OPERATIONS DATA:
Revenues..............................  $  15,890  $  16,350  $  18,528  $  26,505     $  33,113      $   8,689    $   8,234
Cost of sales.........................     11,273     11,996     13,502     18,815        23,693          6,022        5,993
Gross margin..........................      4,617      4,354      5,026      7,690         9,420          2,667        2,241
Selling, general and administrative
  expenses............................      4,147      6,321      6,131      8,624        12,770          3,120        5,351(5)
Operating (loss) income...............        470     (1,967)    (1,105)      (934)       (3,350)          (453)      (3,110)
Net (loss) income.....................        300     (1,830)      (977)    (1,125)       (4,575)          (643)      (3,553)
Net (loss) income per share(2)........  $    0.14  $   (0.78) $   (0.41) $   (0.33)    $   (0.88)     $   (0.14)   $   (0.66)

OTHER DATA:
EBITDA(3).............................        991     (1,371)      (404)       313        (1,481)            48       (2,636)
Deficiency of earnings to cover fixed
  charges(4)..........................     --         (1,967)    (1,105)      (934)       (3,350)          (453)      (3,110)
Net cash provided-(used) by:
  operating activities................        150        295        (66)    (3,143)          732            183       (2,372)
  investing activities................     (1,487)    (1,563)      (724)      (604)         (995)          (166)         (53)
  financing activities................      1,270      1,125        691      2,590         1,873           (108)       2,184
BALANCE SHEET DATA:
Cash and Cash Equivalents.............  $     715  $     572  $     473  $     643     $       0      $     978    $       0
Investments...........................        189        157          0          0             0              0            0
Working Capital (Deficit).............      2,732      2,052        892      5,990        (1,488)         5,977       (3,697)
Total Assets..........................      6,582      7,064      7,450     18,372        18,113         19,045       18,078
Long Term Debt and Capital Lease
  Obligations, net of current
  portion.............................          0          0          0      5,587           209          2,714          429
Total Stockholders' equity............      4,873      3,853      2,917      7,405         5,984          9,612        2,431

------------------------------

(1) ICC elected to change its fiscal year from January 31 to December 31 effective February 1, 1997.

(2) Loss per share is computed based on 2,183,000, 2,352,000, 2,397,000,
    3,371,000, 5,216,000, 4,756,000 and 5,398,000 shares outstanding for 1994,
    1995, 1996, 1997, the eleven months ended December 31, 1997, and the three months ended April 30, 1997 and March 31, 1998, respectively. This represents the weighted average common shares outstanding for both basic and diluted earnings per share for each period.

(3) EBITDA is earnings from continuing operations before interest, taxes, depreciation and amortization. EBITDA is included herein because management believes that certain investors find it to be a useful tool for measuring a company's ability to service its debt. However, EBITDA does not represent cash flow from operations, as defined by GAAP. EBITDA should not be considered as a substitute for net income or net loss as an indicator of ICC's operating performance or for cash flow as a measure of liquidity and should be examined in conjunction with the Consolidated Financial Statements of ICC and the related Notes thereto included elsewhere in this Prospectus. EBITDA as defined by ICC may be different from EBITDA as defined by other companies.

(4) Ratio of earnings to fixed charges is defined as earnings divided by fixed charges. Earnings (loss) represent pre-tax loss from continuing operations plus fixed charges. Fixed charges represent interest paid or accrued on indebtedness of the ICC and amortization of deferred loan charges. In all applicable periods, ICC had a deficiency in earnings to fixed charges.

(5) Selling, general and administrative expenses for the three months ended March 31, 1998 includes $1,608,000 of restructuring costs. (See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--ICC").

                                USE OF PROCEEDS

         The 2,000,000 Acquisition Shares to be offered and issued by the Issuer may be issued from time to time in full or part consideration in connection with future acquisitions by the Issuer. The 4,061,500 Warrants and approximately an additional 2,966,250 Selling Securityholder Shares subject of this Prospectus have been previously issued to the Selling Securityholders and are being offered for sale by the Selling Securityholders, and approximately an additional 5,941,650 Selling Securityholder Shares that may be issued upon exercise of Warrants are being offered for sale by the Selling Securityholders. Consequently, the Issuer will not receive any of the proceeds from the sales of such shares.

         The Issuer will not receive the proceeds of sales of any Securities offered hereby by the Selling Securityholders. However, if the Selling Securityholders who hold Warrants determine to exercise their Warrants, the Issuer will receive the proceeds of the exercise of those Warrants. The 1,365,000 IPO Warrants are redeemable by the Issuer at a cost of $0.25 per IPO Warrant.

         The Issuer estimates that it would receive approximately $5,670,000 upon the exercise of all of the 1,365,000 IPO Warrants, net of commissions due and payable to the representative of the underwriters for the Issuer's IPO (but not net of the expenses of this offering). The Issuer is required to pay to Neidiger, Tucker, Bruner, Inc. ("NTB"), the representative of the underwriters of the Issuer's IPO, a commission equal to 5% of the exercise price of the IPO Warrants under circumstances. See "PLAN OF DISTRIBUTION." The Issuer plans to use any such net proceeds for general corporate purposes and working capital. To the extent such proceeds are not utilized immediately, they will be invested in instruments that, in the determination of the Issuer, are low-risk investment vehicles. There can be no assurance that any of the Warrants will be exercised.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    THE FOLLOWING DISCUSSION AND ANALYSIS IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, INCLUDED ELSEWHERE IN THIS PROSPECTUS. AS MENTIONED ABOVE, UNLESS THE CONTEXT OTHERWISE INDICATES, THE DISCUSSION HEREIN ASSUMES THE CONSUMMATION OF THE ICC ACQUISITION AND THE PRIVATE PLACEMENT OFFERING AND REFERENCES TO (i) THE "REGISTRANT" OR "ISSUER" SHALL MEAN ROCKY MOUNTAIN INTERNET, INC., A DELAWARE CORPORATION AND THE ISSUER OF THE SECURITIES OFFERED HEREBY, (ii) THE "COMPANY" SHALL MEAN ROCKY MOUNTAIN INTERNET, INC., A DELAWARE CORPORATION (WHICH WILL CONDUCT BUSINESS FOLLOWING THE ICC ACQUISITION AS INTERNET COMMUNICATIONS COMPANY) AND ITS CONSOLIDATED SUBSIDIARIES ON A PRO FORMA COMBINED BASIS AND GIVING EFFECT TO THE ACQUISITIONS OF INFOHIWAY, AND APPLICATION METHODS, AND THE CONSUMMATION OF THE ICC ACQUISITION, (iii) "RMI" SHALL MEAN ROCKY MOUNTAIN INTERNET, INC., A DELAWARE CORPORATION AND ITS CONSOLIDATED SUBSIDIARIES PRIOR TO THE CONSUMMATION OF THE ACQUISITIONS OF INFOHIWAY AND APPLICATION METHODS AND THE ICC ACQUISITION, AND (iv) "ICC" SHALL MEAN INTERNET COMMUNICATIONS CORPORATION, A COLORADO CORPORATION, AND ITS CONSOLIDATED SUBSIDIARIES PRIOR TO THE ICC ACQUISITION.

OVERVIEW

    RMI is a Delaware corporation incorporated in October 1995. It acquired the assets of Rocky Mountain Internet, Inc., a Colorado corporation incorporated in 1994 that began doing business in 1993 as an unincorporated enterprise. RMI is an ISP providing a broad range of Internet-based services to business and residential customers. RMI offers its services through its own network in Colorado and through third-party providers nationwide. For the year ended December 31, 1997 RMI had gross revenues of $6.1 million. RMI entered into the ICC Merger Agreement dated as of June 5, 1998 to acquire all of the outstanding stock of ICC. Consummation of the ICC Acquisition is subject to the satisfaction of various closing conditions, including approval of the merger by ICC's shareholders at a shareholders' meeting scheduled for August 10, 1998, and is expected to close shortly thereafter. Consummation of the offering is conditioned upon the prior consummation of the ICC Acquisition. RMI received the Bridge Loan Commitment to fund the ICC Acquisition in the event the Private Placement Offering is not compeleted. See "RECENT DEVELOPMENTS -- ICC ACQUISITION," and "-- OTHER ACQUISITIONS," "RISK FACTORS" and "BUSINESS."

    ICC is a multi-faceted telecommunications and data networking company specializing in the design, implementation, maintenance and management of communications systems and networks. ICC's gross revenues for the eleven months ended December 31, 1997 were $33.1 million. ICC is capable of providing a broad communications package addressed to its customers' needs for enterprise-wide data and voice networks. See "RECENT DEVELOPMENTS -- ICC ACQUISITION," and "-- OTHER ACQUISITIONS," "RISK FACTORS" and "BUSINESS."

    On June 5, 1998, RMI acquired Infohiway, a Colorado-based company that developed a search engine which the Company believes has unique data searching features. For the year ended December 31, 1997, Infohiway had gross revenues of $31,000. RMI also acquired, on June 30, 1998, Application
Methods, a Seattle-based company that has developed a proprietary e-commerce software package, e-SELL. For the year ended December 31, 1997, Application Methods had gross revenues of $984,000. Additionally, RMI recently entered into a non-binding memorandum of understanding regarding the possible acquisition of Internet Now, an ISP located in Phoenix, Arizona, for approximately $1.5 million. While the Company believes these current and proposed acquisitions will accelerate its existing growth plans, there can be no assurance that the Company will be able to integrate these companies successfully. See "RECENT DEVELOPMENTS--ICC ACQUISITION," and "--OTHER ACQUISITIONS," "RISK FACTORS" and "BUSINESS." The financial data of Infohiway and Application Methods has not been included in the following analysis and discussion but reference is made to the Financial Statements, including the Notes thereto, of Infohiway and Application Methods included elsewhere herein.

    With the acquisition of ICC by RMI, the Company is positioned to become a leading national communications solutions provider. The Company offers a broad array of communications products and services tailored to meet customer needs and provides high quality customer support. The Company delivers its products and services through three interconnected divisions: Communications Services, Web Services and Integration Services. The Company believes that, based upon its experience, a growing number of businesses will demand one point-of-contact for communications solutions for the following reasons: (i) to ensure proper system/ network integration; (ii) to obtain a single point of responsibility for products and services that might have numerous providers; and (iii) to continue to take advantage of evolving communications technologies. The Company intends to increase the breadth of its products and services delivered to its customers by adopting new technology, acquiring complementary businesses and capitalizing on strategic relationships.

RMI

THREE MONTHS ENDED MARCH 31, 1997 COMPARED TO THREE MONTHS ENDED MARCH 31, 1998

RESULTS OF OPERATIONS.

    REVENUES. RMI experienced net losses of $889,600 and $1,314,400 for the first quarters of 1997 and 1998, respectively, for an increase in the loss of 48%. The net losses and losses per share are presented in the following schedule.


                                                            FIRST QUARTER 1997             FIRST QUARTER 1998
                                                       ----------------------------  ------------------------------
                                                          LOSS      LOSS PER SHARE       LOSS       LOSS PER SHARE
                                                       -----------  ---------------  -------------  ---------------
TYPE OF LOSS:
Net Loss.............................................  $  (889,600)    $   (0.20)    $  (1,314,400)    $   (0.19)


    Included in the net loss for the three months ended March 31, 1998 is a non-cash charge of approximately $383,000 related to option compensation expense.

    Effective January 16, 1997, RMI acquired dial-up and dedicated access subscribers from Online Network Enterprises, Inc. (O.N.E.), a Boulder, Colorado-based provider of Internet access and web services for consideration consisting of $150,000 in cash and 116,932 shares of Common Stock.

    RMI's revenues grew 27% from $1,397,300 to $1,779,300 for the three months ended March 31, 1998 as compared to the comparable period in 1997. Listed below is a breakdown of the revenue billing categories.

                                                                                THREE MONTHS ENDED
                                                                                     MARCH 31
                                                                            --------------------------
                                                                                1997          1998       % CHANGE
                                                                            ------------  ------------  -----------
REVENUE CATEGORY:
Dial-Up Service...........................................................  $    595,700  $    565,300         (5%)
Dedicated Access Service..................................................       347,600       798,400        130%
Web Services..............................................................       216,800       314,300         45%
Equipment Sales...........................................................        83,200        66,000        (21%)
Other.....................................................................       154,000        35,300        (77%)
Total.....................................................................  $  1,397,300  $  1,779,300         27%

    DIAL-UP SERVICE. Since November 4, 1997, RMI has offered flat rate pricing for unlimited access service to the Denver and Boulder, Colorado markets. This offering has become more economically attractive than in the past due to lower costs for circuits and a lower cost per port for dial up access. The new offering includes higher speed modem access using K56 Flex technology.

    The table below shows the composite weighted average billing rates for full service Internet access by quarter for 1995, 1996, 1997 and the first quarter of 1998. The reduction in the average rate for September 1997 is the result of a change in the average rates resulting from the termination of dial-up service contracts with third parties in Alamosa and Leadville, Colorado. RMI has historically offered billing rates ranging from $8.95 to $29.95. The remaining contracts with other third parties provide a higher percentage of lower rate services. Effective with the December 1997 billings, most Denver and Boulder, Colorado area customers who were on payment plans higher than $19.95 per month were converted to a new $19.95 flat rate service, resulting in a lower average billing rate. The full effect of the conversions occurred during the last quarter of 1997 and the first quarter of 1998. In the first quarter of 1998, dial-up service in Hayden, Colorado also was terminated. RMI expects the average revenue per dial-up customer to stabilize contingent upon the current pricing remaining in effect.

                                                    FOR THE THREE MONTHS ENDED
----------------------------------------------------------------------------------------------------------------------------------
MAR 1995   JUN 1995   SEP 1995   DEC 1995   MAR 1996   JUN 1996   SEP 1996   DEC 1996   MAR 1997   JUN 1997   SEP 1997   DEC 1997
---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
$   20.52  $   20.42  $   20.88  $   21.02  $   20.97  $   20.33  $   20.41  $   20.50  $   20.10  $   20.04  $   19.65  $   18.62



MAR 1998
---------
$   17.98

    RMI experienced a 5% revenue reduction in dial-up service from the first quarter of 1997 as compared to the first quarter of 1998, from $595,700 to $565,300. The decrease is the result of a combination of the reduction in average customer revenues resulting from the new flat rate pricing offered and a reduction in revenues from business alliances as explained below.

    Dial-up services have been approximately even between commercial and residential customers throughout 1995, 1996, 1997 and the first quarter of 1998 based on customer count. Based on revenue, the split between commercial and residential is 35% to 65%, respectively.

    Through contracts with three locally-based unrelated parties, RMI has provided Internet services in secondary markets in Colorado. The services are provided under written contracts that provide for the locally-based party to provide equipment and marketing services while RMI provides Internet access and administrative services. Dial-up service revenues based on these contracts generated $139,500 in revenues for the first quarter of 1997 and $64,700 in revenues for the first quarter of 1998, for a decrease of 54%. The joint POPs established pursuant to these contracts were established commencing in the second quarter of 1995 and grew to six locations by the end of 1995 and nine locations by the end of 1996. Effective July 3, 1997, the contract with Zero Error Networks ("ZEN") was terminated. Under the termination agreement, RMI will operate the Pueblo, Colorado POP as an RMI-only location and ZEN will operate the Alamosa, Leadville, and Hayden, Colorado locations. The revenues from the Pueblo POP and its growth substantially offset the revenue loss from the Alamosa, Leadville and Hayden, Colorado POPs. A similar contract in Grand Junction, Colorado was terminated by RMI effective April 30, 1997. The marketing efforts by the locally-based third party in this location were minimal and sales were less than $1,000 per month. RMI is operating this facility as an RMI-only location at this time.

    DEDICATED ACCESS SERVICE. Dedicated access services are primarily provided to commercial customers and include a wide range of connectivity options tailored to the requirements of the customer. These services include private port (dedicated modem), Integrated Services Digital Network ("ISDN") connections, 56 Kbps frame relay connections, T-1 (1.54 Mbps) frame relay connections, T-1 and fractional T-1 point-to-point connections, and T-3 (45
Mbps) or fractional T-3 connections. RMI also offers a co-location service in which the customer's equipment is located in the RMI data center, thereby providing access to the Internet directly through RMI's connection.

    Dedicated access service business has grown based principally on ISDN and high-speed circuits (56K, T-1 and T-3) growth. ISDN sales have grown from $107,400 to $209,100 from first quarter 1997 to first quarter 1998, for an increase of 95%, while sales of high-speed circuits services have increased from $204,900 to $564,000 for the same periods for an increase of 175%.

    The table below shows the quarterly customer count by each of the component services offered for dedicated access service as of the dates indicated:

SERVICE                                     MAR 31 1995  JUN 30 1995  SEP 30 1995  DEC 31 1995  MAR 31 1996  JUN 30 1996
------------------------------------------  -----------  -----------  -----------  -----------  -----------  -----------
Private Port..............................          29           30           36           35           42           47
56 Kbps...................................          18           27           27           34           47           69
ISDN......................................           0            0            0            2            3           13
T-1 and T-3...............................           7           10           10           11           16           25
Co-location...............................           0            1            4            4            6            4

SERVICE                                     SEP 30 1996  DEC 31 1996
------------------------------------------  -----------  -----------
Private Port..............................          46           54
56 Kbps...................................          71           72
ISDN......................................          46           80
T-1 and T-3...............................          29           30
Co-location...............................           5            6

SERVICE                                                                MAR 31 1997  JUN 30 1997  SEP 30 1997  DEC 31 1997
---------------------------------------------------------------------  -----------  -----------  -----------  -----------
Private Port.........................................................          50           41           36           31
56 Kbps..............................................................          78           72           65           60
ISDN.................................................................         168          193          211          233
T-1 and T-3..........................................................          65           84           99          123
Co-location..........................................................          11           12           11           21

SERVICE                                                                MAR 31 1998
---------------------------------------------------------------------  -----------
Private Port.........................................................          23
56 Kbps..............................................................          57
ISDN.................................................................         256
T-1 and T-3..........................................................         151
Co-location..........................................................          30

    WEB SERVICES. Web services revenues are primarily comprised of web site hosting, web site production and web site marketing. Web site hosting provides ongoing revenue from customers for whom RMI hosts a web site on web servers in the RMI data center. All access made to these web sites by the customer and the Internet community as a whole are processed on the RMI servers. The advantage to customers is high-speed access to sites by their targeted audiences. The following is a summary of the number of web hosting customers as of the dates indicated:


 MAR 1995     JUN 1995     SEP 1995     DEC 1995    MAR 1996   JUN 1996   SEP 1996   DEC 1996   MAR 1997   JUN 1997   SEP 1997
   -----        -----        -----        -----     ---------  ---------  ---------  ---------  ---------  ---------  ---------
         1           21           45           90         157        217        242        341        418        424        417


 DEC 1997   MAR 1998
 ---------  ---------
      428         448

    Web site hosting accounted for $104,000 of revenue in the first quarter of 1997 and $138,200 in the first quarter of 1998 for an increase of 32%.

    Web site production increased from $112,800 for the first quarter of 1997 to $144,600 for the first quarter of 1998 for an increase of 27%.

    RMI added a new service, web site marketing, to customers in late 1997. For the first quarter of 1998, revenues of $22,000 were recognized for this service. Web site marketing offers the customer a service wherein RMI optimizes the position in web search engines for a customer's site based on queries using selected key words. This service results in a significant increase in the level of traffic for a web site.

    EQUIPMENT SALES. RMI sells hardware to its customers as an accommodation and to provide a "one stop shop" for Internet services. Equipment sales can vary from a single router for an ISDN connection to providing servers and Internet grade routers for co-locations. Sales decreased from $83,200 in the first quarter of 1997 to $66,000 in the first quarter of 1998, or by 21%. RMI has established wholesale purchasing relationships with national and regional vendors in order to provide an attractively priced total Internet solution to its commercial customers.

    OTHER REVENUE. Other revenue decreased from the first quarter of 1997 as compared to the first quarter of 1998. Training revenue decreased from $7,800 to $4,600, consulting revenue decreased from $109,300 to $4,000 and sales revenue from the Information Exchange, L.L.C. ("IE"), a voice messaging subsidiary of RMI, decreased from $36,900 to $26,700, respectively, from the first quarter of 1997 as compared to the first quarter of 1998. The reduction in consulting revenue occurred primarily due to a large consulting contract in the first quarter of 1997, which was concluded and no similar consulting arrangement occurred in the first quarter of 1998. The reduction in IE revenues is due to equipment problems (which have been corrected) that resulted in a loss of customers.

    GROSS PROFIT. Gross profit consists of total revenues less the cost of delivering services and equipment. The gross profit from Internet access and services was 67% of revenues from that segment for the three months ended March 31, 1997 and 65% for the same period in 1998. The reduction in gross profit is principally the result of offering a flat rate dial-up product which required a decrease in customers to modem ratios, resulting in higher circuit and equipment costs. Gross profits on equipment sales were approximately equal at 23% for both comparative periods. Sales of equipment are provided as an accommodation to RMI's customers and gross profit margin may vary considerably based on the mix of products sold.


    GENERAL, SELLING, AND ADMINISTRATIVE EXPENSES. General, selling and administrative expenses increased from approximately $1,708,300 in the first quarter of 1997 to approximately $2,379,300 in the first quarter of 1998, or an increase of 39%. Exclusive of option compensation expense, discussed in the following paragraph, general, selling and administrative expenses increased 16% from the first quarter of 1997 to the first quarter of 1998.


    Payroll costs increased 53% from $957,900 to $1,465,800 for the periods ended March 31, 1997 and 1998, respectively. Payroll costs included a non-cash charge to compensation for the first quarter of 1998 in the amount of $390,500 for the exercise of employee stock options. Exclusive of this amount payroll costs and related benefits increased 12%.

    Sales and marketing expenses, consisting of advertising, promotion, attendance at trade shows, printing, and finders' fees, increased from $47,700 for three months ended March 31, 1997 to $49,300 for the same period in 1998, for an increase of 3.4%.

    Facilities rent expense increased by 3% from $109,500 to $112,900 for the first quarter of 1997 to the first quarter of 1998. RMI has headquarters in downtown Denver, Colorado with additional office facilities in Colorado Springs, Colorado.

    RMI experienced a decrease in communications expense from $74,200 for the quarter ended March 31, 1997 to $61,200 for the quarter ended March 31, 1998, or a decrease of 18%. These expenses included local telephone service, cellular phones and pager costs and long distance telephone expenses. RMI uses multiple "800" phone numbers to provide technical support, customer support, and sales order processing to its growing base of customers.

    Legal and accounting expenses increased from $68,600 in the first quarter of 1997 to $216,800 in the first quarter of 1998 or an increase of 216%. This increase primarily resulted from legal and accounting work required in connection with preparation of proxy materials for the annual meeting in 1998, a registration statement relating to certain registration rights agreements (relating to public and private financings by RMI) and work performed in connection with acquisitions.

    Outside services, which includes temporary-to-hire staff and professional services, decreased 11% from $98,500 to $88,100 from the first quarter of 1997 to the same period of 1998. RMI hires many of its technical support call center staff and the web production staff on a "temp-to-hire" program wherein the new employee remains on the temporary employment agency's payroll for approximately ninety days. This allows the staff to be fully evaluated prior to becoming a full time RMI employee.

    During the first quarter of 1998, RMI realized a gain of $75,000 relating to the decision by the former President and Chief Executive Officer and another former officer to forego the remainder of severance payments in exchange for a release from non-compete agreements. The non-compete agreements were released effective March 6, 1998.

FISCAL YEAR ENDED DECEMBER 31, 1996 COMPARED TO FISCAL YEAR ENDED DECEMBER 31,
  1997

    RESULTS OF OPERATIONS.

    REVENUES. Revenues were generated by a variety of Internet-related activities that included dial-up access services, dedicated access services primarily for business customers, frame relay services, and web hosting and production. Other sources of revenue include equipment sales related to dedicated access accounts, educational courses, and setup charges associated with RMI's various services.

    In 1997, RMI's revenues grew 87% compared to the year ended December
31, 1996. The total number of customers grew from 9,800 at year end 1996 to 13,000 at year end 1997, representing an increase of 33%. Revenues exclusive of equipment sales grew by 108%. Revenues grew at a faster rate than customer count due to RMI's continuing focus on commercial customers with higher monthly billing rates and due to increases in web production and hosting. Customer count was also adversely affected by approximately 1,050 resulting from the termination of the contract with ZEN. An additional 390 customers from the Hayden, Colorado POP were transferred to ZEN effective January 1, 1998. The following table provides information regarding amounts of revenues by category for the years ended December 31, 1996 and 1997.

                                                                 YEAR ENDED DECEMBER 31,
                                                        -----------------------------------------
                                                            1996          1997        % CHANGE
                                                        ------------  ------------  -------------
REVENUE CATEGORY:
Dial-Up Service.......................................  $  1,465,300  $  2,359,500           61%
Dedicated Access Service..............................       689,300     2,047,800          197%
Web Services..........................................       413,600     1,051,100          154%
Equipment Sales.......................................       519,500       389,300          (25)%
Other.................................................       193,900       279,400           44%
                                                        ------------  ------------          ---
    Total.............................................  $  3,281,600  $  6,127,100           87%

    DIAL-UP SERVICE. RMI's dial-up service strategy is to provide high quality service with few busy signals. In the past, RMI was not prepared to offer flat rate pricing for unlimited access service. However, on November 4, 1997, RMI introduced a flat rate price offering to the Denver and Boulder, Colorado markets. Subsequently, RMI added flat rate service in Colorado Springs and Pueblo, Colorado. This offering has become more economically attractive than in the past due to lower costs for circuits and a lower cost per port for dial-up access. The new offering includes higher speed modem access using K56 Flex technology.

    The table below shows the composite weighted average billing rate for full service Internet access by quarter for 1995, 1996, and 1997. The reduction in the average rate for September 1997 is the result of a change in the average rates resulting from the termination of dial-up service contracts with third parties in Alamosa and Leadville, Colorado. RMI has historically offered billing rates ranging from $8.95 to $29.95. The remaining contracts with other third parties provide a higher percentage of lower rate services. Effective with the December 1997 billings, most Denver and Boulder, Colorado area customers who were on payment plans higher than $19.95 per month were converted to a new $19.95 flat rate service, resulting in a lower average billing rate.

                                                    FOR THE THREE MONTHS ENDED
----------------------------------------------------------------------------------------------------------------------------------
MAR 1995   JUN 1995   SEP 1995   DEC 1995   MAR 1996   JUN 1996   SEP 1996   DEC 1996   MAR 1997   JUN 1997   SEP 1997   DEC 1997
---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
   $20.52  $   20.42  $   20.88  $   21.02  $   20.97  $   20.33  $   20.41  $   20.50  $   20.10  $   20.04  $   19.65  $   18.62

    The 61% revenue growth in dial-up service from 1996 to 1997 is attributable to customer growth. Dial-up service has been approximately even between commercial and residential customers throughout 1995, 1996 and 1997 based on customer count. Based on revenues, the split between commercial and residential is 35% to 65%, respectively. Dial-up service revenues increased from $1,465,300 to $2,359,500 or 61% for the year ended December 31, 1996 as compared to the year ended December 31, 1997.

    Through business alliances with three locally-based unrelated parties RMI provides Internet services in secondary markets in the State of Colorado. The services are provided under written contracts that provide for the locally-based party to provide equipment and marketing services while RMI provides Internet access and administrative services. Dial-up service revenues based on these contracts generated

$354,100 in revenues in 1996 and $480,400 in revenues in 1997 for an increase of 36%. RMI expects total revenues from these third party relationships to decrease in the future as explained further in this paragraph. The joint POPs established pursuant to these contracts were established commencing in the second quarter of 1995 and grew to six locations by the end of 1995 and nine locations by the end of 1996. Effective July 3, 1997, the contract with ZEN was terminated. Under the termination agreement, RMI will operate the Pueblo, Colorado POP as an RMI-only location and ZEN will operate the Alamosa, Leadville, and Hayden, Colorado locations. These three POPs were transitioned to ZEN beginning in July 1997 and concluding in December 1997 as ZEN was able to implement facilities. The Pueblo, Colorado POP transitioned 100% to RMI in July 1997. Due to the timing of the changes there was minimal impact on total RMI revenues. A similar contract in Grand Junction, Colorado was terminated by RMI effective April 30, 1997. The marketing efforts by the locally-based third party in this location were minimal and sales were less than $1,000 per month. RMI is pursuing options to operate this facility and add dedicated as well as dial-up customers.

    DEDICATED ACCESS SERVICE. Dedicated access services are primarily provided to commercial customers and include a wide range of connectivity options tailored to the requirements of the customer. These services include private port (dedicated modem), ISDN connections, 56 Kbps frame relay connections, T-1 (1.54 Mbps) frame relay connections, T-1 and fractional T-1 point-to-point connections and T-3 (45 Mbps) or fractional T-3 connections. RMI also offers a co-location service in which the customer's equipment is located in the RMI data center, thereby providing access to the Internet directly through RMI's connection.

    Dedicated business has grown based principally on ISDN and high-speed circuits (56K, T-1, and T-3) growth. ISDN sales have grown from approximately $93,000 to $632,000, for an increase of 580% from 1996 to 1997. Dedicated high-speed circuits and co-location customer billings have increased from approximately $455,000 to $1,293,200 or 184% from 1996 to 1997. These increases are the result of a full time sales staff focused on this product line and the continuing growth in demand for Internet connectivity.

    The table below shows the quarterly customer count by each of the component services offered for dedicated access as of the dates indicated:

SERVICE                 MAR 31 1995  JUN 30 1995  SEP 30 1995  DEC 31 1995  MAR 31 1996  JUN 30 1996  SEP 30 1996  DEC 31 1996
----------------------  -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
Private Port..........          29           30           36           35           42           47           46           54
56 Kbps...............          18           27           27           34           47           69           71           72
ISDN..................           0            0            0            2            3           13           46           80
T-1 and T-3...........           7           10           10           11           16           25           29           30
Co-location...........           0            1            4            4            6            4            5            6

SERVICE                                                     MAR 31 1997  JUN 30 1997  SEP 30 1997  DEC 31 1997
----------------------------------------------------------  -----------  -----------  -----------  -----------
Private Port..............................................          50           41           36           31
56 Kbps...................................................          78           72           65           60
ISDN......................................................         168          193          211          233
T-1 and T-3...............................................          65           84           99          123
Co-location...............................................          11           12           11           21

    WEB SERVICES. Web services revenues are primarily comprised of web site hosting and web site production. Web site hosting provides ongoing revenue from customers for whom RMI hosts a web site on web servers in the RMI data center. All access made to these web sites by the customer and the Internet community as a whole are processed on the RMI servers. The advantage to customers is high-speed access to sites by their targeted audiences. The following is a summary of the number of web hosting customers as of the dates indicated:

 MAR 1995     JUN 1995     SEP 1995     DEC 1995     MAR 1996     JUN 1996     SEP 1996     DEC 1996     MAR 1997     JUN 1997
   -----        -----        -----        -----        -----        -----        -----        -----        -----        -----
         1           21           45           90          157          217          242          341          418          424


  SEP 1997     DEC 1997
    -----        -----
        417          428

    Web site hosting accounted for revenues of $239,700 in 1996 and $478,500 in 1997 for an increase of 100%. The increase resulted primarily from activity by the direct sales force, increased server capacities and speed, and the increasing popularity of the Internet as a business tool.

    Web site production revenues increased from $173,800 for 1996 to $563,500 for 1997 for an increase of 224%. The increase in 1997 resulted primarily from an increase in the size of the web site production department and the purchase by customers of more complex applications. In addition, RMI's direct sales force focused in 1997 on selling web production sites with higher average billings.

    EQUIPMENT SALES. RMI sells hardware to its customers as an accommodation and to provide a "one stop shop" for Internet services. Equipment sales can vary from a single router for an ISDN connection to providing servers and Internet grade routers for co-locations. Sales decreased from $519,600 in 1996 to $389,300 in 1997 or a 25% reduction. The equipment sales for 1996 included some large dollar sales to key customers and sales to third party business alliances for POP equipment with very low margin. 1997 did not have similar large-scale sales. Margins on equipment sales increased from 11% in 1996 to 23% in 1997. RMI has established wholesale purchasing relationships with national and regional vendors in order to provide an attractively priced total Internet solution to its commercial customers.

    GROSS PROFIT. Gross profit on Internet services (exclusive of equipment) as a percentage of sales was 77% for 1996 and 69% for 1997. In December 1996, RMI installed a T-3 network connecting Boulder, Colorado Springs and Denver, Colorado locations utilizing Cascade switches. This is a large capacity network providing reliable high-speed connections for a wide range of customer needs, which in 1997 was underutilized. As the network becomes fully utilized, RMI anticipates that it will realize significant economies of scale resulting in increased margins.

    GENERAL, SELLING AND ADMINISTRATIVE EXPENSES. General, selling and administrative expenses increased from approximately $3,682,660 in 1996 to approximately $6,611,000 in 1997, or 81%. General, selling and administrative costs consist of personnel (excluding sales and marketing personnel), physical facilities, depreciation, amortization, professional services and other related administrative expenses. Significant items are discussed below.

    Payroll costs increased 41% from $2,138,000 for 1996 to $3,024,000 for 1997 (not including sales and marketing personnel compensation discussed below). RMI had 55 employees at the end of 1996 and 67 employees at the end of 1997 in all areas of RMI including administration, technical support, development, and senior management (excluding sales and marketing). The 1997 total expense includes $127,700 of compensation expense in connection with options granted to Mr. Douglas H. Hanson as discussed elsewhere in this Prospectus.

    Sales and marketing expenses, consisting of advertising, promotion, attendance at trade shows, printing, and finders' fees, increased from $211,500 in 1996 to $286,300 in 1997, or 35%. RMI hired a full time direct sales staff beginning in December 1995. Compensation for sales and marketing personnel was approximately $565,000 for 1996 and $969,000 in 1997, for an increase of 71%, with 16 employees at the end of 1996 and 17 employees at the end of 1997. The increase resulted primarily from having a fully staffed sales department throughout 1997 while the department was partially staffed in 1996.

    Facilities rent expense was $172,400 in 1996 and increased 156% to $441,400 in 1997. This increase was principally the result of a move in late 1996 to new corporate headquarters consisting of leased office space of approximately 19,500 square feet space including a data center comprised of 1,200 square feet. RMI continues to occupy offices in Colorado Springs, Colorado for staff performing dial-in technical support, customer service, and sales functions. RMI's former offices in Denver, Colorado at 1800 Glenarm have been subleased effective March 1, 1997 for the remainder of the lease term. A one-time charge of approximately $58,000 has been recorded in 1996 for commission expense on the transaction as well as the difference between the sublease rate and the existing lease rate.

    RMI experienced an increase in communications expense from $196,800 for the year ended 1996 to $260,500 for the year ended 1997, or 32%. These expenses included local telephone service, cellular phones and pager costs and long distance telephone expenses. RMI uses multiple "800" phone numbers to provide technical support, customer support, and sales order processing to its growing base of customers.

    Legal and accounting expenses increased from $77,400 in 1996 to $218,100 in 1997, or an increase of 182%. This increase resulted from the first full year of filing SEC quarterly and annual reports, due diligence work performed in connection with the investments in RMI made by Mr. Hanson in 1997 (discussed elsewhere herein), negotiations in connection with the termination of employees and preparation of a proxy statement.

    Outside services expense, which includes temporary to hire staff and professional services, increased 191% from $150,100 to $437,700 from 1996 to 1997. RMI hires many of the technical support call center staff and the web production staff on a "temp-to-hire" program wherein the new employee remains on the temporary employment agency's payroll for approximately ninety days. This allows the staff to be fully evaluated prior to becoming a full-time employee.

    During 1997, RMI incurred one time expenses for a write-off of costs incurred in Grand Junction and Burlington, Colorado for development of third-party marketing agreements in the amount of $45,100, a write down of inventory for sale in the amount of $23,000, an expense of $314,600 relating to termination of employees and $107,200 of legal expenses primarily relating to the terminations.

FISCAL YEAR ENDED DECEMBER 31, 1995 COMPARED TO FISCAL YEAR ENDED DECEMBER 31,
  1996

    RESULTS OF OPERATIONS.

    REVENUES. Revenues were generated by a variety of Internet-related activities that included dial-up services, dedicated access services primarily for business customers, frame services, and web site hosting and production. Other sources of revenue included equipment sales related to dedicated access accounts, educational courses, and setup charges associated with RMI's various services.

    RMI's revenues grew 178% from the year ended December 31, 1995 as compared to the year ended December 31, 1996. The total number of customers grew from 4,000 to 9,800 during the same periods, representing an increase of 145%. Revenues exclusive of equipment sales grew by 167%. Revenues grew at a faster rate than customer count due to a focus on commercial customers with higher monthly billing rates and from increases in web site production and hosting and equipment sales. The following table provides information regarding amounts of revenues by category for the years ended December 31, 1995 and 1996.

                                                                YEAR ENDED DECEMBER 31,
                                                        ---------------------------------------
                                                            1995          1996       % CHANGE
                                                        ------------  ------------  -----------
REVENUE CATEGORY:
Dial-Up Service.......................................       621,500  $  1,465,300        135%
Dedicated Access Service..............................       262,300       689,300        163%
Web Services..........................................        29,100       413,600       1321%
Equipment Sales.......................................       144,500       519,500        259%
Other.................................................       121,900       193,900         59%
                                                        ------------  ------------  -----------
  Total...............................................  $  1,179,300  $  3,281,600        178%

    DIAL-UP SERVICE. RMI's dial-up service strategy is to provide high quality service with few busy signals. In order to assure this service level, RMI does not provide any unlimited access service price plans during the business day, as these plans have a tendency to congest the network. RMI does provide a range of service offerings based on a set number of hours for a set rate with additional hours billed as overage. The table below shows the composite weighted average billing rate for full service Internet access by quarter for 1995 and 1996.

                              FOR THE THREE MONTHS ENDED
--------------------------------------------------------------------------------------
MAR 1995   JUN 1995   SEP 1995   DEC 1995   MAR 1996   JUN 1996   SEP 1996   DEC 1996
---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
$   20.52  $   20.42  $   20.88  $   21.02  $   20.97  $   20.33  $   20.41  $   20.50

    The 135% revenue growth in dial-up service in 1996 over 1995 is attributable to a growth in customers while average billing rates remained stable year over year. Dial-up service has been approximately even between commercial and residential customers throughout 1995 and 1996, based on customer count.

    RMI has established business alliances through contracts with five unrelated parties for the purpose of providing Internet services in secondary markets in Colorado. These contracts provide for the local party to provide equipment and marketing services while RMI provides Internet access and administrative services. Dial-up service revenues based on these contracts generated $67,500 in revenues in 1995 and $354,100 in 1996 for an increase of 425%. The joint POPs pursuant to these contracts were established commencing in the second quarter of 1995 and grew to six locations by the end of 1995 and eight locations by the end of 1996.

    DEDICATED ACCESS SERVICE. Dedicated access services are primarily provided to commercial customers and include a wide range of connectivity options tailored to the requirements of the customer. These services include private port (dedicated modem), ISDN connections, 56 Kbps frame relay connections, T-1 (1.54 Mbps) frame relay connections, T-1 or fractional T-1 point-to-point connections, and T-3 (45 Mbps) or fractional T-3 connections. RMI also offers a co-location service in which the customer's equipment is located in the RMI data center, thereby providing access to the Internet directly through RMI's connection.

    The table below shows the quarterly customer count by each of the component services offered for dedicated access as of the dates indicated:

SERVICE                                     MAR 31 1995  JUN 30 1995  SEP 30 1995  DEC 31 1995  MAR 31 1996  JUN 30 1996
------------------------------------------  -----------  -----------  -----------  -----------  -----------  -----------
Private Port..............................          29           30           36           35           42           47
56 Kbps...................................          18           27           27           34           47           69
ISDN......................................           0            0            0            2            3           13
T-1 and T-3...............................           7           10           10           11           16           25
Co-location...............................           0            1            4            4            6            4

SERVICE                                     SEP 30 1996  DEC 31 1996
------------------------------------------  -----------  -----------
Private Port..............................          46           54
56 Kbps...................................          71           72
ISDN......................................          46           80
T-1 and T-3...............................          29           30
Co-location...............................           5            6

    WEB SERVICES. Web services revenues are primarily composed of web site hosting and web site production. Web site hosting provides ongoing revenue from customers for whom RMI hosts a web site on web servers in the RMI data center. All access made to these web sites by the customer and the Internet community as a whole are processed on the RMI servers. The advantage to customers is high-speed access to sites by their targeted audiences. The following is a summary of the number of web site hosting customers as of the dates indicated:

 MAR 1995     JUN 1995     SEP 1995     DEC 1995     MAR 1996     JUN 1996     SEP 1996     DEC 1996
   -----        -----        -----        -----        -----        -----        -----        -----
         1           21           45           90          157          217          242          341

    Web site hosting accounted for $26,200 of revenue in 1995 and $239,700 of 1996 revenue, for an increase of 815%. The increase resulted from increases in the direct sales force, increased server capacities and speed, and the increasing popularity of the web as a business tool.


    Web site production increased from $3,800 for 1995 to $173,800 for 1996, for an increase of 4,474%. RMI increased the size of the web site production department and as provided customers more complex applications. The growth in the web site hosting business as well as the efforts of RMI's direct sales force helped to drive this part of the business. RMI did not have a direct sales force until December 1995.


    EQUIPMENT SALES. RMI sells hardware to its customers as an accommodation and to provide a "one stop shop" for Internet services. Equipment sales can vary from a single router for an ISDN connection to providing servers and Internet grade routers for co-locations. Sales grew from $144,600 in 1995 to $519,600 in 1996, or 259%. The equipment sales for 1996 included some large dollar sales to key customers and sales to third party business alliances for POP equipment with low margins. Equipment sales are typically low margin transactions and can fluctuate dramatically depending on large server orders. RMI has established wholesale purchasing relationships with national and regional vendors in an effort to provide an attractively priced total Internet solution to its commercial customers.

    GROSS PROFIT. Gross profit consists of total revenue less the direct costs of delivering services and the cost of equipment. Gross profit on Internet services (exclusive of equipment) as a percentage of sales is 81% for 1995 and 77% for 1996. The reduction in gross profit percentage is principally the result of increasing capacity for Internet access, ISDN facilities, and dial-up facilities.


    GENERAL, SELLING AND ADMINISTRATIVE EXPENSES. General, selling and administrative expenses increased from $875,200 in 1995 to $3,682,600 in 1996, or 321%. General, selling and administrative costs consist of personnel (excluding sales and marketing personnel), physical facilities, depreciation, amortization, professional services and other related administrative expenses. Significant items are discussed below.


    Payroll costs increased from $459,600 for the year ended December 31, 1995 to $2,178,500 for the year ended December 31, 1996, or 374%. RMI had 29 employees at the end of 1995 and increased staff to 67 at the end of 1996 in all areas of RMI including administration, technical support, development and senior management (excluding sales and marketing).

    Sales and marketing expenses increased from $92,300 in 1995 to $776,500 in 1996, or 741% inclusive of personnel costs. RMI hired a full time direct sales staff beginning in December 1995. Of the total 1996 sales and marketing expense, approximately $565,000 related to personnel expenses. RMI had 6 employees at the end of 1995 and 16 employees at the end of 1996 in sales and marketing. Extensive efforts were made in 1996 to identify, hire and train sales personnel with expertise in Internet access and in web applications. Approximately $211,500 for 1996 was spent on advertising, developing and printing marketing and sales support materials, and trade show attendance.


    Facilities rent expense for 1995 was $82,300 and increased to $172,400 in 1996, or 109%. In late 1995, RMI opened offices on one floor in Denver at 1800 Glenarm. At mid-year, RMI acquired an additional floor at the same location. In late 1996, RMI moved its corporate headquarters and leased office space of approximately 19,500 square feet (including a data center comprised of 1,200 square feet). RMI continues to occupy offices in Colorado Springs, Colorado for staff performing dial-in technical support, customer service and sales functions. Additionally, RMI leased two POPs which contain routers, servers, and modems to provide Internet access for its customers. RMI's former offices in Denver, Colorado at 1800 Glenarm were sub-leased effective March 1, 1997 for the remainder of the lease term. A one-time charge of approximately $58,000 was recorded in 1996 for commission expense on the transaction as well as the difference between the sublease rate and the existing lease rate.


    RMI experienced an increase in communications expense from $58,400 for the year ended 1995 to $196,800 for the year ended 1996, or 237%. These expenses included local telephone service, cellular phones and pager costs and long distance telephone expenses. RMI uses multiple "800" phone numbers to provide technical support, customer support, and sales order processing to its growing base of customers.


ICC

THREE MONTHS ENDED MARCH 31, 1998 COMPARED TO THREE MONTHS ENDED APRIL 30, 1997

    CHANGE IN FISCAL YEAR END. ICC elected to change its fiscal year end to December 31 from January 31, effective February 1, 1997. References to the first quarter of 1997 relate to the three month period ended April 30, 1997.

    RESULTS OF OPERATIONS. For the quarter ended March 31, 1998, ICC experienced a loss from continuing operations of $3,110,000, which included a restructuring provision of $1,608,000, compared to a loss from continuing operations of $453,000 for the quarter ended April 30, 1997. In addition, ICC experienced a loss from discontinued operations of $206,000 and an estimated loss on the disposal of the discontinued operations of $237,000 during the quarter ended March 31, 1998. The discontinued operations had a loss of $190,000 for the quarter ended April 30, 1997.

    RESTRUCTURING. In March 1998, ICC announced a restructuring plan designed to enhance its strategic focus on the data communications network service market. Management determined that ICC had over-extended resources in the Rocky Mountain region and had evolved into an overly complex organization. Accordingly, the number of departments was reduced and 50 employees were separated from ICC, representing 21% of ICC's workforce (excluding discontinued operations). The personnel reductions were largely in the sales and administration departments. In addition, during the fourth quarter of fiscal year 1997, ICC launched an entirely separate wholesale engineering services business. The discontinuance of this business was integral to the restructuring.

    These restructuring actions resulted in ICC recognizing an expense for the three months ended March 31, 1998 in the amount of $1,608,000. The restructuring expense is comprised of several items, including employee severance, reduction in manufacturers' product lines, closure of the wholesale engineering services company and consolidation of facilities. The restructuring expenses are detailed in the following table:

RESTRUCTURING EXPENSES                                                               AMOUNT
--------------------------------------------------------------------------------  ------------
Employee Severance..............................................................  $    653,000
Product Line Reduction..........................................................       409,000
Closure of Wholesale Engineering Company........................................       274,000
Facilities Consolidation........................................................       229,000
Other...........................................................................        43,000
                                                                                  ------------
  TOTAL.........................................................................  $  1,608,000

    DISCONTINUED OPERATIONS. Pursuant to a plan adopted in March 1998, ICC executed two separate divestiture agreements on April 30, 1998 for its non-strategic subsidiaries, Sound and Cable. These divestitures have been accounted for as discontinued operations in accordance with APB 30 for the three-month periods ended March 31, 1998 and April 30, 1997. The remaining assets and liabilities of the divested operations at March 31, 1998 primarily consisted of accounts receivable and accounts payable.

    Summarized results of operations of Sound and Cable for the quarters ended March 31, 1998 and April 30, 1997 are as follows:

                                                        SOUND                  CABLE
                                                 --------------------  ----------------------
                                                   1997       1998        1997        1998
                                                 ---------  ---------  ----------  ----------
Loss from operations...........................  $  20,000  $  77,000  $  170,000  $  129,000

    In addition, based upon management's revised estimates, ICC also recorded charges of $237,000 during the quarter ended March 31, 1998 to provide for estimated losses on the discontinuation of Sound and Cable which includes anticipated operating results to the date of disposal, as well as, a revised estimate of losses expected upon disposition.

    ICC sold its 80% ownership of the common stock of Sound to Sound's vice president and sole minority shareholder. The consideration for this sale was $209,000. Likewise, on April 30, 1998 ICC transferred the business activities of its wholly-owned subsidiary, Cable, to a newly formed corporation ("Newco") owned and operated by the principal managers of Cable. The divestiture agreement specifies that Newco shall satisfactorily complete the Cable contracts existing at April 30, 1998, and by July 1, 1998 employ the majority of the remaining Cable employees. Cable is required to pay Newco compensation for the completion and final customer acceptance of Cable contracts.

    CONTINUING OPERATIONS. For the three months ended March 31, 1998, sales decreased by $455,000 or 5% as compared to the three months ended April 30, 1997. This decrease is due in part to the completion of a significant fiber infrastructure construction contract in the 1997 period which was outside the normal scope of ICC's business, representing $512,000 of sales. The increase in services revenue for the first quarter of 1998 over the three month period ended April 30, 1997 is a result of ICC's strategy to cross-sell services to its customers.

    Gross margin for the three months ended March 31, 1998 was 27.2% of sales versus 30.7% for the comparable period in the prior year. The higher margin in 1997 is related, in part, to the construction contract discussed above. Additionally, during the quarter ended March 31, 1998, the engineering services and operations department increased management positions and incurred higher training expenses compared with the prior year period.

    Selling expenses increased by $190,000 or 12.5%, for the three months ended March 31, 1998 over the three month period ended April 30, 1997. Selling expenses as a percentage of revenues were higher in the current period (20.8%) as compared to the prior year period (17.5%). The higher selling expenses are due to an increase in the sales force as of January 1, 1998, which was subsequently eliminated in the restructuring in March 1998.

    For the three months ended March 31, 1998, general and administrative costs increased by $454,000 or 31.2% over the prior year period. This increase is primarily due to increased payroll, related benefits and training of $206,000, increased allowances for bad debt and inventory obsolescence of $93,000, and expenses related to the settlement of certain disputes of $132,000.

ELEVEN MONTHS ENDED DECEMBER 31, 1997 ("FISCAL 1997") COMPARED TO FISCAL YEAR
  ENDED JANUARY 31, 1997 ("FISCAL 1996")

    CHANGE IN FISCAL YEAR END. ICC elected to change its fiscal year end to December 31 from January 31, effective February 1, 1997. References to fiscal 1996 relate to the fiscal year ended January 31, 1997. References to fiscal 1997 relate to the eleven months ended December 31, 1997.

    RESULTS FROM OPERATIONS. As noted above, ICC changed its fiscal year end to December 31, and as a result, the current year activity includes 11 months of operating results as compared to 12 months in the previous year. Additionally, on September 1, 1996, ICC acquired Interwest Communications C.S. Corporation, a Colorado corporation ("Interwest Communications") and its subsidiaries and the operating results include only 5 months of Interwest Communications activity.

    In March 1998, ICC adopted a formal plan to sell its non-core business segments, consisting of Sound and Cable, as a part of ICC's strategic focus on providing integrated and high-end network systems. The segments have been presented as discontinued operations for fiscal 1997.

    During fiscal 1997, ICC experienced a net loss of $4,575,000, including a $1,225,000 loss from discontinued operations, goodwill impairment of $259,000, and a loss from the sale of a subsidiary in the amount of $152,000. The loss from continuing operations before the goodwill impairment and loss from the sale of a subsidiary was $2,870,000. This compares to an overall net loss in the prior year of $1,125,000 and a loss from continuing operations of $934,000.

    Net sales in fiscal 1997 increased by $6,608,000 or 25%, as compared to fiscal 1996. The acquisition of Interwest Communications accounted for $8,503,000 of the increase while ICC's net sales (on a stand-alone basis) decreased by $1,895,000, or 11%. The primary cause for the decrease in ICC's (on a stand-alone basis) sales was the reduction in equipment sales from fiscal 1996 to fiscal 1997 (a $1,863,000 decrease). A number of factors contributed to this decrease. The prior year results included $989,000 of equipment sales from ICC's "Indirect Sales Department," which was eliminated in early 1996. Also, ICC (on a stand-alone basis) had been reducing its emphasis on equipment sales which do not include any recurring services. There was an intentional effort to sell "total network systems" as opposed to equipment only, which must usually be sold at lower margins because of increasing price competition. Although the conversion to this type of sale by ICC (on a stand-alone basis) began in fiscal 1996, this approach was expanded during fiscal 1997 and resulted in the decrease in equipment sales.

    Cost of goods sold as a percentage of sales and the resulting gross margin percentages were not significantly different from the percentages in the prior year. The consistent gross margin from year to year is mostly attributable to the consistency of equipment and services revenue mix from fiscal 1996 (50% equipment sales as percentage of total sales) as compared to fiscal 1997 (51%).

    Selling expenses were considerably higher in fiscal 1997 as compared to fiscal 1996. As a percentage of revenue, selling expenses increased from 15% to 17%. Both Interwest Communications and ICC (on a stand-alone basis) contributed to higher selling expenses due to the increase in sales staff and higher fixed costs for increased salaries.

    General and administrative expenses increased in actual dollars ($2,397,000) and as a percentage of revenue (from 16% in fiscal 1996 to 20% in fiscal 1997). ICC realized impairment of goodwill in the amount of

$259,000 in fiscal 1997. The impairment was determined based on a comparison of the realizable value of the goodwill to its book basis. Another contributing factor to the increase was a goodwill and intangible amortization expense primarily due to the acquisition of Interwest Communications, which increased from $98,000 in fiscal 1996 to $406,000 in fiscal 1997.

    General and administrative expenses also include a loss on the sale of its interest in a subsidiary, Work Telcom Services, Inc. ("WTS"), in the amount of $152,000 in fiscal 1997. ICC's basis in the shares of WTS was $309,000 and the shares were sold for $157,000. ICC received half of the sales price in cash and the other half in a note, secured by the shares sold, payable over five years. WTS contributed $28,000 towards ICC's loss in fiscal 1997 and was considered to be non-core in its future operations.

    For most of fiscal 1997, ICC did not realize the benefits of combining the two companies which was expected to occur after the acquisition of Interwest Communications.

FISCAL YEAR ENDED JANUARY 31, 1997 ("FISCAL 1996") COMPARED TO FISCAL YEAR
  ENDED JANUARY 31, 1996 ("FISCAL 1995")

    RESULTS FROM OPERATIONS. Revenues for ICC and Interwest Communications increased by 43% to $26,505,000 for fiscal 1996, from $18,528,000 for fiscal 1995. ICC's revenues (on a stand-alone basis) decreased by $2,393,000, while the acquisition of Interwest Communications added revenues of $8,804,000 for the five months of September 1, 1996 to January 31, 1997. During fiscal 1996, ICC management decided to eliminate its "Indirect Sales Department" which had generated $3,033,000 in revenues in the prior fiscal year. Revenues from this area in fiscal 1996 were $989,000 with a loss on that activity of $42,000. This sales department sold equipment to value-added resellers at declining gross margins. Due to increased competition and escalating costs in this area, management decided to devote those resources to other areas which it believed would generate higher gross margins in the coming years. Important customer relationships were transferred to ICC's Tele-Selling Department.

    During fiscal 1996, ICC undertook a number of programs to increase revenues from the services segments of its business and to lessen its dependency on equipment sales. The table below shows the composition of revenue:

                                                                    FISCAL YEAR ENDED
                                                             --------------------------------
                                                               JANUARY 31,      JANUARY 31,
REVENUE CATEGORY                                                  1996             1997
-----------------------------------------------------------  ---------------  ---------------
                                                                  (DOLLARS IN THOUSANDS)
Equipment/Materials(1).....................................     $   9,899        $  13,657
Data Circuits..............................................         5,585            6,288
Installation(1)............................................           578            3,782
Equipment Maintenance(1)...................................         1,513            2,144
Service Requests(1)........................................             0              695
Network Management.........................................           630              691
Consulting/Training........................................           138              440
Internet Services..........................................             0              174
Software and Other(1)......................................           185              130
Less Discontinued Operations...............................        --               (1,496)
                                                                  -------          -------
  TOTAL....................................................     $  18,528        $  26,505

------------------------

(1) Includes revenues from Interwest Communications.

    During fiscal 1996, in addition to new revenue sources from Interwest Communications, ICC introduced new products in the areas of local area network consulting/training, Internet services, and software sales. These new product introductions generated $532,000 in revenues for fiscal 1996.

    During fiscal 1996, gross margins increased to 29.1% from 27.1% for fiscal 1995. ICC (on a stand-alone basis) recorded gross margins of 27.5%, while Interwest Communications (on a stand-alone basis) recorded gross margins of 31.8%. The positive growth in gross margin percentage for ICC (on a stand-alone basis) was attributable to the closing of the "Indirect Sales Department" and the shift to services revenues which yield a higher gross margin.

    Selling and marketing expenses increased during fiscal 1996 to $3,995,000 as compared to $2,172,000 for the prior fiscal year. This increase was attributable to selling and marketing expenses of $1,184,000 for Interwest Communications (on a stand-alone basis) and an increase in ICC (on a stand-alone basis) selling and marketing expense of $639,000. This increase resulted from increased staffing of sales positions to facilitate new product introductions, the addition of a senior sales executive, and the initiation of marketing activities for both existing and new products.

    General and administrative expenses increased during fiscal 1996 due to the addition of Interwest Communications with general and administrative expenses of $1,446,000 and a decrease in these expenses for ICC of $218,000. The decrease in ICC's general and administrative expenses resulted from cost savings programs and a net reduction of headcount in administrative areas. On an overall basis, general and administrative expenses represented 16.0% of revenues as compared to 16.3% for the prior fiscal year.

    During fiscal 1996, ICC completed the shut down of its software development operations, incurring expenses of $63,000. In the prior fiscal year, ICC incurred expenses of $832,000 of software development and maintenance expenses. ICC had determined that there was no market for the product developed over the prior three fiscal years.

    Net interest expense for fiscal 1996 was $315,000 as compared to $43,000 for the prior fiscal year. The increase in interest expense was due to increased use of lines of credit to fund day-to-day operations, loans for equipment of Interwest Communications, and short-term loans related to the acquisition of Interwest Communications.

    For fiscal 1996, ICC had a net loss of $1,125,000 or $.33 per common share as compared to a net loss of $977,000 or $.41 per common share for fiscal 1995. The net loss for the fiscal 1996 was substantially incurred in the fourth quarter as ICC began implementing its plan for combining the resources of both ICC and Interwest Communications. ICC attempted to gain synergies from the two entities by cross training sales and other personnel, eliminating duplicate overhead and combining operations. Initially this resulted in increased costs and distraction from sales generation. Thus expenses were higher than planned, while revenues were lower. The net loss per share declined even though the net loss increased due to the increased number of shares outstanding as a result of the acquisition of Interwest Communications by ICC.

LIQUIDITY AND CAPITAL RESOURCES OF THE COMPANY

RMI

    RMI has incurred losses since its inception in October 1993. RMI's operations used net cash of approximately $3.3 million for the year ended December 31, 1997. RMI has operated with a negative cash flow from operations during 1996 and 1997. The cash used by operating activities is primarily attributable to RMI's continued expansion of its facilities and employee base in anticipation of continued growth in revenues.

    RMI has relied on a series of private and public financings to provide the funds necessary to finance its operations. These financings have included (a) a convertible debenture offering in late 1995 and early

1996 that generated $490,000 (the debentures were converted into shares of Common Stock in October 1996), (b) a preferred stock offering in mid-1996 that generated $406,000, (c) an initial public offering in September 1996, with proceeds of $3,777,000 and (d) a private placement of equity from June to September 1997 which raised $1,117,920. During 1997, RMI substantially drew down a line of credit for $500,000 for working capital purposes. This credit line was secured by a pledge of a $300,000 treasury bill repurchase agreement and by RMI's accounts receivable. In October 1997, RMI repaid the line of credit and transferred the funds from the treasury bill to cash. The line of credit has been discontinued and the secured position of the bank on the accounts receivable has ceased. RMI's office lease is also secured by a pledge of a money market fund of $250,000. On October 1, 1997, Mr. Hanson invested $2,398,600 by purchasing shares of RMI Common Stock and invested an additional $503,600 in March 1998 by exercising warrants and options that were granted at the time of his initial investment in October 1997. The March 1998 investment by Mr. Hanson was made in order to permit RMI to maintain its qualification for listing on Nasdaq. It is possible that prior to the completion of the Private Placement Offering (or drawing on the Bridge Loan Commitment if the Private Placement Offering is not completed), RMI will need additional cash resources to meet its obligations. Mr. Hanson has agreed to loan RMI up to $1.0 million if such need arises. However, this agreement is not in writing and the terms have not been negotiated. Consequently, there can be no assurance that, if such financing need arises, a loan from Mr. Hanson will be available or that, if available, such loan will be on terms which are acceptable to RMI or its board of directors or that such loan will be sufficient to meet RMI's need for additional short-term cash resources. RMI does not currently have access to bank financing and therefore additional financing would have to result from additional issuances of equity or debt securities such as the Private Placement Offering or from sale of assets.

    Net cash used by RMI for investing activities in 1996 was $1,511,500. Net cash used for investing activities in 1996 was primarily due to purchases of property and equipment, the purchase of investments needed to secure financing and payment for acquisitions. Net cash provided by investing activities in 1997 and the first quarter of 1998 was $921,000 and ($132,000), respectively (primarily due to proceeds of $1,356,600 from the release and sale of such investments which were no longer needed to secure such financing which was offset by purchase of equipment and the acquisition of O.N.E. customers.)

    Upon the effectiveness of the Registration Statement, of which this Prospectus forms a part, RMI has the right to call certain warrants to purchase 1,365,000 shares of Common Stock (the "IPO Warrants") for $0.25 each, and each warrantholder has, upon such call, a thirty-day period to exercise such warrant at an exercise price of $3.14 per underlying share. Such IPO Warrants are exercisable for the purchase of 1,900,566 shares of Common Stock. If all of the shares underlying these warrants are exercised, RMI would realize proceeds of approximately $5,670,000. RMI has not announced plans to call these warrants, but may elect to do so following the effectiveness of the Registration Statement.

     ICC has incurred losses since fiscal 1995 and had negative operating cash flow in the eleven months ended December 31, 1997 before the effect of the elimination of net cash used in operating activities of discontinued operations.

     ICC also has had a series of financings in recent periods in order to fund its operations. In April 1997, ICC received net proceeds of $2,973,000 in a private placement transaction with a related party. In exchange, ICC issued 631,579 shares of common stock and 63,158 warrants to purchase common stock at $5.70 per share exercisable for a period of 5 years. The price of the shares and warrants was based on market value of the shares at the time of the transaction. The shares and warrants were issued to Interwest Group and represent an additional investment in ICC by Interwest Group. The total investments of Interwest Group then represented 52.3% of outstanding shares and 52.9% upon the exercise of the warrants. The proceeds of the private placement were used for general corporate activities.

    During the first quarter of 1998 ICC experienced a deterioration of its liquidity position. ICC's liquidity problem was due to a significant increase in accounts receivable and an increase in inventory, resulting in ICC extending the time in which it paid its vendors. A number of factors contributed to the liquidity problems, including ICC's high cost structure, a management information system conversion undertaken by ICC in January 1998 and inventory procurement issues. The high cost structure of ICC was addressed in March 1998 when ICC announced a restructuring which included divesting of non-core businesses and sales channels and re-sizing its operations to concentrate on areas which generate recurring revenue and profits. The conversion of the primary management information system in January 1998 created problems in order entry, materials management, contracts management, labor utilization, customer invoicing and receivable collections. The inability to invoice customers on a timely basis added to ICC's liquidity problem. ICC is addressing these conversion issues including those related to invoicing and collection. The increase in inventory was due in part to a lack of effective policies and procedures for the procurement of materials in one of the purchasing organizations of ICC. Since the restructuring, the separate purchasing organizations have been combined into one department and have adopted consistent policies and procedures for materials procurement so as to avoid this problem in the future.

    The liquidity problem was partially alleviated by the receipt of $1.6 million cash in March 1998 from the issuance to a related party of a convertible promissory note due March 1999. The note bears interest at 10% and interest payments are due quarterly. Proceeds were used for working capital. The proceeds from the Private Placement Offering will be used in part to repay this borrowing.

    ICC also has a borrowing agreement with a lending institution which provides for a $5.0 million credit facility. At March 31, 1998, December 31, 1997 and January 31, 1997, ICC had outstanding borrowings under the facility of $5.0 million, $4,390,000 and $5,322,000, respectively. Although ICC was in default of financial performance covenants as of December 31, 1997, the lending institution waived the violations that existed as of that date. ICC entered into the multi-year credit facility during the fiscal year ended January 31, 1997. Under the agreement, borrowings are collateralized by ICC assets and are limited to an agreed-to percentage of accounts receivable and inventory. ICC borrowed under this line of credit to fund operations and to pay-off approximately $900,000 of debt as required by the Interwest Communications acquisition agreement. On April 23, 1997, ICC and its lending institution agreed to revise the borrowing agreement which included lowering the credit availability from $6.0 million to $5.0 million and setting new financial performance covenants that existed as of January 31, 1997. ICC used $2,850,000 of the proceeds from an equity investment to pay down this line of credit and to lower interest expenses. The facility expires in September 1998 but all borrowings thereunder are to be prepaid with proceeds of the Private Placement Offering.

    ICC incurred capital expenditures for equipment in support of its technical operations of $53,000, $995,000 and $603,000 during the quarter ended March 31, 1998, the eleven months ended December 31, 1997 and the fiscal year ended January 31, 1997, respectively. The acquisition of Interwest Communications during the fiscal year ended January 31, 1997 increased equipment balances by $837,000. There are currently no material commitments for capital expenditures and ICC has tightened control over its capital purchases. ICC's cash position decreased from $571,000 at January 31, 1997 to $0 at December 31, 1997. ICC's current ratio decreased from 2.19 as of January 31, 1997, to .87 as of December 31, 1997. The most significant reason for the decrease in the current ratio was the reclassification of a bank note payable from a long-term liability at January 31, 1997 to a current liability at December 31, 1997 which was required because the note expires in September 1998. ICC's intention is to renew the line of credit with the bank, however, there is no assurance that ICC will be successful. The balance of goodwill as of December 31, 1997 was $2,198,000. Goodwill represents the balance paid for an acquired entity in excess of the net assets of the acquired company prior to the acquisition. The goodwill included in the balance sheet relates principally to the acquisition of Interwest Communications by ICC and is being amortized over a period of 5 to 20 years. In March 1998, ICC made significant reductions to its cost structure by reducing its employee headcount by more than 20%. In addition, ICC divested itself of two of its subsidiaries (Sound and Cable) in April 1998. It is expected that ICC will reduce its level of negative net cash flow used in funding the losses of these two companies from its consolidated operating results.


    The Company expects to produce negative cash flow through 1999 due to aggressive geographic expansion activities associated with the development of the Company's Internet network and telecommunications services nationwide. There can be no assurance the Company will attain break-even cash flow in subsequent periods. Until sufficient cash flow is generated, the Company will be required to utilize the proceeds of the Private Placement Offering to meet its cash flow requirements and may be required to issue additional debt and/or equity securities in the future.

    Pursuant to the terms of the ICC Merger Agreement, RMI has agreed to purchase ICC. The Company expects to fund the ICC Acquisition with a portion of the proceeds from the Private Placement Offering ($42.0 million). In the event the Private Placement Offering is not completed, the Company will utilize the proceeds from the Bridge Loan Commitment. See "RECENT DEVELOPMENTS".

    In addition, the Company expects to use other proceeds of the Private Placement Offering to effect additional acquisitions in order to pursue its growth strategy. There can be no assurance that the Company will be able to identify, acquire, or profitably manage additional businesses or successfully integrate acquired businesses, if any, into the Company without substantial costs, delays, or other operational or financial problems. Further, acquisitions may involve a number of special risks, including potentially dilutive issuances of equity securities, the incurrence of additional debt, diversion of management's attention, failure to retain key acquired personnel, risks associated with unanticipated events or circumstances or legal liabilities and amortization of expenses related to goodwill and other intangible assets, some or all of which could have a material adverse effect on the Company's business, financial condition, results of operations and cash flow. In addition, there can be no assurance that acquired businesses, if any, will achieve anticipated revenues and earnings. The inability of the Company to implement and manage its acquisition strategy successfully may have an adverse effect on the future prospects of the Company.

    The Company intends to make capital expenditures during the next 12 months for expansion of its network, including the acquisition of POPs and the upgrade of the NOC and other computers and financial and management information systems. The Company expects to finance such capital expenditures primarily through the proceeds of the Private Placement Offering and secondarily through capital lease financings.

    The Company expects its available cash, including the proceeds from the Private Placement Offering, will be sufficient to fund its capital plan, acquisition plan and operations through 1999. If the Company's expansion occurs more rapidly than currently anticipated or if the Company's available cash resources are not sufficient to fund all of the Company's operating expenses and capital expenditures, the Company will require additional capital before that time. In addition, depending on market conditions, the Company may determine to raise additional capital before such time. The Company may obtain additional funding through the call of the IPO Warrants, sale of public or private debt and/or equity securities, bank financings, lease financings, strategic relationships or other arrangements. There can be no assurance as to the availability or the terms upon which such financing might be available. See "RISK FACTORS -- FUTURE CAPITAL NEEDS; UNCERTAINTY OF ADDITIONAL FINANCING."

YEAR 2000 ISSUES

    Currently, many computer systems, hardware, and software products are coded to accept only two digit entries in the date code field and, consequently, cannot distinguish 21st century dates from 20th century dates.
As a result, many companies' software and computer systems may need to be upgraded or replaced in order to comply with such "Year 2000" requirements. RMI, ICC and third parties with which RMI and ICC do business rely on numerous computer programs in their day to day operations. RMI's board of directors has appointed a committee which has begun the process of identifying computer systems that could be affected by the Year 2000 issue, but RMI and ICC have not yet estimated the costs of addressing the Year 2000 issue as it relates to RMI's and CCI's internal hardware and software, as well as third party computer systems with which RMI and ICC interact. ICC has a Year 2000 readiness plan and has begun the process of identifying computer systems of ICC and third party vendors and business partners with which ICC interacts, which could be affected by the Year 2000 issue.

     In the event that the Company acquires other assets or businesses, the software and hardware acquired by the Company in connection with those business combinations may also be Year 2000 non-compliant. There can be no assurance that the Year 2000 issues will be resolved in 1998 or 1999. The Company may incur significant costs in resolving its Year 2000 issues. If not resolved, this issue would have a material adverse impact on the Company's business, operating results, financial condition, and cash flow.

                                   BUSINESS

OVERVIEW


     The Company is a full service communications solutions provider of switched and IP-based communications products and services for small- and medium-sized business enterprises, as well as dial-up residential customers. The Company operates 9 Internet POPs in Colorado, and through agreements with third-party providers, the Company can provide Internet access in 90 of the 100 largest metropolitan statistical areas in the United States. In addition, the Company operates a 22,000 mile network with access points in 26 cities nationwide for the provision of private line, ATM and frame relay circuits to its business customers. The Company monitors and controls its network through its NOC located in Denver, Colorado. The Company intends to provide to its customers on a nationwide basis comprehensive communications services, including dedicated Internet access, dial-up Internet access, IP Telephony, point-to-point private line, frame relay and local and long distance telephone service. In addition, the Company offers its customers value-added web services, including web site hosting, web site production and marketing, e-commerce and web training. The Company believes it is essential to offer to its customers one point-of-contact for maintaining mission-critical communications networks and accomplishes this by also providing network integration services, including the design, installation, management and maintenance of business communications systems and enterprise data networks. The Company had combined pro forma revenues for the year ended December 31, 1997 of $40,255,000 and provided communications services to over 2,000 business customers and over 13,000 dial-up customers as of June 30, 1998.


INDUSTRY BACKGROUND


     OVERVIEW. The telecommunications industry is rapidly transforming itself from a segmented multi-technology marketplace to an industry that is characterized by the convergence of technologies and companies capable of providing a full array of communication services. Three of the main factors driving this significant transformation of the industry include (i) the convergence of voice and data transmission, (ii) the need for broadband transmission technologies and infrastructure, and (iii) the convergence of technologies and companies providing what were formerly independent products and services into one industry. As data and voice transmission converges, operators continually need higher bandwidth capacity networks. Today the communications services market can be divided into two basic categories: (i) traditional, circuit switched and dedicated voice oriented services; and (ii) packet switched services compatible with Internet standards. Traditional, circuit switched and dedicated voice oriented services in the United States can be further divided into long distance services and local exchange services.



     TRADITIONAL TELECOMMUNICATIONS SERVICE MARKET. The present structure of the U.S. telecommunications market resulted largely from the divestiture of the "Bell System" in 1984 (the "Divestiture"). As a result of the Divestiture, seven RBOCs were created to offer services in geographically defined areas called local access transport areas ("LATA's"). The RBOC's were separated from the long distance provider, AT&T, resulting in the creation of two distinct industries--local phone service and long distance (also known as interexchange) phone services. The Divestiture, in and of itself, did not result in competition in the local exchange market, but it did provide for direct open competition for long distance. Since the Divestiture, several factors have served to promote competition in the local exchange market, including: (i) customer desire for an alternative to the RBOCs (also referred to as the I-LECs); (ii) technological advances in the transmission of data and video requiring greater capacity and reliability than I-LEC networks were able to accommodate; (iii) a monopoly position and regulated pricing structure, which provided little incentive for the I-LECs to reduce prices, improve service or upgrade their networks; and (iv) the significant fees, called "access charges," long distance carriers were required to pay to the I-LECs to access the I-LECs' networks.


     The first competitors in the local exchange market, designated as "competitive access providers" or "CAPs" by the FCC, were established in the mid-1980s. Most of the early CAPs were entrepreneurial enterprises that operated limited networks in the central business districts of major cities in the United

States where the highest concentration of voice and data traffic is found. Since most states prohibited competition for local switched services, early
CAP services primarily consisted of providing dedicated, unswitched connections to long distance carriers and large businesses. These connections allowed high-volume users to avoid the relatively high prices charged by I-LECs for dedicated, unswitched connections or for switched access.

     As CAPs proliferated during the latter part of the 1980s, certain regulators issued rulings that favored competition and promised to open local markets to new entrants. These rulings allowed CAPs to offer a number of new services, including, in certain states, a broad range of local exchange services, including switched services. Companies providing a combination of CAP and switched local services are sometimes referred to as C-LECs. This pro-competitive trend continued with the passage of the Telecommunications Act of 1996, which provided a legal framework for introducing competition to local telecommunications services throughout the United States. As a result the RBOCs, which previously had an oligopoly in the $92 billion (1997 estimate) local service market, are now facing increased competition from C-LECs. Conversely, local carriers are being allowed to compete in the $104 billion long distance market (1997 estimate) only after they have "opened" their local markets to competition.


     Over the last three years, several significant transactions have been announced representing consolidation of the U.S. telecommunications industry driven by both competitive pressures and the convergence of voice and data networks. Among the I-LECs, Bell Atlantic Corporation and NYNEX Corporation merged in August of 1997 and Pacific Telesis Group and SBC Communications Inc. merged in April 1997. Major long distance providers have sought to enhance their positions in local markets, through transactions such as AT&T's acquisition of Teleport Communications Group and WorldCom's mergers with MFS and Brooks Fiber Properties and to otherwise improve their competitive positions, through transactions such as WorldCom's planned merger with MCI. In addition AT&T, in order to capitalize on the trends of convergence and consolidation and gain access to the local markets, has announced plans to merge with the cable company, TCI.



     THE INTERNET SERVICES MARKET. The Internet is a global collection of interconnected computer networks that allows commercial organizations, educational institutions, government agencies and individuals to communicate electronically, access and share information and conduct business. The Internet originated with the ARPAnet, a restricted network that was created in 1969 by the United States Department of Defense Advanced Research Projects Agency ("DARPA") to provide efficient and reliable long distance and data communications among the disparate computer systems used by government-funded researchers and academic organizations. The networks that comprise the Internet are connected in a variety of ways, including by public switched telephone network and by high speed, dedicated leased lines. Communications on the Internet are enabled by IP, an inter-networking standard that enables communication across the Internet regardless of the hardware and software used.


     Over time, as businesses have begun to utilize e-mail, file transfer and, more recently, intranet and extranet services, commercial usage has become a major component of Internet traffic. In 1989, the U.S. government effectively ceased directly funding any part of the Internet backbone. In the mid-1990s, contemporaneous with the increase in commercial usage of the Internet, a new type of provider called an ISP became more prevalent. ISPs offer access, e-mail, customized content and other specialized services and products aimed at allowing both commercial and residential customers to obtain information from, transmit information to and utilize resources available on the Internet.


     ISPs generally operate networks comprised of dedicated lines leased from Internet backbone providers using IP-based switching and routing equipment and server-based applications and databases. Customers are connected to the ISP's POP by facilities obtained by the customer or the ISP from either
I-LECs or C-LECs through a dedicated access line or the placement of a circuit-switched local telephone to call the ISP. The rapidly growing need for Internet access and technology has resulted in a highly fragmented industry with the proliferation of over 4,000 ISPs operating within the United States. These ISPs are primarily made up of a few large national providers focused on high bandwidth access and a large number of small providers with limited resources focused on serving local markets. Often the solutions offered by these companies fail to address certain elements required to ensure that customers' mission-critical Internet operations are reliable, scalable and high-performing and that these companies fail to provide a broad array of efficient, low-cost communications products and services. The Company believes that customer service has emerged as an increasingly important element of providing Internet services and that often the large, national ISPs do not offer individual customers the level of support desired and that many of the small, regional ISPs do not have the resources necessary to offer adequate customer support.


     According to industry estimates, the number of Internet users in the United States who access the World Wide Web reached approximately 29.2 million in 1997 and is forecasted to grow to approximately 72.1 million by the year 2000. In addition, IDC estimates that total ISP revenues in the United States are projected to grow from $4.6 billion in 1997 to over $18 billion in 2000. In the past much of the growth in ISP revenues has been driven by the dial-up or retail sector of the Internet. However, businesses today represent the largest and fastest growing segment of the Internet market. IDC predicts that U.S. corporate Internet access revenues will grow from approximately $1.9 billion in 1996 to over $6.6 billion in 2000. In addition, IDC predicts that enhanced Internet services, such as web hosting, security e-commerce, virtual private networks and advanced Internet applications are expected to grow from approximately $352 million in 1997 to over $7 billion in 2000. Internet access and enhanced Internet services represent two of the fastest growing segments of the telecommunications services marketplace.


     IP COMMUNICATIONS TECHNOLOGY. The most significant trend in the Internet and indeed in the broader telecommunications industry, is the convergence of voice and data communications to a singular mode of transmission. From the turn of the century, when Alexander Graham Bell made his historic first telephone call, traditional copper phone wires carried only voice information. Typically, circuit-switch based communications systems establish a dedicated channel for each communication (such as a telephone call for voice and fax), maintain the channel for the duration of the call and disconnect the channel at the conclusion of the call. With the inception of faxes and computer data in the late seventies and early eighties, the resources of such circuit-switch based networks became taxed. Various technologies have come to exist to address the need for greater bandwidth. Today there is a convergence of both voice, data and video transmission to one high-speed data packaging network. The most widely used solution has been the advent and rapid adoption of TCP/IP data transmission standard. Originally constructed as a network of computer networks, the Internet revolves around the TCP/IP, which moves data in a series of packets. These packets are disassembled at the point of transmission and routed over the Internet backbone in the most efficient manner and reassembled at the point of receipt. The disadvantage of these packets is that they are cumbersome and occupy large amounts of space on telephone wires and as a result data is slow to arrive at its destination. Various solutions have been created to address this problem, yet to date the most common and effective is to access a high bandwidth network for transmission.

     Packet-switch based systems offer several advantages over circuit-switch based systems, particularly the ability to commingle packets from several communication sources together simultaneously onto a single channel. For most communications, particularly those with bursts of information followed by periods of "silence," the ability to commingle packets provides for superior network utilization and efficiency, resulting in more information being transmitted through a given communication channel. There are, however, certain disadvantages to packet-switch based systems as currently implemented. Rapidly increasing demands for data, in part driven by Internet traffic volumes, are straining capacity and contributing to latency (delays) and interruptions in communications transmissions. In addition, there are concerns about the adequacy of the security and reliability of packet-switch based systems as currently implemented.

     Many initiatives are under way to develop technology to address these disadvantages of packet-switched based systems. The Company believes that the IP standard, which is an "open networking standard" broadly adopted in the Internet and elsewhere, should remain a primary focus of these development efforts. The Company expects the benefits of these efforts to be improved communications throughout, reduced latency and declining networking hardware costs. As IP technology improves, the Company believes that such packet-switch based networks will become the standard for providing telecommunication services. Already, IP Telephony, or transmission of voice calls from a telephone to a telephone using the Internet Backbone to haul the data, are being offered to consumers.


POSITIONING OF THE COMPANY

     With the acquisition of ICC, the Company is positioned to become a leading national communications solutions provider. The Company offers a broad array of communications products and services tailored to meet customer needs and provides high quality customer support. The Company delivers its products and services through three interconnected divisions: Communications Services, Web Services and Integration Services. The Company believes that, based upon its experience, a growing number of businesses will demand one point-of-contact for communications solutions for the following reasons: (i) to ensure proper system/network integration; (ii) to obtain a single point of responsibility for products and services that might have numerous providers; and (iii) to continue to take advantage of evolving communications technologies. The Company intends to increase the breadth of its products and services delivered to its customers by adopting new technology, acquiring complementary businesses and capitalizing on strategic relationships.

BUSINESS STRATEGY

     The Company's objective is to become a leading national provider of a broad array of communications services distinguished by a state-of-the-art network and high quality customer service and support. Key elements to the Company's business strategy include the following.

     PROVIDE A BROAD ARRAY OF COMMUNICATIONS SOLUTIONS TO ITS CUSTOMERS.
The Company has built a portfolio of products, services and skill sets to develop and deliver comprehensive internetworking communications solutions to both business and residential customers. These products and services are organized under three interconnected divisions including Communication Services, Web Services and Integration Services. The Company plans to continue to add products and services to its portfolio and believes that a growing number of businesses and consumers will demand that one company provide all of their communications needs. The Company believes that this one point-of-contact service delivery model ensures: (i) high-performance, cost-effective network planning, design and implementation; (ii) maintenance of a single point of responsibility; and (iii) an ongoing customer relationship as a technology partner for communications applications.


     PROVIDE SUPERIOR CUSTOMER SERVICE AND TECHNICAL SUPPORT. The Company believes that highly differentiated customer service and technical support is a key competitive asset in the communications industry, and the ISP sector in particular. Because the Internet is an evolving and complex medium, customers require significant technical support. Consequently, the Company has developed a comprehensive strategy to attain maximum customer satisfaction. This strategy consists of the following elements: (i) maintaining a sufficient number of qualified service and technical support personnel through proactive recruitment, retention and training programs; (ii) utilizing the Company's extranet to provide real-time, interactive customer service; (iii) developing an on-line billing system enabling customer-controlled account customization and analysis; and (iv) further deploying and maintaining the Company's service delivery standards and guarantees. The Company believes that due to its high quality customer service, it experiences low turnover rates and achieves a significant percentage of its subscriber growth from customer referrals.

     CAPITALIZE ON BRAND RECOGNITION AND COMPANY REPUTATION. The Company believes that as a result of the ICC Acquisition, the Company will possess two strong and distinctive brand names in the Mountain States region. ICC has a long standing reputation in the business community as a voice and data communications provider, and RMI has established itself as a leading-edge Internet access provider for residences and small- to medium-sized businesses. To capitalize on these assets, the Company will adopt a dual nationwide branding strategy. Products and services targeted to the business segment will be branded as "Internet Communications Company," and products and services targeted to the consumer segment will be branded as "Rocky Mountain Internet." This dual branding strategy will enable the Company to implement marketing efforts that have distinctive customer focus, as well as themes and messages that speak to the different audiences while maintaining the ability to cross sell and build national brands.



     MAXIMIZE NETWORK UTILIZATION. Through its network and agreements with third-party providers, the Company provides Internet access in 90 of the 100 largest metropolitan statistical areas in the United States. The Company plans to continue to selectively add POPs where it can add value to its customers. The Company believes that the ISP industry has historically been divided between ISPs focused on business customers and ISPs focused on residential dial-up customers. The Company's business strategy is to maximize network utilization 24 hours a day by targeting both daytime business and evening-intensive consumer users.


     SELECTIVELY TARGET KEY CITIES TO EXPAND NATIONWIDE. The Company plans to expand its sales efforts nationally by focusing on targeted areas where there is a large concentration of businesses and favorable demographics. The Company will initially target markets where it has existing facilities. In these locations the Company will actively pursue both business and residential customers. In markets where the Company is using third-party provider networks, the Company will initially target dial-up customers through advertising, promotions, public relations, telemarketing and customer referrals. Once the Company attains critical mass in these locations, it will establish its own POPs and begin targeting business and residential customers with its broad array of communications products and services.


     TAKE ADVANTAGE OF SIGNIFICANT CONSOLIDATION OPPORTUNITIES. The
Company believes that the Internet industry is undergoing structural changes with an increasing use of the Internet for mission-critical applications, which is creating demand for high quality network operations, customer service and technical support. The Company also believes that there is a market opportunity to consolidate ISPs, Internet-based service companies and Internet technologies. Evidence of this strategy includes the Company's recent acquisitions of Infohiway and Application Methods. Infohiway is a company that developed a search engine that gives the Company on-line advertising opportunities for its customers. Application Methods' e-commerce solution, e-SELL, enables the Company to provide business customers with browser-based software to conduct business over the Internet. The Company believes these acquisitions enhance the Company's position as a full service provider of communications solutions. The Company will continue to evaluate opportunities to acquire companies that it believes will enhance its product and service offerings. In addition, the Company intends to supplement its organic national growth efforts by acquiring local ISPs in strategic locations to maximize economies of scale.

DIVISIONS AND SERVICES

       DIVISIONS           SERVICES            DESCRIPTION
----------------------     --------            -----------
COMMUNICATION SERVICES     Internet Access
                             CO-LOCATION       T-1 or greater Internet access
                                               provided to customer's server
                                               located at the Company's POP

                             DEDICATED ACCESS  Fractional T-1, T-1 or greater
                                               Internet access provided to a
                                               customer's office

                             DIAL-UP SERVICE   Nationwide Internet access for
                                               consumer and small business
                                               customers using modems to dial
                                               into the Company's network

                             WIRELESS ACCESS   Evolving technology allowing up
                                               to 750 kbps wireless Internet
                                               access currently available in
                                               the Denver metro area

                           Telephony Services
                             E-PHONE           Long distance calling using IP Telephony

                             LONG DISTANCE     Traditional long distance
                                               services

                             LOCAL (C-LEC)     Traditional local exchange
                                               telephone service on a resale
                                               or facilities-owned basis
                                               throughout Colorado

                             DEDICATED LINE    Dedicated and frame relay
                             SERVICES          networks to carry voice and
                                               data traffic for its business
                                               customers.

WEB SERVICES                Web Hosting        A customer's web site is
                                               "hosted" on the Company's
                                               servers and connected to the
                                               Internet via a high-speed
                                               connection

                           Web Site Production Design, development and
                                               implementation of customer web
                                               sites

                           Web Site Marketing
                             TRAFFIC BUILDER
                               PLUS            Unique web site marketing
                                               program whereby customer web
                                               sites are marketed exclusively
                                               to Internet users

                             INFOHIWAY         Search engine that contains a
                                               large and rapidly growing
                                               database of reference
                                               information on the World Wide
                                               Web

       DIVISIONS           SERVICES            DESCRIPTION
----------------------     --------            -----------
                           Electronic Commerce
                             E-SELL            Turnkey solution for setting
                                               up an Internet store

                           Web Training        Various levels of Internet
                                               training for customers from
                                               basic access training to HTML
                                               programming

INTEGRATION SERVICES       Enterprise Networks Plan, design, implement and
                                               maintain business communication
                                               systems and networks

                           Network Management
                             Services
                             INTERALERT        24 hour network monitoring and
                                               problem resolution

                             INTERCEDE         Maximizes network up-time

                             INTERCHANGE       Optimizes network performance

                           Network Maintenance

                             INTERCARE         Standard maintenance service plan

                             INTERCARE GOLD    Premium maintenance service plan

                           Network Consulting  Network system engineering,
                                               performance analysis, design
                                               and engineering

                           Network Security    Analysis of security needs,
                                               implementation of firewalls and
                                               secure Internet connections

COMMUNICATION SERVICES


INTERNET ACCESS



    The Company provides Internet services through its 9 Internet POPs in the state of Colorado and, through agreements with third party providers, in 90 of the 100 largest metropolitain statistical areas in the United States.


    CO-LOCATION. As more people use the Internet to shop for products and services, the demands on shared server resources are increasing. The Company offers businesses the alternative of co-locating their servers in the Company's data center, thereby taking cost-effective advantage of the Company's centralized Internet resources. For example, a web developer who co-locates a server at the Company can save up to 40% to 60% of the monthly cost of maintaining that server in-house.


     DEDICATED ACCESS SERVICE. Dedicated access services are primarily provided to commercial customers and include a wide range of connectivity options tailored to the requirements of the customer. These services include private port (dedicated modem), ISDN connections, 56 Kbps frame relay connections, T-1 (1.54 Mbps) connections, and T-3 (45 Mbps) or fractional T-3 connections. This type of connectivity is generally used to connect local area networks, wide area networks or server applications to the Internet, ensuring a dedicated connection. This connection requires a dedicated telecommunications facility, ranging from an analog phone line, ISDN, frame relay, leased line T-1 or leased line T-3 and a router and a device to convert digital signal to serial interface, usually referred to as a CSU/DSU. Dedicated services range in price from $199 per month to over $15,000 per month depending on the connection type. Installation fees generally range from $300 to $5,000.



     DIAL-UP SERVICE. The Company offers nationwide dial-up service for unlimited usage, which is available for $19.95 per month plus a one-time $15 set-up fee. This offering includes high-speed modem access using K56 Flex technology and a high quality connection due to the redundancy that has been built into the network.

Through its arrangement with PSINet, the Company is able to provide dial-up access to customers in over 230 locations nationwide.

     WIRELESS SERVICE. The Company has recently signed an agreement with American Telecasting, Inc., to offer high-speed megabit Internet access technology to 80% of the homes and businesses in the Denver metro area. The service includes download speeds of about 750 kbps, a microwave receiver, an external modem, a cable modem and an Ethernet card. Costs include an installation fee and an approximate $50 per month service charge. The Company intends to enter into similar agreements with other providers as the Company expands its geographic presence.

     TELEPHONY SERVICES

     The Company provides IP Telephony and local (C-LEC) telephone service in the state of Colorado and provides traditional long distance service nationwide. In addition, the Company provides dedicated line services nationwide over its 22,000 mile network with access points in 26 cities.

     IP TELEPHONY. IP Telephony is new technology that enables long distance calling using Internet technology. Rather than using traditional switched voice technology the caller dials into a server that converts the voice signal into IP packets and routes the call to a long distance carrier. This technology enables the caller to bypass the LEC, thereby removing the local exchange fees at this time. The Company is now able to deliver "toll quality" long distance calls that originate in Colorado to anywhere in the contiguous United States using IP Telephony. IP Telephony service is priced at $.07 per minute to anywhere in the contiguous United States, 24 hours per day.

     TRADITIONAL LONG DISTANCE SERVICE. The Company's recent agreement with Frontier Communications of the West, Inc. will permit the Company to offer a full line of traditional long distance services. The Company will be offering the following services:

      - 1+ long distance dialing
      - Dedicated long distance
      - 1-800 service
      - Calling card
      - Conference calling

      LOCAL (C-LEC). The Company resells local exchange telephone services in Colorado.

     DEDICATED LINE SERVICES. The Company operates extensive dedicated and frame relay networks to carry voice and data traffic across the country and across town for its business customers.

WEB SERVICES

     WEB SITE HOSTING. Web site hosting provides ongoing revenue from customers for whom the Company hosts a web site on web servers located in the Company's data center. All access made to these web sites by the customer and the Internet community as a whole is processed on the Company's servers. The advantage to customers is high-speed access to sites by their targeted audiences. Prices for web site hosting generally consist of $100 per month for virtual hosting service and $75 per month for static hosting services. There is also a one-time set-up fee of approximately $100.

     WEB SITE PRODUCTION. Web site production encompasses the design, development and implementation of customer web sites. These sites may be public domain sites or private sites (extranets or intranets). The functionality of these sites will continue to evolve and require a great deal [6~of graphic design talent as well as high end programming skills.

     WEB SITE MARKETING

     TRAFFIC BUILDER PLUS. This is a web site marketing program whereby customer web sites are marketed exclusively to Internet users. This service includes sophisticated search engine submission and management techniques, cross-linking related web sites, posting to relevant newsgroups and customizing banner ad campaigns. The pricing for this service varies dramatically based on a customer's budget and desired results.


     INFOHIWAY. This is a search engine that contains a large and rapidly growing database of reference information on the World Wide Web. The search engine also contains certain features, including: PREVIEW buttons, which permit users to see a site's content without waiting for a full download of all the site's graphics; FUZZY LINKS, which provide visitors with a handy way to search for related but perhaps not specifically targeted information; and SITE MAPPING, which provides a simple and visual way to see a site's structure. The site also contains banner advertisements, which the Company may sell to its customers as part of a web marketing package.


     ELECTRONIC COMMERCE


     e-SELL. The Company provides small- to medium-sized businesses with turnkey software package solutions for e-commerce that they can use themselves. Rather than simply offering a web site, it acts as a true Internet store, enabling a dynamic, interactive shopping experience for the customer, secure credit card transactions and "behind the scenes" functionality, like inventory management and custom reporting. Through e-SELL, the Company will be able to offer a low-cost, fast implementation of a true, database-driven Internet store. Competing packages require the involvement of technical experts, consultants or developers to set up and configure a store. Because of these extra "soft costs", implementation costs usually reach several times the basic cost of the package and implementation time can be weeks or months. By contrast, an e-SELL store can be up and running in hours. e-SELL is scalable and extensible as a business grows, because it is based on an open architecture--Microsoft Windows NT and BackOffice. While competing packages often utilize proprietary programming languages or tools (and many started out as Macintosh or Unix products), e-SELL is an extension to the industry-standard BackOffice platform, enabling easy customization. In addition, any industry-standard database can be connected, furthering the ease of integration with merchants' existing information systems.



     WEB TRAINING. The Company's headquarters include a training center with multiple workstations. Customers can schedule their employees for various levels of Internet training, ranging from basic access training to HTML programming. Customized, one-on-one training is also available, either at the Company's headquarters or at the customer's site.


INTEGRATION SERVICES


     The Company plans, designs, implements and maintains enterprise-wide business communications systems and networks. The Company maintains distribution arrangements with manufacturers, including 3Com Corp., Cisco Systems, Inc., NEC America, Northern Telecom, ADC/Kentrox and Adtran Inc. The enterprise networks that the Company designs for its customers makes use of its network backbone, supplemented where appropriate and cost effective, with facilities provided by its carrier partners.

     NETWORK MANAGEMENT SERVICES. To provide value-added services, the Company employs a highly trained technical staff and operates an advanced NOC. The NOC is capable of monitoring and remotely diagnosing most data communication devices as well as the circuits connecting customer locations. Network management is a particularly valuable service the Company provides to its enterprise network customers. With this service, the Company proactively monitors all systems and network facilities comprising a customer's enterprise network and problems or interruptions are quickly captured, diagnosed and resolved. In addition, performance data is collected and analyzed to identify performance trends. Such analysis permits the Company to take preventative measures before the network experiences serious problems or down time. The Company's network and field engineers have a broad knowledge of data and voice communications equipment and networks, built on a foundation of experience and training. Their knowledge extends to multiple vendors and they are experts at designing and installing integrated networks and resolving problems arising in those networks.


     INTERALERT. The Company's Fault Management Service provides round-the-clock, state-of-the-art network monitoring and problem resolution. The Company's NOC is capable of monitoring and remotely diagnosing contracted communications devices, including routers, hubs, switches and CPE devices as well as leased lines and Frame Relay circuits. Specific elements of InterAlert service include:


Network Monitoring:                 Problem Resolution:
- Fault Detection                   - Dispatch/Vendor Notification
- Fault Diagnosis                   - Repair coordination
- Fault Reporting                   - Escalation
- Trouble Ticketing                 - Fault Correction and Customer Notification
- World Wide Web Trouble
  Ticket Access


     INTERCEDE. The object of the Company's InterCede service is to maximize network up-time. Problem resolution of network failures is a critical function, but equally important is the effort to prevent failures from occurring. By combining the collection and reporting of information about network performance trends with expert analysis of that information by NOC technical experts, potential problems are identified before they generate failures. Every averted failure represents an improvement in network up-time. Specific elements of InterCede service include:


Network Performance Reporting:              Network Performance Analysis:
- Performance Data Collection/Translation   - Designated NOC Network Analyst
- Creation of Standard Performance Reports  - Establishment of Baselines
- On-Line (WWW) Report Access               - Printed Reports
                                            - Analysis of Exception Situations
                                            - Above-Threshold Modeling
                                            - Monthly Network Health Summary
                                            - Preventive Maintenance
                                              Recommendations

     INTERCHANGE. The object of the Company's InterChange service is to optimize network performance. That optimization is carried out within parameters and constraints set by the customer. To achieve network optimization, the specific elements of the InterChange service are:


Network Price/Performance Analysis:      Network Reconfiguration:
- Designated System Design Engineer      - Preventive Maintenance Implementation
- Needs Analysis                         - Implementation of Optimization
- Service and Price Performance Analysis   Recommendations
- Modeling
- Optimization Recommendations


     NETWORK MAINTENANCE. In addition to its Network Management Services, the Company also provides several different maintenance service plans for its customers' networks.



     INTERCARE--the Company's on-site equipment maintenance service.


    Specific elements of this standard service plan include:

     - 24-hour telephone support
     - Contracted response times
     - On-site trouble-shooting
     - Parts replacement
     - Verification testing and customer notification


     INTERCARE GOLD--the Company's premium maintenance service.


     Specific elements of this premium service plan include:

     - 24-hour telephone support
     - On-site trouble shooting
     - Parts replacement
     - Verification testing & customer notification
     - World Wide Web trouble ticket access
     - Accelerated response times. (2-hour on-site response for locations within 50 miles of a Company service center)
     - Software protection. (manufacturer software revisions and enhancements are delivered within 2 weeks of release.)

     NETWORK CONSULTING. The Company has a network consulting division offering analysis and recommendations on a wide range of networking requirements, issues, problems or concerns. The Company's network consultants perform network system engineering, network performance analysis and Internet design and engineering. They recommend and implement new network and system designs, migrations, upgrades, optimization and multi-platform/application integration.

     NETWORK SECURITY. With the popularization of the Internet, network security has become a key issue in the minds of network administrators. The Company's consultants have a wealth of experience analyzing security needs and in implementing firewalls and secure Internet connections.

     The Company's security consulting services include:


     - Design, configuration and implementation of firewalls, ranging from simple appliances and proxy servers to full security systems
     - Ongoing firewall maintenance, upgrading and administration
     - VPNs, to enable secure connections across the Internet

     The Company, through a partnership with Secure Computing, offers a comprehensive suite of network security consulting services.

     These services include:

     - External Intrusion Testing and Analysis
     - Internal Intrusion Testing and Analysis
     - Site Security Assessment
     - Security Policy Development
     - Firewall Evaluation and Configuration

NETWORK OPERATIONS

     The Company operates 9 Internet POPs in Colorado and, through agreements with third-party providers, the Company can provide Internet access in 90 of the 100 largest metropolitan statistical areas in the United States. In addition, the Company operates a 22,000 mile network with access points in 26 cities nationwide for provision of private line, ATM and frame relay circuits to its business customers.

NETWORK OPERATIONS CENTER (NOC)

     Designed to monitor and manage the integrity and quality of customer networks, the Company's NOC is staffed on a 7 day, 24-hour basis with technical personnel capable of monitoring network traffic, service quality, security and equipment performance to ensure reliable performance. Located in Denver, Colorado, the NOC uses a Solaris operating system and state-of-the-art monitoring software. The NOC is capable of monitoring and remotely diagnosing most data communication devices as well as the circuits connecting customer locations. Problems or interruptions are quickly captured, diagnosed and resolved.

INTERNET

THE COMPANY'S INTERNET POINTS OF PRESENCE AND PRIVATE LINE ACCESS POINTS

The Compnay's Internet POPs include the following:

          Denver, CO                    Pueblo, CO
          Boulder, CO                   Burlington, CO
          Colorado Springs, CO          Montrose, CO
          Greenwood Village, CO         Durango, CO
          Loveland, CO

The Company's private line access points include the following:



     Albuquerque, NM     Eau Claire, WI    Omaha, NE
     Atlanta, GA         Great Falls, MT   Orlando, FL
     Billings, MT        Houston, TX       Phoenix, AZ
     Boise, ID           Kansas City, MO   Portland, OR
     Casper, WY          Las Vegas, NV     Salt Lake City, UT
     Charlotte, NC       Los Angeles, CA   San Francisco, CA
     Cheyenne, WY        Minneapolis, MN   Seattle, WA
     Chicago, IL         New York, NY      Washington, DC
     Dallas, TX          Oklahoma City, OK


TECHNICAL AND CUSTOMER SUPPORT


     The Company's customer service philosophy is to thoroughly understand the customer's needs so that it may deliver a very high level of value-added services and after-sales support. The Company believes that highly differentiated customer support is a key competitive asset in the communications industry, and the ISP sector in particular. Because the Internet is an evolving and complex medium, customers require significant technical support. Consequently, the Company has developed a comprehensive strategy to attain maximum customer satisfaction. As a result, the Company experiences low turnover rates and achieves subscriber growth from customer referrals. This strategy consists of the following elements: (i) maintaining a sufficient number of qualified service and technical support personnel through proactive recruitment, retention and training programs; (ii) utilizing the Company's extranet to provide real-time, interactive customer service; (iii) developing an on-line billing system enabling customer-controlled account customization; and (iv) further deploying and maintaining the Company's service delivery standards and guarantees. The Company continually monitors its customer service strategy through customer satisfaction surveys, which are monitored by a third-party consulting firm. Over 75 employees, consisting of engineers, technicians, project managers, account managers and customer service representatives are directly responsible for supporting the Company's customers.



     COMMERCIAL. An account manager is assigned to each commercial customer, serving as the single point-of-contact for any pre- and post-sale related issues. Managers are responsible for directing account teams consisting of sales executives, technicians, engineers and project managers to insure the customer's expectations are met, in addition to providing feedback to the team for improving delivery and performance of the Company's products and services.


     In addition, the Company employs a state-of-the-art extranet allowing customers and customer care specialists to monitor the progress of each job as it is measured against pre-established goals for time-to-completion and rework. In addition, customers will be able to monitor their account at all times, receive real-time updates on the performance of the network and their bandwidth, receive updates on new product and service offerings and to voice ideas and concerns about the Company. Information received from the use of the extranet will be used by internal quality improvement teams to identify improvement opportunities and to develop implementation plans to facilitate those improvements.

     CONSUMER TECHNICAL SUPPORT. The Company maintains a 24 hour, 7 day call center located in Colorado Springs, Colorado. The call center is staffed by over 20 technicians experienced in Windows and Macintosh operating systems as well as customer maintenance techniques.


     MANAGEMENT INFORMATION SYSTEMS. The Company is focusing on management information systems to achieve a competitive advantage in the marketplace through the implementation of enabling technologies to deliver and support IP-based services.


     Currently, the Company's administrative office functions are standardized on Microsoft Office products operating on Microsoft NT Server Networks. Finance and accounting utilize Great Plains accounting software products for general ledger, payables processing and receivables collection and management. Billing and customer management software products are a combination of custom written software and third party products. The billing systems are currently under review to determine the optimal billing platform to handle new product offerings and support expansion.

     One goal of implementing automated systems is to move customer support functions to a web interface which would allow customers to change service types, review invoicing details, troubleshoot through on-line information and communicate with the Company's technical support staff. These systems are expected to provide enhanced customer support and reduce the cost of the technical support function on a per customer basis. Enhanced billing systems are expected to permit the Company to offer promotions and marketing programs to attract new customers. The new billing systems are expected to provide greater flexibility in offering discounts for selecting a wide range of the product offerings.

     Another targeted area is the development of the Knowledge Management Systems for supporting the technical staff as well as providing direct access to customers. These systems are used to build a database on the problems and solutions experienced in the operation of the network and for specific customer problems. Knowledge Management Systems will enable the Company to share solutions across the entire base of technical staff and customers, thereby reducing duplicative efforts. The Company is in the process of implementing a project management system called Field Pro. This system is designed to track project implementation, job costs and trouble ticketing.

SALES AND MARKETING

     COMMERCIAL. The Company's ability to deliver an Internet solution, coupled with an excellent technical knowledge base and an attention to providing high quality service will be the Company's key selling point. The Company will be capable of designing, implementing and maintaining a complete enterprise network solution encompassing integrated voice, data, video and Internet services addressing all facets of internal and external communications for a business. A number of providers represent themselves as "one-stop shops" or "turnkey providers" of these services, but rarely do they have the ability to deliver, manage and support all services "in-house." Therefore, the Company believes its competitive advantage will be its ability to effectively package, price, brand and then implement its wide range of communications services. This competitive advantage is expected to cultivate financial growth as the Company focuses its sales and marketing efforts on expanding nationally, focusing on the small- to medium-sized business market and efficiently delivering a comprehensive set of products and services.

     The Company's sales and marketing efforts focus on the direct sales approach of its thirty-three field sales representatives as of June 30, 1998. Although each representative has a specific product or service focus, each is assigned to an account team headed up by an account manager. The Company believes that this account team approach allows the Company to effectively cross-sell, package and blend all of the Company's products and services to best meet the needs of the customers. Marketing elements that will be used to support the sales team include strategic direct mail campaigns, public relations efforts and targeted industry advertising. Each marketing activity is designed to generate Company and brand recognition, provide product/service information and stimulate referral business from a consumer as well as a commercial standpoint.

     CONSUMER. The Company believes that its commercial competitive advantage of packaging, pricing, branding and promoting its wide range of communications services will also serve as a competitive advantage in the consumer marketplace as the Company extends its sales and marketing reach across the nation. The Company's sales efforts will focus on its "outbound/inbound" telemarketing unit. In addition, the Company plans to build an extensive vendor network capable of distributing all of its communication services to the public through co-branding programs, affinity marketing agreements and cause-related marketing initiatives. The Company also plans to employ extensive radio and print advertising campaigns, event marketing opportunities, in-market retail promotions and a nationwide public relations effort. As of June 30, 1998, the Company had 10 sales representatives targeting dial-up customers.


CUSTOMERS

     DEDICATED COMMUNICATIONS SERVICE CUSTOMERS. The Company's primary commercial target market is small- to medium-sized businesses with 25-5,000 work-stations, multiple office locations, a dependence on communications technology and with headquarters located in tier one or tier two cities ranked in the top thirty high-tech BPI index. The secondary target markets will be small- and medium-sized businesses with 25-5,000 work-stations, multiple office locations, a dependence on communications technology and with headquarters located in tier two and three cities that are close to the Company's headquarters, or in the top thirty high-tech BPI index. The Company has sold products and services to over 5,000 business customers, of which over 2,000 currently receive dedicated communications services.

     DIAL-UP INTERNET ACCESS CUSTOMERS. The Company's dial-up customer base consists mainly of residential consumers and small businesses throughout Colorado. Through the use of demographic market research data, the Company is targeting its marketing and sales efforts towards new and current Internet households and small businesses nationwide. Because the Company has experienced a significant amount of dial-up sales through word-of-mouth advertising, the Company operates an in-bound calling center and an out-bound telemarketing sales unit. As of January 30, 1998, the Company served over 13,000 dial-up customers which include consumers and small businesses.


COMPETITION


     The markets in which the Company operates and intends to operate are extremely competitive and can be significantly influenced by marketing and pricing decisions of the larger industry principals. The Company believes that competition will intensify in the future and its ability to successfully compete depends on a number of factors including market presence, the capacity, reliability and security of its network infrastructure, its packaging and pricing of products and services compared to its competitors, the timing of new product and service roll-outs, its ability to react to changes in the market and industry and economic trends.



     INTERNET ACCESS. The Company expects competition in these markets to intensify in the future. There are no substantial barriers to entry in the Internet access markets in which the Company competes. The Company's current and prospective competitors in the Internet access market include many large companies that have substantially greater market presence and financial, technical, operational, marketing and other resources and experience than the Company. The Company's Internet access business competes or expects to compete directly or indirectly with the following categories of companies:
(i) other national and regional commercial ISPs, such as Verio Inc. or one or more of its affiliates and PSINet; (ii) established on-line services companies that currently offer Internet access, such as AOL, CompuServe and Prodigy Services Company; (iii) computer hardware and software and other technology companies, such as Microsoft; (iv) national long-distance telecommunications carriers, such as AT&T (with AT&T WorldNet), MCI (MCI Internet), Sprint (SprintNet) and Qwest Communications International,
Inc.; (v) RBOCs; (vi) cable television system operators, such as Comcast Corporation, TCI and Time Warner Inc.; (vii) nonprofit or educational ISPs; and (viii) newly-licensed providers of spectrum-based wireless data services. Modems offered by cable television companies can transmit information at speeds of up to 10 megabits per second, as opposed to the Company's K56 Flex (enhanced speed modem) service, which can transmit information at speeds of up to only 56 kilobits per second. In addition, TCI recently announced it had reached separate agreements with Sun
Microsystems, Inc. and Microsoft to produce the software necessary to permit access to the Internet through television set-top boxes beginning in 1999.


     TELECOMMUNICATION SERVICES. The Company's intention to provide traditional long distance service will place it directly in competition with IXCs, which engage in the provision of long-distance access and other long-distance resellers and providers, including large carriers such as AT&T, MCI, Sprint and WorldCom and new entrants to the long distance market such as the RBOCs who have entered or have announced plans to enter the U.S. intrastate and interstate long-distance market pursuant to recent legislation authorizing such entry. See "REGULATION." On April 22, 1998, the Public Utilities Commission of Colorado granted the request of RMB, a wholly-owned subsidiary of RMI, to become a C-LEC. Likewise, the Company's intention to provide IP Telephony services and C-LEC services will place it directly in competition with other providers (either resellers or facilities-based carriers) that provide the same services. Most of the Company's competitors are significantly larger and have substantially greater market presence as well as substantially greater financial, technical, operational, marketing and other resources and experience than the Company.



                               LEGAL PROCEEDINGS

      The Company is not involved in any legal proceedings which the Company believes would, if adversely determined, have a material adverse effect upon its business, financial condition or results of operations.


                                   REGULATION

GENERAL REGULATORY ENVIRONMENT

    The telecommunications businesses in which the Company operates or intends to operate, namely, providing traditional long distance service, providing long distance service by means of IP Telephony and activities as a C-LEC, are subject to extensive federal and state regulation. In particular, these services are subject to the provisions of the Communications Act of 1934, as amended, including amendments effected by the 1996 Telecommunications Act and the FCC regulations thereunder, as well as the applicable laws and regulations of the various states, including regulation by PUCs and other state agencies. Federal laws and FCC regulations apply to the facilities of and services offered by, telecommunications common carriers including regulating the prices charged, to the extent that those facilities are used to provide, originate, or terminate interstate communications. State regulatory authorities retain jurisdiction over telecommunications both originating and terminating within the state. The regulation of the telecommunications industry is changing rapidly and the regulatory environment varies substantially from state to state. Moreover, as deregulation at the federal level occurs, some states are reassessing the level and scope of regulation that may be applicable to the Company. All of the Company's operations are also subject to a variety of environmental, safety, health and other governmental regulations. There can be no assurance that future regulatory, judicial, or legislative activities will not have a material adverse effect on the Company, or that regulators, competitors, or third parties will not raise material issues with regard to the Company's compliance or noncompliance with applicable regulations.

    The 1996 Telecommunications Act effected plenary changes in regulation at both the federal and state levels that affect virtually every segment of the communications industry. The stated purpose of the 1996 Telecommunications Act is to promote competition in all areas of communications and to reduce unnecessary regulation to the greatest extent possible. While it will take years for the industry to feel the full impact of the 1996 Telecommunications Act, it is already clear the legislation provides the Company with both opportunities and challenges. The 1996 Telecommunications Act, among other things, allows the RBOCs to enter the long distance business and enables other entities, including entities affiliated with power utilities and ventures between LECs and cable television companies, to provide an expanded range of telecommunications services. Entry of such companies into the long distance business would result in substantial competition to the Company's intended telecommunications services (i.e., traditional long distance, IP Telephony and LEC services) and may have a material adverse effect on the Company's business, financial condition and results of operations and cash flow.

    Under the 1996 Telecommunications Act, the RBOCs may immediately provide long distance service outside those states in which they provide local exchange service ("out-of-region" service) and long distance service within the regions in which they provide local exchange service ("in-region" service) upon meeting certain conditions. The 1996 Telecommunications Act does, however, impose certain restrictions on, among others, the RBOCs in connection with their provision of long distance services. Out-of-region services by RBOCs are subject to receipt of any necessary state and/or federal regulatory approvals that are otherwise applicable to the provision of intrastate and/or interstate long distance service. In-region services by RBOCs are subject to specific FCC approval and satisfaction of other conditions, including a checklist of pro-competitive requirements. The RBOCs may provide in-region long distance services only through separate subsidiaries with separate books and records, financing, management and employees and all affiliate transactions must be conducted on an arm's length and nondiscriminatory basis. The RBOCs are also prohibited from jointly marketing local and long distance services, equipment and certain information services unless competitors are permitted to offer similar packages of local and long distance services in their market. Further, the RBOCs must obtain in-region long distance authority before jointly marketing local and long distance services in a particular state. Additionally, AT&T and other major carriers serving more than 5% of presubscribed long distance access lines in the United States are also restricted from packaging other long distance services and local services provided over RBOC facilities.

FEDERAL REGULATION

    The FCC has established different levels of regulation for dominant and non-dominant carriers. Of domestic common carrier service providers, only GTE, the RBOCs and other I-LECs are classified as dominant carriers and all other providers of domestic common carrier services, including the Company, are classified as non-dominant carriers. The 1996 Telecommunications Act provides the FCC with the authority to forebear from imposing any regulations it deems unnecessary, including requiring non-dominant carriers to file tariffs. On November 1, 1996, in its first major exercise of regulatory forbearance authority granted by the 1996 Telecommunications Act, the FCC issued an order detariffing domestic interexchange services. The order required mandatory detariffing and gave carriers nine months to withdraw federal tariffs and move to contractual relationships with their customers. This order subsequently was stayed by a federal appeals court.

           Although the FCC does not directly regulate local exchange service, which is within the jurisdiction of state regulatory authorities, its actions may impact directly on such service. The 1996 Telecommunications Act greatly expands the FCC's interconnection requirements on the I-LEC. The 1996 Telecommunications Act requires the I-LEC to: (i) provide physical co-location, which would allow RMB and other interconnectors to install and maintain their own network termination equipment in I-LEC central offices, i.e., offices of US West and virtual co-location only if requested or if physical co-location is demonstrated to be technically unfeasible, (ii) unbundle components of their local service networks so other providers of local service can compete for a wider range of local services customers,
(iii) establish "wholesale" rates for their services to promote resale by C-LECs and other competitors, (iv) establish number portability, which will allow a customer to retain its existing phone number if it switches from the I-LEC to a competitive local service provider, (v) establish dialing parity, which ensures customers will not detect a quality difference in dialing telephone numbers or accessing operators or emergency services and (vi) provide nondiscriminatory access to telephone poles, ducts, conduits and rights-of-way. In addition, the 1996 Telecommunications Act requires I-LECs to compensate competitive carriers for traffic originated by the I-LEC and terminated on the competitive carrier's networks. The FCC is charged with establishing national guidelines to implement the 1996 Telecommunications
Act. The FCC issued its Interconnection Order on August 8, 1996, which established detailed rules regarding rates, terms and conditions for interconnection between C-LECs and I-LECs. The Interconnection Order was appealed to the U.S. Court of Appeals for the Eighth Circuit. On July 18, 1997, the Court issued a final decision vacating the interconnection pricing rules and "most favored nation" rules as well as certain other interconnection rules. The FCC's and other parties' petitions to the Supreme Court requesting review of these decisions have been granted. It is not possible at this time to determine how the Supreme Court will respond to these appeals.

           On April 18, 1997, the FCC ordered that the RBOCs and independent LECs offering domestic interstate inter-LATA services, in-region or out-of-region, be regulated as non-dominant carriers. However, such services offered in-region must be offered in compliance with the structural separation requirements mentioned above. AT&T was classified as a dominant carrier, but AT&T successfully petitioned the FCC for non-dominant status in the domestic interstate interexchange market in October 1995 and in the international market in May 1996. Therefore, certain pricing restrictions that once applied to AT&T have been eliminated. A number of parties have, however, sought the FCC's reconsideration of AT&T's status. The Company is unable to predict the outcome of these proceedings on its operations.

           On May 8, 1997, the FCC released an order intended to reform its system of interstate access charges to make that regime compatible with the pro-competitive deregulatory framework of the 1996 Telecommunications Act. Access service is the use of local exchange facilities for the origination and termination of interexchange communications. The FCC's historic access charge rules were formulated largely in anticipation of the 1984 divestiture of AT&T and the emergence of long distance competition and were designated to replace piecemeal arrangements for compensating LECs for use of their networks for access, to ensure that all long distance companies would be able to originate and terminate long distance traffic at just, reasonable and non-discriminatory rates and to ensure that access charge revenues would be sufficient to provide certain levels of subsidy to local exchange service. While there has been pressure on the FCC historically to revisit its access pricing rules, the 1996 Telecommunications Act has made access reform timely. The FCC's recent access reform order adopts various changes to its rules and policies governing interstate access service pricing designed to move access charges, over time, to more economically efficient levels and rate structures. Among other things, the FCC modified rate structures for certain non-traffic sensitive access rate elements, moving some costs from a per-minute-of-use basis to flat-rate recovery, including one new flat rate element; changed its structure for interstate transport services; and affirmed that ISPs may not be assessed interstate access charges. In response to claims that existing access charge levels are excessive, the FCC stated that it would rely on market forces first to drive prices for interstate access to levels that would be achieved through competition but that a "prescriptive" approach, specifying the nature and timing of changes to existing access rate levels, might be adopted in the absence of competition. The FCC intends to address these and other related matters in subsequent proceedings.

Though the Company believes that access reform through lowering and/or eliminating excessive access service charges will have a positive effect on its service offerings and operations, it cannot predict how or when such benefits may present themselves, or the outcome of any possible judicial appeal or petition for FCC reconsideration.

           The FCC also released a companion order on universal service reform on May 8, 1997. The universal availability of basic telecommunications service at affordable prices has been a fundamental element of U.S. telecommunications policy since enactment of the Communications Act of 1934. The current system of universal service is based on the indirect subsidization of LEC pricing, funded as part of a system of direct charges on some LEC customers, including IXCs and above-cost charges for certain LEC services such as local business rates and access charges. In accordance with the 1996 Telecommunications Act, the FCC adopted plans to implement the recommendations of a Federal-State Joint Board to preserve universal service, including a definition of services to be supported and defining carriers eligible for contributing to and receiving from universal service subsidies. The FCC ruled, among other things, that: contributions to universal service funding be based on all IXCs' gross revenues from both interstate and international telecommunications services; only common carriers providing a full complement of defined local services be eligible for support; and up to $2.25 billion in new annual subsidies for discounted telecommunications services used by schools, libraries and rural health care providers be funded by an assessment on total interstate and intrastate revenues of all IXCs. The FCC stated that it intends to study the mechanism for continued support of universal service in high cost areas in a subsequent proceeding. The Company is unable to predict the outcome of these proceedings or of any judicial appeal or petition for FCC reconsideration on its operations.

           On April 10, 1998, the FCC submitted a report to Congress in which it stated that telephone-to-telephone IP Telephony bears the characteristics of "telecommunications services" and that the providers of those services may be "telecommunications carriers," as those terms are defined in the 1996 Telecommunications Act. The FCC deferred a more definitive resolution of this issue until a more "fully-developed" record is available. However, the April 10, 1998 report states that, to the extent the FCC concludes that certain forms of telephone-to-telephone IP Telephony service are "telecommunications services," and to the extent the providers of those services obtain the same circuit-switched access as obtained by other IXCs and therefore impose the same burdens on the local exchange as do other IXCs, the FCC "may find it reasonable that they" become subject to the same regulations, including the requirement to pay access fees to LECs and to contribute to universal service subsidies.

STATE REGULATION

           Companies conducting intrastate long distance telecommunications operations are subject to various state laws and regulations including, in many jurisdictions, certification and tariff filing requirements. Generally, these providers must obtain and maintain certificates of authority from regulatory bodies in most states in which it offers intrastate services. In April 1998, RMB obtained a certificate of authority from the Colorado PUC to provide local exchange services as a C-LEC. Certificates of authority can generally be conditioned, modified, canceled, terminated, or revoked by state regulatory authorities for failure to comply with state law and/or the rules, regulations and policies of the state regulatory authorities. Fines and other penalties also may be imposed for such violations.

           Those states that permit the offering of intrastate/intra-LATA service by IXCs generally require that end users desiring to use such services dial special access codes. This may put the Company at a competitive disadvantage compared with LECs whose customers can make intrastate/intra-LATA calls simply by dialing 1 plus the desired number. If a long distance carrier's customer attempts to make an intra-LATA call by simply dialing 1 plus the desired number, the call will be routed to and completed by the LEC. Regulatory agencies in a number of states have issued decisions that would permit IXCs to provide intra-LATA calling on a 1 + basis. Further, the 1996 Telecommunications Act requires in most cases that the RBOCs provide such dialing parity coincident to their providing in-region inter-LATA services. The Company expects to benefit from the ability to offer 1 + intra-LATA services in states that allow this type of dialing parity.



                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The directors and executive officers of the Issuer as of the date hereof are as follows:

NAME                                                      AGE                           POSITION(1)
----------------------------------------------------      ---      ------------------------------------------------------
Douglas H. Hanson(2)................................       53      President, Chief Executive Officer and Chairman of the
                                                                     Board of Directors

D. D. Hock..........................................       63      Director

Robert W. Grabowski.................................       57      Director

Lewis H. Silverberg.................................       63      Director

Mary Beth Vitale....................................       44      Director

Jeremy J. Black.....................................       46      Vice President--Infohiway/Web Services

Ronald M. Stevenson.................................       41      Vice President--Application Methods

Peter J. Kushar(3)..................................       43      Chief Financial Officer, Secretary and Treasurer

Kevin R. Loud.......................................       45      Vice President--Network Planning and Operations

Michael R. Mara.....................................       37      Vice President--Internet Services

Michael D. Schaefer.................................       31      Vice President--Marketing

D. Kirk Roberts.....................................       48      Vice President--Management Information Systems and
                                                                     Administration

------------------------

(1) Upon consummation of the ICC Acquisition, it is expected that the following ICC personnel will serve in the capacities of the Company so indicated: John
    M. Couzens, age 37, President, Chief Operating Officer and director; Mary Beth Loesch, age 37, Vice President--Business Development; T. Timothy Kershisnik, age 40, Vice President--Finance and Treasurer; Timothy Griffin, age 49, Vice President--Integration Services; and William A. Jacobson, age 46, Vice President--Product Management.

(2) Upon consummation of the ICC Acquisition, John M. Couzens, ICC's Chief Executive Officer and President, is expected to become President, Chief Operating Officer and a director of the Company and Mr. Hanson will remain the Company's Chairman of the board of directors.

(3) Upon consummation of the ICC Acquisition, Mr. Kushar is expected to become Vice President--Strategic Planning of the Company.

    DOUGLAS H. HANSON has been the President, Chief Executive Officer and Chairman of the board of directors of the Issuer since October 1, 1997. See "CERTAIN TRANSACTIONS--CHANGE IN CONTROL." Prior to assuming his positions with the Issuer, Mr. Hanson was the President and Chief Executive Officer and a director of Qwest Communications, Inc., a Colorado-based telecommunications company, as well as the founder of Qwest's predecessor, SP Telecom. Mr. Hanson formed SP Telecom in 1987 as a subsidiary of SP Railroad to install fiber optic cable along the railroad's right-of-way. Before founding SP Telecom, Mr. Hanson was vice president of FiberTrak, a telecommunications joint venture among Santa Fe, Norfolk and SP railroads. He also held various positions at Southern Pacific Transportation Co. Mr. Hanson currently sits on the board of directors of the Competitive Telecommunications Association and on The Metropolitan State College Foundation Board and is engaged in other civic activities.

    JOHN M. COUZENS was, prior to consummation of the ICC Acquisition, President and Chief Executive Officer of ICC and a member of ICC's board of directors. Mr. Couzens joined ICC upon its acquisition of Interwest Communications where he was President and Chief Executive Officer and a member of the board of directors of Interwest Communication's parent company, Interwest Group. Prior to joining Interwest Group in 1994, Mr. Couzens was employed by The Northern Trust Company, a leading international provider of financial services from 1986 until 1994. Mr. Couzens was a Certified Public Accountant with Price Waterhouse from 1983 until 1986. Mr. Couzens received his Master of Business Administration from the University of Chicago.

    D. D. HOCK has been a director of the Registrant since October 1, 1997. See "CERTAIN TRANSACTIONS-- CHANGE IN CONTROL." Prior to becoming a director of the Issuer, Mr. Hock was the President, Chief Executive Officer and Chairman of the board of directors (from February 1989 to July 1994; Chairman and Chief Executive Officer from July 1994 to January 1996; Chairman from January 1996 to February 1997, when he retired) of Public Service Company of Colorado.

    ROBERT W. GRABOWSKI has been a director of the Issuer since January 10, 1998. He has been the Vice President, Finance and Administration, Sunny Side, Inc./Temp Side, a private employment service, since 1988. He has been a certified public accountant since 1968 and holds a Bachelor of Science degree from De Paul University.

    LEWIS H. SILVERBERG has been a director of the Issuer since January
10, 1998. Mr. Silverberg has been a business consultant since January 1994, advising privately held businesses on their formation, sale and financing. In September 1990, Mr. Silverberg joined Liquor Barn, Inc., which operated a chain of retail stores and was in a bankruptcy reorganization proceeding at that time. Mr. Silverberg was the Executive Vice President and a director of Liquor Barn, Inc. until December 1993. The business was liquidated after Mr. Silverberg's departure in 1993. Mr. Silverberg is an attorney and has been a member of the California bar since 1959.

    MARY BETH VITALE has been a director of the Issuer since January 10, 1998. From 1994 to October 1997, she was an executive of AT&T Corporation (Vice President of In-State Services from 1994 to 1996; Vice President and Corporate Officer, Local Service Organization, Western Region, from 1994 to 1996; and President--Western States from January to October 1997) in Denver, Colorado. Prior to joining AT&T, Ms. Vitale was Vice President of Marketing for U S WEST Communications, Inc. (1994), Region Executive Director for U S West Cellular (1991 to 1993) and Region General Manager for U S WEST Cellular (1989 to 1991). She holds a Bachelor of Arts degree from Hillsdale College, a Master of Science degree from the University of Colorado and an Advanced Management degree from the Wharton School of Business.

    JEREMY J. BLACK is Vice President--Infohiway. Mr. Black was the Chief Executive Officer of Infohiway from 1996 until joining RMI upon its acquisition of Infohiway. Prior to joining Infohiway, Mr. Black was the Executive Vice President of Wilson Associates International. From 1986 to 1992, Mr. Black was the President of Advanced Investment Software, where he developed the design for RAMCAP software (Risk program). Mr. Black is an adjunct professor for the College of Financial Planning and a national professor in investment risk management and asset allocation.

    RONALD M. STEVENSON is Vice President--Application Methods. Mr. Stevenson founded Application Methods and was its President and founder from 1986 until 1997. In 1997, Mr. Stevenson became President of E-Sell Commerce Systems and held that position until its acquisition by RMI. During 1988-1989, Mr. Stevenson was product manager for Software Products International and prior to that he acted as a consultant to IBM.

    PETER J. KUSHAR has served as Chief Financial Officer, Secretary and Treasurer since joining the Issuer in April 1998. From June 1997 to April
1998 he operated his own consulting practice advising customers in specialized economic and telecommunication requirements such as C-LEC network economics and operation. Prior to consulting, Mr. Kushar spent 14 years with U S WEST Communications (Executive Director--Carrier Division from 1993 to 1997; Executive Director--Network Operations from 1991 to 1993; Chief Financial Officer--Federal Services from 1988 to 1991; Manager, Director and Chief Financial Officer for U S WEST Information Systems from

1983 to 1988). Prior to U S WEST, Mr. Kushar was a system planner, market analyst and account executive for Southern New England Telephone from 1979 to 1983. Mr. Kushar received his Bachelor of Science Degree in 1977 and Master of Business Administration Degree in 1979 from the University of Montana.

    MARY BETH LOESCH is Vice President--Business Development of the Company. Ms. Loesch joined ICC in January 1998 as President, Technologies Group. From September 1996 until January 1998, Ms. Loesch was the Director managing the Denver telecommunications consulting practice for KPMG Peat Marwick. From January 1995 until April 1996, she was Senior Vice President of Marketing and Print Services for CSG Systems, Inc., a Denver-based customer management solutions provider for converging communications including cable, DBS, telecom and on-line services. From July 1982 through January 1995, Ms. Loesch held a variety of offices at U S WEST including senior level strategic and operating positions. The last position she held was Executive Director of Marketing Strategy for the U S WEST Communications division. Ms. Loesch holds a Bachelor of Science in Business Administration degree and a Master of Business Administration from Creighton University.

    T. TIMOTHY KERSHISNIK is Vice President--Finance and Treasurer of the Company. Mr. Kershisnik joined ICC in April 1998 as its Vice President, Chief Financial Officer, Treasurer and Corporate Secretary. From 1992 through March 1998, Mr. Kershisnik was Vice President, Controller, Treasurer and Corporate Secretary of Grease Monkey International, Inc., a public company that franchises quick lube service stations in the United States and Mexico. From 1980 to 1992, Mr. Kershisnik was employed by KPMG Peat Marwick providing audit services to public and private companies and partnerships in the oil and gas, airlines and manufacturing industries. The last position Mr. Kershisnik held was as Senior Manager. Mr. Kershisnik is a Certified Public Accountant.

    KEVIN R. LOUD is Vice President--Network Planning and Operations of the Issuer. Before joining the Issuer in July 1995, he served as Vice
President of Marketing for SP Telecom, a national long distance company from 1994 to 1995. In 1992, he formed Loud & Associates, where he consulted with regional and national communication organizations on market development and operations efficiencies until 1994. While operating Loud & Associates, Mr. Loud undertook a year-long project for Automated Communications, Inc., during which he was treated as a statutory employee. From 1984 until 1992, he was employed by Houston Network, Inc. and held positions ranging from Director of Finance, Vice President of Operations and Carrier Sales, Vice President Sales and President. The primary business of that organization was switched long distance communication Services. Mr. Loud holds a Master of Business Administration degree from William and Mary and a Bachelor of Arts in Economics from UCLA.

    MICHAEL R. MARA is Vice President--Internet Services of the Issuer. Prior to joining the Issuer in November 1995, Mr. Mara was employed by ITC, a privately held international audio and video conferencing service provider, from June 1992 until October 1995.

    TIMOTHY GRIFFIN is the Company's Vice President--Integration Services. Mr. Griffin joined ICC in October 1996 as its Vice President Sales & Marketing. From June 1995 until September 1996, Mr. Griffin was Vice Chancellor of Corporate and Public Affairs for the Oregon State System of Higher Education (OSSHE). From May 1993 until April 1995, Mr. Griffin was Vice President and General Manager of U S West's Federal Services Division. During his 12 years with U S West, he also served as Vice President of Marketing for the Business & Government Services Division.

    MICHAEL D. SCHAEFER is Vice President--Marketing of the Issuer. Prior to joining the Issuer in April 1998, Mr. Schaefer had been working as an event producer/promoter in the Denver area for the prior 10 years. Major events to his credit include: The Denver Museum of Natural History's Imperial Tombs of China, The Denver International Airshow, World Youth Day and the Denver Grand Prix. Mr. Schaefer holds a Bachelor of Science degree in Business Administration from the University of Denver and a Master of Business Administration degree from Regis University.

    D. KIRK ROBERTS has served as Vice President--Management Information Systems and Administration of the Issuer since April 1995. From June 1997 to April 1998 he served as Vice-President--Finance and Management Information Systems. He also served as Chief Financial Officer of the Issuer from January 1995 until June of 1997. He was an accountant employed by Potter, Littlewood, & Petty, PC, an accounting firm in Houston, Texas from 1991 to 1994. From 1989 to 1990, he worked for a national computer retailer as National Product Manager--Accounting Solutions. He has a Bachelor of Business Administration degree from the University of Houston and is a certified public accountant.

    WILLIAM A. JACOBSON is Vice President - Product Management of ICC. Mr. Jacobson joined the Company in April 1997. From 1996 until April 1997, he was president of Tele/Concepts, a marketing consulting firm. From 1985 until 1996, Mr. Jacobson held several positions with U S West including Director--Proposal & Program Management; Director--Product Marketing; Director Business Operations and Vice President for U S West Information Systems, Inc. From 1982 until 1985, he was Vice President--Marketing for Executone, Inc., a telecommunications supplier, where he was in charge of business planning, product programs and sales support. Mr. Jacobson holds a Master Certificate in Project Management from George Washington University, a Master of Business Adminsitration from Baruch School of Business, New York and a Bachelor of Arts degree from Hamilton College, Clinton, New York. In addition, Mr. Jacobson is a Certified Project Management Professional (PMP).

COMMITTEES OF THE BOARD OF DIRECTORS

    AUDIT COMMITTEE. In November 1997, the Issuer's board of directors formed an Audit Committee composed of three directors, a majority of whom were outside directors. The members of the initial Audit Committee were Douglas H. Hanson, D. D. Hock and Reynaldo U. Ortiz until the resignation of Mr. Ortiz as a director effective December 1, 1997. Mr. Robert W. Grabowski, an outside director, now serves on the Audit Committee with Messrs. Hanson and Hock. Mr. Hanson is also the President, Chief Executive Officer and the Chairman of the board of directors of the Issuer. Members of the Audit Committee are appointed annually by the full board of directors. The functions of the Audit Committee are to review the Issuer's internal controls, accounting policies and financial reporting practices; to review the financial statements, the arrangements for and scope of the independent audit, as well as the results of the audit engagement; and to review the services and fees of the independent auditors, their independence and recommend to the board of directors for its approval and for ratification by the stockholders the engagement of the independent auditors to serve the following year in examining the accounts of the Issuer.

    COMPENSATION COMMITTEE. On March 12, 1998, the Issuer's board of directors formed the Compensation Committee of the board of directors. This committee is responsible for reviewing the salaries, benefits and other compensation of the officers of the Issuer and will make recommendations to the board of directors based on its review. The members of the Compensation Committee are D. D. Hock, Mary Beth Vitale and Douglas H. Hanson. Mr. Hanson is also the President, Chief Executive Officer and the Chairman of the board of directors of the Issuer. Mr. Hanson, as a director, will not vote on any matters affecting his personal compensation. Mr. Hanson will be responsible for reviewing and establishing salaries, benefits and other compensation for all other employees.

    From January 1 through December 31, 1997 the board of directors held no regular meetings and 13 special meetings. During such fiscal year, each director attended at least 75% of the aggregate of the meetings of the board of directors. In addition, the board of directors acted by unanimous written consents pursuant to Delaware law and the Issuer's By-laws. The Audit Committee was formed in November 1997 and has not met. The Compensation Committee was formed in March 1998 and met on March 12, 1998 and June 2, 1998.


    16b COMMITTEE. In March 1998, the Issuer's board of directors formed the 16b Committee comprised of two outside directors. The members of the 16b Committee are D. D. Hock and Mary Beth Vitale. The 16b Committee is responsible for the review of management's recommendations regarding various compensation issues, including the issuance of stock options to officers and directors who are subject to the Section 16 reporting requirements under the Exchange Act.

COMPENSATION OF DIRECTORS

    The Issuer pays cash compensation to each of its non-employee directors of $12,000 per year for his or her services as a director. The compensation is to be paid at the end of each year and will be prorated on a monthly basis for each month (or majority of each month, if the director serves only a partial month) during which the director served as such. There are no additional amounts payable to any director for committee participation or special assignments.

    Directors are also eligible to participate in the Issuer's 1996 Non-Employee Directors' Stock Option Plan (the "1996 Directors' Plan"). Under the 1996 Directors' Plan, each director who is not an employee of the Issuer receives a grant, upon his or her appointment or election to the board of directors, of an option to purchase 1,500 shares of Common Stock. Thereafter, on each of the first, second and third anniversary dates of the date of election or appointment, the director is granted an additional option to purchase an additional 1,500 shares of Common Stock, up to a maximum of 6,000 shares. The exercise price of the options granted under the 1996 Directors' Plan is the fair market value (as defined in the 1996 Directors'
Plan) on the date that the option is granted. All such options are exercisable beginning six months after the date of grant. To date, options under the 1996 Directors' Plan have been issued to the following persons in the following amounts:

                 D.D. Hock           1,500
                 Robert Grabowski    1,500
                 Lewis Silverberg    1,500
                 Mary Beth Vitale    1,500
                                     -----
                       Total         6,000

    At the RMI Annual Meeting, the stockholders of the Issuer approved the adoption of the Rocky Mountain Internet, Inc. 1998 Non-Employee Directors' Stock Option Plan (the "1998 Directors' Plan"), to be effective January 22, 1998. A total of 68,000 shares of Common Stock have been reserved for issuance over the three-year term of the 1998 Directors' Plan.

    The option exercise price of any option granted under the 1998 Directors' Plan may not be less than the fair market value of the Common Stock on the date of grant of the option. Upon the effective date of the 1998 Directors' Plan, each non-employee director of the Issuer was granted options to purchase 8,500 shares of Common Stock, subject to certain adjustments. If an eligible director has continued to serve as a director of the Issuer from the effective date until December 31, 1998, options to purchase 1,500 shares of Common Stock will vest; if he or she continues to serve as a director for the entire calendar year ending December 31, 1999, options to purchase 3,500 shares of Common Stock will vest; and if he or she continues to serve as a director for the entire calendar year ending December 31, 2000, options to purchase 3,500 shares of Common Stock will vest. Notwithstanding the foregoing, in the event of a change in control of the Issuer (as defined in the 1998 Directors' Plan), each outstanding option under the 1998 Directors' Plan vests immediately. In addition, in the event of a change in control of the Issuer, the Administrative Committee (or the board of directors in the absence of such a committee) may: (i) grant a cash bonus award to any optionee in an amount equal to the exercise price of all or any portion of the options then held by the optionee; (ii) pay cash to any or all optionees in exchange for the cancellation of their outstanding options in an amount equal to the difference between the exercise price and the greater of the tender offer price for the Common Stock underlying such options (in the event of a tender offer for the securities of the Issuer) or the fair market value of the stock on the date of cancellation; and (iii) make any other adjustments or amendments to the outstanding options. On January 22, 1998, the effective date of the 1998 Directors' Plan, the closing price of the Common Stock was $2.625 and on July 8, 1998 the closing price was $16.875 per share, according to data obtained from the Nasdaq Stock Market, Inc.

    Each option granted under the 1998 Directors' Plan shall expire not more than five years from the date of grant. The 1998 Directors' Plan terminates on December 31, 2000, unless earlier terminated in the discretion of the Administrative Committee (or the board of directors in the absence of such a committee).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires directors, executive officers and persons who own more than ten percent of the outstanding Common Stock to file with the Commission an Initial Statement of Beneficial Ownership of Securities (Form 3) and Statements of Changes of Beneficial Ownership of Securities (Form 4). Directors, executive officers and greater than ten percent stockholders are required by Commission regulation to furnish the Issuer with copies of all Section 16(a) forms they file.

    To the Issuer's knowledge, based on a review of the copies of such reports furnished to the Issuer or representations that no other reports were required, the Issuer believes that, during the fiscal year ended December 31, 1997, all filing requirements applicable to its directors, executive officers and greater-than-10% beneficial owners were complied with, except that the Initial Statement of Beneficial Ownership of Securities (Form
3) were filed late for Messrs. Reynaldo U. Ortiz, Richard K. Dingess, Michael
R. Mara and David L. Evans (the then-Chief Financial Officer and Executive Vice President of the Issuer) and Statements of Changes of Beneficial Ownership of Securities (Form 4) were filed late for Messrs. Roy J. Dimoff, Kevin R. Loud, Christopher K. Phillips and D. Kirk Roberts. Since December 31, 1997, the Initial Statements of Beneficial Ownership of Securities were filed late for Messrs. Peter Kushar and Michael Schaefer and the Statement of Changes of Beneficial Ownership of Securities was filed late for Mr. Hanson.

EXECUTIVE COMPENSATION

    Following is information concerning compensation paid to all persons who served as the Issuer's Chief Executive Officer during the 1997 fiscal year and all others who were serving as executive officers during the 1997 fiscal year and whose annual compensation (salary and bonus) was greater than $100,000 (the "Named Executive Officers"). The Issuer's fiscal year ends December 31.

SUMMARY COMPENSATION TABLE

(A)                        (B)   (C)         (D)         (E)            (F)            (G)          (H)      (I)
                                                                                       SECURITIES
                                                         OTHER                         UNDERLYING            ALL OTHER
NAME AND PRINCIPAL                           BONUS ($)   ANNUAL         RESTRICTED     OPTIONS /    LTIP     COMPENSATION
POSITION                   YEAR   SALARY     /OPTIONS    COMPENSATION   STOCK AWARDS   SAR (#)      PAYOUTS  ($))(4)
-------------------------  ----  --------    ---------   ------------   ------------   ----------   -------  ------------
Douglas H. Hanson          1997  $ 30,000                                              600,000
President, CEO and
  Chairman (1)
Roy J. Dimoff,             1997  $ 87,500                                                                    $25,500(3)
CEO and President (2)      1996  $101,407    $20,250(4)
                           1995  $ 23,322
Kevin R. Loud,             1997  $ 92,000
Vice President -           1996  $ 83,967    $16,200(4)
  Network Planning         1995  $ 17,822
  and Operations

----------------------------------------

(1) Mr. Hanson was elected President, Chief Executive Officer and Chairman of the board of directors of the Issuer as of October 1, 1997. For a description of securities underlying his options see "CERTAIN TRANSACTIONS --CHANGE IN CONTROL," above and the table set forth below.

(2) Mr. Dimoff joined the Issuer in July 1995. Mr. Dimoff resigned as the President and Chief Executive Officer of the Issuer as of October 1, 1997.

(3) In connection with the resignation by Mr. Dimoff effective October 1, 1997, the Issuer and Mr. Dimoff entered into a Waiver and Release pursuant to which, among other matters, (i) the Issuer agreed to pay Mr. Dimoff $102,000 (less all federal and state withholdings on wages) in respect of the severance of his prior employment relationship with the Issuer and to reimburse Mr. Dimoff for his attorney's fees
    (up to a maximum of $2,000) for the negotiation of the Waiver and Release. One quarter of the severance amount ($25,500) was payable and was paid, upon execution of the Waiver and Release and the remainder is payable in nine equal monthly installments on the first day of each month commencing on January 1, 1998; (ii) Mr. Dimoff agreed not to make use of or to divulge to any other person any confidential information
    (as defined in the Waiver and Release) relating to the Issuer; and
    (iii) Mr. Dimoff agreed to not compete with the Issuer, directly or indirectly, in certain geographic areas specified in the Waiver and Release until October 1, 1998, except that, at any time after December
    2, 1997, Mr. Dimoff may elect to terminate the agreement to not compete by giving 30 days' prior written notice to the Issuer of this election. In the event that Mr. Dimoff terminates his covenant not to compete, the Issuer will have no further obligation to make any remaining severance payments to Mr. Dimoff. On March 6, 1998, Mr.
    Dimoff gave notice to the Issuer that he elected to terminate the covenant not to compete. As a result, the Issuer has avoided the requirement to pay the remaining $58,000 to Mr. Dimoff under the Waiver and Release.

(4) This bonus was earned in 1996 and paid in 1997. The bonus was based on achieving 81% of the Issuer's revenue plan. Mr. Dimoff elected to receive $3,000 of the bonus in the form of a stock option to acquire 3,000 shares of Common Stock exercisable in September 1997. Mr. Loud elected to receive $8,100 of the bonus in the form of a stock option to acquire 8,100 shares of Common Stock exercisable in September 1997. All employees who received 1996 bonuses had the same choice of receiving their bonus in cash or stock options. The options were granted pursuant to the Issuer's 1997 Non-Qualified Stock Option Plan (the "Bonus Plan"). The Bonus Plan authorizes the Issuer to issue options to purchase an aggregate of 50,000 shares of Common Stock, subject to adjustment in the event of stock splits, stock dividends and similar extraordinary events. The options were exercisable immediately upon the grant thereof (September 26, 1997) and can be exercised for a period of five years thereafter in lots of 100 shares or multiples thereof. The exercise price is $1.00 per share of Common Stock purchased. The options may not be transferred by the optionholder otherwise than by will or pursuant to the laws of descent and distribution. The options may be exercised during the optionholder's lifetime only by the optionholder or, in the event of his disability or incapacity, by his guardian or legal representative. The options become void immediately in the event that the optionholder's employment with the Issuer is terminated for cause but may be exercised for a period of three months following termination other than for cause.

    The Issuer currently has an employment agreement with Mr. Loud. The employment agreement provides for a salary of $84,000 per year and is terminable for cause. The Issuer may also terminate the agreement without cause subject to the obligation to pay Mr. Loud a severance equal to five to eight months' salary based on length of service. The agreement terminates in December 1999. The employment agreement does not restrict Mr. Loud's ability to compete with the Issuer following any termination.

    The Issuer currently has an employment agreement with Mr. Roberts. The employment agreement provides for a salary of $66,000 per year and is terminable for cause. The Issuer may also terminate the agreement without cause subject to the obligation to pay Mr. Roberts a severance equal to five to eight months' salary based on length of service. The agreement terminates in December 1999. The employment agreement does not restrict Mr. Roberts' ability to compete with the Issuer following any termination.


    In connection with RMI's acquisition of Infohiway, Infohiway, a wholly-owned subsidiary of RMI, entered into employment agreements with Mr. Black and Kenneth Covell. Mr. Black's and Mr. Covell's agreements provide for two-year terms at annual salaries of $80,000 and $70,000, respectively, and include restrictive covenants binding on the employees with respect to confidentiality, non-solicitation and non-competition matters. Additionally, Messrs. Black and Covell are eligible for additional compensation of up to $40,000 and $30,000, respectively, during each year of the term of their employment agreement (i.e., two years) based on established performance criteria.


    In connection with the ICC Acquisition, Mr. Couzens will be employed as the Issuer's President and Chief Operating Officer. Mr. Couzens will receive an annual salary of $150,000 and options to purchase 200,000 shares of Common Stock.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

INDIVIDUAL GRANTS

(a)                             (b)                    (c)              (d)                                  (e)
                                                         % OF TOTAL
                                                       OPTIONS/ SARS
                                NUMBER OF SECURITIES     GRANTED TO                        MARKET PRICE ON
                                UNDERLYING OPTIONS/     EMPLOYEES IN    EXERCISE OR BASE    DATE OF GRANT
NAME                              SARS GRANTED (#)      FISCAL YEAR       PRICE ($/SH)         ($/SH)        EXPIRATION DATE
------------------------------  --------------------   --------------   ----------------   ---------------   ---------------
Douglas H. Hanson                     191,385               21.7%           $2.6125            $2.375        October 1, 2002
Douglas H. Hanson                     408,615               46.2%           $  1.00            $2.375        October 1, 2002

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

(a)                        (b)                  (c)              (d)                    (e)
                                                                 NUMBER OF SECURITIES
                                                                      UNDERLYING
                                                                     UNEXERCISED          VALUE OF UNEXERCISED
                                                                 OPTIONS/SARS AT FY-     IN-THE-MONEY OPTIONS/
                           SHARES ACQUIRED ON                    END (#) EXERCISABLE       SARS AT FY-END ($)
NAME                          EXERCISE (#)      VALUE REALIZED      /UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE
-------------------------  ------------------   --------------   --------------------   ------------------------
Douglas H. Hanson                 -0-                -0-             -0-/600,000        -0-/$891,392(1)

------------------------

(1) Determined, in accordance with Commission rules, by the difference between the fair market value of the Common Stock on December 31, 1997 ($3.00) and the exercise price of the options.

401(K) PLAN

    In January 1998, the Issuer implemented an employee savings and retirement plan (the "401(k) Plan") covering certain of its employees. Pursuant to the 401(k) Plan, eligible employees may elect to reduce their current compensation by up to the lesser of 15% of such compensation or the statutorily prescribed annual limit ($10,000 in 1998) and have the amount of such reduction contributed to the 401(k) Plan. The Issuer will make contributions to the 401(k) Plan on behalf of eligible employees in an amount equal to one-half of the employee's contribution, up to a maximum of 3% of the employee's salary. The Issuer's contribution to the 401(k) Plan is in the form of the Issuer's Common Stock. The 401(k) Plan is intended to qualify under Section 401 of the Code, so that contributions by employees or by the Issuer to the 401(k) Plan and income earned on the 401(k) Plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan and so that contributions by the Registrant, if any, will be deductible by the Issuer when made.

CHANGES IN CONTROL

    There are no arrangements or agreements known to the Company that may result in a change in control of the Company. See "CERTAIN
TRANSACTIONS--CHANGE IN CONTROL."

LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS

    The Issuer's By-laws provide, in general, that the Issuer shall, to the fullest extent permitted by the DGCL, as now or hereafter in effect, indemnify any person who was or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether criminal, civil, administrative, or investigative (a "Proceeding"), by reason of the fact that he is or was a director or officer of the Issuer, or, by reason of the fact that such officer or director is or was serving at the request of the Issuer as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, association, or other enterprise, against all liability and loss suffered and expenses (including attorneys' fees), judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement reasonably incurred by him in connection with such Proceeding, including any Proceeding by or on behalf of the Issuer and will advance all reasonable expenses incurred by or on behalf of any such person in connection with any Proceeding, whether prior to or after final disposition of such Proceeding. The By-laws also provide that the Issuer may also indemnify and advance expenses to employees or agents who are not officers or directors of the Issuer.


    Article 8 of the Issuer's Certificate of Incorporation, as amended, provide that "No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except as to liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for violations of Section 174 of the Delaware General Corporation Law (the "DGCL") or (iv) for any transaction from which the director derived any improper personal benefit. If the DGCL hereafter is amended to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the preceding sentence, the liability of each director shall be eliminated or limited to the fullest extent provided or permitted by the amended DGCL. Any repeal or modification of this Article 8 shall not adversely affect any right or protection of a director under this Article 8 as in effect immediately prior to such repeal or modification with respect to any liability that would have accrued, but for this Article 8, prior to such repeal or modification."

    The Issuer entered into an underwriting agreement with NTB, for itself and on behalf of all of the underwriters of the IPO, that provides for indemnification by the underwriters under certain circumstances of directors, officers and controlling persons of the Issuer against certain liabilities, including liabilities under the Securities Act. The Issuer has entered into similar agreements with certain security holders of the Issuer, including Mr. Hanson.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Issuer pursuant to the provisions contained in the Certificate of Incorporation and By-laws of the Issuer, the DGCL, an underwriting agreement, other agreements that provide for such indemnification, or otherwise, the Issuer has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

    The Issuer maintains a directors' and officers' liability insurance policy that provides, within stated limits, reimbursement either to a director or officer whose actions in his capacity as such result in liability, or to the Issuer in the event it has indemnified the director or officer.

                              CERTAIN TRANSACTIONS

CHANGE IN CONTROL

    As of October 1, 1997, Mr. Douglas H. Hanson obtained effective control of RMI by entering into a series of agreements, described below, pursuant to which, among other things: (1) RMI issued and sold to Mr. Hanson 1,225,000 shares of Common Stock for a purchase price of $2,450,000, or $2.00 per share; (2) Mr. Hanson purchased 275,000 shares of Common Stock from four of RMI's stockholders, namely, Messrs. Roy J. Dimoff, Christopher K. Phillips, Jim D. Welch and Kevin R. Loud, for an aggregate purchase price of $550,000, or $2.00 per share; (3) contemporaneously with the transactions described in
(1) and (2), RMI agreed to issue to Mr. Hanson the Hanson Warrants, which authorized the holder thereof to purchase 4,000,000 shares of Common Stock for an exercise price of $1.90 per share, subject to adjustment as described below; (4) RMI granted Mr. Hanson incentive stock options (to purchase 222,220 shares of Common Stock for an exercise price of $2.25 per share and non-qualified stock options to purchase 377,780 shares of Common Stock for an exercise price of $1.00 per share pursuant to the 1997 Plan, which Hanson Options vest one year from the date of grant (subject to acceleration of the vesting date by the board of directors or a committee thereof that administers the 1997 Plan) and on March 12, 1998 a committee of the board of directors amended the 1997 Plan, retroactively to October 1, 1997, in accordance with the requirements of the Code, to provide that the number of incentive stock options was 191,385, the exercise price of those options was $2.6125 and the number of non-qualified stock options was 408,615, on which date Mr. Hanson exercised all of the non-qualified stock options and purchased 408,615 shares of Common Stock pursuant to such exercise; (5) Mr. Hanson obtained proxies from ten stockholders of RMI to vote their shares of Common Stock held by such stockholders; and (6) Mr. Hanson was elected as a director and was elected the President, Chief Executive Officer and Chairman of the board of directors of RMI. As a result of the purchase by Mr. Hanson of the shares of Common Stock described herein and the proxies described herein obtained by Mr. Hanson, the election of all nominees to the board of directors and the approval by RMI's stockholders of the proposals at the RMI Annual Meeting was assured. See "PRINCIPAL STOCKHOLDERS."

    The ten stockholders from whom Mr. Hanson obtained proxies are Messrs. Roy
J. Dimoff, Christopher K. Phillips, Jim D. Welch, Kevin R. Loud, Brian Dimoff, Paul B. Davis, Michael R. Mara, Monty Reagan, Tim Scanlon and Owen Scanlon. Mr. Phillips was, at the time of such transactions, a director of RMI, Mr. Loud is the Vice President--Operations of RMI and Mr. Roy J. Dimoff was the President, Chief Executive Officer and a director of RMI. Mr. Mara is the Vice President--Sales and Marketing of RMI and Mr. Brian Dimoff was the Vice President -Customer Support Operations of RMI.

    The Nasdaq Stock Market, Inc. adopted changes to the requirements applicable to corporations qualifying its common stock for trading on Nasdaq. Among other changes, the required minimum net tangible assets of such corporations was increased to $2.0 million. These changes were effective February 23, 1998. At December 31, 1997, RMI did not meet these increased requirements. On March 12, 1998, a committee of RMI's board of directors accelerated the vesting period of the Hanson Options to permit the immediate exercise thereof and Mr. Hanson exercised all of the 408,615 non-qualified options that were exercisable for a price of $1.00 per share. On March 23, 1998, Mr. Hanson exercised a portion of the Hanson Warrants and acquired 50,000 shares of Common Stock. The result and purpose of the exercise of these options and warrants was to increase RMI's net tangible assets to satisfy the Nasdaq Stock Market, Inc.'s new requirements.

    It is possible that prior to the completion of the Private Placement Offering, or drawing on the Bridge Loan Commitment, RMI will need additional cash resources to meet its obligations. Mr. Hanson has agreed to loan RMI up to $1.0 million if such need arises. This agreement is not in writing and the terms have not been negotiated. Consequently, there can be no assurance that, if such financing need arises, a loan from Mr. Hanson will be available or that, if available, such loan will be on terms which are acceptable to RMI.

    Other than as described above, there is no agreement, arrangement, or understanding between Mr. Hanson and the Company that requires Mr. Hanson to exercise any Hanson Options or Hanson Warrants or to otherwise make any capital contributions to the Company.

    SUMMARY OF TRANSACTIONS.

    Following is a summary and description of certain provisions of the Stock Purchase Agreement between Douglas H. Hanson and RMI, dated as of October 1, 1997; the Stock Purchase Agreement between Douglas H. Hanson and Roy J. Dimoff, dated as of October 1, 1997; the Stock Purchase Agreement among Douglas H. Hanson, Christopher K. Phillips, Jim D. Welch and Kevin R. Loud, dated as of October 1, 1997; the Warrant Agreement between RMI and Douglas H. Hanson, dated as of October 1, 1997; the Registration Agreement between RMI and Douglas H. Hanson, dated as of October 1, 1997; the Shareholders' Voting Agreement and Irrevocable Proxy among Douglas H. Hanson, Christopher K. Phillips, Jim D. Welch and Kevin R. Loud, dated as of October 1, 1997; and the Shareholders' Voting Agreement and Irrevocable Proxy among Douglas H. Hanson, Brian Dimoff, Paul B. Davis, Michael R. Mara, Monty Reagan, Roy J. Dimoff, Tim Scanlon and Owen Scanlon, dated as of October 1, 1997, pursuant to which Mr. Hanson obtained effective control of RMI. The following summaries do not purport to be complete and are qualified in their entireties by the full text of the respective agreements, copies of which are on file with the Commission.

    STOCK PURCHASE AGREEMENT BETWEEN DOUGLAS H. HANSON AND RMI. Pursuant to a Stock Purchase Agreement between Mr. Hanson and RMI, dated as of October 1, 1997, RMI issued and sold to Mr. Hanson 1,225,000 shares of Common Stock for a purchase price of $2,450,000, or $2.00 per share. In connection with the execution of this Stock Purchase Agreement, Roy J. Dimoff resigned as the President, Chief Executive Officer and a director of RMI and Gerald Van Eeckhout resigned as the Chairman of the board of directors but remained as a director of RMI until November 19, 1997. Contemporaneously, the then-existing board of directors of RMI, in accordance with RMI's By-laws, filled three vacancies on the board by electing Mr. Hanson, Mr. Reynaldo Ortiz and Mr. D. D. Hock to be directors of RMI. Mr. Hanson was elected as RMI's President, Chief Executive Officer and Chairman of the board of directors. Messrs. Ortiz and Hock were selected by Mr. Hanson, in accordance with the terms of this Stock Purchase Agreement, to be elected as directors of RMI. Mr. Ortiz resigned as a director effective December 1, 1997. On January 10, 1998, Ms. Mary Beth Vitale and Messrs. Robert W. Grabowski and Lewis H. Silverberg were appointed as directors of RMI.

    STOCK PURCHASE AGREEMENT BETWEEN DOUGLAS H. HANSON AND ROY J. DIMOFF. Pursuant to a Stock Purchase Agreement between Mr. Hanson and Roy J. Dimoff, dated as of October 1, 1997, Mr. Dimoff sold to Mr. Hanson 150,000 shares of Common Stock for a purchase price of $300,000, or $2.00 per share. Contemporaneously with this purchase and sale, Mr. Dimoff resigned as a director and as President and Chief Executive Officer of RMI. In addition, as discussed below, Mr. Hanson entered into a Shareholders' Voting Agreement and Irrevocable Proxy with Mr. Dimoff and six other stockholders pursuant to which Mr. Hanson obtained the right to vote certain shares of Common Stock beneficially owned by Mr. Dimoff and such other stockholders.

    STOCK PURCHASE AGREEMENT AMONG DOUGLAS H. HANSON, CHRISTOPHER K. PHILLIPS, JIM D. WELCH AND KEVIN R. LOUD. Pursuant to a Stock Purchase Agreement among Douglas H. Hanson, Christopher K. Phillips, Jim D. Welch and Kevin R. Loud, dated as of October 1, 1997, Mr. Hanson purchased 50,000 shares, 50,000 shares and 25,000 shares of Common Stock from Messrs. Phillips, Welch and Loud, respectively, for an aggregate purchase price of $250,000, in each case for $2.00 per share. In addition, as discussed below, Mr. Hanson entered into a Shareholders' Voting Agreement and Irrevocable Proxy with Messrs. Phillips, Welch and Loud pursuant to which Mr. Hanson obtained the right to vote certain shares of Common Stock beneficially owned by them.

    The source of all of the consideration for the purchase by Mr. Hanson of the shares of Common Stock and the Hanson Warrants purchased from the Company and the shares of Common Stock purchased from Messrs. Dimoff, Phillips, Welch and Loud was a loan made in the ordinary course of business by a bank. The loan bears interest at the rate of 192 basis points (i.e., 1.92%) above the London InterBank Offered Rate and has a term of two years. One-half of the outstanding principal and accrued interest thereon, was paid in January 1998 in accordance with its terms and the remainder of the outstanding principal amount and accrued interest thereon, is payable in January 1999. The loan is secured by a pledge of all of the shares of Common Stock that Mr. Hanson purchased from RMI and from Messrs. Dimoff, Phillips, Welch and Loud and of income anticipated to be received by Mr. Hanson.

    REGISTRATION AGREEMENT. Contemporaneously with the execution of the agreements described above, RMI entered into an agreement with Mr. Hanson to register all of the shares of Common Stock (and other securities) purchased in the above-described transactions, i.e., those shares purchased from RMI and those purchased from Messrs. Dimoff, Phillips, Welch and Loud, the Hanson Warrants and the shares of Common Stock that may be issued pursuant to the exercise of the Hanson Warrants. RMI also agreed, not later than thirty days after the closing of the transactions described above, to use its commercially reasonable best efforts to file a registration statement with the Commission for the registration of the shares of Common Stock purchased by Mr. Hanson (including those shares purchased from RMI and from the individuals identified above), the Hanson Warrants and the shares of Common Stock issuable upon exercise of the Hanson Warrants and to maintain the effectiveness of such registration statement for a period of one year. The Company believes that, during the period of effectiveness of such registration statement, Mr. Hanson may sell all or any of the shares of Common Stock or the Hanson Warrants without restriction.

    WARRANT AGREEMENT. RMI entered into a Warrant Agreement with Mr. Hanson, dated as of October 1, 1997, pursuant to which it agreed, subject to obtaining the approval of RMI's stockholders of an increase in the authorized capital of RMI, to issue to Mr. Hanson the Hanson Warrants, which entitle the holder thereof to purchase up to 4,000,000 shares of Common Stock for an exercise price of $1.90 per share, for a period of eighteen months from the date of issuance of such warrants. As of the date of the Warrant Agreement, RMI did not have a sufficient number of shares of its Common Stock authorized or reserved for issuance upon exercise of the Hanson Warrants. At the RMI Annual Meeting, the stockholders of RMI approved an amendment to RMI's Certificate of Incorporation to increase the number of shares of Common Stock that RMI is authorized to issue from 10,000,000 to 25,000,000. As a result of the approval of such amendment by RMI's stockholders at the RMI Annual Meeting, RMI issued the Hanson Warrants to Mr. Hanson effective as of March 23, 1998.

    The Hanson Warrants are subject to standard anti-dilution provisions and adjustments in the number of shares of Common Stock that can be issued (and the exercise price for which they can be issued) in the event of the payment by RMI of cash or non-cash dividends, reorganizations and other extraordinary events. See "DESCRIPTION OF CAPITAL STOCK."

    SHAREHOLDERS' VOTING AGREEMENTS AND IRREVOCABLE PROXIES. Contemporaneously with the agreements described above, Mr. Hanson entered into a Shareholders' Voting Agreement and Irrevocable Proxy with Messrs. Phillips, Welch and Loud pursuant to which Messrs. Phillips, Welch and Loud granted to Mr. Hanson their proxies to vote certain shares of Common Stock owned by them as of the date of the agreement and acquired subsequent thereto (including shares of Common Stock of which Messrs. Phillips, Welch and Loud have the right to acquire beneficial ownership through the exercise of warrants, options and other rights). The proxies terminate on the earlier of (i) three years from the date of execution; or (ii) the date upon which any shares of Common Stock owned by the grantor of a proxy are sold, transferred, assigned, or otherwise disposed of (except by a pledge thereof) by such stockholder to a person other than:
(A) a member of such stockholder's "immediate family," as such term is defined in Rule 16a-1(e) promulgated pursuant to the Exchange Act, 17 C.F.R. Section 240.16a-1(e), or (B) a trust for the benefit of any member of such stockholder's immediate family; provided, however, that the termination applies only to such shares of Common Stock as are sold, transferred, assigned, or otherwise disposed of to persons other than members of the stockholder's "immediate family."

    Mr. Hanson also entered into a Shareholders' Voting Agreement and Irrevocable Proxy with Mr. Brian Dimoff, Mr. Paul B. Davis, Mr. Michael R. Mara, Mr. Monty Reagan, Mr. Roy J. Dimoff, Mr. Tim Scanlon and Mr. Owen Scanlon. The terms of such agreement were similar to those of the agreement with Messrs. Phillips, Welch and Loud, except that the proxies granted pursuant to the agreement with these seven stockholders expired by their terms immediately after the RMI Annual Meeting.

    PURPOSE OF THE TRANSACTIONS. Mr. Hanson's purpose in entering into the agreements described above and acquiring the shares of Common Stock and the Hanson Warrants was to acquire a significant equity position in RMI and to control the management, policies and activities of RMI. In connection with such purchases, three of Mr. Hanson's nominees, including Mr. Hanson, were elected to the five-member board of directors of RMI as contemplated by the Stock Purchase Agreement between Mr. Hanson and RMI. One of Mr. Hanson's nominees, Mr. Reynaldo U. Ortiz, resigned from the board of directors in December 1997. See "--STOCK PURCHASE AGREEMENT BETWEEN DOUGLAS H. HANSON AND RMI."

RELATED PARTY TRANSACTIONS

    In February 1997, the Issuer entered into a negotiated agreement with Jim D. Welch, an officer and a stockholder of the Issuer, wherein the Issuer agreed to purchase 90,000 shares of the Issuer's Common Stock from him for $119,000. The stock will be purchased over an eighteen month period. As part of the agreement, Mr. Welch separated from employment with the Issuer. Mr. Welch discontinued selling shares of the Issuer's Common Stock after March 1, 1998, at which time the Issuer had purchased 72,660 shares.

    Robert W. Grabowski, an Issuer director, has an economic interest in and is Vice President, Finance and Administration, of Sunny Side, Inc./Temp Side ("Sunny Side"), a private employment service business. The Issuer has engaged Sunny Side to provide various services and has created a web site for Sunny Side. These arrangements were on commercially reasonable terms.

TRANSACTIONS WITH PROMOTERS

    NTB was the principal underwriter of the Issuer's IPO of the IPO Units, each IPO Unit consisting of one share of Common Stock and one IPO Warrant to purchase a share of Common Stock at a price of $4.375 (the "IPO Warrant
Exercise Price"), subject to adjustment, after October 5, 1997 and prior to September 5, 1999. RMI sold to NTB at the closing of the IPO, for $100, warrants (the "NTB Warrants") to purchase 136,500 units (the "NTB Units"), each of which consists of one share of Common Stock and one warrant (the "Underlying NTB Warrants") to purchase a share of Common Stock. The NTB Units have an exercise price of $4.20 per unit (120% of the unit offering price to the public in the IPO) and the Underlying NTB Warrants included in the NTB Units have an exercise price of $6.5625 per share (150% of the IPO Warrant Exercise Price) (which price has been decreased by certain anti-dilution adjustments) and are exercisable until September 5, 2001. The NTB Warrants may be exercised in a cashless transaction whereby the NTB Warrants, at the holder's option, may be used, in whole or in part, as a portion of the purchase price for the underlying Common Stock and NTB Warrants. In addition, the Underlying NTB Warrants included in the NTB Units may be exercised in a cashless transaction. See "DESCRIPTION OF CAPITAL STOCK."

    NTB was the Issuer's placement agent in connection with the private offering in 1997 of units of the Issuer's securities, each unit consisting of two shares of the Issuer's Common Stock and a warrant to purchase one share of Common Stock, for $4.00 per unit. In connection with that offering, the Issuer agreed to issue to NTB warrants (the "Private Offering Unit Warrants") to purchase 31,050 units of securities, each unit consisting of two shares of Common Stock and a warrant (collectively, the "Private Offering NTB Warrants") to purchase one share of Common Stock. The Private Offering Unit Warrants have an exercise price of $4.00 each and may be exercised any time prior to June 13, 2002. The Private Offering NTB Warrants have an exercise price of $3.00 each and may be exercised at any time prior to June 13, 2002.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information concerning the ownership of Common Stock as of July 8, 1998 by (i) each stockholder of the Issuer known by the Issuer to be the beneficial owner of more than 5% of its outstanding shares of Common Stock, (ii) each current member of the board of directors of the Issuer, (iii) each executive officer of the Issuer named in the Summary Compensation Table appearing under the caption "Executive Compensation," and (iv) all current directors and executive officers of the Issuer as a group.

                                                                                 SHARES BENEFICIALLY OWNED(1)(2)
                                                                                ---------------------------------
NAME AND ADDRESS                                                                  NUMBER        PERCENTAGE OF
OF BENEFICIAL OWNER                                                             OF SHARES    SHARES OUTSTANDING
------------------------------------------------------------------------------  ----------  ---------------------
Current Directors
  Douglas H. Hanson...........................................................   6,826,700(3)            53.9%
  1099 Eighteenth Street
  30th Floor
  Denver, CO 80202

  D. D. Hock..................................................................       1,500(4)           *
  1099 Eighteenth Street
  30th Floor
  Denver, CO 80202

  Robert W. Grabowski.........................................................       6,300(5)           *
  1099 Eighteenth Street
  30th Floor
  Denver, CO 80202

  Lewis H. Silverberg.........................................................       6,500(6)           *
  1099 Eighteenth Street
  30th Floor
  Denver, CO 80202

  Mary Beth Vitale............................................................       1,500(7)           *
  1099 Eighteenth Street
  30th Floor
  Denver, CO 80202

Named Executive Officers Who Are Not Directors

  Kevin R. Loud (8)...........................................................     378,800              5.2%
  1099 Eighteenth Street
  30th Floor
  Denver, CO 80202

  All Directors and named Executive Officers as a Group (6 persons)...........   6,850,600             55.6%

  Over 5% Stockholders and Members of a "group" Who Are Not Directors or
  Executive Officers(1) (2)

  Christoper K. Phillips (1)(9)...............................................     170,000              2.2%
  4580 Star Ridge Drive
  Colorado Springs, CO 80916

  Jim D. Welch (1)(10)........................................................     186,000             2.38%
  1326 Sorrento Road
  Colorado Springs, CO 80910

  Kennedy Capital Management, Inc. (11).......................................     375,000              4.8%
  10829 Olive Boulevard
  St. Louis, MO 63141

------------------------

   * Less than 1%

 (1) As set forth above under the caption "Certain Transactions--Change in Control," Mr. Hanson entered into a Shareholders' Voting Agreement and Irrevocable Proxy with Christopher K. Phillips, Jim D. Welch and Kevin R. Loud, dated as of October 1, 1997 and a separate Shareholders' Voting Agreement and Irrevocable Proxy with Brian Dimoff, Paul B. Davis, Michael
     R. Mara, Monty Reagan, Roy J. Dimoff, Tim Scanlon and Owen Scanlon, dated as of October 1, 1997. The proxies granted to Mr. Hanson by Messrs. Brian Dimoff, Paul B. Davis, Michael R. Mara, Monty Reagan, Roy J. Dimoff, Tim Scanlon and Owen Scanlon expired immediately following the adjournment of the RMI Annual Meeting. Accordingly, Mr. Hanson and Messrs. Christopher
     K. Phillips, Jim D. Welch and Kevin R. Loud may be deemed to be members of a "group" for reporting beneficial ownership of shares of Common Stock in the table. Unless otherwise noted, each person has sole voting and dispositive power over the shares listed opposite his name. For the purposes of the table, shares of other members of the group have not been attributed to each member.

 (2) Shares of Common Stock that can be acquired by any person pursuant to any option, warrant, or other right within the next 60 days following the dates set forth in the paragraph appearing immediately prior to the table are deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by such person. A person is also deemed to be the beneficial owner of any shares as to which he has the power to vote, or to direct the voting of, such shares. Such shares, however, are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person. All options and warrants described below have vested, except as described in footnote 3. As of July 8, 1998, there were 7,805,636 shares of Common Stock outstanding.

 (3) Includes 1,958,615 shares beneficially owned directly by Mr. Hanson, 3,950,000 shares issuable upon exercise of the Hanson Warrants, 191,385 shares issuable upon exercise of incentive stock options and 734,800 shares owned by Messrs. Phillips Welch and Loud as to which Mr. Hanson obtained the rights to vote pursuant to the remaining Shareholders' Voting Agreement and Irrevocable Proxy described above in footnote (1) and under the caption "CERTAIN TRANSACTIONS--CHANGE IN CONTROL."

 (4) Includes options to acquire 1,500 shares of Common Stock.

 (5) Includes 4,800 shares of Common Stock and options to acquire 1,500 shares of Common Stock.

 (6) Includes 5,000 shares of Common Stock and options to acquire 1,500 shares of Common Stock.

 (7) Includes options to acquire 1,500 shares of Common Stock.

 (8) Includes 370,700 shares owned directly by Mr. Loud and options to acquire 8,100 additional shares. Mr. Loud has granted to Mr. Hanson an irrevocable proxy to vote all shares currently owned by him or that may be acquired by him pursuant to and in accordance with the terms, provisions and limitations set forth in, a Shareholders' Voting Agreement and Irrevocable Proxy described above in footnote (1) and under the caption "CERTAIN TRANSACTIONS--CHANGE IN CONTROL."

 (9) All shares are owned directly by Mr. Phillips.

 (10) All shares are owned directly by Mr. Welch.

 (11) According to a filing made with the Commission on February 10, 1998, Kennedy Capital Management, Inc. is an investment advisor and had acquired, as of December 31, 1997, the shares of Common Stock indicated.

                               SELLING SECURITYHOLDERS

         The following table assumes that each Selling Securityholder is offering for sale securities previously issued or issuable by the Company. The Company has agreed to pay all expenses in connection therewith (other than brokerage commissions and fees and expenses of their respective counsel). None of the Selling Securityholders has ever held any position with the Company or had any other material relationship with the Company except that Douglas H. Hanson is the President, Chief Executive Officer, and Chairman of the board of directors of the Company.

         The following table sets forth the beneficial ownership of the Selling Securityholder Shares by each person who is a Selling Securityholder. The Company will not receive any proceeds from the sale of such Securities by the Selling Securityholders.

                               Shares of Common Stock             Percentage of Common Stock
Name of                             or Warrants                     Beneficially Owned
Beneficial Owner                 Being Offered (1)           Before  Offering     After Offering
----------------                 -----------------           ----------------------------------
Douglas H. Hanson                5,500,000 Shares;                   53.9%                   46.1%
Douglas H. Hanson                3,950,000 Warrants
Neidiger/Tucker/Bruner, Inc.         4,000 Warrants
Neidiger/Tucker/Bruner, Inc.         8,000 Shares                        *                       *
Eugene L. Neidiger                  12,700 Warrants
Eugene L. Neidiger                  38,075 Shares                        *                       *
Anthony B. Petrelli                 12,300 Warrants
Anthony B. Petrelli                 37,050 Shares                        *                       *
Charles C. Bruner                   11,800 Warrants
Charles C. Bruner                   36,050 Shares                        *                       *
Robert L. Parrish                    6,400 Warrants
Robert L. Parrish                   17,300 Shares                        *                       *
J. Henry Morgan                      7,200 Warrants
J. Henry Morgan                     18,900 Shares                        *                       *
John J. Turk, Jr.                    1,500 Warrants
John J. Turk, Jr.                    3,000 Shares                        *                       *
Regina L. Neidiger                   2,100 Warrants
Regina L. Neidiger                   4,200 Shares                        *                       *
Carl A. Militello, Jr.              53,500 Warrants
Carl A. Militello, Jr.             107,000 Shares                     1.5%                       *
James E. Tarrillion                 37,500 Shares                        *                       *
Jeff Kavy                          150,000 Shares                     2.1%                       *
John E. Tarrillion                  37,500 Shares                        *                       *
Jim Clausius                        48,750 Shares                        *                       *
Roger Marino                        75,000 Shares                        *                       *
Michael Carney                      57,600 Shares                        *                       *
David Leider                        99,000 Shares                     1.4%                       *
Robert and Patricia Werts           15,000 Shares                        *                       *
Paul Davis                         112,500 Shares                     1.5%                       *
Burton Levy                         82,500 Shares                     1.1%                       *
MBM Young                           37,500 Shares                        *                       *
Stephen Vento                       15,000 Shares                        *                       *
Roswell and W. Monroe               15,000 Shares                        *                       *
Mark Buntzman                       18,750 Shares                        *                       *
Kent Searl                           7,500 Shares                        *                       *
Steven D. Brown                     18,750 Shares                        *                       *
Elen Brown                           9,375 Shares                        *                       *
Sarah Brown                          9,375 Shares                        *                       *
Applied Telecommunications
     Technologies, Inc.             67,500 Shares                        *                       *
William Preston                     18,750 Shares                        *                       *
Stanley Oskwarek                     5,025 Shares                        *                       *
Michael Sanchez                     25,125 Shares                        *                       *
Gerry and Carolyn Van Eeckhout      10,000 Shares                        *                       *
Ronald J. Bach                       7,537 Shares                        *                       *

                               Shares of Common Stock             Percentage of Common Stock
Name of                             or Warrants                     Beneficially Owned
Beneficial Owner                 Being Offered (1)           Before Offering     After Offering
----------------                 -----------------           ----------------------------------
James F. Seifert & Nancy L. Seifert  7,537 Shares                        *                       *
ACT Teleconferencing, Inc.          25,000 Shares                        *                       *
Kent Hultquist                      12,562 Shares                        *                       *
Roswell Monroe & Wanda Monroe       10,050 Shares                        *                       *
Kent E. Searl                        5,025 Shares                        *                       *
Stephen Vento Sr. & Stephen
     F. Vento                       10,050 Shares                        *                       *
Robert C Werts & Patricia
     Schultze-Werts                 10,050 Shares                        *                       *
Susan Weinkranz                     10,000 Shares                        *                       *
Donald McElvaney & Migon
     McElvaney                      12,500 Shares                        *                       *
Frank Visciano & Lorraine Visciano  12,500 Shares                        *                       *
Cambridge Holdings                   6,250 Shares                        *                       *
Gregory Pusey Investments            6,250 Shares                        *                       *
Schield Management Company          12,500 Shares                        *                       *
Caribou Bridge Fund LLC             17,500 Shares                        *                       *
Stuart Fullinwider                  25,000 Shares                        *                       *
Jeremy J. Black                     45,000 Shares                        *                       *
Kenneth Covell                      15,000 Shares                        *                       *
John-Michael Keyes                  15,000 Shares                        *                       *
Ronald Stevenson                    95,075 Shares                       1.3                      *
Gregory A. Brown                     2,291 Shares                        *                       *
Ronald Nicholl                      17,182 Shares                        *                       *

         Assumes: (i) the issuance of all 2,000,000 of the Acquisition Shares in one or more mergers with or acquisitions by the Company of other businesses or assets; and (ii) the exercise of all of the Warrants. Does not give effect to the exercise of outstanding options granted to employees or non-employee directors of the Company pursuant to various stock option plans or shares of Common Stock that can be issued pursuant to anti-dilution provisions of the Warrants and other derivative securities.

         Mr. Douglas H. Hanson is the President, Chief Executive Officer, and Chairman of the Board of Directors of the Company. NTB, and Chatfield Dean & Co., Inc. acted as underwriters in connection with the Company's IPO in 1996, and a private placement in 1997, and Eugene L. Neidiger, Anthony B. Petrelli, Charles C. Bruner, Robert L. Parrish, J. Henry Morgan, John L. Turk, Jr., Regina L. Neidiger, Carl A. Militello, Jr., Kenneth L. Greenberg, Sanford D. Greenberg, Russell Greenberg, and Paul Davis are affiliates of, and/or employed by, NTB or Chatfield Dean & Co., Inc. None of the other Selling Securityholders has a position, office, or other material relationship with the Company, except that Ronald M. Stevenson and Jeremy J. Black are the shareholders of 237,687 and 90,000 shares of Company stock respectively, and Advanced Telecommunications Technologies, Inc. is the lessor of certain switches and other equipment leased by the Company.

                          DESCRIPTION OF CAPITAL STOCK

           The authorized capital stock of the Issuer consists of 25,000,000 shares of Common Stock, $0.001 par value and 750,000 shares of Preferred Stock, $0.001 par value. The following summary of certain provisions of the Common Stock and Preferred Stock does not purport to be complete and is subject to and qualified in its entirety by, the provisions of the Issuer's Certificate of Incorporation, as amended.

PREFERRED STOCK

           Pursuant to the Issuer's Certificate of Incorporation, as amended, the board of directors has the authority, without further action by the stockholders, to issue up to 750,000 shares of Preferred Stock in one or more series and to fix the designations, powers, preferences, privileges and relative participating, optional or special rights and the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the Common Stock. The board of directors, without stockholder approval, can issue Preferred Stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of the Common Stock. Preferred Stock could thus be issued quickly with terms calculated to delay or prevent a change in control of the Issuer or make removal of management more difficult. At present, there are no shares of Preferred Stock outstanding and the Issuer has no plans to issue any of the Preferred Stock.

COMMON STOCK

           As of July 8, 1998, there were 7,805,636 shares of Common Stock outstanding. Another 855,364 shares of Common Stock were reserved for issuance pursuant to the Issuer's stock option plans and other stock options granted and 7,180,758 shares of Common Stock have been reserved for issuance upon exercise of various warrants, including the IPO Warrants, the Hanson Warrants, warrants issued to lenders in connection with the Bridge Loan Commitment and shares issuable pursuant to various anti-dilution provisions contained in the warrants and options described above. In addition, there are 151,515 shares (assuming a $16.50 per share price at the date of calculation) that may be issued based on performance incentives in the terms of the acquisition of Application Methods. Accordingly, after giving effect to the shares of Common Stock issuable pursuant to the options and warrants described above, there are 9,617,617 shares of Common Stock and 750,000 shares of Preferred Stock that may be issued in the future at the discretion of the Issuer's board of directors.

           The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of Common Stock may not cumulate votes in elections of Directors. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available for the payment of dividends. In the event of a liquidation, dissolution, or winding up of the Issuer, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preferences of any outstanding shares of preferred stock. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of common stock are fully paid and non-assessable. There are no preemptive, subscription, conversion, or redemption rights applicable to the Common Stock.

CERTAIN ANTI-TAKEOVER EFFECTS OF PROVISIONS OF DELAWARE LAW

           The Issuer is subject to Section 203 of the DGCL ("Section
203") which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stock, unless: (i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder of the corporation becoming an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
(iii) on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not owned by the interested stockholder.

           Section 203 defines business combination to include (i) any merger or consolidation involving the corporation and the interested stockholder;
(ii) any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation; (iii) subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (iv) any transaction involving the corporation which has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (v) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

WARRANTS

           IPO WARRANTS. The IPO Warrants were issued as a component of the units of securities offered and sold in connection with the Issuer's IPO in 1996. Each IPO Warrant entitles the holder thereof to purchase one share of Common Stock at a purchase price of $4.375 per share, subject to adjustment in the event that, at any time after the date of the issuance of the IPO Warrants, the Issuer (i) sells shares of Common Stock for a consideration per share less than the exercise price in effect immediately prior to such issuance (or sells options, rights, or warrants to subscribe for shares of Common Stock or issues any securities convertible into or exchangeable for shares of Common Stock at such lower price); or (ii) issues Common Stock as a dividend to the holders of Common Stock; or (iii) subdivides or combines the outstanding Common Stock into a greater or lesser number of shares.

           IPO WARRANTS ISSUED TO REPRESENTATIVE OF UNDERWRITERS. In connection with the Issuer's IPO, the Issuer issued to NTB certain Warrants to purchase units of the Issuer's securities, each unit consisting of one share of Common Stock and one additional warrant. The terms and conditions of these issuances are described above under the caption "CERTAIN TRANSACTIONS -- TRANSACTIONS WITH PROMOTERS."

           HANSON WARRANTS. The Issuer issued warrants to Mr. Hanson entitling him to purchase 4,000,000 shares of Common Stock. The terms and conditions of these warrants are described above under the caption "CERTAIN TRANSACTIONS -- CHANGE IN CONTROL."

           PRIVATE OFFERING WARRANTS ISSUED TO SALES AGENT. As described above under the caption "CERTAIN TRANSACTIONS -- TRANSACTIONS WITH PROMOTERS," the Issuer conducted a private offering of units of securities in 1997. In connection with that offering, the Issuer issued warrants to purchase units to NTB.

           BRIDGE LOAN WARRANTS. In connection with the Bridge Loan Commitment, the Issuer agreed to issue warrants to the lenders to acquire a total of 560,000 shares of Common Stock. See "RECENT
DEVELOPMENTS--ICC ACQUISITION."

           The transfer agent and registrar for the Common Stock and warrant agent for the IPO Warrants is American Securities Transfer, Inc., 1825 Lawrence Street, Suite 444, Denver, Colorado 80202-1817.

                           PLAN OF DISTRIBUTION

         The Selling Securityholder Shares and Warrants subject hereto are being offered for sale by the Selling Securityholders. Consequently, the Selling Securityholders will receive the proceeds from the sale of such Securities by the Selling Securityholders pursuant to this Prospectus. This Prospectus also relates to the sale and issuance by the Company of shares of Common Stock to holders of the Warrants (other than the Selling Securityholders) upon the exercise of those Warrants. The Selling Securityholder Shares and Warrants may be sold to purchasers from time to time in privately negotiated transactions directly by and subject to the discretion of the Selling Securityholders. The Selling Securityholders may from time to time offer their respective securities for sale through underwriters, dealers, or agents, who may receive compensation in the form of underwriting discounts, concessions, or commissions from the Selling Securityholders and/or the purchasers of such securities for whom they may act as agents. The Selling Securityholders and any underwriter, dealer, or agent who participates in the distribution of such Selling Securityholders' Securities may be deemed to be "underwriters" under the Securities Act and any profit on the sale of such securities by any of them and any discounts, commissions, or concessions received by any such underwriters, dealers, or agents may be deemed to be underwriting compensation under the Securities Act. Selling Securityholders may also sell the Securities owned by them pursuant to Rule 144 under the Securities Act, if such rule is available for such resales.

         At the time a particular offer of the Selling Securityholder Shares and Warrants is made by or on the behalf of a Selling Securityholder, a Prospectus and a Prospectus Supplement, to the extent required, will be distributed which will set forth the number of securities being offered and the terms of the offering, including the name or names of any underwriters, dealers, or agents, the purchase price paid by any underwriter for such securities purchased from the Selling Securityholders, any discounts, commissions, and other items constituting compensation from the Selling Securityholders, any discounts, commissions, or concessions allowed, reallowed or paid to dealers, and the proposed selling price to the public.

         In connection with its IPO, the Company agreed with NTB, the representative of the underwriters for the IPO, that it would pay to NTB a commission equal to 5% of the gross proceeds of any of the IPO Warrants that are exercised under certain conditions. See "DESCRIPTION OF CAPITAL STOCK." The purpose of such call is to encourage the holders of the IPO Warrants to exercise their IPO Warrants and purchase shares of Common Stock. The Company also agreed with NTB that it would pay to NTB a commission equal to 5% of the gross proceeds of any exercise of the Warrants that were issued in the Company's private offering of units in 1997.

         The Selling Securityholder Shares and Warrants may be sold from time to time in one or more transactions: (i) at an offering price which is fixed or which may vary from transaction to transaction depending upon the time of sale, or (ii) at prices otherwise negotiated at the time of sale. Such prices will be determined by the Selling Securityholders or by agreement between the Selling Securityholders and their underwriter.

         In order to comply with the applicable securities laws, if any, of certain states, the Securities may be offered or sold in such states through registered or licensed brokers or dealers in those states. In addition, in certain states, such securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and is complied with.

         Under applicable rules and regulations promulgated under the Exchange Act, any person engaged in a distribution of securities may not simultaneously bid for or purchase securities of the same class for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Rules 10b-5 and Regulation M, in connection with transactions in the Selling Securityholder Shares and Warrants during effectiveness of the registration statement of which this Prospectus is a part. All of the foregoing may affect the marketability of such Securities.

         The Company has agreed to pay all of the expenses incident to the registration of the foregoing securities (including registration pursuant to the securities laws of certain states) other than: (i) any fees or expenses of any counsel retained by any Selling Securityholder and any out-of-pocket expenses incurred by any Selling Securityholder or any person retained by any Selling Securityholder in connection with registration of the Selling Securityholder Shares and Warrants and (ii) commissions, expenses, reimbursements, and discounts of underwriters, dealers, or agents, if any.

       CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
                            FINANCIAL DISCLOSURE

         On January 21, 1997, the board of directors of RMI resolved to engage the accounting firm of Baird, Kurtz and Dobson as the Company's independent accountant for its fiscal year ending December 31, 1996. Effectively, the Company's former independent accountant, McGladrey & Pullen, LLP, simultaneously resigned as of January 20, 1997. The Denver office of McGladrey & Pullen, LLP was acquired by Baird, Kurtz and Dobson on June 17, 1996. Certain former audit engagement members are now with Baird, Kurtz and Dobson, and will continue to be involved with the Company's audit.

         During the two most recent fiscal years and prior to December 31, 1995, there have been no disagreements with McGladrey & Pullen, LLP on matters of accounting principles or practices, financial statement disclosure, auditing scope or procedure, or any reportable events. There have been no disagreements with Baird, Kurtz and Dobson on matters of accounting principles or practices, financial statement disclosure, auditing scope or procedure, or any reportable events.

         McGladrey & Pullen, LLP has furnished the Company with a copy of its letter addressed to the Commission stating that it agrees with the above statements.

                               LEGAL MATTERS

         Certain legal matters regarding this offering will be passed upon for the Company by Hall & Evans, L.L.C., Denver, Colorado, special counsel to the Company.

                                   EXPERTS

         The consolidated financial statements of Rocky Mountain Internet, Inc. as of December 31, 1997 and 1996 and the year then ended, have been included herein and in the registration statement in reliance upon the report of Baird, Kurtz & Dobson, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

         The consolidated statements of operations, stockholder's equity (deficit) and cash flows of Rocky Mountain Internet, Inc. for the year ended December 31, 1995, have been included herein and in the registration statement in reliance upon the report of McGladrey & Pullen, LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

         The consolidated financial statements of Internet Communications Corporation and Subsidiaries as of December 31, 1997, and the eleven month period ended December 31, 1997, have been included herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

         The consolidated financial statements of Internet Communications Corporation and Subsidiaries as of January 31, 1997, and the years ended January 31, 1997 and 1996, have been included herein and in the registration statement in reliance upon the report of HEIN + ASSOCIATES LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

         The combined financial statements of Applications Methods, Inc. and e-SELL Commerce Systems, Inc. as of December 31, 1997 and the year then ended, have been included herein and in the registration statement in reliance upon the report of PETERSON SULLIVAN PLLC, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

         The financial statements of Application Methods, Inc. as of December 31, 1996 and the year then ended, have been included herein and in the registration statement in reliance upon the report of PETERSON SULLIVAN PLLC, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

         The financial statements of Infohiway, Inc. as of December 31, 1997 and the year then ended, have been included herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS


                                                                                                               PAGE
                                                                                                             ---------
ROCKY MOUNTAIN INTERNET, INC.--CONSOLIDATED FINANCIAL STATEMENTS:

  AUDITED FINANCIAL STATEMENTS:
  Independent Accountants' Reports:
    Baird, Kurtz & Dobson..................................................................................        F-3
    McGladrey & Pullen, LLP................................................................................        F-4
  Consolidated Balance Sheets as of December 31, 1996 and 1997 and March 31, 1998 (unaudited)..............        F-5
  Consolidated Statements of Operations for the Years Ended December 31, 1995, 1996 and 1997 and for the
    Three Months Ended March 31, 1997 (unaudited) and March 31, 1998 (unaudited)...........................        F-7
  Consolidated Statements of Stockholders' Equity (Deficit) for the Years Ended December 31, 1995, 1996 and
    1997 and for the Three Months Ended March 31, 1998 (unaudited).........................................        F-8
  Consolidated Statements of Cash Flows for the Years Ended December 31, 1995, 1996 and 1997 and for the
    Three Months Ended March 31, 1997 (unaudited) and for the Three Months Ended March 31, 1998
    (unaudited)............................................................................................        F-9
  Notes to Consolidated Financial Statements...............................................................       F-10

INTERNET COMMUNICATIONS CORPORATION--CONSOLIDATED FINANCIAL STATEMENTS:

  AUDITED FINANCIAL STATEMENTS:
  Independent Auditors' Reports:
    KPMG Peat Marwick LLP..................................................................................       F-23
    Hein + Associates LLP..................................................................................       F-24
  Consolidated Balance Sheets as of December 31, 1997 and January 31, 1997.................................       F-25
  Consolidated Statements of Operations for the Eleven Months Ended December 31, 1997 and the Twelve Months
    Ended January 31, 1997 and 1996........................................................................       F-26
  Consolidated Statements of Stockholders' Equity for the Eleven Months Ended December 31, 1997 and the
    Twelve Months Ended January 31, 1997 and 1996..........................................................       F-27
  Consolidated Statements of Cash Flows for the Eleven Months Ended December 31, 1997 and the Twelve Months
    Ended January 31, 1997 and 1996........................................................................       F-28
  Notes to Consolidated Financial Statements...............................................................       F-29

  UNAUDITED FINANCIAL STATEMENTS:
  Condensed Consolidated Balance Sheet as of March 31, 1998................................................       F-40
  Condensed Consolidated Statements of Operations for the Three Months
    Ended March 31, 1998 and the Three Months Ended April 30, 1997.........................................       F-41
  Condensed Consolidated Statements of Cash Flows for the Three Months
    Ended March 31, 1998 and the Three Months Ended April 30, 1997.........................................       F-42
  Notes to Condensed Consolidated Financial Statements.....................................................       F-43

APPLICATION METHODS, INC./ E-SELL Commerce Systems, Inc.--Combined Financial Report:

  AUDITED FINANCIAL STATEMENTS:
  Independent Auditors' Report--Peterson Sullivan PLLC.....................................................       F-45
  Combined Balance Sheet as of December 31, 1997...........................................................       F-46
  Combined Statement of Operations and Retained Earnings
    for the Year Ended December 31, 1997...................................................................       F-47
  Combined Statement of Cash Flows for the Year Ended December 31, 1997....................................       F-48
  Notes to Combined Financial Statements...................................................................       F-49

                                                                                                               PAGE
                                                                                                             ---------
  UNAUDITED FINANCIAL STATEMENTS:
  Combined Balance Sheet as of March 31, 1998..............................................................       F-51
  Combined Statement of Operations and Retained Earnings for the Three Months Ended March 31, 1998.........       F-52
  Combined Statement of Cash Flows for the Three Months Ended March 31, 1998...............................       F-53
  Notes to Combined Financial Statements...................................................................       F-54

APPLICATION METHODS, INC.--FINANCIAL REPORT:

  AUDITED FINANCIAL STATEMENTS:
  Independent Auditors' Report--Peterson Sullivan PLLC.....................................................       F-56
  Balance Sheet as of December 31, 1996....................................................................       F-57
  Statement of Operations and Retained Earnings for the Year Ended December 31, 1996.......................       F-58
  Statement of Cash Flows for the Year Ended December 31, 1996.............................................       F-59
  Notes to Financial Statements............................................................................       F-60

  UNAUDITED FINANCIAL STATEMENTS:
  Balance Sheet as of March 31, 1997.......................................................................       F-62
  Statement of Operations and Retained Earnings for the Three Months Ended March 31, 1997..................       F-63
  Statement of Cash Flows for the Three Months Ended March 31, 1997........................................       F-64
  Notes to Financial Statements............................................................................       F-65

INFOHIWAY, INC--FINANCIAL STATEMENTS:

  AUDITED FINANCIAL STATEMENTS:
  Independent Auditors' Report--KPMG Peat Marwick LLP .....................................................       F-67
  Balance Sheet as of December 31, 1997 and March 31, 1998 (unaudited).....................................       F-68
  Statement of Operations for the Year Ended December 31, 1997 and for the Three Months Ended March 31,
    1997 (unaudited) and March 31, 1998 (unaudited)........................................................       F-69
  Statement of Stockholders' Equity for the Year Ended December 31, 1997...................................       F-70
  Statement of Cash Flows for the Year Ended December 31, 1997 and for the Three Months Ended March 31,
    1997 (unaudited) and March 31, 1998 (unaudited)........................................................       F-71
  Notes to Financial Statements............................................................................       F-72

                        INDEPENDENT ACCOUNTANTS' REPORT

Board of Directors
Rocky Mountain Internet, Inc.
Denver, Colorado

    We have audited the accompanying consolidated balance sheets of ROCKY MOUNTAIN INTERNET, INC. as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ROCKY MOUNTAIN INTERNET, INC. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          /s/ BAIRD, KURTZ & DOBSON

Denver, Colorado
February 27, 1998

                        INDEPENDENT ACCOUNTANTS' REPORT

Board of Directors
Rocky Mountain Internet, Inc.
Denver, Colorado

    We have audited the accompanying consolidated statements of operations, stockholders' equity (deficit), and cash flows of ROCKY MOUNTAIN INTERNET, INC. for the year ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of ROCKY MOUNTAIN INTERNET, INC. for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          /s/ MCGLADREY & PULLEN, LLP

Denver, Colorado
February 23, 1996

                         ROCKY MOUNTAIN INTERNET, INC.

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS


                                                                                 DECEMBER 31,
                                                                          --------------------------   MARCH 31,
                                                                              1996          1997          1998
                                                                          ------------  ------------  ------------
                                                                                                      (UNAUDITED)
CURRENT ASSETS
  Cash and cash equivalents.............................................  $    348,978  $  1,053,189  $  1,152,420
  Investments...........................................................     1,356,629       --            --
  Trade receivables, less allowance for doubtful accounts;
    1996--$115,000, 1997--$176,000, 1998--$226,857......................       518,827       672,094       616,814
  Inventories...........................................................        91,047        46,945        67,019
  Other.................................................................       143,753       112,891       153,436
                                                                          ------------  ------------  ------------
      Total Current Assets..............................................     2,459,234     1,885,119     1,989,689
                                                                          ------------  ------------  ------------
PROPERTY AND EQUIPMENT, AT COST
  Equipment.............................................................     2,513,944     2,927,016     3,114,444
  Computer software.....................................................       202,501       218,801       221,319
  Leasehold improvements................................................       127,877       190,235       190,235
  Furniture, fixtures, and office equipment.............................       413,678       431,814       444,575
                                                                          ------------  ------------  ------------
                                                                             3,258,000     3,767,866     3,970,573
  Less accumulated depreciation and amortization........................       403,023     1,118,217     1,329,005
                                                                          ------------  ------------  ------------
                                                                             2,854,977     2,649,649     2,641,568
                                                                          ------------  ------------  ------------
OTHER ASSETS
  Customer lists, at amortized cost, less accumulated amortization;
    1996--$2,094, 1997--$108,689, 1998--$137,873........................       145,444       471,096       441,912
  Deposits and other....................................................        80,512        76,255        79,255
                                                                          ------------  ------------  ------------
                                                                               225,956       547,351       521,167
                                                                          ------------  ------------  ------------
                                                                          $  5,540,167  $  5,082,119  $  5,152,424
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------


                 See Notes to Consolidated Financial Statements

                         ROCKY MOUNTAIN INTERNET, INC.

                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                                                                 DECEMBER 31,
                                                                          --------------------------   MARCH 31,
                                                                              1996          1997          1998
                                                                          ------------  ------------  ------------
                                                                                                      (UNAUDITED)
CURRENT LIABILITIES
  Notes payable.........................................................  $      4,250  $    --       $    --
  Current maturities of long-term debt and capital lease obligations....       451,823       609,390       646,148
  Accounts payable......................................................       425,160       581,366     1,288,372
  Deferred revenue......................................................       218,121       345,857       340,149
  Accrued payroll and related taxes.....................................       528,160       182,569       193,162
  Accrued rent..........................................................        44,659       136,182       139,572
  Accrued severance expenses............................................       --            138,472         8,347
  Accrued bonus.........................................................       157,642       --            --
  Other accrued expenses................................................       258,535       100,286        95,769
                                                                          ------------  ------------  ------------
      Total Current Liabilities.........................................     2,088,350     2,094,122     2,711,519
                                                                          ------------  ------------  ------------
LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS............................     1,134,380       904,627       784,451
                                                                          ------------  ------------  ------------
STOCKHOLDERS' EQUITY
  Preferred stock, $.001 par value; authorized 1996--1,000,000,
    1997--790,000 shares, 1998--750,000 shares; issued and outstanding
    1996--250,000 shares, 1997--40,000 shares, 1998--0 shares...........           250            40       --
  Common stock, $.001 par value; authorized 1996 and 1997--10,000,000 shares, 1998--25,000,000 shares; issued 1996--4,540,723 shares,
    1997--6,736,889 shares, 1998--7,286,275 shares; outstanding
    1996--4,540,723 shares, 1997--6,677,846 shares, 1998--7,218,281
    shares..............................................................         4,541         6,737         7,286
  Additional paid-in capital............................................     4,879,968     9,284,720     9,799,717
  Accumulated deficit...................................................    (2,567,322)   (6,747,050)   (8,061,400)
  Unearned compensation.................................................       --           (383,077)      --
                                                                          ------------  ------------  ------------
                                                                             2,317,437     2,161,370     1,745,603
Treasury stock, at cost
  Common; 1996--0 shares, 1997--59,043 shares, 1998,--67,474 shares.....       --            (78,000)      (89,149)
                                                                          ------------  ------------  ------------
                                                                             2,317,437     2,083,370     1,656,454
                                                                          ------------  ------------  ------------
                                                                          $  5,540,167  $  5,082,119  $  5,152,424
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------


                 See Notes to Consolidated Financial Statements

                         ROCKY MOUNTAIN INTERNET, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                      THREE MONTHS ENDED
                                      YEARS ENDED DECEMBER 31,             MARCH 31,
                                  ---------------------------------  ---------------------
                                    1995        1996        1997       1997        1998
                                  ---------  ----------  ----------  ---------  ----------
                                                                          (UNAUDITED)
REVENUE
  Internet access and
    services....................  $1,034,774 $2,762,028  $5,740,044  $1,314,039 $1,713,316
  Equipment sales...............    144,551     519,551     387,067     83,244      65,969
                                  ---------  ----------  ----------  ---------  ----------
                                  1,179,325   3,281,579   6,127,111  1,397,283   1,779,285
                                  ---------  ----------  ----------  ---------  ----------
COST OF REVENUE EARNED
  Internet access and
    services....................    193,875     640,880   1,760,262    437,111     601,130
  Equipment sales...............    126,494     462,787     300,053     63,865      50,956
                                  ---------  ----------  ----------  ---------  ----------
                                    320,369   1,103,667   2,060,315    500,976     652,086
                                  ---------  ----------  ----------  ---------  ----------
GROSS PROFIT....................    858,956   2,177,912   4,066,796    896,307   1,127,199

GENERAL, SELLING, AND
  ADMINISTRATIVE EXPENSES.......    967,478   4,459,106   7,867,502  1,708,306   2,379,343
                                  ---------  ----------  ----------  ---------  ----------
OPERATING LOSS..................   (108,522) (2,281,194) (3,800,706)  (811,999) (1,252,144)
                                  ---------  ----------  ----------  ---------  ----------
OTHER INCOME (EXPENSE)
  Interest expense..............    (31,818)   (157,042)   (402,086)   (85,002)    (80,826)
  Interest income...............      2,397      44,322      54,461     12,849      18,620
  Other income (expense), net...      9,149      51,343      (4,522)    (5,485)     --
                                  ---------  ----------  ----------  ---------  ----------
                                    (20,272)    (61,377)   (352,147)   (77,638)    (62,206)
                                  ---------  ----------  ----------  ---------  ----------
LOSS BEFORE INCOME TAXES........   (128,794) (2,342,571) (4,152,853)  (889,637) (1,314,350)

INCOME TAX EXPENSE..............     --          --          --         --          --
                                  ---------  ----------  ----------  ---------  ----------
NET LOSS........................   (128,794) (2,342,571) (4,152,853)  (889,637) (1,314,350)

PREFERRED STOCK DIVIDENDS.......     --          25,000      26,875     25,000      --
                                  ---------  ----------  ----------  ---------  ----------
NET LOSS APPLICABLE TO COMMON
  STOCKHOLDERS..................  $(128,794) $(2,367,571) $(4,179,728) $(914,637) $(1,314,350)
                                  ---------  ----------  ----------  ---------  ----------
                                  ---------  ----------  ----------  ---------  ----------
BASIC AND DILUTED LOSS PER SHARE
  Net loss per share............  $    (.07) $    (1.03) $     (.79) $    (.20) $     (.19)
                                  ---------  ----------  ----------  ---------  ----------
                                  ---------  ----------  ----------  ---------  ----------


                 See Notes to Consolidated Financial Statements

                         ROCKY MOUNTAIN INTERNET, INC.

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                PREFERRED STOCK      COMMON STOCK     ADDITIONAL
                                ----------------   -----------------   PAID-IN    ACCUMULATED    UNEARNED     TREASURY
                                 SHARES   AMOUNT    SHARES    AMOUNT   CAPITAL      DEFICIT    COMPENSATION    STOCK       TOTAL
                                --------  ------   ---------  ------  ----------  -----------  ------------   --------  -----------
  BALANCE, DECEMBER 31,
    1994......................     --      $--     1,188,000  $1,188  $  26,626   $  (70,957 )  $  --         $ --      $   (43,143)
  Purchase of common stock for
    redemption................     --      --       (180,000)  (180 )   (18,570 )     --           --           --          (18,750)
  Issuance of common stock....     --      --        860,000    860       1,008       --           --           --            1,868
  Capital contribution........     --      --         --       --        19,783       --           --           --           19,783
  Net loss....................     --      --         --       --        --         (128,794 )     --           --         (128,794)
                                --------  ------   ---------  ------  ----------  -----------  ------------   --------  -----------
BALANCE, DECEMBER 31, 1995....     --      --      1,868,000  1,868      28,847     (199,751 )     --           --         (169,036)
  Issuance of preferred
    stock.....................   250,000    250       --       --       405,750       --           --           --          406,000
  Issuance of common stock....     --      --      1,365,000  1,365   3,775,887       --           --           --        3,777,252
  Stock option compensation...     --      --         --       --        52,807       --           --           --           52,807
  Issuance of underwriters'
    warrants..................     --      --         --       --           100       --           --           --              100
  Conversion of debentures
    into common stock.........     --      --      1,225,000  1,225     488,775       --           --           --          490,000
  Dividends on preferred
    stock.....................     --      --         --       --        --          (25,000 )     --           --          (25,000)
  Issuance of common stock for
    the acquisition of
    CompuNerd, Inc............     --      --         30,000     30      67,470       --           --           --           67,500
  Issuance of common stock for
    the acquisition of the
    Information Exchange......     --      --         52,723     53      60,332       --           --           --           60,385
  Net loss....................     --      --         --       --        --       (2,342,571 )     --           --       (2,342,571)
                                --------  ------   ---------  ------  ----------  -----------  ------------   --------  -----------
BALANCE, DECEMBER 31, 1996....   250,000    250    4,540,723  4,541   4,879,968   (2,567,322 )     --           --        2,317,437
  Conversion of preferred to
    common stock..............  (210,000)  (210)     210,136    210      --           --           --           --          --
  Issuance of common stock in
    private placement.........     --      --        621,000    621   1,117,299       --           --           --        1,117,920
  Stock option compensation...     --      --         --       --       551,194       --          (383,077)     --          168,117
  Issuance of common stock in
    stock purchase
    agreement.................     --      --      1,225,000  1,225   2,397,352       --           --           --        2,398,577
  Dividends on preferred
    stock.....................     --      --         --       --        --          (26,875 )     --           --          (26,875)
  Issuance of common stock for
    the acquisition of Online
    Network Enterprises,
    Inc.......................     --      --        116,930    117     306,830       --           --           --          306,947
  Purchase of treasury stock..     --      --         --       --        --           --           --         (78,000 )     (78,000)
  Stock options exercised.....     --      --         23,100     23      32,077       --           --           --           32,100
  Net loss....................     --      --         --       --        --       (4,152,853 )     --           --       (4,152,853)
                                --------  ------   ---------  ------  ----------  -----------  ------------   --------  -----------
BALANCE, DECEMBER 31, 1997....    40,000     40    6,736,889  6,737   9,284,720   (6,747,050 )    (383,077)   (78,000 )   2,083,370
  Conversion of preferred to
    common stock
    (unaudited)...............   (40,000)   (40)      40,150     40      --           --           --           --          --
  Stock option compensation
    (unaudited)...............     --      --         --       --        --           --           383,077      --          383,077
  Stock options and warrants
    exercised (unaudited).....     --      --        509,236    509     510,606       --           --           --          511,115
  Purchase of treasury stock
    (unaudited)...............     --      --         --       --        --           --           --         (18,000 )     (18,000)
  Common stock contributed to
    pension plan
    (unaudited)...............     --      --         --       --         4,391       --           --           6,851        11,242
  Net loss (unaudited)........     --      --         --       --        --       (1,314,350 )     --           --       (1,314,350)
                                --------  ------   ---------  ------  ----------  -----------  ------------   --------  -----------
BALANCE, MARCH 31, 1998
  (Unaudited).................     --      $--     7,286,275  $7,286  $9,799,717  $(8,061,400)  $  --         $(89,149) $ 1,656,454
                                --------  ------   ---------  ------  ----------  -----------  ------------   --------  -----------
                                --------  ------   ---------  ------  ----------  -----------  ------------   --------  -----------

                 See Notes to Consolidated Financial Statements

                         ROCKY MOUNTAIN INTERNET, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                            THREE MONTHS ENDED
                                                            YEARS ENDED DECEMBER 31,             MARCH 31,
                                                        ---------------------------------  ---------------------
                                                          1995        1996        1997       1997        1998
                                                        ---------  ----------  ----------  ---------  ----------
                                                                                                (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss............................................  $(128,794) $(2,342,571) $(4,152,853) $(889,637) $(1,314,350)
  Items not requiring (providing) cash:
    Depreciation......................................     51,395      88,162     196,491     39,312      51,988
    Amortization......................................     39,030     186,044     690,794    135,699     187,984
    Loss on disposal of fixed assets..................     --          --          13,128     --          --
    Stock option compensation.........................     --          52,807     168,117     --         383,077
    Common stock contributed to pension plan..........     --          --          --         --          17,664
    Provision for doubtful accounts...................    (17,369)   (112,458)   (188,452)    --         (50,856)
  Changes in:
    Trade receivables.................................    (42,252)   (305,541)     48,385   (102,740)    106,137
    Inventories.......................................    (12,185)    (78,862)     44,102    (25,861)    (20,074)
    Other current assets..............................     (5,153)   (138,066)     30,862    101,005     (41,965)
    Accounts payable..................................     89,395     224,618     156,206    433,195     707,006
    Deferred revenue..................................     77,084      41,268     127,736     38,938      (5,708)
    Accrued payroll and related taxes.................     83,528     443,208    (345,591)  (335,304)     10,593
    Accrued expenses..................................     30,550     429,886     (85,896)  (209,822)   (138,095)
                                                        ---------  ----------  ----------  ---------  ----------
      Net cash provided by (used in) operating
        activities....................................    165,229  (1,511,505) (3,296,971)  (815,215)   (106,599)
                                                        ---------  ----------  ----------  ---------  ----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of property and equipment.................   (177,771)   (900,235)   (287,931)  (166,461)   (129,268)
  Purchase of investments.............................     --      (1,756,629)     --         --          (3,000)
  Proceeds from investments...........................     --         400,000   1,356,629    779,711      --
  Payment for purchase of acquisitions................     --         (70,478)   (150,000)  (125,300)     --
  (Increase) decrease in deposits.....................    (60,635)    (16,675)      2,257    (14,490)     --
                                                        ---------  ----------  ----------  ---------  ----------
      Net cash (used in) provided by investing
        activities....................................   (238,406) (2,344,017)    920,955    473,460    (132,268)
                                                        ---------  ----------  ----------  ---------  ----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from sale of common stock and warrants.....      1,868   3,777,252   3,535,397     --         511,115
  Proceeds from sale of preferred stock...............     --         406,000      --         --          --
  Proceeds from notes payable.........................     18,000       6,689     500,000    495,000      --
  Proceeds from long-term debt........................    373,000     135,404     200,000    248,300      --
  Sale of stock warrants..............................     --             100      --         --          --
  Payment of preferred stock dividend.................     --         (25,000)    (26,875)   (12,500)     --
  Purchase of common/treasury stock...................    (18,750)     --         (78,000)   (12,000)    (18,000)
  Payments on notes payable...........................     (8,217)    (26,108)   (504,250)    --          --
  Payments on long-term debt and capital lease
    obligations.......................................    (54,533)   (344,498)   (546,045)  (199,733)   (155,017)
                                                        ---------  ----------  ----------  ---------  ----------
      Net cash provided by financing activities.......    311,368   3,929,839   3,080,227    519,067     338,098
                                                        ---------  ----------  ----------  ---------  ----------

INCREASE IN CASH AND CASH EQUIVALENTS.................    238,191      74,317     704,211    177,312      99,231

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD........     36,470     274,661     348,978    348,978   1,053,189
                                                        ---------  ----------  ----------  ---------  ----------

CASH AND CASH EQUIVALENTS, END OF PERIOD..............  $ 274,661  $  348,978  $1,053,189  $ 526,290  $1,152,420
                                                        ---------  ----------  ----------  ---------  ----------
                                                        ---------  ----------  ----------  ---------  ----------

                 See Notes to Consolidated Financial Statements

                         ROCKY MOUNTAIN INTERNET, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    NATURE OF OPERATIONS

    Rocky Mountain Internet, Inc. (the Company) is a provider of Internet access services and Web services to businesses, professionals, and individuals in the state of Colorado. The Company facilitates access to the Internet by means of a regional telecommunications network comprised of a backbone of leased, high-speed dedicated phone lines, computer hardware and software, and local access points known as points of presence. The Company's high-speed, digital telecommunications network provides subscribers with direct access to the full range of Internet applications and resources.

    UNAUDITED INTERIM INFORMATION

    Information with respect to March 31, 1998, and the periods ended March 31, 1998 and 1997, is unaudited and not covered by the independent auditors' reports. In the opinion of management, the unaudited financial statements reflect all adjustments, consisting only of normal adjustments, necessary to present fairly the financial position of the Company at March 31, 1998, and the results of operations and cash flows for the three months ended March 31, 1998 and 1997, in conformity with generally accepted accounting principles.

    PRINCIPLES OF CONSOLIDATION

    The financial statements include the accounts of the Company and its wholly-owned subsidiary, Rocky Mountain Internet Subsidiary (Colorado) Inc. The operations of this subsidiary consist solely of the ownership of equipment, which it leases to the Company. All significant intercompany accounts and transactions have been eliminated.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    CASH EQUIVALENTS

    The Company considers all liquid investments with original maturities of three months or less to be cash equivalents. At December 31, 1996 and 1997, cash equivalents consisted primarily of money market accounts.

    COST OF REVENUE EARNED

    Included in Internet access and services cost of revenue earned is primarily the cost of high-speed data circuits and telephone lines that allow customers access to the Company's service plus Internet access fees paid by the Company to Internet backbone carriers.

                         ROCKY MOUNTAIN INTERNET, INC.

NOTE 1: NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    PROPERTY AND EQUIPMENT

    Depreciation and amortization of property and equipment are computed using the straight-line method over the estimated useful lives of the assets, ranging from five to seven years. Certain equipment obtained through capital lease obligations are amortized over the life of the lease. Improvements to leased property are amortized over the lesser of the life of the lease or life of the improvements.

    Major additions and improvements to property and equipment are capitalized, whereas replacements, maintenance, and repairs which do not improve or extend the lives of the respective assets, are expensed.

    REVENUE RECOGNITION

    The Company charges customers (subscribers) monthly access fees to the Internet and recognizes the revenue in the month the access is provided. For certain subscribers billed in advance, the Company recognizes the revenue over the period the billing covers. Revenue for other services provided, including set-up fees charged to customers when their accounts are activated, or equipment sales, are recognized as the service is performed or the equipment is delivered to the customer.

    ADVERTISING

    The Company expenses advertising costs as incurred. During the years ended December 31, 1995, 1996, and 1997, the Company incurred $24,847, $167,565, and
$274,726, respectively, in advertising costs.

    CUSTOMER LISTS

    The excess of the purchase price over the fair value of net assets acquired in business acquisitions is recorded as customer lists and is being amortized on a straight-line basis over five years.

    INVENTORIES

    Inventories consist of Internet access equipment and are valued at the lower of cost of market. Cost is determined using the first-in, first-out (FIFO) method.

    LOSS PER COMMON SHARE


    For the years ended December 31, 1995, 1996, and 1997, loss per share is computed based upon approximately 1,868,000, 2,295,000, and 5,268,000, respectively, weighted average common shares outstanding for both basic and diluted earnings per share. The net loss for the years ended December 31, 1996 and 1997 used in the calculation was increased by the preferred stock dividends paid of $25,000 and $26,875, respectively. All stock options and warrants are excluded from the computation of diluted earnings per share as they would have an antidilutive effect on earnings per share during the years ended December 31, 1995, 1996 and 1997. During 1997 the Company adopted SFAS No. 128 "Earnings Per Share." In accordance with that statement the loss per share for the years ended December 31, 1995 and 1996 have been restated.

                         ROCKY MOUNTAIN INTERNET, INC.

NOTE 1: NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    INCOME TAXES

    Deferred tax liabilities and assets are recognized for the tax effects of differences between the financial statement and tax bases of assets and liabilities. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that a deferred tax asset will not be realized.

    RENT EXPENSE

    The Company recognizes rent expense on a straight-line basis over the lease terms. Differences between expense recognized and payments made are recorded as accrued expenses.

    INVESTMENTS

    Debt securities and marketable equity securities for which the Company has no immediate plans to sell but which may be sold in the future are classified as available-for-sale and carried at fair value. Any unrealized gains and losses are recorded, net of related income tax effects, in stockholders' equity. At December 31, 1996, the Company had one U.S. Treasury Note, and two repurchase agreements with a bank classified as available-for-sale. The repurchase agreements were secured by U.S. Treasury Notes. Fair value of the investments approximated cost as of December 31, 1996, the investments matured in 1997.

NOTE 2: LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS

    Long-term debt and capital lease obligations at December 31, 1996 and 1997, consisted of the following:

                                                                                            1996          1997
                                                                                        ------------  ------------
Capital lease obligations payable to finance companies, due in monthly installments aggregating $73,562 including interest ranging from 9.5% to 33% through December
  2001, collateralized by equipment. An officer and shareholder of the Company has guaranteed certain of the leases and one of the leases restricts the payment of preferred stock dividends...........................................................  $  1,586,203  $  1,375,123
Notes payable to bank, due in monthly installments of $5,555 plus interest at 2% over the Bank's index rate (10.5% at December 31, 1997) collateralized by furniture and
  fixtures............................................................................       --            138,894
                                                                                        ------------  ------------
                                                                                           1,586,203     1,514,017
Less current maturities...............................................................       451,823       609,390
                                                                                        ------------  ------------
                                                                                        $  1,134,380  $    904,627
                                                                                        ------------  ------------
                                                                                        ------------  ------------

                         ROCKY MOUNTAIN INTERNET, INC.

NOTE 2: LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS (CONTINUED)
    Aggregate maturities required on long-term debt and obligations under capital leases at December 31, 1997, are as follows:

                                                                                     AMOUNT
                                                                                  ------------
Years ending December 31:
  1998..........................................................................  $    609,390
  1999..........................................................................       722,287
  2000..........................................................................       142,138
  2001..........................................................................        40,202
                                                                                  ------------
                                                                                  $  1,514,017
                                                                                  ------------
                                                                                  ------------

    The following is a schedule by years of the future minimum lease payments under the capital leases, together with the present value of the minimum lease payments as of December 31, 1997:

                                                                                     AMOUNT
                                                                                  ------------
Years ending December 31:
  1998..........................................................................  $    813,364
  1999..........................................................................       785,416
  2000..........................................................................       166,707
  2001..........................................................................        43,667
                                                                                  ------------
  Future minimum lease payments.................................................     1,809,154
  Less amount representing interest.............................................      (434,031)
                                                                                  ------------
  Present value of minimum lease payments.......................................  $  1,375,123
                                                                                  ------------
                                                                                  ------------

    Equipment acquired under capital lease obligations had a cost of $1,976,285 and $2,291,092 and accumulated depreciation of $186,011 and $681,597 at December 31, 1996 and 1997, respectively.

NOTE 3: COMMITMENTS

    LEASE COMMITMENTS

    The Company leases operating facilities, and equipment under operating lease agreements expiring through May 2002. Certain of these lease agreements require the Company to pay operating expenses and provide for escalation of annual rentals if the lessor's operating costs increase.

                         ROCKY MOUNTAIN INTERNET, INC.

NOTE 3: COMMITMENTS (CONTINUED)

    At December 31, 1997, the future minimum payments under these leases, exclusive of sublease payments, are as follows:

                                                                                     AMOUNT
                                                                                  ------------
Years ending December 31:
  1998..........................................................................  $    556,072
  1999..........................................................................       531,964
  2000..........................................................................       454,268
  2001..........................................................................       380,036
  2002..........................................................................       126,680
                                                                                  ------------
                                                                                  $  2,049,020
                                                                                  ------------
                                                                                  ------------

    In February 1997, the Company subleased one of its operating facilities. The Company accrued a loss of $58,073 as of December 31, 1996, as a result of this sublease. Minimum future rentals receivable under this noncancellable operating sublease are $148,796, covering the period through January 2001, which have not been deducted from in the above future minimum payments.

    Rent expense was $82,269, $240,720, and $538,625 for 1995, 1996, and 1997,
respectively.

    EMPLOYEE CONTRACTS

    The Company currently has employment agreements with two of its officers that provide for salaries ranging from $90,000 per year to $70,000 per year. The Company may terminate the agreements for cause, or without cause subject to the obligation to pay the terminated employee a severance payment ranging from five to eight months salary based on length of service. The employment agreements terminate in December 1999. The agreements do not significantly restrict such employee's ability to compete with the Company following any termination.

    LETTER OF CREDIT

    At December 31, 1997, the Company had an outstanding letter of credit in the amount of $150,000 to be used in case of default on its main operating facilities lease. The letter of credit was secured by $170,000 currently invested in a money market account.

    REGISTRATION REQUIREMENTS

    The Company has agreed to file a registration statement with the Securities and Exchange Commission to register the shares issued in its 1997 private placement and the shares issued/acquired pursuant to the stock purchase agreement discussed in Note 8, including the shares issueable under the warrant agreements.

NOTE 4: BUSINESS ALLIANCES

    The Company has entered into various contracts with unrelated entities to enable the Company to provide customers Internet service within certain areas of Colorado. The unrelated entities own equipment in "points of presence" (POP) sites which the Company utilizes to provide service to customers. The

                         ROCKY MOUNTAIN INTERNET, INC.

NOTE 4: BUSINESS ALLIANCES (CONTINUED)
Company pays a portion of the revenues (generally 50%) generated through the use of unrelated parties' equipment. The contracts can be cancelled with notice and if cancelled by the other party the Company has the right, but not the obligation, to acquire the equipment owned by the unrelated parties. The revenues to the Company related to these arrangements amounted to $67,452, $354,565, and $480,951 for the years ended December 31, 1995, 1996, and 1997, respectively, and are included in "Internet access and services" revenues in the accompanying consolidated statements of operations. The payables to the unrelated entities for their portion of the aforementioned revenues of $10,069 and $48,089 at December 31, 1996 and 1997, respectively, are included in accrued expenses in the accompanying balance sheets.

NOTE 5: INCOME TAXES

    Under the provisions of the Internal Revenue Code, the Company has available for federal income tax purposes, a net operating loss carryforward of approximately $6,212,000, which expires in the years 2010, 2011, and 2012. The tax effects of this and other temporary differences related to deferred taxes were:

                                                                       1996          1997
                                                                    -----------  -------------
Deferred tax assets:
  Net operating loss..............................................  $   850,000  $   2,317,000
  Allowance for doubtful accounts.................................       44,000         66,000
  Tax goodwill....................................................       18,000         15,000
  Accrued expenses................................................       22,000        108,000
  Amortization of customer lists..................................      --              27,000
                                                                    -----------  -------------
                                                                        934,000      2,533,000
Deferred tax liabilities:
  Accumulated depreciation........................................      --            (101,000)
                                                                    -----------  -------------
Net deferred tax asset before valuation allowance.................      934,000      2,432,000
Valuation allowance...............................................     (934,000)    (2,432,000)
                                                                    -----------  -------------
      Net deferred tax asset......................................  $   --       $    --
                                                                    -----------  -------------
                                                                    -----------  -------------

    The actual provisions (credits) for income taxes varied from the expected provision (computed by applying the statutory U.S. federal income tax rates to loss before taxes) because the tax benefits of the net operating losses for the periods ended December 31, 1995, 1996, and 1997, are offset by the valuation allowance.

NOTE 6: REORGANIZATION

    The Company was originally formed as a sole proprietorship in October 1993, and incorporated as a Colorado corporation in March 1994. A new Delaware corporation was formed in October 1995. On October 31, 1995, the Delaware corporation purchased all the assets relating to the Colorado corporation's business, and assumed all of its liabilities, except for certain notes payable to shareholders. Since both parties in the transaction were under common control, the transaction has been accounted for similar to a pooling of interests, and all assets purchased and liabilities assumed were recorded by the Delaware

                         ROCKY MOUNTAIN INTERNET, INC.

NOTE 6: REORGANIZATION (CONTINUED)
corporation at the Colorado corporation's historical costs. These financial statements reflect the operations of both entities during the years ended December 31, 1995, 1996, and 1997. The stockholders' equity balances represent shares outstanding as if the transaction had taken place January 1, 1995.

NOTE 7: SIGNIFICANT ESTIMATES AND CONCENTRATIONS

    Generally accepted accounting principles requires disclosures of certain significant estimates and current vulnerability due to certain concentrations. Those matters include the following:

    DEPENDENCE ON SUPPLIERS

    The Company depends upon third-party suppliers for its access to the Internet through leased telecommunications lines. Although this access is available from several alternative suppliers, there can be no assurance that the Company could obtain substitute services from other providers at reasonable or comparable prices or in a timely manner. The Company is also dependent upon the regional Bell operating company to provide installations of circuits and to maintain those circuits.

    YEAR 2000

    The Company has begun the process of identifying computer systems that could be affected by the "Year 2000" issue. The Year 2000 problem is the result of computer programs being written using two digits rather than four to define the applicable year. The Company has not estimated the cost of addressing the Year 2000 issue. The impact on the Company's operations of failing to make its systems Year 2000 compliant in a timely manner cannot presently be determined.

NOTE 8: PREFERRED STOCK

    On April 26, 1996, the Board of Directors designated 250,000 shares of Preferred Stock as Series A Convertible Preferred Stock (Series A Stock) and set the terms of the stock. The Series A Stock accrues cumulative dividends at the rate of 10% per annum. The dividends are payable quarterly to the extent permitted by applicable law. The Series A Preferred Stock may be converted into shares of Common Stock at the option of the holder at any time after May 15, 1997. The rate of conversion is the Series A Stock's liquidation value divided by the conversion price, currently set at $2.00 per share. The Series A Stock's liquidation value is equal to the price paid for the Series A Stock plus any cumulative dividends unpaid as of the conversion date. The conversion price is subject to change due to certain anti-dilution adjustments.

    The Company has the authority to issue up to an additional 750,000 shares of Preferred Stock. The Board of Directors is authorized to determine terms and preferences of the Preferred Stock prior to issuance.

NOTE 9: COMMON STOCK TRANSACTIONS

    PUBLIC OFFERING

    On September 5, 1996, the Company completed a public offering of 1,365,000 units at an offering price of $3.50 per unit. Each unit consisted of one share of common stock and one warrant to purchase one share of common stock at $4.375 per share for a 23-month period commencing October 5, 1997, and prior to September 5, 1999. Under certain circumstances, the Company may redeem the warrants at $.25 per

                         ROCKY MOUNTAIN INTERNET, INC.

NOTE 9: COMMON STOCK TRANSACTIONS (CONTINUED) warrant. Additionally, the Company sold the underwriter for $100 warrants to purchase 125,000 units. These underwriter warrants to purchase units are exercisable through September 5, 2000, at an exercise price of $4.20 per unit (for which the accompanying warrant to purchase a share of common stock is exercisable at $6.5625). Costs of the offering, including a 10% commission paid to the underwriters, the underwriter's nonaccountable expense allowance, and professional fees, amounted to $1,000,248, resulting in net proceeds from the offering of $3,777,252.

    PRIVATE PLACEMENT

    On September 14, 1997, the Company completed a private placement of units consisting of two shares of common stock and a warrant to purchase one share of common stock. The per unit price was $4.00 and was allocated $1.90 to each share of common stock and $0.20 to the warrant to purchase a share of common stock. The warrants entitle the holder to purchase a share of common stock for $3.00 and expire on June 13, 2000. The net proceeds to the Company from the sale of 310,500 units amounted to $1,117,920 after deducting offering expenses of $124,080. The terms of the offering requires the issuance of additional shares of common stock in the event the Company sells common stock in the future at a cash price, net of discounts and commissions of less than $1.80 per share, exclusive of shares issued upon the exercise of employee stock options. The number of shares issueable under this provision would equate to the number of shares by which purchasers would have been diluted if shares are sold at net price of less than $1.80.

    In connection with that offering, the Company agreed to issue to the placement agent, warrants ("Agent's Private Offering Warrants") to purchase units of securities, each unit consisting of two shares of Common Stock and one common stock purchase warrant. The Company anticipates that it will issue to the placement agent, for nominal consideration, 31,050 Agent's Private Offering Warrants. The Warrants will be exercisable for $4.00 per unit (consisting of two shares of common stock and one warrant to purchase one share of common stock for $3.00) and will be exercisable for five years.

    STOCK PURCHASE AGREEMENT

    On October 1, 1997, the Current President (Current President) of the Company acquired directly from the Company 1,225,000 shares of the Company's Common Stock and a warrant to purchase 4,000,000 shares of the Company's Common Stock for $2,450,000. The warrant is exercisable, in whole or in part for an 18 month period, at $1.90 per share. At December 31, 1997, the Company lacked sufficient authorized shares to accommodate the issuance of all of the shares underlying the warrant. The Company intends to amend its Certificate of Incorporation to increase the authorized common shares from 10,000,000 to 25,000,000 shares.

    In connection with the execution of this Stock Purchase Agreement, the former president resigned as the President, Chief Executive Officer, and a director of the Company. Contemporaneously, the Current President was elected as the Company's President, Chief Executive Officer, and Chairman of the Board of Directors.

    The Current President also purchased 275,000 shares of Common Stock from the former president and former members of the Board of Directors for $550,000, or $2.00 per share.

                         ROCKY MOUNTAIN INTERNET, INC.

NOTE 10: BENEFIT PLANS

    MANAGEMENT BONUS PLAN

    The Company had a bonus plan during 1996 which entitled certain employees to receive a cash bonus based upon achievement of specified levels of revenues by the Company for the year ended December 31, 1996. The Company accrued $158,000 in bonuses under the plan in 1996. The Company gave employees the option of receiving their bonuses in cash or stock options. As a result, 40,425 stock options were issued in 1997 to employees at an exercise price of $1.00 per share. The Company adopted a similar plan for 1997, however, no bonuses were earned under the 1997 Plan.

    STOCK OPTION PLANS

    In July 1996, the Company adopted the 1996 Employee Stock Option Plan (the Employee Plan) and the Non-Employee Directors' Stock Option Plan (the Directors'
Plan). The Employee Plan provides for an authorization of 471,300 shares of Common Stock for issuance upon exercise of stock options granted under the Plan. The Employee Plan is administered by the Board of Directors, which determines the persons to whom options are granted, the type, number, vesting schedule, exercise price, and term of options granted. Under this plan both incentive and nonqualified options can be granted.

    An aggregate of 18,000 shares of Common Stock are reserved for issuance under the Directors' Plan. All nonemployee directors are automatically granted nonqualified stock options to purchase 1,500 shares initially and additional 1,500 shares for each subsequent year that they serve up to a maximum of 6,000 shares per director.

    In September 1997, the Company adopted the 1997 Stock Option Plan (1997
Plan). The 1997 Plan provides for an authorization of 50,000 shares of Common Stock for issuance upon exercise of stock options granted under the Plan. The 1997 Plan was established to issue the stock options discussed under Management Bonus Plan.

    In October 1997, the Company granted the current president (see Note 8) incentive stock options to purchase 191,385 shares of Common Stock at $2.6125 per share and nonqualified stock options to purchase 408,615 shares of Common Stock at $1.00 per share, subject to approval by the stockholders. The options vest one year from the date of grant. Compensation of $168,117 relating to the nonqualified stock options was recorded to compensation expense during the year ended December 31, 1997.

    The Board of Directors has approved the 1998 Employees' Stock Option Plan, subject to approval by the stockholders. This plan reserves 266,544 shares of Common Stock for issuance over the ten-year term of the plan.

                         ROCKY MOUNTAIN INTERNET, INC.

NOTE 10: BENEFIT PLANS (CONTINUED)
    The following is a summary of the status of the Company's stock option plans at December 31, 1996 and 1997, and the changes during the years then ended:

                                                1996                                     1997
                                -------------------------------------   ---------------------------------------
                                EMPLOYEES' PLANS     DIRECTORS' PLAN     EMPLOYEES' PLANS      DIRECTORS' PLAN
                                -----------------   -----------------   -------------------   -----------------
                                         WEIGHTED            WEIGHTED              WEIGHTED            WEIGHTED
                                         AVERAGE             AVERAGE               AVERAGE             AVERAGE
                                         EXERCISE            EXERCISE              EXERCISE            EXERCISE
                                SHARES    PRICE     SHARES    PRICE      SHARES     PRICE     SHARES    PRICE
                                -------  --------   -------  --------   ---------  --------   ------   --------
Outstanding, beginning of
  year........................    --      $--         --      $--         284,230   $1.68     1,500     $2.00
Options granted...............  284,230    1.68       1,500    2.00       896,400    1.68     4,500      2.42
Options expired...............    --       --         --       --         (73,860)   1.81      --        --
Options exercised.............    --       --         --       --         (23,100)   1.65      --        --
                                -------  --------   -------  --------   ---------  --------   ------   --------
Outstanding, end of year......  284,230   $1.68       1,500   $2.00     1,083,670   $1.67     6,000     $2.31
                                -------  --------   -------  --------   ---------  --------   ------   --------
                                -------  --------   -------  --------   ---------  --------   ------   --------
Options exercisable, end of
  year........................   25,000               1,500               483,670             6,000
                                -------             -------             ---------             ------

    The fair value of each option granted is estimated on the date of the grant using the Black-Sholes method with the following weighted-average assumptions:

                                                                             1996       1997
                                                                           ---------  ---------
Dividend per share.......................................................  $    0.00  $    0.00
Risk-free interest rate..................................................       6.16%       6.0%
Expected life of options.................................................    5 years    5 years
Weighted-average fair value of options granted...........................  $    1.90  $    1.29

    The following table summarized information about stock options under the plans outstanding at December 31, 1997:

                               OPTIONS OUTSTANDING              OPTIONS EXERCISABLE
                      -------------------------------------   -----------------------
                                     WEIGHTED-
                                      AVERAGE     WEIGHTED-                 WEIGHTED-
                                     REMAINING     AVERAGE                   AVERAGE
      RANGE OF          NUMBER      CONTRACTUAL   EXERCISE      NUMBER      EXERCISE
  EXERCISE PRICES     OUTSTANDING      LIFE         PRICE     EXERCISABLE     PRICE
--------------------  -----------   -----------   ---------   -----------   ---------
$0.40...............     25,000     4 years        $ 0.40        25,000      $ 0.40
$1.00...............    437,885     10 years       $ 1.00        29,270      $ 1.00
$1.50...............    104,700     5 years        $ 1.50       104,700      $ 1.50
$1.875..............     38,200     5 years        $1.875        38,200      $1.875
$2.00...............    160,500     4 years        $ 2.00       160,500      $ 2.00
$2.25...............      3,000     5 years        $ 2.25         3,000      $ 2.25
$2.50...............    127,500     5 years        $ 2.50       127,500      $ 2.50
$2.61...............    191,385     5 years        $ 2.61        --          $ 2.61
$2.75...............      1,500     5 years        $ 2.75         1,500      $ 2.75

    One nonqualified stock option to purchase 25,000 shares at $.40 per share was granted under the Employee Plan. This option vested immediately. Compensation of $40,000 relating to this option was

                         ROCKY MOUNTAIN INTERNET, INC.

NOTE 10: BENEFIT PLANS (CONTINUED)
recorded to compensation expense. The remaining Employee Plan options above have a five year term and vested fully during 1997 due to a change in control of the Company (see Note 9).

    The Company applies APB Opinion 25 and related Interpretations in accounting for its plans, and $52,807 and $168,117 in compensation costs have been recognized in December 31, 1996 and 1997, respectively. Had compensation cost for the Plans been determined based on the fair value at the grant dates using Statement of Financial Accounting Standards No. 123, the Company's net loss would have increased by $74,258 and $768,647 in 1996 and 1997, respectively. In addition, the Company's loss per share would have increased by $.02 and $.14 in 1996 and 1997, respectively.

    401(K) PLAN

    The Board of Directors has approved a 401(k) Savings and Retirement Plan that will cover substantially all employees effective March 1, 1998. The Company's contributions to the Plan will be determined annually by the Board of Directors.

NOTE 11: ACQUISITIONS


    On November 1, 1997, the Company acquired the customer base and selected assets of CompuNerd, Inc. for $70,478 in cash and 30,000 shares of the Company's common stock valued at $67,500. On December 1, 1996, the Company acquired the Information Exchange, a related party through common ownership, in exchange for 52,723 shares of the Company's common stock valued at $60,385. On January 22, 1997, the Company acquired the dedicated high speed and dial-up subscribers from Online Network Enterprises, Inc. (O.N.E). The O.N.E. acquisition netted the Company approximately 50 dedicated and 725 dial-up subscribers and equipment valued at approximately $24,700. The Company paid $150,000 cash and issued 116,932 shares of the Company's common stock valued at $306,947. The acquisitions have been accounted for as purchases by recording the assets acquired at their estimated market value at the acquisition date. The operations of the Company include the operations of the acquirees from the acquisition date. Consolidated operations would not have been significantly different for the Company had the CompuNerd, Inc. and O.N.E. acquisitions been made at January 1, 1996. Unaudited proforma consolidated operations for the years ended December 31, 1995 and 1996, assuming the Information Exchange purchase was made at the beginning of each year is shown below:



                                                                       1995          1996
                                                                   ------------  -------------
Net sales........................................................  $  1,200,645  $   3,367,720
Net loss.........................................................  $   (214,042) $  (2,377,599)
Net loss per share...............................................  $       (.06) $        (.65)


    The proforma results are not necessarily indicative of what would have occurred had the acquisition been on these dates, nor are they necessarily indicative of future operations.

                         ROCKY MOUNTAIN INTERNET, INC.

NOTE 11: ACQUISITIONS (CONTINUED)
    The purchase price for the above acquisitions were allocated as follows:

                                                                 COMPUNERD,   INFORMATION
                                                                    INC.       EXCHANGE      O.N.E.      TOTAL
                                                                ------------  -----------  ----------  ----------
Equipment.....................................................   $   48,265    $   2,560   $   24,700  $   75,525
Customer lists................................................       89,713       57,825      432,247     579,785
                                                                ------------  -----------  ----------  ----------
                                                                 $  137,978    $  60,385   $  456,947  $  655,310
                                                                ------------  -----------  ----------  ----------
                                                                ------------  -----------  ----------  ----------

NOTE 12: ADDITIONAL CASH FLOW INFORMATION

NONCASH INVESTING AND FINANCING ACTIVITIES                                      1995         1996         1997
---------------------------------------------------------------------------  ----------  ------------  ----------
Capital lease obligations incurred for equipment...........................  $  211,654  $  1,672,244  $  273,859
Capital contributed by reductions of notes payable.........................      19,783       --           --
Long-term debt converted to common stock...................................      --           490,000      --
Preferred stock converted to common stock..................................      --           --              210
Acquisition of CompuNerd, Inc. through issuance of common stock............      --            67,500      --
Acquisition of the Information Exchange through issuance of common stock...      --            60,385      --
Acquisition of the Online Network Exchange, Inc. through issuance of common
  stock....................................................................      --           --          306,947
Other......................................................................      --           --           32,100

ADDITIONAL CASH PAYMENTS INFORMATION
---------------------------------------------------------------------------
Interest paid..............................................................  $   22,043  $    159,007  $  396,731

NOTE 13: CONTINUED OPERATIONS

    During the years ended December 31, 1996 and 1997, the Company incurred net losses of $2,342,571 and $4,152,853, respectively, used $1,511,505 and
$3,296,971, respectively, of net cash from operating activities. The Company's President has plans to contribute approximately $500,000 in additional capital in 1998. In addition, the Company's management currently has plans it believes will increase revenues in order to become profitable and generate positive cash flows from operations. However, there are no assurances that the Company's plans for revenue growth and improved operating cash flows will be successful. It could be necessary to raise additional capital or reduce operating costs to meet liquidity requirements. Reducing operating costs could inhibit the Company's planned rate of revenue growth.

NOTE 14: RESTATEMENT

    The 1996 financial statements have been restated to correct the recording of a nonqualified stock option. The effect of this change was to increase additional paid-in capital, accumulated deficit and net loss by $40,000 and to increase basic and diluted loss per share by $.01.

                         ROCKY MOUNTAIN INTERNET, INC.

NOTE 15: FUTURE CHANGES IN ACCOUNTING PRINCIPLE

    In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." This Statement establishes standards for reporting and display of comprehensive income and its components. Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources. It includes all changes in equity except those resulting from investments by owners and distributions to owners. This Statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. This Statement is effective for fiscal years beginning after December 15, 1997. Management believes that the adoption of this Statement will not have a material effect on the Company's consolidated results of operations or financial position.

    In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." This Statement establishes standards for reporting information about operating segments in annual financial statements of public business enterprises and requires disclosure of selected information about operating segments in interim financial reports. The Statement is effective for financial statements for periods beginning after December 15, 1997. Management believes that the adoption of this Statement will not have a material effect on the Company's consolidated results of operations or financial position.

                          INDEPENDENT AUDITORS' REPORT

THE BOARD OF DIRECTORS AND STOCKHOLDERS

INTERNET COMMUNICATIONS CORPORATION:

    We have audited the accompanying consolidated balance sheet of Internet Communications Corporation and subsidiaries as of December 31, 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for the eleven-month period then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the December 31, 1997 consolidated financial statements referred to above present fairly, in all material respects, the financial position of Internet Communications Corporation and subsidiaries as of December 31, 1997, and the results of their operations and their cash flows for the eleven-month period then ended in conformity with generally accepted accounting principles.

                                          KPMG PEAT MARWICK LLP

Denver, Colorado
March 20, 1998

                          INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS

INTERNET COMMUNICATIONS CORPORATION


GREENWOOD VILLAGE, COLORADO


    We have audited the accompanying consolidated balance sheet of Internet Communications Corporation and Subsidiaries as of January 31, 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended January 31, 1997 and 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Internet Communications Corporation and Subsidiaries as of January 31, 1997, and the results of their operations and their cash flows for the years ended January 31, 1997 and 1996, in conformity with generally accepted accounting principles.

                                          HEIN + ASSOCIATES LLP

May 2, 1997
Denver, Colorado

                      INTERNET COMMUNICATIONS CORPORATION
                                AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


                                                                                        DECEMBER 31,  JANUARY 31,
                                                                                            1997         1997
                                                                                        ------------  -----------
                                                     ASSETS

Current assets:
  Cash................................................................................   $   --              643
  Trade receivables, net of $318 and $585 allowance for doubtful accounts and sales
    returns as of December 31, 1997 and January 31, 1997, respectively................        4,907        6,792
  Inventory...........................................................................        3,255        2,220
  Prepaid expenses and other..........................................................          328          698
  Costs and estimated earnings in excess of billings..................................        1,825          711
                                                                                        ------------  -----------
      Total current assets............................................................       10,315       11,064
Equipment, net........................................................................        2,015        1,820
Goodwill, net.........................................................................        2,198        3,126
Spares inventory......................................................................          507          412
Net assets of discontinued operations.................................................        2,078        1,050
Other assets, net.....................................................................        1,000          900
                                                                                        ------------  -----------
      Total assets....................................................................   $   18,113       18,372
                                                                                        ------------  -----------
                                                                                        ------------  -----------

                                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Notes payable.......................................................................   $    4,435          197
  Accounts payable and accrued expenses...............................................        4,706        3,940
  Billings in excess of costs and estimated earnings..................................        1,537       --
  Unearned income and deposits........................................................        1,125          937
                                                                                        ------------  -----------
      Total current liabilities.......................................................       11,803        5,074
                                                                                        ------------  -----------
Notes payable.........................................................................          209        5,587
Deferred revenue......................................................................          117          306
                                                                                        ------------  -----------
      Total liabilities...............................................................       12,129       10,967

Stockholders' equity:
  Preferred stock $0.0001 par value, 100,000,000 shares authorized....................       --           --
  Common stock, no par value, 20,000,000 shares authorized, 5,397,887 shares and
    4,738,727 shares issued and outstanding as of December 31, 1997 and January 31,
    1997, respectively................................................................       13,965       10,811
  Stockholders' notes.................................................................          (31)         (31)
  Accumulated deficit.................................................................       (7,950)      (3,375)
                                                                                        ------------  -----------
      Total stockholders' equity......................................................        5,984        7,405
Commitments and contingencies (note 6)
                                                                                        ------------  -----------
      Total liabilities and stockholders' equity......................................   $   18,113       18,372
                                                                                        ------------  -----------
                                                                                        ------------  -----------


          See accompanying notes to consolidated financial statements.

                      INTERNET COMMUNICATIONS CORPORATION
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                   ELEVEN MONTHS ENDED DECEMBER 31, 1997 AND
                 TWELVE MONTHS ENDED JANUARY 31, 1997 AND 1996

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                           DECEMBER 31,  JANUARY 31,  JANUARY 31,
                                                                               1997         1997         1996
                                                                           ------------  -----------  -----------
Sales:
  Equipment..............................................................   $   16,767       13,214        9,390
  Installation...........................................................        3,977        1,550          509
  Network services.......................................................       12,369       11,741        8,629
                                                                           ------------  -----------  -----------
      Total sales........................................................       33,113       26,505       18,528
Cost of sales............................................................       23,693       18,815       13,502
                                                                           ------------  -----------  -----------
      Gross margin.......................................................        9,420        7,690        5,026
                                                                           ------------  -----------  -----------

Operating expenses:
  Selling................................................................        5,722        3,995        2,172
  General and administrative.............................................        6,648        4,251        3,023
  Interest expense, net..................................................          400          378          936
                                                                           ------------  -----------  -----------
      Total expenses.....................................................       12,770        8,624        6,131
                                                                           ------------  -----------  -----------
Loss from continuing operations..........................................       (3,350)        (934)      (1,105)
Income tax benefit.......................................................       --           --              128
                                                                           ------------  -----------  -----------
Net loss from continuing operations......................................       (3,350)        (934)        (977)
Discontinued operations--loss from operations............................       (1,225)        (191)      --
                                                                           ------------  -----------  -----------
Net loss.................................................................   $   (4,575)      (1,125)        (977)
                                                                           ------------  -----------  -----------
                                                                           ------------  -----------  -----------

Loss per share--basic and diluted:
  Weighted average common shares outstanding.............................        5,216        3,371        2,397
  Loss from continuing operations........................................   $    (0.64)       (0.28)       (0.41)
  Loss from discontinued operations......................................   $    (0.24)       (0.05)      --
      Net loss...........................................................   $    (0.88)       (0.33)       (0.41)

          See accompanying notes to consolidated financial statements.

                      INTERNET COMMUNICATIONS CORPORATION
                                AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                   ELEVEN MONTHS ENDED DECEMBER 31, 1997 AND
                 TWELVE MONTHS ENDED JANUARY 31, 1997 AND 1996

                      (IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                                       COMMON STOCK     TREASURY STOCK
                                                    ------------------  ---------------   STOCKHOLDERS'    ACCUMULATED
                                                     SHARES    AMOUNT   SHARES   AMOUNT       NOTES          DEFICIT     TOTAL
                                                    ---------  -------  -------  ------   --------------   -----------   ------
BALANCES, JANUARY 31, 1995........................  2,459,686  $ 5,474   69,000   (292)           (56)       (1,273)      3,853
Stock options exercised...........................     10,000       16    --      --          --              --             16
Reduction of stockholders' notes..................     --        --       --      --               25         --             25
Retirement of treasury stock......................    (69,000)    (292) (69,000)   292        --              --           --
Net loss..........................................     --        --       --      --          --               (977)       (977)
                                                    ---------  -------  -------  ------       -------      -----------   ------
BALANCES, JANUARY 31, 1996........................  2,400,686    5,198    --      --              (31)       (2,250)      2,917
Stock options exercised...........................      6,500       20    --      --          --              --             20
Stock issued in connection with purchase of
  Interwest.......................................  2,306,541    5,480    --      --          --              --          5,480
Stock issued in connection with purchase of
  Paragon.........................................     25,000      113    --      --          --              --            113
Net loss..........................................     --        --       --      --          --             (1,125)     (1,125)
                                                    ---------  -------  -------  ------       -------      -----------   ------
BALANCES, JANUARY 31, 1997........................  4,738,727   10,811    --      --              (31)       (3,375)      7,405
Stock options exercised...........................      8,333       41    --      --          --              --             41
Stock issued in connection with purchase of
  Pueblo..........................................     12,570      100    --      --          --              --            100
Stock issued in connection with private placement,
  net.............................................    631,579    2,973    --      --          --              --          2,973
Stock issued to directors and advisors............      6,678       40    --      --          --              --             40
Net loss..........................................     --        --       --      --          --             (4,575)     (4,575)
                                                    ---------  -------  -------  ------       -------      -----------   ------
BALANCES, DECEMBER 31, 1997.......................  5,397,887  $13,965    --      --              (31)       (7,950)      5,984
                                                    ---------  -------  -------  ------       -------      -----------   ------
                                                    ---------  -------  -------  ------       -------      -----------   ------

          See accompanying notes to consolidated financial statements.

                      INTERNET COMMUNICATIONS CORPORATION
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                   ELEVEN MONTHS ENDED DECEMBER 31, 1997 AND
                 TWELVE MONTHS ENDED JANUARY 31, 1997 AND 1996

                                                                           DECEMBER 31,   JANUARY 31,    JANUARY 31,
                                                                               1997          1997           1996
                                                                           ------------  -------------  -------------
Cash flows from operating activities:
  Net loss from continuing operations....................................   $   (3,350)         (934)          (977)
  Adjustments to reconcile income from continued operations to net cash provided by (used in) operating activities:
    Depreciation and amortization........................................        1,469           932            658
    Allowance for doubtful accounts and sales returns....................          318            61            116
    Goodwill impairment..................................................          259        --             --
    Write-down of software...............................................       --            --                137
    Loss in joint venture................................................       --            --                 61
  Changes in operating assets and liabilities, net of effect from disposition of businesses:
    Trade receivables....................................................        1,567        (2,149)           (62)
    Inventory............................................................       (1,035)          942           (660)
    Spares inventory.....................................................          (95)          (82)          (269)
    Prepaid expenses and other...........................................          270           127            258
    Costs and estimated earnings in excess of billings...................       (1,114)       --             --
    Accounts payable and accrued expenses................................          762        (2,187)           547
    Billings in excess of costs and estimated earnings...................        1,537        --             --
    Deferred revenue and extended warranty...............................          144           147            125
                                                                           ------------       ------         ------
      Net cash provided by (used in) operating activities of continued
        operations.......................................................          732        (3,143)           (66)
      Net cash provided by (used in) operating activities of discontinued
        operations.......................................................       (2,181)        1,255         --
Cash flows from investing activities:
  Capital expenditures...................................................         (995)         (682)          (745)
  Cash acquired through business acquisitions............................       --                78         --
  Other..................................................................       --            --                 21
                                                                           ------------       ------         ------
      Net cash used in investing activities of continued operations......         (995)         (604)          (724)
Cash flows from financing activities:
  Proceeds from debt.....................................................       11,766         6,567          2,965
  Repayment of debt......................................................      (12,906)       (2,561)        (2,315)
  Repayment of advances from related party...............................       --            (1,436)        --
  Proceeds from notes receivable.........................................       --            --                 25
  Proceeds from sale of stock, net.......................................        3,013            20             16
                                                                           ------------       ------         ------
      Net cash provided by financing activities of continued operations..        1,873         2,590            691
                                                                           ------------       ------         ------
      Increase (decrease) in cash and cash equivalents...................         (571)           98            (99)
Cash and cash equivalents, at beginning of period........................          571           473            572
                                                                           ------------       ------         ------
Cash and cash equivalents, at end of period..............................   $   --               571            473
                                                                           ------------       ------         ------
                                                                           ------------       ------         ------
Supplemental disclosure of cash flow information--Cash paid during the
  year for interest......................................................          391           316             64
Supplemental disclosure of significant non-cash investing and financing activities:
  Issuance of stock to directors and advisors............................           40        --             --
  Issuance of stock for acquisitions.....................................          100         5,593         --

          See accompanying notes to consolidated financial statements.

                      INTERNET COMMUNICATIONS CORPORATION
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     DECEMBER 31, 1997 AND JANUARY 31, 1997

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

    The consolidated financial statements include the accounts of Internet Communications Corporation (the Company). The Company acquired the outstanding common stock of Interwest Communications C.S. Corporation, (Interwest) effective September 1, 1996, as more fully described in note 2. After the acquisition of Interwest, the Company became 46% controlled by Interwest Group. The Company is a wide and local area integrator of data and tele-communications equipment installation, services and carrier circuits.

    In April 1997, the Company issued 631,579 shares of common stock for $3.0 million and 63,158 warrants to purchase common stock at $5.70 per share exercisable for a period of 5 years to Interwest Group. After the purchase, Interwest Group owns 52% of the Company.

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company; its wholly-owned subsidiary Interwest; its 97% subsidiary, Interwest Cable Network Systems, Inc. (Cable); its 80% subsidiary, Omega Business Communications Services, Inc. (Sound). The minority interests of the above subsidiaries are owned by the respective managers of each company and one of the managers has the option to acquire a stated number of additional shares at a specified price, but that manager would still own less than 50% of his respective entity. No minority interests in the losses of these subsidiaries has been recognized because the related minority interest liabilities have been reduced to zero. All material intercompany transactions and amounts have been eliminated in consolidation.

CHANGE IN FISCAL YEAR END

    The Company has elected to change its fiscal year end to December 31 from January 31, effective February 1, 1997. References to fiscal year 1996 relate to the year ended January 31, 1997. References to fiscal year 1995 relate to the year ended January 31, 1996.

CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid financial instruments purchased with an original maturity of three months or less to be cash equivalents. The Company may deposit funds in a financial institution in excess of amounts insured by the Federal Deposit Insurance Corporation.

CONCENTRATIONS OF CREDIT RISK

    Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of customers or counterparties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions.

    Substantially all of the Company's accounts receivable result from data and telecommunications hardware sales and related services. Historically, credit losses incurred by the Company have not been

                      INTERNET COMMUNICATIONS CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) significant. The Company's activities are primarily located in the State of Colorado, however, activities are conducted throughout the United States.

INVENTORY

    Inventory, which consists of finished goods (communications equipment), is stated at average cost. Spares inventory consists of finished parts used in servicing customer maintenance contracts and is depreciated over a five-year period. These amounts are stated at the lower of cost or market and a provision is provided for expected obsolescence.

EQUIPMENT

    Equipment is stated at cost, and depreciation is calculated on a straight-line basis over the estimated useful lives of these assets generally five to seven years. Leasehold improvements are amortized over the lesser of the useful lives of the assets or the lease term. Expenditures for maintenance and repairs are expensed as incurred. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the respective accounts and any gain or loss on the disposition is reflected in operations.

    Equipment consists of the following (in thousands):

                                                                    DECEMBER 31,  JANUARY 31,
                                                                        1997         1997
                                                                    ------------  -----------
Telecommunications equipment......................................   $    2,338        1,440
Office furniture and equipment....................................        2,159        2,297
Transportation equipment..........................................           60           77
Leasehold improvements............................................          482          317
                                                                    ------------  -----------
                                                                          5,039        4,131
Less accumulated depreciation and amortization....................       (3,024)      (2,311)
                                                                    ------------  -----------
    Total furniture and equipment.................................   $    2,015        1,820
                                                                    ------------  -----------
                                                                    ------------  -----------

REVENUE RECOGNITION

    Most of the Company's contracts are short-term. For contract revenue, the Company utilizes the percentage-of-completion method under which revenues are recognized by measuring the percentage of costs incurred to date to estimated total costs for each contract.

    Contract costs include direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, and tools.

    Operating costs are charged to expense as incurred. Provisions for estimated losses on incomplete contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

    Revenue on maintenance contracts is recognized over the term of the agreement. Unearned income represents the current month's advance billings and revenue received in advance for services under

                      INTERNET COMMUNICATIONS CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) contract. These amounts will be recognized as revenue when earned. Commissions paid in advance are expensed over the term of the related noncancelable service agreements.

INCOME TAXES

    The Company uses the asset and liability method of accounting for income taxes, whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

OTHER ASSETS

    The excess of the purchase price over the net amounts acquired in the acquisition of Interwest and any other acquisitions is recorded as goodwill. Goodwill is being amortized on a straight-line basis over a period of 5 to 20 years. Accumulated amortization at December 31, 1997 and January 31, 1997 is approximately $360,000 and $40,000, respectively.

    Other assets is comprised primarily of noncompete agreements and purchased customer lists which are being amortized on a straight-line basis over five years. At December 31, 1997 and January 31, 1997, the related accumulated amortization is approximately $292,000 and $51,000, respectively.

    The amortization expense for the eleven months ended December 31, 1997 and the years ended January 31, 1997 and 1996 for the above intangibles was approximately $406,000, $98,000 and $42,000, respectively.

USE OF ESTIMATES

    The preparation of the Company's consolidated financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

    The Company's consolidated financial statements are based on a number of significant estimates, including the percentage of completion on projects in progress at year-end which is the basis for the calculation of revenue earned for these projects. The Company's estimates to complete are determined by management for all projects in process at year-end and could change as future information becomes available. Management believes it is reasonably possible that there will be changes to total revenues and expenses on projects in process at year-end through change orders that will affect these projects' ultimate profitability.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The estimated fair values for financial instruments under SFAS No. 107, DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS, are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. At December 31, 1997 and January 31, 1997, the Company believes the carrying values of its receivables, notes payables and accounts payable approximate their estimated fair values.

                      INTERNET COMMUNICATIONS CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
IMPAIRMENT OF LONG-LIVED ASSETS

    The Company reviews its long-lived assets for impairment when events or changes in circumstances indicate that the carrying value of such assets may not be recoverable, in accordance with Statement of Accounting Standards No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF (SFAS 121). This review consists of a comparison of the carrying value of the asset with the asset's expected future undiscounted cash flows without interest costs. Estimates of expected future cash flows are to represent management's best estimate based on reasonable and supportable assumptions and projections. If the expected future cash flow exceeds the carrying value of the asset, no impairment is recognized. If the carrying value of the asset exceeds the expected future cash flows, an impairment exists and is measured by the excess of the carrying value over the fair value of the asset. Any impairment provisions recognized are permanent and may not be restored in the future.

STOCK-BASED COMPENSATION

    In fiscal 1996, the Company adopted SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, (SFAS 123). SFAS 123 encourages, but does not require, companies to recognize compensation expense for grants of stock, stock options and other equity instruments to employees based on fair value. Companies that do not adopt the fair value accounting rules must disclose the impact of adopting a new method in the notes to the financial statements. Transactions in equity instruments with non-employees for goods or services must be accounted for on the fair value method. The Company has elected not to adopt the fair value accounting method prescribed by SFAS 123 for employee stock compensation, and is subject only to the disclosure requirements prescribed by SFAS 123. Adoption of SFAS 123 has no effect on the Company's consolidated financial statements.

LOSS PER SHARE

    During 1997, the Company adopted the provisions of Statement of Financial Accounting Standards No. 128, EARNINGS PER SHARE (SFAS 128), which is effective for financial statements issued for periods ending after December 15, 1997. Under SFAS 128, basic loss per share is computed on the basis of weighted-average common shares outstanding. Diluted loss per share considers potential common stock in the calculation, and is the same as basic loss per share for the 11 months ended at December 31, 1997, the year ended January 31, 1997 and January 31, 1996, as all of the Company's potentially dilutive securities were anti-dilutive during these periods.

RECLASSIFICATIONS

    Certain reclassifications have been made to the fiscal 1996 and fiscal 1995 financial statements to conform to the fiscal 1997 presentations. Such reclassifications have no effect on net income.

(2) ACQUISITIONS

    In September 1996, the Company acquired the outstanding common stock of Interwest through the issuance of 2,306,541 shares of its common stock, which was valued at approximately $5,480,000. This acquisition was accounted for under the purchase method of accounting. The excess of the purchase price over the net liabilities acquired of approximately $2,162,000 is being amortized over a period not to exceed 20 years.

                      INTERNET COMMUNICATIONS CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(2) ACQUISITIONS (CONTINUED)
    All other assets and liabilites were recorded at book value, which approximated fair value. Unaudited pro-forma financial information is provided below:

                                                                  FISCAL YEAR    FISCAL YEAR
                                                                     1997           1996
                                                                 -------------  -------------
Net Revenues...................................................  $  40,003,000  $  34,147,000
                                                                 -------------  -------------
                                                                 -------------  -------------
Net Loss.......................................................  $  (2,033,000) $    (903,000)
                                                                 -------------  -------------
                                                                 -------------  -------------
Net Loss per Share.............................................  $        (.43) $        (.19)
                                                                 -------------  -------------
                                                                 -------------  -------------

    The above pro-forma financial information assumes the acquisitions occurred at the beginning of the period presented. This information is not necessarily indicative of the financial results which would have resulted if the acquisition had occurred at such earlier date nor of future financial operating results.

    Additionally, in October 1996, the Company purchased the assets of another entity for 25,000 shares of the Company's common stock and accounted for the acquisition under the purchase method of accounting.

    During 1997, the Company acquired its remaining interest in Interwest Communications Pueblo Corporation for 12,500 shares of common stock, valued at $100,000. Any pro-forma results of operations are immaterial to the consolidated financial statements.

(3) CONTRACTS IN PROGRESS

    Costs and billings on uncompleted contracts included in the accompanying consolidated financial statements are as follows (in thousands):

                                                                    DECEMBER 31,    JANUARY 31,
                                                                        1997           1997
                                                                    -------------  -------------
Costs incurred on uncompleted contracts...........................    $   5,879          3,680
Estimated earnings................................................        1,790            527
                                                                         ------          -----
                                                                          7,669          4,207
Less: Billings to date............................................        7,381          3,496
                                                                         ------          -----
                                                                      $     288            711
                                                                         ------          -----
                                                                         ------          -----
Included in the accompanying balance sheet accounts under the following captions:
  Costs and estimated earnings in excess of billings..............    $   1,825            711
  Billings in excess of costs and estimated earnings..............        1,537         --
                                                                         ------          -----
                                                                      $     288         711
                                                                         ------          -----
                                                                         ------          -----

    The Company has entered into various contracts for the installation of wide-area and local-area voice and data networks. Progress billings are made to customers upon contract acceptance and completion of certain milestones. The Company expects to bill and collect all costs and estimated earnings in excess of billings as of December 31, 1997 in 1998.

                      INTERNET COMMUNICATIONS CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(4) GOODWILL

    In the fourth quarter of 1997, the Company recognized a goodwill impairment of $746,000 which is directly associated with discontinued operations (note 10). The goodwill is related to two of the Company's non-core business segments which the Company's Board of Directors has adopted a plan to sell during 1998.

    In addition, during the fourth quarter of 1997, the Company recognized a goodwill impairment of $259,000, which is recorded in general and administrative expenses. The goodwill relates to a 1996 purchase business combination and was determined to have been impaired because the purchased business was generating recurring operating losses and key employees were transferred to other operating units of the Company.

(5) NOTES PAYABLE

    In April 1997, the Company renegotiated its credit facility. The new facility consists of a line-of-credit for $5.0 million with interest at prime plus 1/2% (totaling 9% at December 31, 1997) and a $450,000 facility to support a performance bond which will expire upon the release of the bond. As of December 31, 1997, there was $4,390,000 outstanding under the line-of-credit and there was no balance committed under the performance bond. The line-of-credit is collateralized by accounts receivable and inventory and expires in September 1998, but may be extended for an additional year at sole discretion of the financial institution. As of December 31, 1997, the Company was not in compliance with certain covenants to its credit facility, however, such covenants have been waived as of December 31, 1997 through the expiration date of the credit facility. Pursuant to the waiver granted by the Company's lender, the Company and its lender must agree to the terms of an amendment to the credit facility to incorporate monthly cash flow covenants for the periods from May 1998 through August 1998, by April 15, 1998.

    The Company also has various notes payable agreements with various individuals totaling approximately $254,000 and $553,000 at December 31, 1997 and January 31, 1997, respectively. In general, these notes are unsecured, however, a few are collateralized by certain equipment and vehicles of the Company. Interest accrues on these notes at between approximately 7% and 14% per annum.

    Future debt maturities as of December 31, 1997 are as follows (in thousands):

1998....................................................................  $4,435
1999....................................................................     126
2000....................................................................      58
2001....................................................................      25
                                                                          ------
                                                                          $4,644
                                                                          ------
                                                                          ------

    As of January 31, 1997, the terms of the credit facility were substantially the same except that the credit facility was $6.0 million with interest at prime plus 1%. The outstanding balance under the credit facility was $5,322,000 at January 31, 1997.

(6) COMMITMENTS AND CONTINGENCIES

    The Company leases office space, equipment and vehicles under noncancelable operating leases. Total rental expense for the eleven months ended December 31, 1997 and the year ending January 31, 1997 and

                      INTERNET COMMUNICATIONS CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(6) COMMITMENTS AND CONTINGENCIES (CONTINUED)
1996 was $930,000, $688,000 and $298,000, respectively. The total minimum rental commitments as of December 31, 1997 are as follows (in thousands):

1998....................................................................  $  876
1999....................................................................     768
2000....................................................................     711
2001....................................................................     616
2002....................................................................     338
Thereafter..............................................................    --
                                                                          ------
                                                                          $3,309
                                                                          ------
                                                                          ------

    The Company also leases telecommunications circuits under noncancelable leases. The Company subleases these circuits to its customers as part of its normal operations. Minimum commitments under these agreements total approximately $1,275,000 for fiscal 1998, $1.5 million for fiscal 1999 and 2000, $1.1 million for fiscal 2001, and only minimal commitments thereafter.

    The Company has an outstanding receivable of $620,000 at December 31, 1997, related to a project for which the Company is a subcontractor. This receivable relates to the cost of delays and inefficiencies, as a result of environmental hazards at the worksite. The Company anticipates recovering substantially all of these costs from the contractor during 1998. The Company is indemnified by Interwest Group under a previous business combination for any losses resulting from this contract.

    The Company has developed a plan to deal with potential Year 2000 issues and has begun converting its computer systems to be Year 2000 compliant. The plan provides for the conversion efforts to be completed by the end of 1999. Year 2000 issues are the result of computer programs being written using two digits rather than four to define the applicable year. The Company is expensing all costs associated with these system changes as the costs are incurred.

(7) STOCKHOLDERS' EQUITY

    The Company has authorized 100,000,000 shares of preferred stock, which may be issued in series and with such preferences as determined by the Company's Board of Directors. As of December 31, 1997, no preferred stock has been issued.

    During the fiscal year 1996, the Company adopted, and the stockholders approved, an Incentive Stock Plan (Plan), which, as subsequently amended, authorizes the issuance of up to 875,000 shares of common stock. Pursuant to the Plan, the Company may grant "incentive stock options" (intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended), non-qualified stock options and stock purchase rights or a combination thereof.

                      INTERNET COMMUNICATIONS CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(7) STOCKHOLDERS' EQUITY (CONTINUED)

    Incentive stock options may not be granted at an exercise price of less than the fair market value of the common stock on the date of grant (except for holders of more that 10% common stock, whereby the exercise price must be at least 110% of the fair market value at the date of grant for incentive stock options). The term of the options may not exceed ten years.

    During the fiscal year 1996, the Company also adopted and the stockholders approved, the Non Employee Directors' Stock Option Plan (Outside Directors'
Plan), which provides for the grant of stock options to non-employee directors of the Company and any subsidiary. An aggregate of 40,000 shares of common stock are reserved for issuance under the Outside Directors' Plan. The exercise price of the options will be the fair market value of the stock on the date of grant. Outside directors are automatically granted options to purchase 10,000 shares initially and an additional 2,000 shares for each subsequent year that they serve. All options granted vest over a 3-year period from the date of the grant.

    The following is a summary of activity under these stock option plans for the eleven months ended December 31, 1997 and the years ended January 31, 1997 and 1996:

                                    ELEVEN MONTHS ENDED                 YEAR ENDED                     YEAR ENDED
                                     DECEMBER 31, 1997               JANUARY 31, 1997               JANUARY 31, 1996
                                ----------------------------   ----------------------------   ----------------------------
                                NUMBER OF   WEIGHTED AVERAGE   NUMBER OF   WEIGHTED AVERAGE   NUMBER OF   WEIGHTED AVERAGE
                                 SHARES      EXERCISE PRICE     SHARES      EXERCISE PRICE     SHARES      EXERCISE PRICE
                                ---------   ----------------   ---------   ----------------   ---------   ----------------
Outstanding, beginning of
  period......................   659,844         $4.18          296,800         $3.44          287,424         $3.54
  Granted.....................   221,800          5.52          686,344          4.10          107,000          3.88
  Exchanged...................     --           --             (217,900)         3.20            --           --
  Exercised...................    (8,333)         4.95           (6,500)         3.00          (10,000)         2.00
  Forfeitures.................   (40,867)         4.53          (98,900)         4.20          (87,624)         4.42
                                ---------                      ---------                      ---------
Outstanding, end of period....   832,444          4.62          659,844          4.18          296,800          3.44
                                ---------                      ---------                      ---------
                                ---------                      ---------                      ---------

    The following tables summarize certain information about the Company's stock options at December 31, 1997.

                             OPTIONS OUTSTANDING
-----------------------------------------------------------------------------
  RANGE OF         NUMBER OF          WEIGHTED AVERAGE
  EXERCISE        OUTSTANDING       REMAINING CONTRACTUAL   WEIGHTED AVERAGE
   PRICES           OPTIONS                 LIFE             EXERCISE PRICE
-------------  ------------------  -----------------------  -----------------
 $3.75 - 4.13         444,844              8.2 years            $    3.88
 4.81 - 6.25          364,100                    9.0                 5.27
 7.88 - 8.88           23,500                    9.7                 8.36
                      -------
 3.75 - 8.88          832,444                    8.6                 4.62
                      -------
                      -------

                OPTIONS EXERCISABLE
---------------------------------------------------
  RANGE OF         NUMBER OF
  EXERCISE          OPTIONS       WEIGHTED AVERAGE
   PRICES         EXERCISABLE      EXERCISE PRICE
-------------  -----------------  -----------------
 $3.75 - 4.13        222,422          $    3.88
 4.81 - 6.25         140,776               5.33
 7.88 - 8.88           5,875               8.36
                     -------
3.75 - 8.88..        369,073               4.51
                     -------
                     -------

                      INTERNET COMMUNICATIONS CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(7) STOCKHOLDERS' EQUITY (CONTINUED)
PRO FORMA STOCK BASED COMPENSATION DISCLOSURES

    The Company applies APB Opinion No. 25 and related interpretations in accounting for its stock options which are granted to employees. Accordingly, no compensation cost was recognized for grants of options during the eleven months ended December 31, 1997 and the years ended January 31, 1997 and 1996 to employees since the exercise prices were not less than the fair value of the Company's common stock on the grant dates. Had compensation cost been determined based on the fair value method described in SFAS 123, the Company's net loss and net loss per share would have been increased to the pro forma amounts indicated below:

                                                      ELEVEN MONTHS
                                                          ENDED      YEAR ENDED   YEAR ENDED
                                                      DECEMBER 31,   JANUARY 31,  JANUARY 31,
                                                          1997          1997         1996
                                                      -------------  -----------  -----------
Net loss applicable to common shareholders:
  As reported.......................................    $  (4,575)       (1,125)        (977)
  Pro forma.........................................       (5,612)       (1,803)      (1,001)

Net loss per common share--basic and diluted:
  As reported.......................................        (0.88)        (0.33)       (0.41)
  Pro forma.........................................        (1.08)        (0.53)       (0.42)

    The weighted average fair value of options granted in the eleven months ended December 31, 1997 and the year ended January 31, 1997 on the date of grant was estimated to be $4.05 and $2.98, respectively, using the Black-Scholes option-pricing model with the following weighted average assumptions:

                                                                             YEAR ENDED       YEAR ENDED
                                                      ELEVEN MONTHS ENDED    JANUARY 31,      JANUARY 31,
                                                       DECEMBER 31, 1997        1997             1996
                                                      -------------------  ---------------  ---------------
Expected volatility.................................              57%                83%              89%
Risk-free interest rate.............................               6%                 7%               7%
Expected dividends..................................          --                 --               --
Expected terms (in years)...........................              10                  5                4

(8) INCOME TAXES

    Deferred income taxes are provided for differences between the tax and book basis of assets and liabilities as a result of temporary differences in the recognition of revenues or expenses for tax and financial reporting purposes.

                      INTERNET COMMUNICATIONS CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(8) INCOME TAXES (CONTINUED)
    These differences consist of the following (in thousands):

                                                                    DECEMBER 31,   JANUARY 31,
                                                                        1997          1997
                                                                    ------------  -------------
Income tax loss carryforward......................................   $    2,401           895
Allowance on assets...............................................          263           272
Deferred revenue..................................................           53            47
Depreciation expense..............................................          258          (220)
Other.............................................................           40           (42)
                                                                    ------------          ---
                                                                          3,015           952
  Less valuation allowance........................................       (3,015)         (952)
                                                                    ------------          ---
      Net.........................................................   $   --         $  --
                                                                    ------------          ---
                                                                    ------------          ---

    The Company did not recognize tax benefits for the eleven-month period ended December 31, 1997, the fiscal year ended January 31, 1997 and January 31, 1996 due to increases in the valuation allowance for deferred tax assets in those periods. The valuation allowance for deferred tax assets at December 31, 1997 and January 31, 1997 was $3,015,000 and $952,000, respectively, due primarily to an increase in the Company's net operating loss carryforwards.

    As of December 31, 1997, the Company has income tax loss carryforwards of approximately $6,436,000 which expire in the years 2006 through 2012. The utilization of the majority of these net operating loss carryforwards have been restricted because of ownership changes. These restrictions limit the amount of utilizable net operating loss carryforwards each year.

(9) EMPLOYEE SAVING PLANS

    The Company provides two separate savings plans to its' employees: (1) the Internet Communications Employee Retirement Savings Plan and Trust, and (2) the Interwest Communications Employee Thrift Retirement Plan.

    The Internet Communications Employee Retirement Savings Plan and Trust permits employees to make contributions by salary reductions pursuant to section 401(k) of the Internal Revenue Code. This plan covers substantially all of the pre-merger Internet Communications Corporation employees who have been employed with the Company for six months and are at least 21 years of age. The Company may also make additional cash contributions at the discretion of the Board of Directors. Employees are fully vested in employer contributions after they complete six years of service. There were no Company contributions for the 11 month period ended December 31, 1997 or for the years ended January 31, 1997 and 1996.

    The Interwest Communications Employee Thrift Retirement Plan permits employees to make contributions by salary reductions pursuant to section 401(k) of the Internal Revenue Code. This plan covers substantially all of the pre-merger Interwest Communications Corporation employees who have been employed with the Company for one year and are at least 21 years of age. Each employees contribution up to a maximum of 10% is matched 50% by the Company. The Company may also make additional cash contributions at the discretion of the Board of Directors. Employees are fully vested in employer contributions after they complete six years of service. Company contributions charged against income for

                      INTERNET COMMUNICATIONS CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(9) EMPLOYEE SAVING PLANS (CONTINUED)
the 11 month period ended December 31, 1997 and for the year ended January 31, 1997 were $97,689 and $44,675, respectively.

    Effective January 1, 1998, the Company adopted a new 401(k) plan. The new plan will merge the two existing plans together.

(10) DISCONTINUED OPERATIONS

    In March 1998, the Company's Board of Directors adopted a formal plan to sell its non-core business segments, consisting of Sound and Cable, as a part of the Company's strategic focus on providing integrated and high-end network systems. The Segments which were acquired in September 1996, have been accounted for as discontinued operations in accordance with APB 30 for the 11 months ended December 31, 1997 and year ended January 31, 1997, which among other provisions, requires the plan of disposal to be carried out within one year (the Divestiture Period). Remaining assets and liabilities of Sound and Cable, primarily consist of accounts receivable and accounts payable. Summarized results of Sound and Cable for the periods since acquisition are as follows (dollars in thousands):

                                                                           SOUND                    CABLE
                                                                   ----------------------       -------------
                                                                     1997        1996         1997         1996
                                                                   ---------     -----        -----        -----
Loss from operations.............................................  $     476          69          749          122

    The January 31, 1997 consolidated financial statements have been restated to conform with December 31, 1997 presentation.

(11) RELATED PARTY TRANSACTIONS

    The Company has entered into certain transactions in the normal course of business with related parties. As of December 31, 1997, the Company had outstanding related party receivables of $448,000, which are included in trade receivables, and related party payables of $129,000 which are included in accounts payable and accrued expenses.

(12) SUBSEQUENT EVENT

    Subsequent to year end, the Company received $1.6 million from a related party, in exchange for a convertible promissory note, due March 1999. The note bears interest at 10% and interest payments are due quarterly. If the Company defaults on the promissory note, the remaining principal outstanding may be converted into common stock of the Company at $4.25 per share.

                      INTERNET COMMUNICATIONS CORPORATION
                                AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                                   DECEMBER
                                                                      MARCH 31,       31,
                                                                        1998         1997
                                                                     -----------  -----------
                                                                     (UNAUDITED)
                                           ASSETS
Current Assets:
  Trade receivables, net of allowance for doubtful accounts and
    sales returns..................................................   $   6,320        4,907
  Inventory........................................................       3,301        3,255
  Prepaid expenses and other.......................................         425          328
  Costs and estimated earnings in excess of billings...............       1,291        1,825
                                                                     -----------  -----------
    Total current assets...........................................      11,337       10,315

Equipment, net.....................................................       1,805        2,015
Goodwill, net......................................................       2,162        2,198
Spares inventory...................................................         472          507
Net assets of discontinued operations..............................       1,394        2,078
Other, net.........................................................         908        1,000
                                                                     -----------  -----------
    Total assets...................................................   $  18,078       18,113
                                                                     -----------  -----------
                                                                     -----------  -----------

                            LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Notes payable....................................................   $   6,639        4,435
  Accounts payable and accrued expenses............................       6,253        4,706
  Billings in excess of costs and estimated earnings...............       1,150        1,537
  Unearned income and deposits.....................................         992        1,125
                                                                     -----------  -----------
    Total current liabilities......................................      15,034       11,803

Notes Payable and other long term obligations......................         429          209
Deferred Revenue...................................................         184          117
                                                                     -----------  -----------
    Total liabilities..............................................      15,647       12,129

Stockholders equity:
Common stock, no par value.........................................      13,965       13,965
  Stockholders' notes..............................................         (31)         (31)
  Accumulated deficit..............................................     (11,503)      (7,950)
                                                                     -----------  -----------
    Total stockholders' equity.....................................       2,431        5,984
                                                                     -----------  -----------
    Total liabilities and stockholders' equity.....................   $  18,078       18,113
                                                                     -----------  -----------
                                                                     -----------  -----------

         See accompanying notes to these condensed financial statements

                      INTERNET COMMUNICATIONS CORPORATION

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


                                                                        FOR THE THREE MONTHS
                                                                               ENDED
                                                                       ----------------------
                                                                       MARCH 31,   APRIL 30,
                                                                         1998        1997
                                                                       ---------  -----------
                                                                       (UNAUDITED) (UNAUDITED)
Sales:
  Equipment..........................................................  $   3,645       4,207
  Installation.......................................................        867       1,213
  Services...........................................................      3,722       3,269
                                                                       ---------  -----------
    Total sales......................................................      8,234       8,689

Cost of sales........................................................     (5,993)     (6,022)
                                                                       ---------  -----------
    Gross margin.....................................................      2,241       2,667
                                                                       ---------  -----------
Operating expenses:
  Selling............................................................      1,710       1,520
  General and administrative.........................................      1,911       1,457
  Restructuring......................................................      1,608      --
  Interest expense, net..............................................        122         143
                                                                       ---------  -----------
    Total expenses...................................................      5,351       3,120
                                                                       ---------  -----------
Loss from continuing operations......................................     (3,110)       (453)

Discontinued operations--
  Loss from operations...............................................       (206)       (190)
  Estimated loss on disposal.........................................       (237)     --
                                                                       ---------  -----------
Net loss.............................................................  $  (3,553)       (643)
                                                                       ---------  -----------
                                                                       ---------  -----------
Loss per share--basic and diluted:
  Weighted average common shares outstanding.........................  5,398,000   4,756,000

  Loss from continuing operations....................................  $   (0.58)  $   (0.10)
  Loss from discontinued operations..................................  $   (0.08)  $   (0.04)
    Net loss.........................................................  $   (0.66)  $   (0.14)


         See accompanying notes to these condensed financial statements

                      INTERNET COMMUNICATIONS CORPORATION

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                                       FOR THE THREE MONTHS ENDED
                                                                                       --------------------------
                                                                                        MARCH 31,     APRIL 30,
                                                                                          1998          1997
                                                                                       -----------  -------------
                                                                                       (UNAUDITED)   (UNAUDITED)
Cash flows from operating activities:
  Net loss from continuing operations................................................   $  (3,110)         (453)
  Adjustments to reconcile net loss from continued operations to net cash provided by
    (used in) operating activities:
    Depreciation and amortization....................................................         352           358
    Allowance for doubtful accounts and sale returns.................................          36            67
    Changes in operating assets and liabilities:
      (Increase) decrease in:
        Receivables--net.............................................................      (1,449)        1,254
        Inventory....................................................................         (46)       (1,371)
        Prepaid expenses and other...................................................         (23)          458
        Costs in excess of billings and estimated earnings...........................         534           (97)
      Increase (decrease) in:
        Accounts payable.............................................................       1,343           645
        Unearned income..............................................................         (66)          (10)
        Accrued expenses.............................................................         444           332
        Billings in excess of costs and estimated earnings...........................        (387)       --
                                                                                       -----------       ------
    Net cash provided by (used in) operating activities..............................      (2,372)        1,183
    Net cash provided by (used in) operating activities of discontinued operations...         241          (630)

Cash flows from investing activities:
  Capital expenditures...............................................................         (53)         (166)
                                                                                       -----------       ------
    Net cash used in investing activities............................................         (53)         (166)

Cash flows from financing activities:
  Proceeds from sale of common stock.................................................      --             3,000
  Expenses from sale of common stock.................................................      --              (150)
  Repayment of debt..................................................................      (2,241)       (2,958)
  Proceeds from debt.................................................................       4,425        --
                                                                                       -----------       ------
    Net cash provided by (used in) financing activities..............................       2,184          (108)
                                                                                       -----------       ------
Increase (decrease) in cash:.........................................................      --               279
Cash, beginning of period                                                                  --               643
                                                                                       -----------       ------
Cash, end of period..................................................................      --               922
                                                                                       -----------       ------
                                                                                       -----------       ------

        See accompanying notes to these condensed financial statements.

                      INTERNET COMMUNICATIONS CORPORATION

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 31, 1998
                                  (UNAUDITED)

NOTE 1--BASIS OF PRESENTATION

    The financial statements included herein have been prepared by Internet Communications Corporation ("Internet" or the "Company"), without audit, pursuant to the rules and regulations of the Securities and Exchange Commission and include all adjustments which are, in the opinion of management, necessary for a fair presentation. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. The Company believes that the disclosures are adequate to make the information presented not misleading; however, it is suggested that these financial statements be read in conjunction with the financial statements and the notes thereto which are incorporated by reference in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997. The financial data for the interim periods may not necessarily be indicative of results to be expected for the year.

CHANGE IN FISCAL YEAR END

    The Company elected to change its fiscal year end to December 31 from January 31, effective February 1, 1997. References to the first quarter of 1997 relate to the three month period ended April 30, 1997.

DISCONTINUED OPERATIONS

    In March 1998, the Company's Board of Directors adopted a formal plan to sell its non-core business segments ("Segments"). The Segments have been accounted for as discontinued operations in accordance with APB 30. Remaining assets and liabilities of the Segments referred to as Omega Business Communications Services, Inc. ("Omega") and Interwest Cable Network Systems, Inc. ("ICNS"), primarily consist of accounts receivable and accounts payable. The April 30, 1997 consolidated financial statements have been restated to conform with the March 31, 1998 presentation.


NOTE 2--DEBT


    In March 1998, the Company received $1.6 million from a related party, in exchange for a convertible promissory note, due March 1999. The note bears interest at 10% and interest payments are due quarterly. If the Company defaults on the promissory note, the remaining principal outstanding may be converted into common stock of the Company at $4.25 per share. Proceeds from the note were used for working capital.

    The Company has a borrowing agreement with a lending institution which provides for a $5.0 million credit facility. At March 31, 1998, the Company had borrowed $5.0 million against the facility. The borrowing agreement expires in September 1998. The Company's intention is to renew the line of credit with the bank, however, there is no assurance that the Company will be successful.


NOTE 3--RESTRUCTURING


    In March, 1998, the Company announced a restructuring plan aimed principally at tightening the strategic focus on the data communications network service market. Management determined the Company had over-extended resources in the Rocky Mountain region and had evolved into an overly complex

                      INTERNET COMMUNICATIONS CORPORATION

                                 MARCH 31, 1998
                                  (UNAUDITED)


NOTE 3--RESTRUCTURING (CONTINUED)

organization. Accordingly, the number of departments was reduced and 50 employees were separated from the Company, representing 21% of the Company's workforce (excluding discontinued operations). The personnel reductions were largely in the sales department and the administration department. In addition, during the fourth quarter of the fiscal year ended December 31, 1997, the Company had launched an entirely separate wholesale engineering services business. The closure of this entity was integral to the restructuring.

    These restructuring actions resulted in the Company recognizing an expense for the three months ended March 31, 1998 in the amount of $1,608,000. The restructuring expense is comprised of several items, including: employee severance, reduction in manufacturers' product lines, closure of the wholesale engineering services company and consolidation of facilities. The restructuring expenses are detailed in the following table:

DESCRIPTION                                                                          AMOUNT
--------------------------------------------------------------------------------  ------------
Employee Severance..............................................................  $    653,000
Product Line Reduction..........................................................       409,000
Closure of Wholesale Engineering Company........................................       274,000
Facilities Consolidation........................................................       229,000
Other...........................................................................        43,000
                                                                                  ------------
    Total.......................................................................  $  1,608,000
                                                                                  ------------
                                                                                  ------------


NOTE 4--SUBSEQUENT EVENTS


    The Company executed a Stock Purchase Agreement on April 30, 1998 for the sale of its 80% ownership of the common stock of Omega to Omega's vice president and sole minority shareholder. The consideration for the sale of Company's common stock ownership of Omega was $209,000.

    The Company executed an Agreement on April 30, 1998 for the transition of the business activities of its wholly-owned subsidiary, ICNS, to a newly formed corporation ("Newco") owned and operated by the principal managers of ICNS. The Agreement specifies that Newco shall satisfactorily complete the existing ICNS contracts at April 30, 1998, and on June 1, 1998, employ the majority of the remaining ICNS employees. ICNS shall pay Newco incentive compensation for the completion and final customer acceptance of ICNS contracts.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Application Methods, Inc./
E-SELL Commerce Systems, Inc.
Seattle, Washington

    We have audited the accompanying combined balance sheet of Application Methods, Inc. and E-SELL Commerce Systems, Inc. as of December 31, 1997, and the related combined statements of operations and retained earnings, and combined cash flows for the year then ended. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Application Methods, Inc. and E-SELL Commerce Systems, Inc. as of December 31, 1997, and the results of its combined operations and its combined cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          /s/ PETERSON SULLIVAN PLLC

May 14, 1998

Seattle, Washington

            APPLICATION METHODS, INC./E-SELL COMMERCE SYSTEMS, INC.


                             COMBINED BALANCE SHEET

                               DECEMBER 31, 1997

                                           ASSETS
Current Assets
  Cash............................................................................  $  30,636
  Accounts receivable.............................................................     78,107
  Advances to shareholder.........................................................     42,201
                                                                                    ---------
      Total current assets........................................................    150,944
Furniture and Equipment, at cost, less accumulated depreciation of $50,610........      8,275
                                                                                    ---------
                                                                                    $ 159,219
                                                                                    ---------
                                                                                    ---------

                            LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
  Accounts payable................................................................  $  63,778
  Notes payable...................................................................     81,022
                                                                                    ---------
      Total current liabilities...................................................    144,800
Stockholders' Equity
  Common stock, $.10 par value; 60,000 shares authorized (50,000 for Application
    Methods, Inc. and 10,000 for E-SELL Commerce Systems, Inc.), 2,000 shares
    issued and outstanding (1,000 for each Company)...............................        200
  Retained earnings...............................................................     14,219
                                                                                    ---------
                                                                                       14,419
                                                                                    ---------
                                                                                    $ 159,219
                                                                                    ---------
                                                                                    ---------

                   See Notes to Combined Financial Statements

            APPLICATION METHODS, INC./E-SELL COMMERCE SYSTEMS, INC.


             COMBINED STATEMENT OF OPERATIONS AND RETAINED EARNINGS

                          YEAR ENDED DECEMBER 31, 1997

Revenues
  Sales and service revenue.....................................................  $ 962,895
  Other income..................................................................     21,061
                                                                                  ---------
                                                                                    983,956
Expenses
  Labor and benefits............................................................    653,670
  Selling, general and administrative...........................................    434,935
                                                                                  ---------
                                                                                  1,088,605
                                                                                  ---------
      Loss before interest expense..............................................   (104,649)
Interest expense................................................................    (12,016)
                                                                                  ---------
      Loss before deferred income taxes.........................................   (116,665)
Recovery of deferred income taxes...............................................     14,742
                                                                                  ---------
      Net loss..................................................................   (101,923)
Retained earnings, beginning of year............................................    116,142
                                                                                  ---------
Retained earnings, end of year..................................................  $  14,219
                                                                                  ---------
                                                                                  ---------

                   See Notes to Combined Financial Statements

            APPLICATION METHODS, INC./E-SELL COMMERCE SYSTEMS, INC.


                        COMBINED STATEMENT OF CASH FLOWS

                          YEAR ENDED DECEMBER 31, 1997

Cash Flows From Operating Activities
  Net loss.......................................................................  $(101,923)
  Adjustments to reconcile net loss to net cash used in operating activities
    Depreciation and amortization................................................      5,495
    Changes in operating assets and liabilities
      Accounts receivable........................................................     58,533
      Accounts payable...........................................................     47,521
      Deferred income tax........................................................    (14,742)
                                                                                   ---------
        Cash used in operating activities........................................     (5,116)

Cash Flows From Financing Activities
  Increase in notes payable......................................................     16,022
  Issuance of common stock (1,000 shares of E-SELLissued in December 1997).......        100
                                                                                   ---------
        Cash provided by financing activities....................................     16,122
                                                                                   ---------
        Net increase in cash.....................................................     11,006
Cash, beginning of year..........................................................     19,630
                                                                                   ---------
Cash, end of year................................................................  $  30,636
                                                                                   ---------
                                                                                   ---------

                   See Notes to Combined Financial Statements

                     NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION

    Application Methods, Inc. ("Application Methods") develops computer software for its clients on a custom basis. In addition, it sells certain computer software products it internally develops. During 1997, sales and service revenue from one customer accounted for 13% of total sales and service revenue. Accounts receivable for three customers account for 50% of total accounts receivable.

    E-SELL Commerce Systems, Inc. ("E-SELL") was established to sell certain software created by Application Methods. At December 31, 1997, there had been no sales and no other operations.

    These financial statements are the combination of these two companies ("the Companies"). Combination is appropriate because the two companies have the same stock ownership.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Accordingly, actual results could differ from the estimates that were used.

    ADVERTISING COSTS

    Advertising costs are expensed as incurred and totaled $6,787 for the year ended December 31, 1997.

    SOFTWARE DEVELOPMENT COSTS

    Software development costs are expensed as incurred.

    CASH

    Cash includes cash balances held at a bank. Cash balances are occasionally in excess of amounts insured by the Federal Deposit Insurance Corporation.

    Cash payments for interest were $12,016 during the year ended December 31, 1997. No cash payments for income taxes were made during the year ended December 31, 1997.

    ACCOUNTS RECEIVABLE

    The Companies use the allowance method for recognizing bad debts. Management believes no allowance is necessary at December 31, 1997.

    FURNITURE AND EQUIPMENT

    Furniture and equipment are depreciated using accelerated methods over the estimated useful lives of the related assets.

    TAXES ON INCOME

    The Companies account for income taxes under an asset and liability approach that requires the recognition of deferred tax assets and liabilities for expected future tax consequences of events that have been recognized in financial statements or tax returns. In estimating future tax consequences, the Companies generally consider all expected future events other than enactments of changes in the tax laws or rates.

NOTE 2. NOTES PAYABLE

Note payable to bank bearing interest at 11.5% due November 20,
  1998, secured by receivables.....................................  $  65,000
Note payable--revolving line of credit agreement with a bank bearing interest at 15.4%, unsecured. Maximum borrowings under
  the line of credit are $25,000...................................      8,481
Note payable--revolving line of credit agreement with a bank bearing interest at 13.25%, unsecured. Maximum borrowings under
  the line of credit are $11,000...................................      7,541
                                                                     ---------
                                                                     $  81,022
                                                                     ---------
                                                                     ---------

NOTE 3. LEASES

    The Companies lease an office under an operating lease expiring January 31, 2002. In addition, the Companies lease certain computer equipment. The following are the future minimum rental payments required under the lease for the years ending December 31:

1998..............................................................  $ 125,723
1999..............................................................     99,394
2000..............................................................     98,764
2001..............................................................     92,434
2002..............................................................      7,703
                                                                    ---------
Total.............................................................  $ 424,018
                                                                    ---------
                                                                    ---------

    Rent expense was $84,605 for the year ended December 31, 1997.

NOTE 4. DEFERRED INCOME TAXES

    The temporary differences causing the deferred tax effects results from using the cash basis of accounting for income tax purposes and the accrual basis for financial reporting purposes.

    Application Methods has an unused net operating tax loss of $15,100 which expires in 2012. An asset of $2,265 was established for this net operating tax loss which has been fully reserved.

NOTE 5. CONTRACTS

    Application Methods has contracts for consulting with customers totaling $90,169 at December 31, 1997. These contracts start in 1998. These amounts have not been recorded on the balance sheet or included in revenue.

NOTE 6. SUBSEQUENT EVENT

    Subsequent to December 31, 1997, Application Methods and E-SELL signed a letter of intent to sell the Companies to a company that is an internet service provider. The value of the assets and liabilities have not been adjusted for this anticipated sale.

            APPLICATION METHODS, INC./E-SELL COMMERCE SYSTEMS, INC.


                             COMBINED BALANCE SHEET

                                 MARCH 31, 1998

                                           ASSETS
Current Assets
  Cash............................................................................  $  14,159
  Accounts receivable.............................................................    132,943
  Advances to shareholder.........................................................     62,278
                                                                                    ---------
    Total current assets..........................................................    209,380
Furniture and Equipment, at cost, less accumulated depreciation of $51,714........      7,171
                                                                                    ---------
                                                                                    $ 216,551
                                                                                    ---------
                                                                                    ---------

                            LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Accounts payable................................................................  $  46,266
  Notes payable...................................................................    139,559
  Deferred income taxes...........................................................      2,909
                                                                                    ---------
    Total current liabilities.....................................................    188,734
Stockholders' Equity
  Common stock, $.10 par value; 60,000 shares authorized, 2,000 shares issued and
    outstanding...................................................................        200
  Retained earnings...............................................................     27,617
                                                                                    ---------
                                                                                       27,817
                                                                                    ---------
                                                                                    $ 216,551
                                                                                    ---------
                                                                                    ---------

                       See notes to financial statements.

            APPLICATION METHODS, INC./E-SELL COMMERCE SYSTEMS, INC.


             COMBINED STATEMENT OF OPERATIONS AND RETAINED EARNINGS

                       THREE MONTHS ENDED MARCH 31, 1998

Revenues
  Sales and service revenues......................................................  $ 317,226
  Other income....................................................................     15,881
                                                                                    ---------
                                                                                      333,107
Expenses
  Labor and benefits..............................................................    207,582
  Selling, general and administrative.............................................    105,381
                                                                                    ---------
                                                                                      312,963
                                                                                    ---------
    Income before interest expense................................................     20,144
Interest expense..................................................................     (3,837)
                                                                                    ---------
    Income before deferred income tax.............................................     16,307
Deferred income tax...............................................................     (2,909)
                                                                                    ---------
    Net income....................................................................     13,398
Retained earnings, beginning of period............................................     14,219
                                                                                    ---------
Retained earnings, end of period..................................................  $  27,617
                                                                                    ---------
                                                                                    ---------

                       See notes to financial statements.

            APPLICATION METHODS, INC./E-SELL COMMERCE SYSTEMS, INC.


                        COMBINED STATEMENT OF CASH FLOWS

                       THREE MONTHS ENDED MARCH 31, 1998

Cash Flows From Operating Activities
  Net income......................................................................  $  13,398
  Adjustments to reconcile net income to net cash used in operating activities
    Depreciation and amortization.................................................      1,105
    Changes in operating assets and liabilities
      Accounts receivable.........................................................    (74,913)
      Accounts payable............................................................    (17,513)
      Deferred income tax.........................................................      2,909
                                                                                    ---------
        Cash used in operating activities.........................................    (75,014)

Cash Flows From Financing Activities
  Increase in notes payable.......................................................     58,537
                                                                                    ---------
        Net decrease in cash......................................................    (16,477)
Cash, beginning of period.........................................................     30,636
                                                                                    ---------
Cash, end of period...............................................................  $  14,159
                                                                                    ---------
                                                                                    ---------

                       See notes to financial statements.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION

    Application Methods, Inc. ("Application Methods") develops computer software for its clients on a custom basis. In addition, it sells certain computer software products it internally develops. At March 31, 1998, sales and service revenue from two customers accounted for 32% of total sales and service revenue. Accounts receivable for three customers accounted for 43% of total accounts receivable at March 31, 1998.

    E-SELL Commerce Systems, Inc. ("E-SELL") was established to sell certain software created by Application Methods.

    These financial statements are the combination of these two companies ("the Companies"). Combination is appropriate because the two companies have the same stock ownership.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Accordingly, actual results could differ from the estimates that were used.

    SOFTWARE DEVELOPMENT COSTS

    Software development costs are expensed as incurred.

    CASH

    Cash includes cash balances held at a bank. Cash balances are occasionally in excess of amounts insured by the Federal Deposit Insurance Corporation.

    Cash payments for interest were $3,837 for the period ended March 31, 1998. No cash payments for income taxes were made during the period ended March 31, 1998.

    ACCOUNTS RECEIVABLE

    The Companies use the allowance method for recognizing bad debts. Management believes no allowance is necessary at March 31, 1998.

    FURNITURE AND EQUIPMENT

    Furniture and equipment are depreciated using accelerated methods over the estimated useful lives of the related assets.

    TAXES ON INCOME

    The Companies account for income taxes under an asset and liability approach that requires the recognition of deferred tax assets and liabilities for expected future tax consequences of events that have been recognized in financial statements or tax returns. In estimating future tax consequences, the Companies generally consider all expected future events other than enactments of changes in the tax laws or rates.

NOTE 2. NOTES PAYABLE

Note payable to bank bearing interest at 11.5%, due November 20,
  1998, secured by receivables....................................  $  95,000
Other notes payable--revolving lines of credit with a bank bearing interest at 13.25%-15.4%, unsecured. Maximum borrowings under
  the lines of credit are $83,000.................................     44,559
                                                                    ---------
                                                                    $ 139,559
                                                                    ---------
                                                                    ---------

NOTE 3. LEASES

    The Companies lease an office under an operating lease expiring January 31, 2002. In addition, the Companies lease certain computer equipment. The following are the future minimum rental payments required under the lease for the years ending December 31:

1998..............................................................  $ 125,723
1999..............................................................     99,394
2000..............................................................     98,764
2001..............................................................     92,434
2002..............................................................      7,703
                                                                    ---------
Total.............................................................  $ 424,018
                                                                    ---------
                                                                    ---------

    Rent expense was $35,418 for the three month period ended March 31, 1998.

NOTE 4. DEFERRED INCOME TAXES

    The temporary differences causing the deferred tax effects results from using the cash basis of accounting for income tax purposes and the accrual basis for financial reporting purposes.

    Application Methods has an unused net operating tax loss of $15,100 which expires in 2012. An asset of $2,265 was established for this net operating tax loss which has been used to offset the deferred tax liability. For the three month period ended March 31, 1998, the Companies generated current tax losses of $52,000. An asset of $7,800 was established for this net operating tax loss which has also been used to offset the deferred tax liability.

NOTE 5. SUBSEQUENT EVENT

    Subsequent to March 31, 1998, Application Methods and E-SELL signed a letter of intent to sell the Companies to a company that is an internet service provider. The value of the assets and liabilities have not been adjusted for this anticipated sale.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Application Methods, Inc.
Seattle, Washington

    We have audited the accompanying balance sheet of Application Methods, Inc. as of December 31, 1996, and the related statements of operations and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Application Methods, Inc. as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          /s/ PETERSON SULLIVAN PLLC

June 5, 1998
Seattle, Washington

                           APPLICATION METHODS, INC.

                                 BALANCE SHEET

                               DECEMBER 31, 1996

                                           ASSETS
Current Assets
  Cash............................................................................  $  19,630
  Accounts receivable.............................................................    114,536
  Refundable income tax...........................................................      4,943
                                                                                    ---------
    Total current assets..........................................................    139,109
Advances to shareholder...........................................................     59,362
Furniture and Equipment, at cost, less accumulated depreciation of $45,026........     13,771
                                                                                    ---------
                                                                                    $ 212,242
                                                                                    ---------
                                                                                    ---------

                            LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
  Accounts payable................................................................  $  16,257
  Notes payable...................................................................     65,000
  Deferred income taxes...........................................................     14,742
                                                                                    ---------
    Total current liabilities.....................................................     95,999
Stockholders' Equity
  Common stock, $.10 par value; 50,000 shares authorized, 1,000 shares issued and
    outstanding...................................................................        100
  Retained earnings...............................................................    116,143
                                                                                    ---------
                                                                                      116,243
                                                                                    ---------
                                                                                    $ 212,242
                                                                                    ---------
                                                                                    ---------

                       See Notes to Financial Statements

                           APPLICATION METHODS, INC.

                 STATEMENT OF OPERATIONS AND RETAINED EARNINGS

                          YEAR ENDED DECEMBER 31, 1996

Revenues
  Sales and service revenue.......................................................  $ 784,635
  Other income....................................................................      3,676
                                                                                    ---------
                                                                                      788,311
Expenses
  Labor and benefits..............................................................    488,293
  Selling, general and administrative.............................................    268,981
                                                                                    ---------
                                                                                      757,274
                                                                                    ---------
    Income before interest expense................................................     31,037
Interest expense..................................................................      2,178
                                                                                    ---------
    Income before income taxes....................................................     28,859
Provision for income taxes........................................................      5,107
                                                                                    ---------
    Net income....................................................................     23,752
Retained earnings, beginning of year..............................................     92,391
                                                                                    ---------
Retained earnings, end of year....................................................  $ 116,143
                                                                                    ---------
                                                                                    ---------

                       See Notes to Financial Statements

                           APPLICATION METHODS, INC.

                            STATEMENT OF CASH FLOWS

                          YEAR ENDED DECEMBER 31, 1996

Cash Flows From Operating Activities
  Net income.......................................................................  $  23,752
  Adjustments to reconcile net income to net cash used in operating activities
    Depreciation and amortization..................................................      5,774
    Changes in operating assets and liabilities
      Accounts receivable..........................................................    (82,819)
      Refundable income tax........................................................     (4,943)
      Accounts payable.............................................................     16,257
      Deferred income tax..........................................................     10,050
                                                                                     ---------
        Cash used in operating activities..........................................    (31,929)

Cash Flows From Investing Activities
  Purchase of equipment............................................................    (12,689)

Cash Flows From Financing Activities
  Increase in notes payable........................................................     61,078
                                                                                     ---------
        Net increase in cash.......................................................     16,460

Cash, beginning of year............................................................      3,170
                                                                                     ---------
Cash, end of year..................................................................  $  19,630
                                                                                     ---------
                                                                                     ---------

                       See Notes to Financial Statements

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION

    Application Methods, Inc. ("Application Methods") develops computer software for its clients on a custom basis. In addition, it sells certain computer software products it internally develops. During 1996, sales and service revenue from two customers accounted for 54% of total sales and service revenue. Accounts receivable for two customers account for 55% of total accounts receivable.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Accordingly, actual results could differ from the estimates that were used.

    ADVERTISING COSTS

    Advertising costs are expensed as incurred and totaled $13,648 for the year ended December 31, 1996.

    SOFTWARE DEVELOPMENT COSTS

    Software development costs are expensed as incurred.

    CASH

    Cash includes cash balances held at a bank. Cash balances are occasionally in excess of amounts insured by the Federal Deposit Insurance Corporation.

    Cash payments for interest were $2,178 during the year ended December 31, 1996. No cash payments for income taxes were made during the year ended December 31, 1996.

    ACCOUNTS RECEIVABLE

    Application Methods uses the allowance method for recognizing bad debts. Management believes no allowance is necessary at December 31, 1996.

    FURNITURE AND EQUIPMENT

    Furniture and equipment are depreciated using accelerated methods over the estimated useful lives of the related assets.

    TAXES ON INCOME

    Application Methods accounts for income taxes under an asset and liability approach that requires the recognition of deferred tax assets and liabilities for expected future tax consequences of events that have been recognized in Application Methods' financial statements or tax returns. In estimating future tax consequences, Application Methods generally considers all expected future events other than enactments of changes in the tax laws or rates.

NOTE 2. NOTES PAYABLE

    Application Methods has a line of credit for $65,000 bearing interest at 11.5%, due November 20, 1998, secured by receivables.

NOTE 3. LEASES

    Application Methods leases an office under an operating lease expiring January 31, 2002. In addition, Application Methods leases certain computer equipment. The following are the future minimum rental payments required under the lease for the years ending December 31:

1997..............................................................  $ 138,628
1998..............................................................    125,723
1999..............................................................     99,394
2000..............................................................     98,764
2001..............................................................     92,434
Thereafter........................................................      7,703
                                                                    ---------
Total.............................................................  $ 562,646
                                                                    ---------
                                                                    ---------

    Rent expense was $28,781 for the year ended December 31, 1996.

NOTE 4. INCOME TAXES

    The provision for income taxes consists of the following:

Current............................................................  $  (4,943)
Deferred...........................................................     10,050
                                                                     ---------
                                                                     $   5,107
                                                                     ---------
                                                                     ---------

    The temporary difference causing the deferred tax liability results from using the cash basis of accounting for income tax purposes and the accrual basis for financial reporting purposes.

NOTE 5. SUBSEQUENT EVENT

    In 1998, Application Methods signed a letter of intent to sell the Company and a related company (e-SELL) to a company that is an internet service provider. The value of the assets and liabilities have not been adjusted for this anticipated sale.

                           APPLICATION METHODS, INC.

                                 BALANCE SHEET

                                 MARCH 31, 1997

                                           ASSETS
Current Assets
  Cash............................................................................  $   2,075
  Accounts receivable.............................................................    128,511
  Refundable income tax...........................................................      4,943
                                                                                    ---------
    Total current assets..........................................................    135,529
Advances to shareholder...........................................................     32,062
Furniture and Equipment, at cost, less accumulated depreciation of $46,400........     12,397
                                                                                    ---------
                                                                                    $ 179,988
                                                                                    ---------
                                                                                    ---------
                            LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Accounts payable................................................................  $  47,745
  Notes payable...................................................................     68,500
  Deferred income taxes...........................................................      4,723
                                                                                    ---------
    Total current liabilities.....................................................    120,968

Stockholders' Equity
  Common stock, $.10 par value; 50,000 shares authorized, 1,000 shares issued and
    outstanding...................................................................        100
  Retained earnings...............................................................     58,920
                                                                                    ---------
                                                                                       59,020
                                                                                    ---------
                                                                                    $ 179,988
                                                                                    ---------
                                                                                    ---------

                       See Notes to Financial Statements

                           APPLICATION METHODS, INC.

                 STATEMENT OF OPERATIONS AND RETAINED EARNINGS

                       THREE MONTHS ENDED MARCH 31, 1997

Revenues
  Sales and service revenue.......................................................  $ 209,358
  Other income....................................................................      8,188
                                                                                    ---------
                                                                                      217,546
Expenses
  Labor and benefits..............................................................    195,626
  Selling, general and administrative.............................................     87,141
                                                                                    ---------
                                                                                      282,767
                                                                                    ---------
    Loss before interest expense..................................................    (65,221)
Interest expense..................................................................     (2,021)
                                                                                    ---------
    Income before income taxes....................................................    (67,242)
Recovery of deferred income taxes.................................................     10,019
                                                                                    ---------
    Net loss......................................................................    (57,223)
Retained earnings, beginning of period............................................    116,143
                                                                                    ---------
Retained earnings, end of period..................................................  $  58,920
                                                                                    ---------
                                                                                    ---------

                       See Notes to Financial Statements

                           APPLICATION METHODS, INC.

                            STATEMENT OF CASH FLOWS

                       THREE MONTHS ENDED MARCH 31, 1997

Cash Flows From Operating Activities
  Net loss........................................................................  $ (57,223)
  Adjustments to reconcile net loss to net cash used in operating activities
    Depreciation and amortization.................................................      1,374
    Changes in operating assets and liabilities
      Receivables.................................................................     13,325
      Accounts payable............................................................     31,488
      Deferred income taxes.......................................................    (10,019)
                                                                                    ---------
        Cash used in operating activities.........................................    (21,055)

Cash Flows From Financing Activities
  Increase in notes payable.......................................................      3,500
                                                                                    ---------
        Net decrease in cash......................................................    (17,555)

Cash beginning of period..........................................................     19,630
                                                                                    ---------
Cash, end of period...............................................................  $   2,075
                                                                                    ---------
                                                                                    ---------

                       See Notes to Financial Statements

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION

    Application Methods, Inc. ("Application Methods") develops computer software for its clients on a custom basis. In addition, it sells certain computer software products it internally develops. During the three months ended March 31, 1997, sales and service revenue from three customers accounted for 37% of total sales and service revenue. Accounts receivable for five customers account for 65% of total accounts receivable at March 31, 1997.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Accordingly, actual results could differ from the estimates that were used.

    SOFTWARE DEVELOPMENT COSTS

    Software development costs are expensed as incurred.

    CASH

    Cash includes cash balances held at a bank. Cash balances are occasionally in excess of amounts insured by the Federal Deposit Insurance Corporation.

    Cash payments for interest were $2,021 during the three months ended March 31, 1997. No cash payments for income taxes were made during the three months ended March 31, 1997.

    ACCOUNTS RECEIVABLE

    Application Methods uses the allowance method for recognizing bad debts. Management believes no allowance is necessary at March 31, 1997.

    FURNITURE AND EQUIPMENT

    Furniture and equipment are depreciated using accelerated methods over the estimated useful lives of the related assets.

    TAXES ON INCOME

    Application Methods accounts for income taxes under an asset and liability approach that requires the recognition of deferred tax assets and liabilities for expected future tax consequences of events that have been recognized in Application Methods' financial statements or tax returns. In estimating future tax consequences, Application Methods generally considers all expected future events other than enactments of changes in the tax laws or rates.

NOTE 2. NOTES PAYABLE

Line of credit note for $65,000, bearing interest at 11.5%, due
  November 20, 1998, secured by receivables........................  $  58,500
Other..............................................................     10,000
                                                                     ---------
                                                                     $  68,500
                                                                     ---------
                                                                     ---------

NOTE 3. LEASES

    Application Methods leases an office under an operating lease expiring January 31, 2002. In addition, Application Methods leases certain computer equipment. The following are the future minimum rental payments required under the lease for the years ending December 31:

1997..............................................................  $ 138,628
1998..............................................................    125,723
1999..............................................................     99,394
2000..............................................................     98,764
2001..............................................................     92,434
Thereafter........................................................      7,703
                                                                    ---------
Total.............................................................  $ 562,646
                                                                    ---------
                                                                    ---------

    Rent expense was $17,017 for the three months ended March 31, 1997.

NOTE 4. DEFERRED INCOME TAXES

    The temporary differences causing the deferred tax effects results from using the cash basis of accounting for income tax purposes and the accrual basis for financial reporting purposes.

    For the three month period ended March 31, 1997, Application Methods generated current tax losses of $49,300. An asset of $7,395 was established for this net operating tax loss which has been used to offset the deferred tax liability.

NOTE 5. SUBSEQUENT EVENT

    In 1998, Application Methods signed a letter of intent to sell the Company and a related company (E-SELL) to a company that is an internet service provider. The value of the assets and liabilities have not been adjusted for this anticipated sale.

                          INDEPENDENT AUDITORS' REPORT

STOCKHOLDERS

INFOHIWAY, INC.:

    We have audited the accompanying balance sheet of Infohiway, Inc. as of December 31, 1997 and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of Infohiway's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Infohiway, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                          KPMG Peat Marwick LLP


Denver, Colorado
July 14, 1998

                                INFOHIWAY, INC.

                                 BALANCE SHEETS

                                     ASSETS


                                                                        MARCH 31,    DECEMBER
                                                                          1998       31, 1997
                                                                       -----------  -----------
                                                                       (UNAUDITED)
Current Assets:
Cash.................................................................   $     567    $     742
Trade receivables....................................................          --          206
                                                                       -----------  -----------
Total current assets.................................................         567          948

Property and equipment:
  Equipment..........................................................       5,465        5,465
  Software...........................................................      13,555       13,555
                                                                       -----------  -----------
                                                                           19,020       19,020
  Less accumulated depreciation......................................      (9,457)      (8,448)
                                                                       -----------  -----------
                                                                            9,563       10,572
                                                                       -----------  -----------
Organization costs...................................................       1,048        1,048
  Less accumulated amortization......................................        (384)        (332)
                                                                       -----------  -----------
                                                                              664          716
                                                                       -----------  -----------
                                                                        $  10,794    $  12,236
                                                                       -----------  -----------
                                                                       -----------  -----------

                             LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities.............................   $   1,369    $   1,359
Note payable to shareholder (note 2).................................       8,094        8,094
Note payable (note 2)................................................       1,000        1,000
                                                                       -----------  -----------
    Total current liabilities........................................      10,463       10,453
                                                                       -----------  -----------
Stockholders' equity:
  Common stock, no par value, 13,000 and 10,050 shares authorized,
    13,000 and 10,050 shares issued and outstanding at March 31, 1998
    and December 31, 1997, respectively..............................           1            1
  Additional paid-in capital.........................................      13,099       13,099
  Accumulated deficit................................................     (12,769)     (11,317)
                                                                       -----------  -----------
    Total stockholders' equity.......................................         331        1,783
                                                                       -----------  -----------
Commitments (note 3).................................................
                                                                       -----------  -----------
                                                                        $  10,794    $  12,236
                                                                       -----------  -----------
                                                                       -----------  -----------


                See accompanying notes to financial statements.

                                INFOHIWAY, INC.

                            STATEMENTS OF OPERATIONS

                                                             THREE        THREE
                                                            MONTHS       MONTHS     YEAR ENDED
                                                             ENDED        ENDED      DECEMBER
                                                           MARCH 31,    MARCH 31,       31,
                                                             1997         1998         1997
                                                          -----------  -----------  -----------
                                                          (UNAUDITED)  (UNAUDITED)
Revenue.................................................   $  14,109    $   4,296    $  31,484
Operating costs and expenses:
  Operating and administrative..........................       7,588        4,607       29,038
  Depreciation..........................................       1,410        1,009        5,687
  Amortization..........................................          52           52          210
                                                          -----------  -----------  -----------
                                                               9,050        5,668       34,935
                                                          -----------  -----------  -----------
      Operating income (loss)...........................       5,059       (1,372)      (3,451)
Interest expense........................................         (75)         (80)        (300)
                                                          -----------  -----------  -----------
      Net income (loss).................................   $   4,984    $  (1,452)   $  (3,751)
                                                          -----------  -----------  -----------
                                                          -----------  -----------  -----------

                See accompanying notes to financial statements.

                                INFOHIWAY, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                             ADDITIONAL
                                                                                 COMMON        PAID-IN    ACCUMULATED
                                                                                  STOCK        CAPITAL      DEFICIT       TOTAL
                                                                              -------------  -----------  ------------  ---------
Balance at January 1, 1997..................................................            1        13,099        (7,566)      5,534
Net loss....................................................................           --            --        (3,751)     (3,751)
                                                                                       --
                                                                                             -----------  ------------  ---------
Balance at December 31, 1997................................................            1        13,099       (11,317)      1,783
Net loss (unaudited)........................................................           --            --        (1,452)     (1,452)
                                                                                       --
                                                                                             -----------  ------------  ---------
Balance at March 31, 1998 (unaudited).......................................            1        13,099       (12,769)        331
                                                                                       --
                                                                                       --
                                                                                             -----------  ------------  ---------
                                                                                             -----------  ------------  ---------

                See accompanying notes to financial statements.

                                INFOHIWAY, INC.

                            STATEMENTS OF CASH FLOWS

                                                             THREE        THREE        YEAR
                                                            MONTHS       MONTHS        ENDED
                                                             ENDED        ENDED      DECEMBER
                                                           MARCH 31,    MARCH 31,       31,
                                                             1997         1998         1997
                                                          -----------  -----------  -----------
                                                          (UNAUDITED)  (UNAUDITED)
Cash flows from operating activities:
  Net income (loss).....................................   $   4,984    $  (1,452)   $  (3,751)
  Adjustments to reconcile net earnings (loss) to net
    cash provided by operating activities:
    Depreciation and amortization.......................       1,462        1,061        5,897
    Changes in operating assets and liabilities:
      Receivables.......................................      (7,064)         206         (206)
      Accounts payable and accrued liabilities..........          74           10       (1,969)
                                                          -----------  -----------  -----------
        Net cash used in operating activities...........        (544)        (175)         (29)
                                                          -----------  -----------  -----------
Net cash used in investing activities--
  Capital expended for property and equipment...........      --           --             (322)
                                                          -----------  -----------  -----------
Cash flows from financing activities--
  Proceeds from shareholder note........................       2,000       --            4,194
  Repayments of notes payable...........................      (1,000)      --           (3,600)
                                                          -----------  -----------  -----------
        Net cash used in financing activities...........       1,000       --              594
                                                          -----------  -----------  -----------
        Net increase (decrease) in cash.................         456         (175)         243
        Cash at beginning of period.....................         499          742          499
                                                          -----------  -----------  -----------
        Cash at end of period...........................   $     955    $     567    $     742
                                                          -----------  -----------  -----------
                                                          -----------  -----------  -----------

                See accompanying notes to financial statements.

                                INFOHIWAY, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1997
                  (INFORMATION AS OF AND FOR THE PERIODS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    THE COMPANY

    Infohiway, Inc. (the Company), formed in April of 1996, is a privately held company located in Denver, CO which maintains their acquired world wide web search engine and advertises for customers on their web page. In addition to advertising revenue, the Company receives commissions on sales of third party products over the internet and also sells their own software. The Company is dependent upon its shareholders for financial support and support of its operations.

    The shareholders, who are also employees of the Company are not paid an annual salary.

    PROPERTY AND EQUIPMENT

    Property and equipment is stated at cost. Computer equipment and software is depreciated over five years using the double declining balance method.

    INTANGIBLE ASSETS

    The Company recorded $1,048 of organizational costs in 1996. These costs are amortized over a five year period using the straight-line method.

    REVENUE RECOGNITION

    The Company primarily derives revenue from advertisements on their web page, software sales and commissions from third parties related to sales over the internet. Advertising agreements are negotiated individually and vary as to length of time and amounts charged. The Company records accounts receivable and revenue as services are rendered. The Company sells their software over the internet and records revenue as customers "download" the software after remitting payment.

    INCOME TAXES

    The Company has elected treatment as a "Subchapter S" corporation for state and federal income tax purposes. Accordingly, all income taxes are paid by its shareholders.

    ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

    INTERIM FINANCIAL INFORMATION

    The accompanying interim financial statements as of March 31, 1997 and 1998 and for the three-month periods ended on March 31, 1997 and 1998 are unaudited but, in the opinion of management, reflect all adjustments (consisting of normal recurring accruals) necessary for fair presentation of the

                                INFOHIWAY, INC.

                               DECEMBER 31, 1997
                  (INFORMATION AS OF AND FOR THE PERIODS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) results for such periods. The results of any interim period are not necessarily indicative of results for the full year.

    FAIR VALUE

    The Company's financial instruments included in current assets and liabilities approximate fair value due to their short term maturities.

(2) DEBT

    As of January 1, 1997, the Company was indebted to three non-shareholders in the amount of $4,600. During 1997, two of these notes were paid in full. The remaining liability of $1,000 plus accrued interest of $584 which is recorded in accounts payable and accrued liabilities was paid in April of 1998. The interest rates on these loans varied from 12 to 24% over the term of the loans. The Company also has a note payable due to the principal shareholder of $8,094 as of December 31, 1997.

(3) SUBSEQUENT EVENT

    On June 5, 1998, the Company's shareholder's sold all of the Company's outstanding stock to Rocky Mountain Internet, Inc. (RMI) in exchange for 150,000 shares of RMI common stock. In connection with the closing of this transaction, the Company became a wholly owned subsidiary of RMI.

                                  ANNEX A

GLOSSARY

Access charges               The fees paid by long distance carriers to LECs for originating and terminating long distance calls on the LECs' local networks.

ATM (Asynchronous
Transfer Mode)               An information transfer standard that is one of a general class of packet technologies that relay traffic by way of an address contained within the first five bytes of a standard fifty-three-byte-long packet or cell. The ATM format can be used by many different information systems, including local area networks, to deliver traffic at varying rates, permitting a mix of voice, data and video (multimedia).

AT&T                         AT&T Corp.

Backbone                     The through-portions of a transmission network, as opposed to spurs which branch off the through-portions.

Band                         A range of frequencies between two defined limits.

Bandwidth                    The relative range of analog frequencies or digital signals that can be passed through a transmission medium, such as glass fibers, without distortion. The greater the bandwidth, the greater the information carrying capacity. Bandwidth is measured in Hertz
                             (analog) or Bits Per Second (digital).

Bit Error Rate               A measure of transmission quality stated as the expected probability of error per bit transmitted.

Capacity                     Refers to transmission.

Carrier                      A provider of communications transmission services by fiber, wire or radio.

C-LEC (Competitive Local
Exchange Carrier)            A company that competes with LECs in the local services market.

Common Carrier               A government-defined group of private companies offering
                             telecommunications services or facilities to the general public on a non-discriminatory basis.

Dark Fiber                   Fiber that lacks the requisite electronic and optronic equipment necessary to use the fiber for transmission.

Digital                      Describes a method of storing, processing and transmitting information through the use of distinct electronic or optical pulses that represent the binary digits 0 and 1. Digital
                             transmission/switching technologies employ a sequence of

                                     G-1


                             discrete, distinct pulses to represent information, as opposed to the continuously variable analog signal.

DWDM (Dense Wave
 Division Multiplexing)      A technique for transmitting 8 or more different light wave frequencies on a single fiber to increase the information carrying capacity.

e-commerce                   Electronic commerce utilizing the Internet.

Equal access                 The basis upon which customers of IXCs are able to obtain access to their Primary Interexchange Carriers' (PIC) long distance telephone network by dialing "1", thus eliminating the need to dial additional digits and an authorization code to obtain such access.

FBCs (Facilities Based
 Carriers)                   Facilities based carriers that own and operate their own network and equipment.

FCC                          Federal Communications Commission.

Frame Relay                  A high-speed, data-packet switching service used to transmit data between computers. Frame Relay supports data units of variable lengths at access speeds ranging from 56 kilobits per second to 1.5 megabits per second. This service is well-suited for connecting local area networks, but is not presently well suited for voice and video applications due to the variable delays which can occur. Frame Relay was designed to operate at high-speeds on modern fiber optic networks.

Gbps                         Gigabits per second, which is a measurement of speed for digital signal transmission expressed in billions of bits per second.

GTE                          GTE Intelligent Network Services Incorporated.

Hertz                        The unit for measuring the frequency with which an electromagnetic signal cycles through the zero-value state between lowest and highest states. One Hz (Hertz) equals one cycle per second. kHz (kilohertz)
                             stands for thousands of Hertz; MHZ (megahertz) stands for millions of
                             Hertz.

IDC                          International Data Corporation, a market research firm.

IP                           Internet Protocol.

                                     G-2


ISP (Internet Service
Provider)                    A company that provides businesses and individuals with access to the
                             Internet.

10XXX Service                The ability for a user to access any carrier's long distance network by dialing the carrier's Carrier Identification Code (CIC) which is a
                             1 plus 0 plus three specifically assigned digits, thereby bypassing the user's primary interexchange carrier.

Interconnect                 Connection of a telecommunications device or service to the PSTN.

IXC or Interexchange
carrie                       A company providing inter-LATA or long distance services between LATAs on an intrastate or interstate basis.

Kbps                         Kilobits per second, which is a measurement of speed for digital signal transmission expressed in thousands of bits per second.

LATAs (Local Access and
Transport Areas)             The approximately 200 geographic areas that define the areas between which the RBOCs currently are prohibited from providing long distance services.

LEC (Local Exchange
Carrier)                     A company historically providing local telephone services.

Lit fiber                    Fiber activated or equipped with the requisite electronic and optronic equipment necessary to use the fiber for transmission.

Local loop                   A circuit that connects an end user to the LECcentral office within a LATA.

Long-haul circuit            A dedicated telecommunications circuit generally between locations in different LATAs.

Mbps                         Megabits per second, which is a measurement of speed for digital signal transmission expressed in millions of bits per second.

MCI                          MCI Communications, Inc.

MOU                          Minutes of use of long distance service.

Multiplexing                 An electronic or optical process that combines a large number of lower speed transmission lines into one high-speed line by splitting the total available bandwidth into narrower bands (frequency division), or by allotting a common channel to several different transmitting devices, one at a time in sequence (time division).
OC-3, OC-12,
OC-48 and OC-192             OC is a measure of SONET transmission optical carrier level, which is equal to the corresponding number of DS-3s (e.g. OC-3 is equal to 3
                             DS-3s and OC-48 is equal to 48 DS-3s).

RBOCs (Regional Bell
Operating Companies)         The seven local telephone companies (formerly part of AT&T) established as a result of the AT&T Divestiture Decree.

                                     G-3


Regeneration/amplifier       Devices which automatically re-transmit or boost signals on an out-bound circuit.

Reseller                     A carrier that does not own transmission facilities, but obtains communications services from another carrier for resale to the public.

SONET (Synchronous
Optical Network Technology)  An electronics and network architecture for variable-bandwidth products which enables transmission of voice, data and video (multimedia) at very high speeds.

SONET ring                   A network architecture which provides for instantaneous restoration of service in the event of a fiber cut by automatically rerouting traffic the other direction around the ring. This occurs so rapidly
                             (in 50 milliseconds) it is virtually undetectable to the user.

Spectrum                     A term generally applied to radio frequencies.

Sprint                       Sprint Corporation

Switch                       A device that selects the paths or circuits to be used for transmission of information and establishes a connection. Switching is the process of interconnecting circuits to form a transmission path between users and it also captures information for billing purposes.

Switched service carriers    A carrier that sells switched long distance service and generally refers to a carrier that owns its switch.

Switchless resellers         A carrier that does not own facilities or switches, but purchases minutes in high volumes from other carriers and resells those minutes.

T-0, T-1, T-3                Standard telecommunications industry digital signal formats, which are distinguishable by bit rate (the number of binary digits (0 and
                             1) transmitted per second).  T-0 service has a bit rate of 64 kilobits per second and typically transmits only once voice conversation at a time. T-1 service has a bit rate of 1.544 megabits per second and typically transmits 24 simultaneous voice conversations. T-3 service has a bit rate of 45 megabits per second and typically transmits
                             672 simultaneous voice conversations.

T-3 miles                    A measure of the total capacity and length of a transmission path, calculated as the capacity of the transmission path in T-3's multiplied by the length of the path in miles.

Terabits                     A trillion bits of transmission capacity.

Trunk                        A communications channel between two switches. "Trunking" calls reduces the likelihood of traffic blockage due to network congestion.
                             A trunked system combines multiple channels with unrestricted access in such a manner that user demands for channels are automatically
                             "queued" and then allocated to the first available channel.

WorldCom                     WorldCom, Inc.


                     TABLE OF CONTENTS

FORWARD LOOKING STATEMENTS.................................     3
AVAILABLE INFORMATION .....................................     3
PROSPECTUS SUMMARY ........................................     4
RECENT DEVELOPMENTS .......................................    15
RISK FACTORS ..............................................    17
PRICE RANGE FOR COMMON STOCK AND DIVIDEND POLICY ..........    32
CAPITALIZATION ............................................    34
SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA ......    35
SELECTED HISTORICAL FINANCIAL DATA -- RMI .................    39
SELECTED HISTORICAL FINANCIAL DATA -- ICC .................    41
USE OF PROCEEDS ...........................................    43
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS .................................    44
BUSINESS ..................................................    64
LEGAL PROCEEDINGS .........................................    79
REGULATION ................................................    79
MANAGEMENT ................................................    83
CERTAIN TRANSACTIONS ......................................    92
PRINCIPAL STOCKHOLDERS ....................................    96
SELLING SECURITYHOLDERS ...................................    97
DESCRIPTION OF CAPITAL STOCK ..............................    99
PLAN OF DISTRIBUTION ......................................   101
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE ..................................   102
LEGAL MATTERS .............................................   103
EXPERTS....................................................   103
INDEX TO FINANCIAL STATEMENTS .............................   F-1
GLOSSARY ..................................................   G-1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

         The following sets forth the various expenses expected to be incurred by the Registrant in connection with the sale and distribution of the securities being registered hereby other than underwriting discounts and commissions. All amounts are estimated except the Securities and Exchange Commission registration fee and the Nasdaq listing fee.

         SEC registration fee ................................................$ 33,200

         Nasdaq listing fee ..................................................$  7,500

         Printing and engraving expenses .....................................$ 20,500

         Legal fees and expenses .............................................$ 60,000

         Blue Sky fees and expenses ..........................................$ 30,000

         Accounting fees and expenses ........................................$ 10,000

         Miscellaneous .......................................................$  3,000

Total    .....................................................................$
                                                                               -------
                                                                               163,700
                                                                               -------


Item 14. Indemnification of Directors and Officers.

         Article 8 of the Company's Certificate of Incorporation, as amended provides

         "No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except as to liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for violations of Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law hereafter is amended to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the preceding sentence, the liability of each director shall be eliminated or limited to the fullest extent provided or permitted by the amended Delaware General Corporation Law. Any repeal or modification of this Article 8 shall not adversely affect any right or protection of a director under this Article 8 as in effect immediately prior to such repeal or modification with respect to any liability that would have accrued, but for this Article 8, prior to such repeal or modification."

         Section 5.1 of the Company's By-Laws provides, in general, that the Company shall, to the fullest extent permitted by the DGCL, as now or hereafter in effect, indemnify any person who was or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether criminal, civil, administrative, or investigative (a "Proceeding"), by reason of the fact that he is or was a director or officer of the Company, or, by reason of the fact that such officer or director is or was serving at the request of the Company as a director, office, employee, or agent of another corporation, partnership, joint venture, trust, association, or other enterprise, against all liability and loss suffered and expenses (including attorneys' fees), judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement reasonably incurred by him in connection with such Proceeding, including any Proceeding by or on behalf of the Company and will advance all reasonable expenses incurred by or on behalf of any such person in connection with any Proceeding, whether prior to or after final disposition of such Proceeding. Section 5.8 of the bylaws also provide that the Company may also indemnify and advance expenses to employees or agents who are not officers or directors of the Company.

         The Company has purchased a directors' and officers' liability insurance contract that provides, within stated limits, reimbursement either to a director or officer whose actions in his capacity result in liability, or to the Registrant, in the event it has indemnified the director or officer.

Item 15. Recent Sales of Unregistered Securities.

         The Company was organized in October of 1995 in connection with the transfer by its predecessor corporation, Rocky Mountain Internet, Inc., a Colorado corporation (the "Predecessor"), of substantially all of its assets to the Company in consideration of the assumption by the Company of substantially all of the liabilities of the Predecessor. In connection with its formation, the Company issued 1,868,000 shares of Common Stock to Messrs. Welch, Phillips, Loud and Dimoff and one other shareholder (who was a shareholder in the Predecessor) for cash consideration equal to the par value thereof, or an aggregate of $1,868. That transaction was effected only with persons familiar with the business of the Predecessor without general solicitation or advertising and was exempt under Section 4(2) of the Securities Act of 1933, as amended (the "Act").

         The Company effected an offering of convertible debentures commencing in October, 1995, with sales to 33 persons in an aggregate amount of $490,000 (the "Debenture Private Placement Offering"). The last sale of debentures occurred February 2, 1996. The debentures are convertible into common stock at the election of the debenture holders at a conversion price of $0.40 in principal amount per share. The debentures bear interest at the rate of 12% per annum, payable quarterly, and are prepayable by RMI at any time without premium or penalty. No general solicitation or advertising was conducted in connection with the sale, and most purchasers are family and friends of officers, directors and shareholders of RMI. All of the purchasers were given unaudited financial statements of the Company and a disclosure document describing the Company and its business. Each purchaser signed a subscription agreement in which such person represented that he or she was acquiring the debentures for investment and without a view to distribution, that he or she had knowledge and experience in financial matters, and that he or she had been given an opportunity to have access to information about, and to ask questions of officers of, the Company. The Company filed a Form D in respect of the offering, specifying Rule 504 as the applicable exemption. The Company is of the view that the Debenture Private Placement Offering was also exempt from the registration requirements of the Act under Section 4(2).

         On or about June 10, 1996, the Company sold 250,000 shares of Series A Convertible Preferred Stock to a group of approximately 26 persons (counting spouses holding jointly separately for such purpose) at a price of $2.00 per share ($500,000 in the aggregate). The Series A Preferred Stock is convertible into Common Stock, but not until May 15, 1997. All purchasers in the offering executed subscription agreements pursuant to which, among other things, each warranted as to his status as an accredited investor and as to his investment intent. No general solicitation or advertising was used in connection with the offering or sale of the Series A Preferred Stock.
NTB, the Representative in connection with the offering under this Registration Statement, acted as placement agent in connection with the sale of the Series A Preferred Stock and received a commission of 10% of the proceeds of such sale. All investors received a disclosure document including audited financial statements of the Company prior to their purchase and the Company filed a Form D in respect of that offering. The Company believes that the sale of the Series A Preferred Stock was exempt from the registration requirements of the Act pursuant to Rule 506 of Regulation D and Sections 4(6) and 4(2) of the Act.

         The Predecessor, in connection with its formation in March of 1994, issued 248,000 shares of common stock to Christopher K. Phillips and 254,000 shares of common stock to Jim D. Welch, both of whom were directors and officers in the Predecessor. The purchase price paid was $0.0057 cash per share by Mr. Phillips and $0.0099 per share by Mr. Welch. The Company understands that this transaction was exempt from registration under the Act pursuant to Sections 4(6) and 4(2) thereof.

         The Predecessor also issued 12,000 common shares to an investment banker in consideration of the promise by such person to provide financial advice and investment banking services. The Company understands that such transaction was exempt under Section 4(2) of the Act.

         The Predecessor sold 60,000 common shares to each of three persons in August 1994, at a cash price of $0.08 per share. The Predecessor also sold 6,000 common shares to a fourth person in August 1994, at a price of $0.83 per share. The Company understands that this transaction was exempt under Section 4(2) of the Act. All of the foregoing persons except the latter and Messrs. Welch, Phillips and Scott Puryear, ceased to be shareholders of the Predecessor prior to the Reincorporation Transaction and are not shareholders of the Company.

         Between June 13, 1997, and approximately September 15, 1997, the Company sold 310,500 units of securities to a group of approximately 17 persons (counting spouses holding jointly as one person for such purpose) at a price of $4.00 per unit ($1,242,000 in the aggregate, before offering costs). Each unit consists of two shares of Common Stock and one warrant to purchase a share of Common Stock for a price of $3.00 per share until June 13, 2000. No general solicitation or advertising was used in connection with the offering or sale of the units. NTB, the representative of the underwriters in connection with the Company's IPO, acted as placement agent in connection with the sale of the units and received a commission of 10% of the proceeds of such sale. NTB also received an option to purchase 31,050 of the units. The terms, including the exercise price, of the warrants included in the units that NTB received an option to purchase are identical to the terms of the warrants included in the units purchased by the investors in this offering. All investors received a private placement memorandum, a copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996, and a copy of the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1997, and the Company filed a Form D in respect of that offering. The Company believes that the sale of the units was exempt from the registration requirements of the Act pursuant to Rule 506 of Regulation D and Section 4(2) of the Securities Act.

         As disclosed under the caption "CERTAIN TRANSACTIONS--CHANGE IN CONTROL" in the Prospectus that forms a part of this registration statement, the Company issued 1,225,000 shares of Common Stock to Mr. Douglas H. Hanson in connection with his acquisition of control of the Company as of October 1, 1997. Contemporaneously with this transaction, the Company also agreed to issue to Mr. Hanson warrants to purchase 4,000,000 shares of Common Stock, subject to the approval of the Company's shareholders of an amendment to the Company's certificate of incorporation to increase the number of shares of Common Stock that the Company is authorized to issue. The offer and sale were made in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act and Regulation D promulgated thereunder. Mr. Hanson was represented by counsel in connection with his investment and conducted a thorough "due diligence" investigation of the Company prior to closing the transaction. Mr. Hanson "ha[d] access to the same kind of information that the [Securities] Act would make available in the form of a registration statement," SECURITIES AND EXCHANGE COMMISSION V. RALSTON PURINA CO., 346 U.S. 981 (1953).

         As disclosed under the caption "RECENT DEVELOPMENTS--OTHER ACQUISITIONS" in the Prospectus that forms a part of this registration statement, the Company issued an aggregate of 150,000 shares of the Common Stock on June 5, 1998 to the shareholders of the Infohiway pursuant to the terms of the Infohiway Merger Agreement. The sale of these shares was made in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act. The shareholders of the Infohiway were represented by counsel in the transaction and received copies of all reports and statements filed by the Company under the Exchange Act during the period of approximately one year prior to the acquisition. Accordingly, the Company believes that such shareholders "ha[d] access to the same kind of information that the [Securities] Act would make available in the form of a registration statement."

         As disclosed under the caption "RECENT DEVELOPMENTS--OTHER ACQUISITIONS" in the Prospectus that forms a part of this registration statement, the Company issued an aggregate of 286,369 shares of Common Stock on July 1, 1998 to the shareholders of Application Methods pursuant to the terms of the Application Methods Merger Agreement. The sale of these shares was made in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act. The shareholders of Application Methods were represented by counsel in the transaction and received copies of all reports and statements filed by the Company under the Exchange Act during the period of approximately one year prior to the acquisition. Accordingly, the Company believes that such shareholders "ha[d] access to the same kind of information that the [Securities] Act would make available in the form of a registration statement."

Item 16. Exhibits and Financial Statement Schedules.

a)       Exhibits



 Number       Description of Exhibits
    3.1       Certificate of Incorporation (1)
    3.2       Bylaws of Rocky Mountain Internet, Inc. (1)
    3.3       Certificate of Amendment of Certificate of Incorporation of Rocky Mountain Internet, Inc. (12)
    4.1       Form of Warrant Agreement dated September 5,1996 between Rocky Mountain Internet, Inc. and American Securities
              Transfer, Inc. (1)
    4.2       Form of Subordinated Convertible Promissory Note (1)
    4.3       Form of Lock-Up Agreement for Shareholders (1)
    4.4       Form of Lock-Up Agreement for Preferred Stockholders (1)
    4.5       Form of Lock-Up Agreement for Debenture Holders (1)
    4.6       Form of Stock Certificate (1)
    4.7       Form of Warrant Certificate (1)
    4.8       Warrant Agreement between Rocky Mountain Internet, Inc. and Douglas H. Hanson dated October 1, 1997 (8)
    4.9       1996 Employees' Stock Option Plan(6)
    4.10      1996 Non-Employee Directors' Stock Option Plan (6)
    4.11      Rocky Mountain Internet Inc. 1997 Non-Qualified Stock Option Plan (7)
    4.12      1997 Stock Option Plan (9)
    4.12.1    First Amendment to Non-Qualified Stock Option Agreement pursuant to the Rocky Mountain Internet, Inc. 1997 Stock
              Option Plan (12)
    4.12.2    First Amendment to Incentive Stock Option Agreement pursuant to the Rocky Mountain Internet, Inc. 1997 Stock Option
              Plan) (12)
    4.13      Rocky Mountain Internet, Inc. 1998 Employees' Stock Option Plan (10)
    4.14      Rocky Mountain Internet, Inc. 1998 Non-Employee Directors' Stock Option Plan (11)
    5.2       Opinion and Consent of Hall & Evans, L.L.C. as to legality of securities being registered (13)
   10.1       Agreement of Lease between Denver-Stellar Associates Limited Partnership, Landlord and Rocky Mountain Internet,
              Inc., Tenant (2)
   10.2       Asset Purchase Agreement - Acquisition of CompuNerd, Inc. (2)
   10.3       Confirmation of $2.0 million lease line of credit (2)
   10.4       Agreement between MCI and Rocky Mountain Internet, Inc. governing the provision of professional information system development services for the design and development of the MCI internal Intranet project referred to as Electronic
              Advice. (2)
   10.5       Sublease Agreement-February 26, 1997-1800 Glenarm, Denver, Co.(4)
   10.6       Acquisition of The Information Exchange (4)
   10.7       Asset purchase of On-Line Network Enterprises (4)
   10.8       1996 Incentive Compensation Plan - Annual Bonus Incentive(4)
   10.9       1997 Incentive Compensation Plan - Annual Bonus Incentive(4)
   10.10      TERMINATION AGREEMENT of joint venture between Rocky Mountain Internet, Inc. and Zero Error Networks, Inc. (5)
   10.11      Private Placement Memorandum (5)
   10.12      Carrier Services Switchless Agreement Between Frontier Communications of the West, Inc. and Rocky Mountain
              Broadband, Inc. (12)


                                    II-4

   10.13      Wholesale Usage Agreement Between PSINet Inc. and Rocky Mountain Internet, Inc. (12)
   10.14      PacNet Reseller Agreement between PacNet Inc. and Rocky Mountain Internet, Inc. (12)
   10.15      Operating Agreement of The Mountain Area EXchange LLC (12)
   16.1       Letter re change in certifying accountant(3)
   23.1       Consent of Baird, Kurtz & Dobson
   23.2       Consent of McGladrey & Pullen, LLP
   23.3       Consent of KPMG Peat Marwick LLP (ICC)
   23.4       Consent of Hein + Associates LLP
   23.5       Consent of Peterson Sullivan PLLP
   23.6       Consent of KPMG Peat Marwick LLP (Infohiway)

   27.1       Financial Data Schedule

     (1)      Incorporated by reference from the Company's  registration  statement on Form SB-2 filed with the Commission on
              August 30, 1996,  registration number 333-05040C.
     (2)      Incorporated by reference from the Company's Quarterly Report on Form 10-QSB filing dated September 30, 1996.
     (3)      Incorporated by reference to the Company's Current Report on Form 8-K filing dated January 28, 1997
     (4)      Incorporated by reference to the Company's Annual Report on Form 10-KSB dated December 31, 1996.
     (5)      Incorporated by reference to the Company's Quarterly Report on Form 10-QSB dated June 30, 1997.
     (6)      Incorporated by reference to the Company's documents filed with Initial Public Offering.
     (7)      Incorporated by reference to the Company's Form S-8 Registration Statement filed on September 26, 1997.
     (8)      Incorporated by reference to the Company's Current Report on Form 8-K dated October 6, 1997.
     (9)      Incorporated by reference to the Definitive Proxy Statement (Appendix A) filed on Schedule 14A on February 13, 1998.
     (10)     Incorporated by reference to the Definitive Proxy Statement (Appendix B) filed on Schedule 14A on February 13, 1998.
     (11)     Incorporated by reference to the Definitive Proxy Statement (Appendix C) filed on Schedule 14A on February 13, 1998.
     (12)     Previously filed.
     (13)     To be filed by amendment.


Item 17. Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Denver, State of Colorado, on July 24, 1998.


         ROCKY MOUNTAIN INTERNET, INC.


         By:      /s/  Douglas H. Hanson
                  -----------------------------------
                  Douglas H. Hanson, President, Chief
                  Executive Officer, and Chairman
                  of the Board of Directors


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



Signature                                    Title                                      Date
/s/  Douglas H. Hanson            Principal Executive Officer and                   July 24, 1998
----------------------------      Chairman of the Board of Directors
Douglas H. Hanson


/s/  Peter J. Kushar              Chief Financial Officer, Secretary,               July 24, 1998
----------------------------      Treasurer, and Principal Accounting Officer
Peter J. Kushar


/s/  D. D. Hock                   Director                                          July 24, 1998
----------------------------
D. D. Hock


/s/  Robert W. Grabowski          Director                                          July 24, 1998
----------------------------
Robert W. Grabowski


/s/  Lewis H. Silverberg          Director                                          July 24, 1998
----------------------------
Lewis H. Silverberg


/s/  Mary Beth Vitale             Director                                          July 24, 1998
----------------------------
Mary Beth Vitale
